Exhibit 10.1

AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT;

AMENDMENT NO. 4 TO THE AMENDED AND RESTATED GUARANTEE AND

COLLATERAL AGREEMENT; AND AMENDMENT NO. 3 TO THE HOLDINGS

GUARANTEE AND PLEDGE AGREEMENT

AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE HOLDINGS GUARANTEE AND PLEDGE AGREEMENT (collectively, this “Amendment”), dated as of May 20, 2014, among Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), Affinion Group, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) listed on the signature pages hereto, and Deutsche Bank Trust Company Americas (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”), as Collateral Agent (in such capacity, the “Collateral Agent”), as Swingline Lender (in such capacity, the “Swingline Lender”), and DBTCA and Credit Suisse AG, Cayman Islands Branch (“CS”), as Issuing Banks (in such capacity, each, an “Issuing Bank”).

PRELIMINARY STATEMENTS:

(1) Holdings and the Borrower have entered into that certain Amended and Restated Credit Agreement, dated as of April 9, 2010 (as so amended and restated and as amended, modified and/or supplemented to but excluding the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”), with the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, Credit Suisse Securities (USA) LLC (“CSS”), as syndication agent, Deutsche Bank Securities Inc. (“DBSI”), J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities Inc.) (“JPM”) and UBS Securities LLC (“UBS”), as documentation agents, Bank of America Securities LLC (“BAS”) and CSS, as joint lead arrangers, and BAS, CSS, DBSI, JPM and UBS, as joint bookrunners. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and certain of its Subsidiaries have entered into that certain Amended and Restated Guarantee and Collateral Agreement, dated as of April 9, 2010 (as so amended and restated and as amended, modified and/or supplemented to but excluding the date hereof, the “Existing Guarantee and Collateral Agreement” and, as amended by this Amendment, the “Guarantee and Collateral Agreement”).

(3) Holdings has entered into that certain Holdings Guarantee and Pledge Agreement, dated as of April 9, 2010 (as amended, modified and/or supplemented to but excluding the date hereof, the “Existing Holdings Guarantee and Pledge Agreement” and, as amended by this Amendment, the “Holdings Guarantee and Pledge Agreement”).

(4) Holdings and the Borrower have requested, and the undersigned Lenders constituting the Required Lenders (determined as provided under the Existing Credit Agreement immediately before giving effect to Amendment No. 4) (the “Existing Required Lenders”), the Extending Tranche B Lenders, the Extending Revolving Facility Lenders, the Redesignating Second Lien Term Lenders, the Redesignating Tranche B Lenders, the New Second Lien Term

Lenders, the Swingline Lender, each Issuing Bank and, where applicable, the Administrative Agent and the Collateral Agent have agreed, on the terms and conditions stated below, to (i) amend and modify the Existing Credit Agreement as set forth in Section 1 below, (ii) in the case of the New Second Lien Term Lenders, make New Second Lien Term Loans to the Borrower, (iii) amend and modify the Existing Guarantee and Collateral Agreement as set forth in Section 2 below, (iv) amend and modify the Existing Holdings Guarantee and Pledge Agreement as set forth in Section 3 below, (v) waive (and direct the Administrative Agent to waive) certain provisions of the Existing Credit Agreement requiring notice of commitment reductions as provided below, (vi) direct the Administrative Agent and the Collateral Agent to enter into the Second Lien Intercreditor Agreement and (vii) direct the Collateral Agent to enter into certain amendments to the Foreign Pledge Agreements as provided below.

(3) Accordingly, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows, effective as of the Amendment No. 4 Effective Date (as defined below):

SECTION 1. Amendments and Waivers to Existing Credit Agreement. (a) The Borrower, Holdings, the Existing Required Lenders, each Extending Tranche B Lender, each Extending Revolving Facility Lender, each Redesignating Second Lien Term Lender, each Redesignating Tranche B Lender, each New Second Lien Term Lender, the Swingline Lender, each Issuing Bank, the Administrative Agent and the Collateral Agent hereby agree that the Existing Credit Agreement (excluding the annexes, schedules and exhibits thereto that are not attached as part of Exhibit B hereto) shall be amended on the Amendment No. 4 Effective Date such that, on the Amendment No. 4 Effective Date, the terms set forth in Exhibit B hereto shall replace and supersede the terms of the Existing Credit Agreement. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Amendment No. 4 Effective Date, mean the Credit Agreement. As used in any other Loan Document, from and after the Amendment No. 4 Effective Date, all references to the “Credit Agreement” in such Loan Documents shall, unless the context otherwise requires, mean the Credit Agreement.

(b) Each of the parties to this Amendment hereby agrees that on the Amendment No. 4 Effective Date, each New Second Lien Term Lender shall become a “Lender” for all purposes of the Credit Agreement and the other Loan Documents. The Administrative Agent is hereby authorized to modify, in consultation with the Borrower, Schedule 2.01 to the Credit Agreement to reflect the New Second Lien Term Loan Commitments established pursuant to this Amendment.

(c) The Existing Required Lenders hereby waive (and direct the Administrative Agent to waive), subject to Section 2.16 of the Existing Credit Agreement, the provision in Section 2.08(b) of the Existing Credit Agreement requiring three Business Days’ prior written notice of the election to terminate or reduce the Revolving Facility Commitments in connection with the termination or reduction of a portion of the Revolving Facility Commitments on the Amendment No. 4 Effective Date as contemplated by Section 5(d) of this Amendment, so long

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as the Borrower shall have provided the Administrative Agent notice of the proposed termination or reduction of Revolving Facility Commitments before 12:00 noon (New York time) on the Business Day on which such termination and/or reductions are to be made.

(d) Without prejudice to the obligation of the Borrower to pay breakage and other costs and expenses of the type referred to in Section 2.16 of the Credit Agreement in connection with the assignment of Tranche B Term Loans held by Non-Extending Tranche B Lenders and Revolving Facility Commitments held by Non-Extending Revolving Lenders as contemplated by Sections 5(b) and (c) of this Amendment, no breakage or other costs or expenses of the type referred to in Section 2.16 of the Credit Agreement shall be payable to any Extending Tranche B Lender or any Extending Revolving Facility Lender in connection with the termination of Interest Periods with respect to Borrowings of Tranche B Term Loans and Revolving Facility Loans on the Amendment No. 4 Effective Date as contemplated by Section 2.07(f) of the Credit Agreement.

SECTION 2. Amendments to Existing Guarantee and Collateral Agreement. (a) The Borrower, Holdings, the Existing Required Lenders, the other Lenders party hereto, the Administrative Agent and the Collateral Agent hereby agree that the Existing Guarantee and Collateral Agreement (excluding the annexes, schedules and exhibits thereto that are not attached as part of Exhibit C hereto) shall be amended on the Amendment No. 4 Effective Date such that, on the Amendment No. 4 Effective Date, the terms set forth in Exhibit C hereto shall replace and supersede the terms of the Existing Guarantee and Collateral Agreement.

(b) As used in the Guarantee and Collateral Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Amendment No. 4 Effective Date, mean the Guarantee and Collateral Agreement. As used in any other Loan Document, from and after the Amendment No. 4 Effective Date, all references to the “Guarantee and Collateral Agreement” in such Loan Documents shall, unless the context otherwise requires, mean the Guarantee and Collateral Agreement.

SECTION 3. Amendments to Existing Holdings Guarantee and Pledge Agreement. (a) Holdings, the Existing Required Lenders, the other Lenders party hereto, the Administrative Agent and the Collateral Agent hereby agree that the Existing Holdings Guarantee and Pledge Agreement (excluding the annexes, schedules and exhibits thereto that are not attached as part of Exhibit D hereto) shall be amended on the Amendment No. 4 Effective Date such that, on the Amendment No. 4 Effective Date, the terms set forth in Exhibit D hereto shall replace and supersede the terms of the Existing Holdings Guarantee and Pledge Agreement.

(b) As used in the Holdings Guarantee and Pledge Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Amendment No. 4 Effective Date, mean the Holdings Guarantee and Pledge Agreement. As used in any other Loan Document, from and after the Amendment No. 4 Effective Date, all references to the “Holdings Guarantee and Pledge Agreement” in such Loan Documents shall, unless the context otherwise requires, mean the Holdings Guarantee and Pledge Agreement.

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SECTION 4. Directions and Acknowledgements by Lenders. (a) The undersigned Lenders hereby direct the Administrative Agent and the Collateral Agent to (i)(A) enter into the Second Lien Intercreditor Agreement, and consent to, and direct the Administrative Agent and the Collateral Agent to perform, all of the Administrative Agent’s and the Collateral Agent’s, as applicable, obligations thereunder and (B) acknowledge and agree that each of the Administrative Agent and the Collateral Agent has executed the Second Lien Intercreditor Agreement in reliance on the direction set forth herein, (ii) enter into such amendments to, and/or restatements of, the Foreign Pledge Agreements as may be required or advisable in the judgment of the Administrative Agent (and its counsel) to effect modifications similar to those made to the Existing Guarantee and Collateral Agreement pursuant to Section 2 above and effectuate the purpose and intent of the Second Lien Intercreditor Agreement and (iii) acknowledge and agree that each of the Administrative Agent and the Collateral Agent has executed such amendments and/or restatements to the Foreign Pledge Agreements in reliance on the direction set forth herein.

(b) (i)(x) Holdings, the Borrower, DBTCA, the Required First Lien Lenders and the Required Second Lien Lenders hereby agree that upon delivery of a notice of resignation as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender by DBTCA to the Lenders, the other Issuing Banks and the Borrower (a “DBTCA Resignation Notice”), Deutsche Bank AG New York Branch (“DBNY”), DBTCA and the Loan Parties shall, as soon as reasonably practicable, enter into an agency resignation and assignment agreement (the “DBTCA Agency Resignation and Assignment Agreement”) in form and substance substantially similar to the Resignation and Assignment Agreement, (y) upon the effectiveness of the DBTCA Resignation Notice and the execution and delivery of the DBTCA Agency Resignation and Assignment Agreement by the parties thereto, DBNY shall be appointed as the successor Administrative Agent, Issuing Bank and Swingline Lender (without any requirement for any further consent of the Required First Lien Lenders, the Required Second Lien Lenders and the Loan Parties) and succeed as Administrative Agent, Issuing Bank and Swingline Lender in accordance with the provisions of the Credit Agreement (including Sections 2.05 and 8.06) and the DBTCA Agency Resignation and Assignment Agreement and (z) the Loan Parties, DBTCA and DBNY may enter into such technical amendments to the Credit Agreement and the other Loan Documents as may be required or advisable in the judgment of DBNY, as the successor Administrative Agent, to effectuate the purposes of this clause (b) and the agency transfer contemplated by the DBTCA Agency Resignation and Assignment Agreement and (ii) the Required First Lien Lenders and the Required Second Lien Lenders hereby, authorize (x) DBTCA and DBNY to enter into the documentation described in sub-clauses (i)(x) and (z) above and (y) the appointment of DBNY as successor Administrative Agent in connection therewith.

SECTION 5. Conditions of Effectiveness. This Amendment is subject to the provisions of Section 9.09 of the Credit Agreement. This Amendment shall become effective as of the date (the “Amendment No. 4 Effective Date”) when, and only when, each of the following conditions shall have been fulfilled (which, in the case of clauses (b), (c), (d), (e) and (h) below, may be concurrent with the satisfaction of the other conditions specified below) to the satisfaction of the Administrative Agent:

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(a) (x) The Administrative Agent shall have received counterparts of this Amendment executed by Holdings, the Borrower, Lenders constituting the Existing Required Lenders, Extending Tranche B Lenders holding Tranche B Term Loans (as defined in the Existing Credit Agreement) in an aggregate principal amount of not less than $704,000,000, Extending Revolving Facility Lenders holding Revolving Facility Commitments in an aggregate principal amount of not less than $80,000,000, Redesignating Second Lien Term Lenders holding Tranche B Term Loans (as defined in the Existing Credit Agreement) in an aggregate principal amount of not less than $377,875,000, Redesignating Tranche B Lenders holding Revolving Facility Loans (as defined in the Existing Credit Agreement) in an aggregate principal amount of not less than $71,000,000, each New Second Lien Term Lender, the Swingline Lender, each Issuing Bank, the Administrative Agent and the Collateral Agent and (y) the Administrative Agent shall have additionally received all of the following documents, each of which (unless otherwise specified) shall be dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

(i) counterparts of the Second Lien Intercreditor Agreement duly executed by the Borrower and the other parties thereto;

(ii) counterparts of the Consent attached hereto as Exhibit A executed by each Subsidiary Loan Party;

(iii) a customary certificate signed by a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to this Amendment, the Extension Transactions and the other transactions contemplated hereby, are solvent;

(iv) in the case of each Loan Party each of the items referred to in clauses (A), (B) and (C) below:

(A) a copy of the certificate or articles of incorporation or formation, limited liability agreement, partnership agreement or other constituent or governing documents, including all amendments thereto, of each Loan Party, (a) if applicable in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official), and (b) otherwise, (i) certified by the Secretary or Assistant Secretary of each such Loan Party or other person duly authorized by the constituent documents of such Loan Party or (ii) otherwise in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders;

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(B) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party or other person duly authorized by the constituent documents of such Loan Party dated the Amendment No. 4 Effective Date and certifying:

(a) that attached thereto is a true and complete copy of the by-laws (or limited liability company agreement, articles of association, partnership agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Amendment No. 4 Effective Date and at all times since a date prior to the date of the resolutions described in clause (b) below;

(b) that attached thereto is a true and complete copy of resolutions (or equivalent authorizing actions) duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Amendment and the performance of the Loan Documents (as modified hereby) to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 4 Effective Date;

(c) that the certificate or articles of incorporation, by-laws, limited liability company agreement, articles of association, partnership agreement or other equivalent constituent and governing documents of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (A) above;

(d) as to the incumbency and specimen signature of each officer or other duly authorized person executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and

(e) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party; and

(C) a certification of another officer or other duly authorized person as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer or other person duly authorized by such Loan Party executing the certificate pursuant to clause (B) above;

(v) a favorable written opinion of Akin Gump Strauss Hauer and Feld, LLP, special counsel for Holdings, the Borrower and the other Loan Parties, dated the Amendment No. 4 Effective Date and addressed to the Administrative Agent, the Lenders and each Issuing Bank, covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and each of Holdings, the Borrower and the other Loan Parties hereby instructs its counsel to deliver such opinions; and

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(vi) for the account of each Lender which has requested same, an appropriate Note evidencing the Loans owed to such Lender, executed by the Borrower, in each case in the amount, maturity and otherwise as provided in the Credit Agreement.

(b) (x) The Tranche B Term Loans (as defined in the Existing Credit Agreement) of each Non-Extending Tranche B Lender shall have been assigned to DBTCA (as an assignee Lender) in accordance with Section 2.19 of the Credit Agreement, (y) all accrued and unpaid interest on all such Tranche B Term Loans of each Non-Extending Tranche B Lender shall have been paid in full by DBTCA (as the assignee Lender) to such Non-Extending Tranche B Lender in accordance with Section 2.19 of the Credit Agreement and (z) the assignment fee and any other costs and expenses of each Non-Extending Tranche B Lender (including costs payable under Section 2.16 of the Credit Agreement) with respect to the assignment of its Tranche B Term Loans shall have been paid in full.

(c) (v) The Revolving Facility Commitment (and related Revolving Facility Exposure) of each Non-Extending Revolving Facility Lender shall have been assigned to DBTCA (as an assignee Lender) in accordance with Section 2.19 of the Credit Agreement, (w) the portion of the Revolving Facility Commitment of each Extending Revolving Facility Lender in excess of its Extended Revolving Facility Commitment Amount (and related Revolving Facility Exposure) shall have been assigned to DBTCA (as an assignee Lender) in accordance with Section 9.04 of the Credit Agreement, (x) all accrued and unpaid interest on all Revolving Facility Loans subject to assignment pursuant to preceding clauses (v) and (w) shall have been paid in full by DBTCA (as the assignee Lender) to such Non-Extending Revolving Facility Lender in accordance with Section 2.19 of the Credit Agreement or such Extending Revolving Facility Lender in accordance with the applicable Assignment and Acceptance, as the case may be, (y) all accrued but unpaid Commitment Fees and L/C Participation Fees owing to any such Non-Extending Revolving Facility Lender shall have been paid by the Borrower to such Non-Extending Revolving Facility Lender and (z) the assignment fee and any other costs and expenses of each Non-Extending Revolving Facility Lender (including costs payable under Section 2.16 of the Credit Agreement) with respect to the assignment of its respective Revolving Facility Commitments and related Revolving Facility Exposure shall have been paid in full.

(d) After giving effect to the assignments described in preceding clause (c), the Borrower shall have voluntarily terminated Revolving Facility Commitments equal to $85,000,000 pursuant to, and in accordance with the terms of, Section 2.08(a) of the Credit Agreement (but without regarding to the minimum reductions amounts specified therein and with such reduction of the Revolving Facility Commitments to be applied among the Extending Revolving Facility Lenders such that, after giving effect thereto, the Revolving Facility Commitment of each Extending Revolving Facility Lender equals its Extended Revolving Facility Commitment Amount.

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(e) The Borrower shall have paid (i) all interest accruing on all Borrowings of Tranche B Term Loans under, and as defined in, the Existing Credit Agreement outstanding on the Amendment No. 4 Effective Date (immediately prior to giving effect thereto) from the last applicable Interest Payment Date to and including the Amendment No. 4 Effective Date, (ii) all interest accruing on all Borrowings of Revolving Facility Loans under, and as defined in, the Existing Credit Agreement outstanding on the Amendment No. 4 Effective Date (immediately prior to giving effect thereto) from the last applicable Interest Payment Date to and including the Amendment No. 4 Effective Date and (iii) all accrued but unpaid Commitment Fees and L/C Participation Fees accruing to and including the Amendment No. 4 Effective Date, in each case regardless of whether payment would otherwise be required under the Credit Agreement.

(f) The representations and warranties contained in the Loan Documents and in Section 7 hereof that are qualified by materiality are (both before and after giving effect to this Amendment and the transactions contemplated hereunder) true and correct, and each of such representations and warranties that are not so qualified are (both before and after giving effect to this Amendment, the Extension Transactions and the other transactions contemplated hereunder) true and correct in all material respects, in each case, on and as of the of this Agreement as though made on and as of the Amendment No. 4 Effective Date other than any such representations and warranties that, by their terms, expressly refer to a specific date other than the date of such certificate, in which case as of such specific date and the Administrative Agent shall have received a certificate signed by a duly authorized officer of Holdings and the Borrower, dated the Amendment No. 4 Effective Date, to such effect.

(g) All legal matters incident to this Amendment, the borrowings and extensions of credit under the Credit Agreement and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent, to the Lenders and to each Issuing Bank on the Amendment No. 4 Effective Date.

(h) The Agents shall have received all fees and expenses payable thereto or to any Lender on or prior to the Amendment No. 4 Effective Date payable pursuant to the Loan Documents on or prior to the Amendment No. 4 Effective Date, including the Consent Fee and Upfront Fee referred to below (which shall be paid in accordance with Section 6 set forth below) and, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of White & Case LLP and U.S. local and foreign counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

SECTION 6. Consent Fee; Upfront Fee. (a) The Borrower agrees to pay the Administrative Agent, for the account of (x) each Lender that delivers to the Administrative Agent (or its counsel) an executed counterpart of this Amendment on or prior to 5:00 p.m., New York City time, on May 6, 2014 and (y) DBTCA in its capacity as an assignee of the Tranche B Term Loans (as defined in the Existing Credit Agreement) of Non-Extending Tranche B Lenders and certain Extending Tranche B Lenders and the Revolving Facility Commitments of Non-Extending Revolving Facility Lenders and certain Extending Revolving Facility Lenders as contemplated by Sections 5(b) and (c) respectively (in such capacity, the “Lead Assignee Bank”) upon its delivery to the Administrative Agent (or its counsel) of an executed counterpart of this Amendment as an Extending Revolving Facility Lender, an Extending Tranche B Lender, a Redesignating Second Lien Term Lender and/or a Redesignating Tranche B Lender following

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the consummation of the assignments contemplated by Sections 5(b) and (c), a fee (collectively, the “Consent Fee”) in an amount equal to 0.25% of the sum of (i) the aggregate principal amount of all Tranche B Term Loans and Redesignated Second Lien Term Loans of such Lender or the Lead Assignee Bank, as applicable, and (ii) the Revolving Loan Commitment of such Lender or the Lead Assignee Bank, as applicable, as in effect on the Amendment No. 4 Effective Date (immediately after giving effect to the consummation of the Extension Transactions and the termination of a portion of the Revolving Loan Commitments on such date as contemplated by Section 5(d) hereof). The Consent Fee shall be payable in Dollars and in immediately available funds on the Amendment No. 4 Effective Date and, once paid, such fees or any part thereof shall not be refundable.

(b) The Borrower agrees to pay the Administrative Agent, for the account of each New Second Lien Term Lender, a fee (collectively, the “Upfront Fee”) in an amount equal to 0.25% of the aggregate principal amount of all New Second Lien Term Loans of such Lender funded by such Lender to the Borrower on the Amendment No. 4 Effective Date. The Upfront Fee shall be payable in Dollars and in immediately available funds on the Amendment No. 4 Effective Date and, once paid, such fees or any part thereof shall not be refundable.

SECTION 7. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) the execution, delivery and performance by Holdings and the Borrower of this Amendment, the execution and delivery of the Consent hereto by each Subsidiary Loan Party and the performance by Holdings, the Borrower and each Subsidiary Loan Party of the Credit Agreement, the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement, the Holdings Guarantee and Pledge Agreement and the other Loan Documents (each, as modified hereby) has been duly authorized by all necessary corporate action;

(b) as of the Amendment No. 4 Effective Date, both before and after giving effect to this Amendment, the Extension Transaction and the other transactions contemplated hereby, no event has occurred and is continuing that constitutes (i) a Default or an Event of Default or (ii) a breach, default or event of default, or which otherwise gives rise to a mandatory repurchase right or any right of acceleration of any right or obligation (including any payment) under the Senior Notes Documents, the Senior Subordinated Notes Documents, the Extended Senior Subordinated Notes Documents or the Affinion Investments Notes Documents; and

(c) this Amendment has been duly executed and delivered by Holdings and the Borrower and the Consent has been duly executed by each Subsidiary Loan Party. This Amendment, the Credit Agreement, the Guarantee and Collateral Agreement, the Holdings Guarantee and Pledge Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Holdings, the Borrower and the Subsidiary Loan Parties, enforceable against Holdings, the Borrower and the Subsidiary Loan Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).

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SECTION 8. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) The parties hereto acknowledge and agree that (i) this Amendment, the Credit Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not (and shall not be construed to) constitute a novation or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Amendment No. 4 Effective Date and which remain outstanding, (ii) the “Obligations” are in all respects continuing (as amended hereby and which are hereinafter subject to the terms of the Credit Agreement and the other Loan Documents), (iii) the Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and (iv) the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby and do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 9. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the administration of the Credit Agreement (as amended hereby) and all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) to the same extent that such fees and expenses would be payable under, and on the same terms as are set forth in, Section 9.05 of the Credit Agreement.

SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AFFINION GROUP, INC.

By:	/s/ Todd H. Siegel
Name:	Todd H. Siegel
Title:	Chief Executive Officer

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Todd H. Siegel
Name:	Todd H. Siegel
Title:	Chief Executive Officer

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as an Issuing Bank

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Sally Reyes
Name:	Sally Reyes
Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SIGNATURE PAGE 1

SIGNATURE PAGE FOR A TRANCHE B LENDER THAT WISHES TO EXTEND THE TRANCHE B TERM LOAN MATURITY DATE WITH RESPECT TO ALL (AND NOT LESS THAN ALL) OF ITS TRANCHE B TERM LOANS AND RELATED OBLIGATIONS

SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE HOLDINGS GUARANTEE AND PLEDGE AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AFFINION GROUP HOLDINGS, INC., AFFINION GROUP, INC., THE VARIOUS AGENTS PARTY THERETO, THE LENDERS PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWINGLINE LENDER AND ISSUING BANK (COLLECTIVELY, “AMENDMENT NO. 4”)

By executing this signature page, the undersigned institution hereby (i) consents to Amendment No. 4, (ii) agrees to extend the Tranche B Term Loan Maturity Date with respect to ALL (and not less than all) of its Tranche B Term Loans under, and as defined in, the Existing Credit Agreement and related Obligations on the terms and conditions provided in Amendment No. 4, (iii) acknowledges and agrees that the principal amount of such Tranche B Term Loans it so elects to “extend” hereunder may be less than the full principal amount of Tranche B Term Loans allocated to, and held by, such Lender on the Amendment No. 4 Effective Date (after giving effect to the Extension Transactions) (i.e., its Extended Tranche B Allocated Amount) and (iv) if the principal amount of such Tranche B Term Loans it so elects to “extend” hereunder exceeds its Extended Tranche B Allocated Amount, agrees to assign to the Lead Assignee Bank a portion of such Tranche B Term Loans in an aggregate principal amount equal to such excess pursuant to an Assignment and Acceptance in accordance with the requirements of Section 9.04 of the Credit Agreement.

Zeus Trading LLC as an Extending Tranche B Lender

By:	/s/ Tara E. Kenny
	Name:	Tara E. Kenny
	Title:	Assistant Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BRYCE FUNDING
as an Extending Tranche B Lender

By:	/s/ Irfan Ahmed
	Name:	IRFAN AHMED
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Malibu CBNA Loan Funding LLC
as an Extending Tranche B Lender

By:	/s/ Adam Jacobs
	Name:	Adam Jacobs
	Title:	Attorney-In-Fact

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Transamerica Life Insurance Company,
as an Extending Tranche B Lender

By:	AEGON USA Investment Management, LLC, as Investment Manager

By:	/s/ Jim Schaeffer
	Name:	Jim Schaeffer
	Title:	Head of Leverage Finance

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

AEGON Companies Pension Trust,
as an Extending Tranche B Lender

By:	AEGON USA Investment Management, LLC, as Investment Manager

By:	/s/ Jim Schaeffer
	Name:	Jim Schaeffer
	Title:	Head of Leverage Finance

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Transamerica Floating Rate,

By:	AEGON USA, as its Investment Advisor as an Extending Tranche B Lender

By:	/s/ Jason Felderman
	Name:	Jason Felderman
	Title:	Co-Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

AIMCO CLO, Series 2005-A
as an Extending Tranche B Lender

By:	/s/ Chris Goergen
	Name:	Chris Goergen
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

AIMCO CLO, Series 2006-A
as an Extending Tranche B Lender

By:	/s/ Chris Goergen
	Name:	Chris Goergen
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Allstate Insurance Company
as an Extending Tranche B Lender

By:	/s/ Chris Goergen
	Name:	Chris Goergen
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Allstate Life Insurance Company
as an Extending Tranche B Lender

By:	/s/ Chris Goergen
	Name:	Chris Goergen
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Northwoods Capital V, Limited
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Collateral Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Northwoods Capital VII, Limited
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Collateral Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Northwoods Capital VI, Limited
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Collateral Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Northwoods Capital VIII, Limited
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Collateral Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Swiss Capital Alternative Strategies Funds
SPC for the account of SC Alternate Strategy 1 SP
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Attorney-in-fact

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

AG Diversified Income Master Fund, L.P.
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Attorney-in-fact

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

James River Insurance Company
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Investment Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

JRG Reinsurance Company, Ltd.
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Investment Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SWISS CAPITAL PRO LOAN III PLC
as an Extending Tranche B Lender

By:	For and on behalf of BNY Mellon Trust Company (Ireland) Limited under power of attorney

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SWISS CAPITAL PRO LOAN V PLC
as an Extending Tranche B Lender

By:	For and on behalf of BNY Mellon Trust Company (Ireland) Limited under power of attorney

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SWISS CAPITAL PRO LOAN IV PLC
as an Extending Tranche B Lender

By:	For and on behalf of BNY Mellon Trust Company (Ireland) Limited under power of attorney

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Kaiser Foundation Hospitals
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Investment Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

NORTHWOODS CAPITAL X, LIMITED
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Collateral Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

NORTHWOODS CAPITAL IX, LIMITED
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Collateral Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

AG Rio Grande FMC, L.P.
as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Investment Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Kaiser Foundation Health Plan, Inc., as named fiduciary of the Kaiser Permanente Group Trust as an Extending Tranche B Lender

By:	Angelo, Gordon & Co., L.P. as Investment Manager

By:	/s/ Bruce Martin
	Name:	Bruce Martin
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ares Institutional Loan Fund B.V.
as an Extending Tranche B Lender

By:	Ares Management Limited, as Manager

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXIII CLO LTD.
as an Extending Tranche B Lender

By:	ARES CLO MANAGEMENT XXIII, L.P., ITS ASSET MANAGER

BY:	ARES CLO GP XXIII, LLC, ITS GENERAL PARTNER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SEI INSTITUTIONAL MANAGED TRUST - HIGH YIELD BOND FUND
as an Extending Tranche B Lender

By:	ARES MANAGEMENT LLC, AS SUB- ADVISER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SEI INSTITUTIONAL INVESTMENTS TRUST - OPPORTUNISTIC INCOME FUND
as an Extending Tranche B Lender

By:	ARES MANAGEMENT LLC, AS PORTFOLIO MANAGER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XVI CLO LTD.
as an Extending Tranche B Lender

By:	ARES CLO MANAGEMENT XVI, L.P., ITS ASSET MANAGER

BY:	ARES CLO GP XVI, LLC, ITS GENERAL PARTNER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXI CLO LTD.
as an Extending Tranche B Lender

By:	ARES CLO MANAGEMENT XXI, L.P., ITS ASSET MANAGER

BY:	ARES CLO GP XXI, LLC, ITS GENERAL PARTNER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES ENHANCED LOAN INVESTMENT STRATEGY IR LTD.
as an Extending Tranche B Lender

By:	ARES ENHANCED LOAN MANAGEMENT IR AS PORTFOLIO PARTNER

By:	ARES ENHANCED LOAN IR GP, LLC, ITS GENERAL PARTNER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES ENHANCED LOAN INVESTMENT STRATEGY IX, L.P.
as an Extending Tranche B Lender

By:	AELIS IX Management, LLC, its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES ENHANCED LOAN INVESTMENT STRATEGY II LTD.
as an Extending Tranche B Lender

By:	ARES ENHANCED LOAN MANAGEMENT II, L.P., ITS PORTFOLIO MANAGER

By:	ARES ENHANCED LOAN II GP, LLC, ITS GENERAL PARTNER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES IIIR/IVR CLO LTD.
as an Extending Tranche B Lender

By:	ARES CLO MANAGEMENT IIIR/IVR, L.P., ITS ASSET MANAGER

By:	ARES CLO GP IIIR/IVR, LLC, ITS GENERAL PARTNER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXVII CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XXVII, L.P., its Asset Manager

By:	Ares CLO GP XXVII, LLC, its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ONTARIO PUBLIC SERVICE EMPLOYEES
UNION PENSION PLAN TRUST FUND
as an Extending Tranche B Lender

By:	AELIS X Management, L.P., its investment counsel

By:	AELIS X Management GP, LLC, its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SEI GLOBAL MASTER FUND PLC - THE SEI
HIGH YIELD FIXED INCOME FUND
as an Extending Tranche B Lender

By:	ARES MANAGEMENT LLC, AS PORTFOLIO MANAGER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXIV CLO LTD.
as an Extending Tranche B Lender

By:	ARES CLO MANAGEMENT XXIV, L.P., ITS ASSET MANAGER

By:	Ares CLO GP XXIV, LLC, its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXVI CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XXVI, L.P., its Collateral Manager

By:	Ares CLO GP XXVI, LLC, Its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

PPF Nominee 1 B.V.
as an Extending Tranche B Lender

By:	Ares Management Limited, its Portfolio Manager

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GOLDMAN SACHS TRUST II - GOLDMAN
SACHS MULTI-MANAGER ALTERNATIVES
FUND
as an Extending Tranche B Lender

By:	Ares Capital Management II LLC, as Sub- Advisor

By:	Ares Management LLC, as sole member

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

KAISER FOUNDATION HOSPITALS
as an Extending Tranche B Lender

By:	Ares Management LLC, its Portfolio Manager

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Russell Institutional Funds, LLC
as an Extending Tranche B Lender

By:	ARES MANAGEMENT LLC, in its capacity as Money Manager for the Russell High Yield Bond Fund

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SUPERANNUATION FUNDS MANAGEMENT
CORPORATION OF SOUTHERN
AUSTRALIA
as an Extending Tranche B Lender

By:	ARES HIGH YIELD STRATEGIES FUND IV MANAGEMENT, L.P., ITS INVESTMENT MANAGER

BY:	ARES HIGH YIELD STRATEGIES FUND IV GP, LLC, ITS GENERAL PARTNER

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Renaissance Floating Rate Income Fund
as an Extending Tranche B Lender

By:	Ares Capital Management II LLC, as Portfolio Sub-Advisor

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ares NF CLO XIV Ltd.
as an Extending Tranche B Lender

By:	Ares NF CLO XIV Management, L.P., its Collateral Manager

By:	Ares NF CLO XIV Management, LLC., its General Manager

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ares Senior Loan Trust
as an Extending Tranche B Lender

By:	Ares Senior Loan Trust Management, L.P., its Investment Adviser

By:	Ares Senior Loan Trust Management, LLC., its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XI CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XI, L.P., its Asset Manager

By:	Ares CLO GP XI, LLC., its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XII CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XII, L.P., its Asset Manager

By:	Ares CLO GP XIIA, LLC., its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXII CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XXII, L.P., its Asset Manager

By:	Ares CLO GP XXII, LLC., its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXV CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XXV, L.P., its Asset Manager

By:	Ares CLO GP XXV, LLC., its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXVIII CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XXVIII, L.P., its Asset Manager

By:	Ares CLO GP XXVIII, LLC., its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

KAISER PERMANENTE GROUP TRUST
as an Extending Tranche B Lender

By:	Kaiser Foundation Health Plan, Inc., as named fiduciary

By:	Ares Management LLC, as Portfolio Manager

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SEI Institutional Investments Trust - High Yield Bond Fund
as an Extending Tranche B Lender

By:	Ares Management LLC, as Sub-Adviser

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SEI INSTITUTIONAL MANAGED TRUST ENHANCED INCOME FUND
as an Extending Tranche B Lender

By:	Ares Management LLC, as Sub-Adviser

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES NF CLO XV Ltd.
as an Extending Tranche B Lender

By:	Ares NF CLO XV Management, L.P., its
Collateral Manager

By:	Ares NF CLO XV Management, LLC., its
General Manager

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES XXIX CLO LTD.
as an Extending Tranche B Lender

By:	Ares CLO Management XXIX, L.P., its Asset Manager

By:	Ares CLO GP XXIX, LLC, its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

AVIVA STAFF PENSION SCHEME
as an Extending Tranche B Lender

By:	Ares Management Limited, its Manager

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BAFFIN FUNDING ULC
as an Extending Tranche B Lender

By:	/s/ Mobasharul Islam
	Name:	Mobasharul Islam
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Aetna Health Management, LLC
as an Extending Tranche B Lender

By:	BlackRock Investment Management, LLC, Its Investment Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Aetna Life Insurance Company
as an Extending Tranche B Lender

By:	BlackRock Investment Management, LLC, Its Investment Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BlackRock Senior Income Series IV
as an Extending Tranche B Lender

By:	BlackRock Financial Management, Inc., its Collateral Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Aetna Health Inc.
as an Extending Tranche B Lender

By:	BlackRock Investment Management, LLC, Its Investment Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BlackRock Senior Income Series V Limited
as an Extending Tranche B Lender

By:	BlackRock Financial Management, Inc., its Collateral Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BlackRock Bank Loan Strategy Fund of Multi Manager Global Investment Trust
as an Extending Tranche B Lender

By:	BlackRock Financial Management, Inc., its Investment Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

UnitedHealthcare Insurance Company
as an Extending Tranche B Lender

By:	BlackRock Financial Management, Inc., its Investment Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

FIFTH STREET STATION LLC
as an Extending Tranche B Lender

By:	/s/ Sean Meeker
	Name:	Sean Meeker
	Title:	Director

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Midtown Acquisitions, L.P.,
as an Extending Tranche B Lender

By:	/s/ Morgan Blackwell
	Name:	Morgan Blackwell
	Title:	Managing Member

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

FULCRA FOCUSED YIELD FUND,
as an Extending Tranche B Lender

By:	/s/ Matthew Shandro
	Name:	Matthew Shandro
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

PENDER CORPORATE BOND FUND,
as an Extending Tranche B Lender

By:	/s/ Matthew Shandro
	Name:	Matthew Shandro
	Title:	Portfolio Adviser

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Global Leveraged Capital Credit Opportunity Fund I

By:	Global Leveraged Capital Management, LLC, as an Extending Tranche B Lender

By:	/s/ Christian Giordano
	Name:	Christian Giordano
	Title:	Principal

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Greywolf CLO I, Ltd.
as an Extending Tranche B Lender

By:	Greywolf Capital Management LP, its Investment Manager

By:	/s/ William Troy
	Name:	William Troy
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

WhiteHorse III, Ltd.
as an Extending Tranche B Lender

By:	WhiteHorse Capital Partners, LP as Collateral Manager

By:	WhiteRock Asset Advisor LLP, its GP

By:	/s/ Jay Carvell
	Name:	Jay Carvell
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

WhiteHorse IV, Ltd.
as an Extending Tranche B Lender

By:	WhiteHorse Capital Partners, LP as Collateral Manager

By:	WhiteRock Asset Advisor LLP, its GP

By:	/s/ Jay Carvell
	Name:	Jay Carvell
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

WhiteHorse VI, Ltd.
as an Extending Tranche B Lender

By:	H.I.G. Whitehorse Capital, LLC as Collateral Manager

By:	/s/ Jay Carvell
	Name:	Jay Carvell
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Highland/iBoxx Senior Loan ETF
as an Extending Tranche B Lender

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Senior Fund Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ICE 3: GLOBAL CREDIT CLO LIMITED
as an Extending Tranche B Lender

By:	ICE CANYON LLC, its Collateral Manager

By:	/s/ Jonathan Kaplan
	Name:	Jonathan Kaplan
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ICE Global Credit Master Fund Limited
as an Extending Tranche B Lender

By:	ICE Canyon LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
	Name:	Jonathan M. Kaplan
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ICE Global Credit CLO Limited
as an Extending Tranche B Lender

By:	ICE Canyon LLC, its Collateral Manager

By:	/s/ Jonathan M. Kaplan
	Name:	Jonathan M. Kaplan
	Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hudson Canyon Funding II, Ltd.
as an Extending Tranche B Lender

By:	Invesco Senior Secured Management, Inc. as Collateral Manager and Attorney in Fact

By:	/s/ Phil Yarrow
	Name:	Phil Yarrow
	Title:	Authorized Individual

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Moselle CLO S.A.
as an Extending Tranche B Lender

By:	Invesco Senior Secured Management, Inc. as Collateral Manager

By:	/s/ Phil Yarrow
	Name:	Phil Yarrow
	Title:	Authorized Individual

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Belhurst CLO Ltd.
as an Extending Tranche B Lender

By:	Invesco Senior Secured Management, Inc. as Collateral Manager

By:	/s/ Phil Yarrow
	Name:	Phil Yarrow
	Title:	Authorized Individual

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Saratoga CLO I, Limited
as an Extending Tranche B Lender

By:	Invesco Senior Secured Management, Inc. as Asset Manager

By:	/s/ Phil Yarrow
	Name:	Phil Yarrow
	Title:	Authorized Individual

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

MSIM Peconic Bay, Ltd.
as an Extending Tranche B Lender

By:	Invesco Senior Secured Management, Inc. as Collateral Manager

By:	/s/ Phil Yarrow
	Name:	Phil Yarrow
	Title:	Authorized Individual

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Lord Abbett Bond Debenture Fund, Inc.
as an Extending Tranche B Lender

By:	/s/ Christopher J. Towle
	Name:	Christopher J. Towle
	Title:	Partner, Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Golden Knight II CLO, Ltd.
as an Extending Tranche B Lender

By:	/s/ Christopher Towle
	Name:	Christopher Towle
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Lord Abbett Investment Trust - Lord Abbett Floating Rate Fund
as an Extending Tranche B Lender

By:	/s/ Jeffrey Lapin
	Name:	Jeffrey Lapin
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

J. P. Morgan Whitefriars Inc.
as an Extending Tranche B Lender

By:	/s/ Virginia R. Conway
	Name:	Virginia R. Conway
	Title:	Partner, Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

DUANE STREET CLO IV, LTD.,
as an Extending Tranche B Lender

By:	Napier Park Global Capital (US) LP As Collateral Manager

By:	/s/ Melanie Hanlon
	Name:	Melanie Hanlon
	Title:	Director

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Nob Hill CLO Limited
as an Extending Tranche B Lender

By:	/s/ Kyle Jennings
	Name:	Kyle Jennings
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Met Investors Series Trust - Pioneer Strategic Income Portfolio
as an Extending Tranche B Lender

By:	Pioneer Investment Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

White Mountain Sub-Acct 193 Fund
as an Extending Tranche B Lender

By:	Pioneer Institutional Asset Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Bond Fund
as an Extending Tranche B Lender

By:	Pioneer Investment Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Multi-Sector Fixed Income Trust
as an Extending Tranche B Lender

By:	Pioneer Institutional Asset Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Diversified High Income Trust
as an Extending Tranche B Lender

By:	Pioneer Institutional Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Floating Rate Fund
as an Extending Tranche B Lender

By:	Pioneer Institutional Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Floating Rate Trust
as an Extending Tranche B Lender

By:	Pioneer Institutional Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Global High Yield Fund
as an Extending Tranche B Lender

By:	Pioneer Institutional Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer High Yield Fund
as an Extending Tranche B Lender

By:	Pioneer Institutional Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Institutional Multi-Sector Fixed Income Portfolio
as an Extending Tranche B Lender

By:	Pioneer Institutional Asset Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Institutional Solutions - Credit Opportunities
as an Extending Tranche B Lender

By:	Pioneer Investment Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ascension Alpha Fund, LLC
as an Extending Tranche B Lender

By:	Pioneer Institutional Asset Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Dynamic Credit Fund
as an Extending Tranche B Lender

By:	Pioneer Investment Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Metropolitan Water Reclamation District Retirement Fund
as an Extending Tranche B Lender

By:	Pioneer Institutional Asset Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pioneer Strategic Income Fund
as an Extending Tranche B Lender

By:	Pioneer Investment Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ascension Health Master Pension Trust
as an Extending Tranche B Lender

By:	Pioneer Institutional Asset Management, Inc. As its adviser

By:	/s/ Maggie Begley
	Name:	Maggie Begley
	Title:	Vice President and Associate
General Counsel

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

JNL/PPM America Floating Rate Income Fund, a series of the JNL Series Trust

By:	PPM America, Inc., as sub-adviser

By:	/s/ Chris Kappas
	Name:	Chris Kappas
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Catalyst/Princeton Floating Rate Income Fund

By:	Princeton Advisory Group, Inc. the Sub-Advisor, as an Extending Tranche B Lender

By:	/s/ Ashish Sood
	Name:	Ashish Sood
	Title:	Senior Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Commonwealth of Pennsylvania Treasury Department

By:	Princeton Advisory Group, Inc. the Asset Manager, as an Extending Tranche B Lender

By:	/s/ Ashish Sood
	Name:	Ashish Sood
	Title:	Senior Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Princeton Stable Income Fund, Ltd.

By:	Princeton Advisory Group, Inc. the Investment Manager, as an Extending Tranche B Lender

By:	/s/ Ashish Sood
	Name:	Ashish Sood
	Title:	Senior Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

PUTNAM FLOATING RATE INCOME FUND
as an Extending Tranche B Lender

By:	/s/ Beth Mazor
	Name:	Beth Mazor
	Title:	V.P.

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

PUTNAM ABSOLUTE RETURN 300 FUND,
as an Extending Tranche B Lender

by Putnam Investment Management, LL

By:	/s/ Kevin Parnell
	Name:	Kevin Parnell
	Title:	Manager

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

LANDMARK VIII CLO LTD.
as an Extending Tranche B Lender

By:	Landmark Funds LLC, as Manager

By:	/s/ James Bragg
	Name:	James Bragg
	Title:	Designated Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

LANDMARK IX CDO LTD.
as an Extending Tranche B Lender

By:	Landmark Funds LLC, as Manager

By:	/s/ James Bragg
	Name:	James Bragg
	Title:	Designated Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Trimaran CLO V Ltd.
as an Extending Tranche B Lender

By:	Trimaran Advisors, L.L.C.

By:	/s/ Daniel Gilligan
	Name:	Daniel Gilligan
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Trimaran CLO VI Ltd.
as an Extending Tranche B Lender

By:	Trimaran Advisors, L.L.C.

By:	/s/ Daniel Gilligan
	Name:	Daniel Gilligan
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Trimaran CLO VII Ltd.
as an Extending Tranche B Lender

By:	Trimaran Advisors, L.L.C.

By:	/s/ Daniel Gilligan
	Name:	Daniel Gilligan
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

The Hartford Floating Rate Fund
as an Extending Tranche B Lender

By:	Wellington Management Company, LLP as its Investment Adviser

By:	/s/ Donna Sirianni
	Name:	Donna Sirianni
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

The Hartford Floating Rate High Income Fund
as an Extending Tranche B Lender

By:	Wellington Management Company, LLP as its Investment Adviser

By:	/s/ Donna Sirianni
	Name:	Donna Sirianni
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ocean Trails CLO IV
as an Extending Tranche B Lender

By:	West Gate Horizons Advisors LLC, as Asset Manager

By:	/s/ Bradley K. Bryan
	Name:	Bradley K. Bryan
	Title:	Senior Credit Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ocean Trails CLO I
as an Extending Tranche B Lender

By:	West Gate Horizons Advisors LLC, as Investment Manager

By:	/s/ Bradley K. Bryan
	Name:	Bradley Bryan
	Title:	Senior Credit Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ocean Trails CLO II
as an Extending Tranche B Lender

By:	West Gate Horizons Advisors LLC, as Investment Manager

By:	/s/ Bradley K. Bryan
	Name:	Bradley Bryan
	Title:	Senior Credit Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

WG HORIZONS CLO I
as an Extending Tranche B Lender

By:	West Gate Horizons Advisors LLC, as Investment Manager

By:	/s/ Bradley K. Bryan
	Name:	Bradley Bryan
	Title:	Senior Credit Analyst

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS
as an Extending Tranche B Lender

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SIGNATURE PAGE 2

SIGNATURE PAGE FOR A TRANCHE B LENDER THAT WISHES TO (I) EXTEND THE TRANCHE B TERM LOAN MATURITY DATE WITH RESPECT TO 65% OF ALL (AND NOT LESS THAN ALL) THE OUTSTANDING PRINCIPAL AMOUNT OF ITS TRANCHE B TERM LOANS AND RELATED OBLIGATIONS AND (II) REDESIGNATE 35% OF ALL (AND NOT LESS THAN ALL) OF THE OUTSTANDING PRINCIPAL AMOUNT OF ITS TRANCHE B TERM LOANS AS “REDESIGNATED SECOND LIEN TERM LOANS”

SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE HOLDINGS GUARANTEE AND PLEDGE AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AFFINION GROUP HOLDINGS, INC., AFFINION GROUP, INC., THE VARIOUS AGENTS PARTY THERETO, THE LENDERS PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWINGLINE LENDER AND ISSUING BANK (COLLECTIVELY, “AMENDMENT NO. 4”)

By executing this signature page, the undersigned institution hereby (i) consents to Amendment No. 4, (ii) agrees to extend the Tranche B Term Loan Maturity Date with respect to 65% of its outstanding Tranche B Term Loans under, and as defined in, the Existing Credit Agreement and related Obligations on the terms and conditions provided in Amendment No. 4, (iii) agrees to redesignate 35% of its outstanding Tranche B Term Loans under, and as defined in, the Existing Credit Agreement as “:Redesignated Second Lien Term Loss” on the terms and conditions provided in Amendment No. 4, (iii) acknowledges and agrees that the principal amount of Tranche B Term Loans allocated to, and held by, such Lender on the Amendment No. 4 Effective Date (after giving effect to the Extension Transactions) (i.e., its Extended Tranche B Allocated Amount) and (iv) if the principal amount of such Tranche B Term Loans it so elects to “extend” hereunder exceeds its Extended Tranche B Allocated Amount, agrees to assign to the Lead Assignee Bank a portion of such Tranche B Term Loans in an aggregate principal amount equal to such excess pursuant to an Assignment and Acceptance in accordance with the requirements of Section 9.04 of the Credit Agreement, (v) acknowledges and agrees that the amount of Tranche B Term Loans it so elects to redesignate hereunder as “Redesignated Second Lien Term Loans” may be less than the full principal amount of Redesignated Second Lien Term Loans allocated to, and held by, such Lender on the Amendment No. 4 Effective Date (after giving effect to the Extension Transactions) (i.e., its Redesignated Second Lien Term Loan Allocated Amount), and (vi) if the principal amount of such Tranche B Term Loans it so elects to “redesignate” hereunder exceeds its Redesignated Second Lien Term Loan Allocated Amount, agrees to assign to the Lead Assignee Bank a portion of such Tranche B Term Loans in an aggregate principal amount equal to such excess pursuant to an Assignment and Acceptance in accordance with the requirements of Section 9.04 of the Credit Agreement.

ASF1 Loan Funding LLC
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By;	Citibank, N.A.,

By:	/s/ Lauri Pool
	Name:	Lauri Pool
	Title:	Associate Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Davidson River Trading, LLC
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	SunTrust Bank, as manager

By:	/s/ Joshua Lowe
	Name:	Joshua Lowe
	Title:	Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

One Wall Street CLO II LTD
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pacifica CDO V LTD
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Pacifica CDO VI LTD
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Westwood CDO II LTD
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Westwood CDO I LTD
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Shackleton 2013-III CLO, Ltd.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Shackleton 2014-V, Ltd. Warehouse
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Shackleton I CLO, Ltd.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Shackleton II CLO, Ltd.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

The Dreyfus/Laurel Funds, Inc. – Dreyfus Floating Rate Income Fund
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Prospero CLO II B.V.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Veritas CLO II, LTD
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Alcentra NY, LLC, as investment advisor

By:	/s/ Thomas Frangione
	Name:	Thomas Frangione
	Title:	Senior Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

ARES VR CLO LTD.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Ares CLO Management VR, L.P., its Investment Manager

By:	Ares CLO GP VR, LLC, Its General Partner

By:	/s/ John Eanes
	Name:	John Eanes
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BANK OF AMERICA, N.A.,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Tara E. Kenny
	Name:	Tara E. Kenny
	Title:	Assistant Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BARCLAYS BANK PLC,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Daniel Crowley
	Name:	Daniel Crowley
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Fixed Income Portable
Alpha Master Series Trust
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Ironshore Inc.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

JPMBI re Blackrock Bankloan Fund
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., as Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Magnetite VII, Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Collateral Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Debt Strategies Fund,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Define Opportunity Credit Trust
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Floating Rate Income Strategies Fund, Inc. as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Floating Rate Income Trust
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Funds II, Blackrock Floating Rate Income Portfolio
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Global Investment Series: Income Strategies Portfolio
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Limited Duration Income Trust
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Secured Credit Portfolio of BlackRock Funds II
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Blackrock Senior Floating Rate Portfolio
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Magnetite VI, Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., its Collateral Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Magnetite VIII, Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., Its Collateral Manager

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Permanens Capital Floating Rate Fund LP
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	BlackRock Financial Management, Inc., Its Sub-Advisor

By:	/s/ Rob Jacobi
	Name:	Rob Jacobi
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Cedarview Liquid Short Duration, LP
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Burton Weinstein
	Name:	Burton Weinstein
	Title:	Managing Partner

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Cedarview Opportunities Master Fund, LP
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Burton Weinstein
	Name:	Burton Weinstein
	Title:	Managing Partner

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

CITIBANK N.A.,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Brian S. Broyles
	Name:	Brian S. Broyles
	Title:	Attorney-In-Fact

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Cent CDO 10 Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Columbia Management Investment Advisers, LLC As Collateral Manager

By:	/s/ Steven Starver
	Name:	Steven Starver
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Centurion CDO 8 Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Columbia Management Investment Advisers, LLC As Collateral Manager

By:	/s/ Steven Starver
	Name:	Steven Starver
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Centurion CDO 9 Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Columbia Management Investment Advisers, LLC As Collateral Manager

By:	/s/ Steven Starver
	Name:	Steven Starver
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Centurion CDO 12 Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Columbia Management Investment Advisers, LLC As Collateral Manager

By:	/s/ Steven Starver
	Name:	Steven Starver
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Cent CDO 14 Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Columbia Management Investment Advisers, LLC As Collateral Manager

By:	/s/ Steven Starver
	Name:	Steven Starver
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Cent CDO XI Limited
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Columbia Management Investment Advisers, LLC As Collateral Manager

By:	/s/ Steven Starver
	Name:	Steven Starver
	Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

CREDIT SUISSE LOAN FUNDING LLC,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Robert Healey
	Name:	Robert Healey
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Deirdre Cesario
	Name:	Deirdre Cesario
	Title:	Assistant Vice President

By:	/s/ Angeline Quintana
	Name:	Angeline Quintana
	Title:	Assistant Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

EMPYREAN INVESTMENTS, LLC,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Sterling Hathaway
	Name:	Sterling Hathaway
	Title:	Authorized Person

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GOLDMAN SACHS BANK USA,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Dennis Lafferty
	Name:	Dennis Lafferty
	Title:	Authorized Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GOLDMAN SACHS LENDING PARTNERS LLC,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Dennis Lafferty
	Name:	Dennis Lafferty
	Title:	Authorized Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Greywolf CLO II, Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	Greywolf Capital Management LP, its Portfolio Manager

By:	/s/ William Troy
	Name:	William Troy
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Greywolf CLO III, Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	Greywolf Capital Management LP, its Portfolio Manager

By:	/s/ William Troy
	Name:	William Troy
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Aiguille des Grands Montets Fund I LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Aiguille des Grands Montets Fund III LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Aiguille des Grands Montets Fund II LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Coastline Credit Partners LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as its Investment Manager

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Steamboat Credit Opportunities Master Fund LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as its Investment Manager

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Credit-A Partners LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as its Investment Manager

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Palmetto Opportunistic Investment Partners LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as its Investment Manager

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Special Situations Overseas Master Fund Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as its Investment Manager

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GSO Special Situations Fund LP
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	GSO Capital Partners LP as its Investment Advisor

By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford Life Insurance Company
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company - Agent and Attorney-in-Fact

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

HillMark Funding, Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	HillMark Capital Management, L.P., as Collateral Manager, as Lender

By:	/s/ Mark Gold
	Name:	Mark Gold
	Title:	CEO

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Stoney Lane Funding I, Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	HillMark Capital Management, L.P., as Collateral Manager, as Lender

By:	/s/ Mark Gold
	Name:	Mark Gold
	Title:	CEO

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

KILDONAN CASTLE ASSET MANAGEMENT, L.P.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Srinivas Dhulipala
	Name:	Srinivas Dhulipala
	Title:	CIO

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

BOWERY FUNDING ULC
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Mobasharul Islam
	Name:	Mobasharul Islam
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Marathon CLO IV Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Jake Hyde
	Name:	Jake Hyde
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Marathon CLO V Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Jake Hyde
	Name:	Jake Hyde
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Venture IX CDO, Limited
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	its investment advisor, MJX Asset Management LLC

By:	/s/ Martin E. Davey
	Name:	Martin E. Davey
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Venture V CDO, Limited
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	its investment advisor, MJX Asset Management LLC

By:	/s/ Martin E. Davey
	Name:	Martin E. Davey
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Venture VIII CDO, Limited
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	its investment advisor, MJX Asset Management LLC

By:	/s/ Martin E. Davey
	Name:	Martin E. Davey
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Venture X CLO, Limited
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	its investment advisor, MJX Asset Management LLC

By:	/s/ Martin E. Davey
	Name:	Martin E. Davey
	Title:	Senior Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Morgan Stanley Senior Funding, Inc.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Adam Savarese
	Name:	Adam Savarese
	Title:	Authorized Signatory

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

NewMark Capital Funding 2013-1 CLO Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	NewMark Capital LLC, its Collateral Manager

By:	/s/ Adam Savarese
	Name:	Mark Gold
	Title:	CEO

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Battery Park High Yield Opportunity Master Fund Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Steven Rosenthal
	Name:	Steven Rosenthal
	Title:	Executive Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

NCRAM Loan Trust
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Steven Rosenthal
	Name:	Steven Rosenthal
	Title:	Executive Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Nomura Bond & Loan Fund
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Steven Rosenthal
	Name:	Steven Rosenthal
	Title:	Executive Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

NOMURA CORPORATE FUNDING AMERICAS LLC
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Gregory Ford
	Name:	Gregory Ford
	Title:	Managing Director

By:	/s/ N/A
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Battery Park High Yield Long Short Fund Ltd.
as an Extending Tranche B Lender and a
Redesignating Second Lien Term Lender

By:	/s/ Steven Rosenthal
	Name:	Steven Rosenthal
	Title:	Executive Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Oppenheimer Quest for Value Funds for the account of Oppenheimer Global Allocation Fund, as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

Brown Brothers Harriman & Co., acting as agent for OppenheimerFunds, Inc.

By:	/s/ Kevin Urlik
	Name:	Kevin Urlik
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Oppenheimer Global Strategic Income Fund,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

Brown Brothers Harriman & Co., acting as agent for OppenheimerFunds, Inc.

By:	/s/ Kevin Urlik
	Name:	Kevin Urlik
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Oppenheimer Master Loan Fund, LLC
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

Brown Brothers Harriman & Co., acting as agent for OppenheimerFunds, Inc.

By:	/s/ Kevin Urlik
	Name:	Kevin Urlik
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Oppenheimer Senior Floating Rate Plus Fund,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

Brown Brothers Harriman & Co., acting as agent for OppenheimerFunds, Inc.

By:	/s/ Kevin Urlik
	Name:	Kevin Urlik
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Oppenheimer Senior Floating Rate Fund,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

Brown Brothers Harriman & Co., acting as agent for OppenheimerFunds, Inc.

By:	/s/ Kevin Urlik
	Name:	Kevin Urlik
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Oppenheimer Variable Account Funds for the Account of Oppenheimer Global Strategic Income Fund/VA,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

Brown Brothers Harriman & Co., acting as agent for OppenheimerFunds, Inc.

By:	/s/ Kevin Urlik
	Name:	Kevin Urlik
	Title:	Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	RBS Securities Inc., its agent

By:	/s/ Matthew S. Rosencrans
	Name:	Matthew S. Rosencrans
	Title:	Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Nuveen Floating Rate Income Fund
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Nuveen Senior Income Fund
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Symphony CLO VII, LTD.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Nuveen Symphony Floating Rate Income Fund
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Symphony CLO IV LTD.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Nuveen Symphony Credit Opportunities Fund
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Nuveen Floating Rate Income Opportunity Fund
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Symphony Credit Opportunities Fund LTD.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SSF Trust
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Symphony Asset Management LLC

By:	/s/ Scott Caraher
	Name:	Scott Caraher
	Title:	Portfolio Manager

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

GANNETT PEAK CLO I, LTD.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	THL Credit Senior Loan Strategies LLC, as Manager

By:	/s/ Kathleen Zarn
	Name:	Kathleen Zarn
	Title:	Managing Director

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

UBS AG, STAMFORD BRANCH,
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director

By:	/s/ Lisa Murray
	Name:	Lisa Murray
	Title:	Associate Director

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

VC4 DEBT INVESTMENT (U.S.), L.L.C.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Vector Debt Investment Holdings (US), L.L.C.

By:	/s/ David Baylor
	Name:	David Baylor
	Title:	President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

VECTOR TRADING (CAYMAN), L.P.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Vector Capital L.L.C., its General Partner

By:	/s/ David Baylor
	Name:	David Baylor
	Title:	Chief Operating Officer

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

WATERSHED CAPITAL INSTITUTIONAL PARTNERS III, L.P.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee A. Moore
	Name:	Meridee A. Moore
	Title:	Senior Managing Member

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

WATERSHED CAPITAL PARTNERS (OFFSHORE) MASTER FUND, L.P.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee A. Moore
	Name:	Meridee A. Moore
	Title:	Senior Managing Member

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

WATERSHED CAPITAL PARTNERS (OFFSHORE) MASTER FUND II, L.P.
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee A. Moore
	Name:	Meridee A. Moore
	Title:	Senior Managing Member

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford Accident and Indemnity Company
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Agent and Attorney-in-Fact

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford Fire Insurance Company
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Agent and Attorney-in-Fact

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford Institutional Trust High Yield Series
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Investment Manager

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford International Life Reassurance Corporation
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Agent and Attorney-In-Fact

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

The Hartford Investment and Savings Plan on Behalf of the High Yield Account
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Investment Manager

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford Life and Annuity Insurance Company
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Agent and Attorney-in-Fact

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford Life and Accident Insurance Company
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Agent and Attorney-in-Fact

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Hartford Insurance Company of Illinois
as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	Hartford Investment Management Company its Agent and Attorney-in-Fact

By:	/s/ Todd J. Jorgensen
	Name:	Todd J. Jorgensen
	Title:	AVP/Leveraged Credit

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Mag9 Loan Funding, LLC
by:	Citibank, N.A.

as an Extending Tranche B Lender and a Redesignating Second Lien Term Lender

By:	/s/ Tina Tran
	Name:	Tina Tran
	Title:	Director

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SIGNATURE PAGE 3

SIGNATURE PAGE FOR A REVOLVING FACILITY LENDER THAT WISHES TO EXTEND THE REVOLVING FACILITY MATURITY DATE WITH RESPECT TO ALL OR A PORTION OF ITS REVOLVING FACILITY COMMITMENTS AND RELATED OBLIGATIONS

SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE HOLDINGS GUARANTEE AND PLEDGE AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AFFINION GROUP HOLDINGS, INC., AFFINION GROUP, INC., THE VARIOUS AGENTS PARTY THERETO, THE LENDERS PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWINGLINE LENDER AND ISSUING BANK (COLLECTIVELY, “AMENDMENT NO. 4”)

By executing this signature page, the undersigned institution hereby (i) consents to Amendment No. 4, and (ii) agrees to extend the Revolving Facility Maturity Date with respect to that portion of its Revolving Facility Commitments under, and as defined in, the Existing Credit Agreement and related Obligations equal to the amount set forth opposite its name under the heading “Extended Revolving Facility Commitment” below, on the terms and conditions provided in Amendment No. 4

Extended Revolving Facility Commitment	BANK OF AMERICA, N.A.,
as an Extending Revolving Facility Lender
$5,000,000.00
	By:	/s/ Tara E. Kenny
		Name:	Tara E. Kenny
		Title:	Assistant Vice President

By:
Name:
Title:

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Extended Revolving Facility Commitment	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as an Extending Revolving Facility Lender
$20,000,000.00
	By:	/s/ Vipul Dhadda
		Name:	Vipul Dhadda
		Title:	Authorized Signatory

	By:	/s/ Sally Reyes
		Name:	Sally Reyes
		Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Extended Revolving Facility Commitment	DEUTSCHE BANK AG NEW YORK BRANCH,
as an Extending Revolving Facility Lender
$50,000,000.00
	By:	/s/ Dusan Lazarov
		Name:	Dusan Lazarov
		Title:	Director

	By:	/s/ Michael Winters
		Name:	Michael Winters
		Title:	Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Extended Revolving Facility Commitment	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as an Extending Revolving Facility Lender
$30,000,000.00
	By:	/s/ Dusan Lazarov
		Name:	Dusan Lazarov
		Title:	Director

	By:	/s/ Michael Winters
		Name:	Michael Winters
		Title:	Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SIGNATURE PAGE 4

SIGNATURE PAGE FOR REVOLVING FACILITY LENDER THAT WISHES TO REDESIGNATE ITS “ALLOCABLE SHARE” OF OUTSTANDING REVOLVING FACILITY LOANS, AS TRANCHE B TERM LOANS. EACH EXTENDING REVOLVING FACILITY LENDER MUST EXECUTE THIS SIGNATURE PAGE.

SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE HOLDINGS GUARANTEE AND PLEDGE AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AFFINION GROUP HOLDINGS, INC., AFFINION GROUP, INC., THE VARIOUS AGENTS PARTY THERETO, THE LENDERS PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWINGLINE LENDER AND ISSUING BANK (COLLECTIVELY, “AMENDMENT NO. 4”).

By executing this signature page, the undersigned institution hereby (i) consents to Amendment No. 4, and (ii) agrees to redesignate its Allocable Share of its outstanding Revolving Facility Loans under, and as defined in, the Existing Credit Agreement as “Redesignated Tranche B Term Loans” on the terms and conditions provided in Amendment No. 4.

BANK OF AMERICA, N.A.,
as a Redesignating Tranche B Lender

By:	/s/ Tara E. Kenny
	Name:	Tara E. Kenny
	Title:	Assistant Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Redesignating Tranche B Lender

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

By:	/s/ Sally Reyes
	Name:	Sally Reyes
	Title:	Authorized Signatory

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Redesignating Tranche B Lender

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Redesignating Tranche B Lender

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

SIGNATURE PAGE FOR A TRANCHE B LENDER THAT WISHES TO REDESIGNATE A PORTION OF THE OUTSTANDING PRINCIPAL AMOUNT OF ITS TRANCHE B TERM LOANS AS “REDESIGNATED SECOND LIEN TERM LOANS”

SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4 TO THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and AMENDMENT NO. 3 TO THE HOLDINGS GUARANTEE AND PLEDGE AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AFFINION GROUP HOLDINGS, INC., AFFINION GROUP, INC., THE VARIOUS AGENTS PARTY THERETO, THE LENDERS PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, SWINGLINE LENDER AND ISSUING BANK (COLLECTIVELY, “AMENDMENT NO. 4”)

By executing this signature page, the undersigned institution hereby (i) consents to Amendment No. 4 and (ii) agrees to redesignate a portion of its outstanding Tranche B Term Loans under, and as defined in, the Existing Credit Agreement (after giving effect to the assignments described in Section 5(b) of Amendment No. 4) equal to the amount set forth opposite its name under the heading “Redesignated Second Lien Term Loans” below, as “Redesignated Second Lien Term Loans” on the terms and conditions provided in Amendment No. 4.

Redesignated Second Lien Term Loans $207,161,810	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Redesignating Second Lien Term Lender
	By:	/s/ Dusan Lazarov
	Name: Title:	Dusan Lazarov Director

	By:	/s/ Michael Winters
	Name: Title:	Michael Winters Vice President

[AMENDMENT NO. 4 TO THE AFFINION AMENDED AND RESTATED CREDIT AGREEMENT; AMENDMENT NO. 4

TO THE AFFINION AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT; and

AMENDMENT NO. 3 TO THE AFFINION HOLDINGS GUARANTEE AND PLEDGE AGREEMENT]

Exhibit A

FORM OF CONSENT

Dated as of             , 2014

Reference is made to (a) Amendment No. 4 to the Amended and Restated Credit Agreement; and Amendment No. 4 to the Amended and Restated Guarantee and Collateral Agreement, dated as of May 20, 2014 (collectively, the “Amendment”; capitalized terms not otherwise defined herein being used herein as defined in the Amendment and in the Credit Agreement referred to below), (b) the Amended and Restated Credit Agreement, dated as of April 9, 2010, among Affinion Group Holdings, Inc., Affinion Group, Inc., as the Borrower, Deutsche Bank Trust Company Americas, as administrative agent for the Lenders, and the Lenders and Agents referred to therein (as amended, the “Credit Agreement”), and (c) the other Loan Documents referred to in the Credit Agreement.

The undersigned as parties to one or more of the Loan Documents, each hereby consents to the execution, delivery and the performance of the Amendment and the performance of the Credit Agreement (including the extension of the Revolving Facility Maturity Date and the Tranche B Term Loan Maturity Date as provided therein) and agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 4 Effective Date, except that, on and after the Amendment No. 4 Effective Date, (i) each reference to “the Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by the Amendment, (ii) each reference to “the Guarantee and Collateral Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Guarantee and Collateral Agreement shall mean and be a reference to the Guarantee and Collateral Agreement, as amended and otherwise modified by the Amendment and (iii) each reference to “the Holdings Guarantee and Pledge Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Holdings Guarantee and Pledge Agreement shall mean and be a reference to the Holdings Guarantee and Pledge Agreement, as amended and otherwise modified by the Amendment.

This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

[SUBSIDIARY LOAN PARTY]

By:
Name:
Title:

[SUBSIDIARY LOAN PARTY]

By:
Name:
Title:

[SUBSIDIARY LOAN PARTY]

By:
Name:
Title:

[SIGNATURE PAGE TO CONSENT]

Exhibit B

AMENDED CREDIT AGREEMENT

[See Attached.]

Exhibit B to Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 9, 2010,

Among

AFFINION GROUP HOLDINGS, INC.,

AFFINION GROUP, INC.,

as Borrower,

THE LENDERS PARTY HERETO,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF

AMERICA, N.A.),

as Administrative Agent and Collateral Agent

BANC OF AMERICA SECURITIES LLC,

and

CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Lead Arrangers,

CREDIT SUISSE SECURITIES (USA) LLC,

as Syndication Agent,

DEUTSCHE BANK SECURITIES INC.,

J.P. MORGAN SECURITIES INC.

and

UBS SECURITIES LLC,

as Documentation Agents,

and

BANC OF AMERICA SECURITIES LLC,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

J.P. MORGAN SECURITIES INC.

and

UBS SECURITIES LLC,

as Joint Bookrunners

v

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form of Swingline Borrowing Request
Exhibit D	Form of Guarantee and Collateral Agreement
Exhibit E	Form of Holdings Guarantee and Pledge Agreement
Exhibit F	Intellectual Property Security Agreement
Exhibit G	Auction Procedures
Exhibit H	Form of Affiliated Lender Assignment and Acceptance
Exhibit I	Form of Second Lien Intercreditor Agreement

Schedule 1.01(a)	Existing Letters of Credit
Schedule 1.01(b)	Immaterial Subsidiaries
Schedule 1.01(c)	Subsidiary Spin-offs
Schedule 1.01(d)	Unrestricted Subsidiaries
Schedule 2.01	Commitments and Lenders
Schedule 2.05	Issuing Banks
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.05(b)	Liabilities/Long-Term Obligations
Schedule 3.07(b)	Possession under Leases
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.15	Employee Benefit Plans
Schedule 3.16	Environmental Matters
Schedule 3.18	Real Property
Schedule 3.20	Labor Matters
Schedule 3.21	Insurance
Schedule 3.24	Holdings Indebtedness
Schedule 4.02(e)	Subsidiary Collateral
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments; Intercompany Loans

Schedule 6.07	Transactions with Affiliates
Schedule 6.09(c)	Contractual Encumbrances and Restrictions
Schedule 9.01(a)(i)	Loan Party Notice Information
Schedule 9.01(a)(ii)	Administrative Agent Notice Information

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 9, 2010, is made by among AFFINION GROUP HOLDINGS, INC., a Delaware corporation (“Holdings”), AFFINION GROUP, INC., a Delaware corporation (the “Borrower”), the Lenders (as hereinafter defined) from time to time party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor to BANK OF AMERICA, N.A), as administrative agent (together with any successor administrative agent appointed pursuant hereto, in such capacity, the “Administrative Agent”) and as collateral agent (together with any successor collateral agent appointed pursuant hereto, in such capacity, the “Collateral Agent”) for the Lenders, CREDIT SUISSE SECURITIES (USA) LLC (“CSS”), as syndication agent (in such capacity, the “Syndication Agent”), DEUTSCHE BANK SECURITIES INC. (“DBS”), J.P. MORGAN SECURITIES INC. (“JPM”) and UBS SECURITIES LLC (“UBS”), as documentation agents (in such capacity, each, a “Documentation Agent” and collectively, the “Documentation Agents”), BANK OF AMERICA SECURITIES LLC (“BAS’) and CSS, as joint lead arrangers (in such capacity, each, a “Joint Lead Arranger” and together, the “Joint Lead Arrangers”) and BAS, CSS, DBS, JPM and UBS, as joint bookrunners (in such capacity, each, a “Bookrunner” and collectively, the “Bookrunners”).

WHEREAS, Holdings was organized by the Fund (as hereinafter defined), to acquire (the “Acquisition”) (a) all of the Equity Interests in Cendant Marketing Group, LLC (formerly known as Cendant Membership Services Holdings LLC, “CMG”), a Delaware limited liability company and a direct wholly owned subsidiary of Cendant Corporation, a Delaware corporation (the “Seller”), and (b) 10,000,000 ordinary shares of £1 each in the capital of Cendant International Holdings Limited, a private company limited by shares incorporated in England and Wales with registered number 3458969 and an indirect wholly owned subsidiary of the Seller (“CIH” and, together with CMG, the “Companies”);

WHEREAS, in order to effect the Acquisition, Holdings created the Borrower, as its wholly owned Subsidiary, and the Seller, Holdings and the Borrower entered into the Purchase Agreement, dated as of July 26, 2005 (as amended by Amendment No. 1, dated as of October 17, 2005, and as further amended from time to time in accordance with the terms hereof and thereof, the “Purchase Agreement”), setting forth the terms and conditions of the Acquisition;

WHEREAS, in connection with the consummation of the Acquisition and the payment of certain fees and expenses related thereto, the Borrower entered into that certain Credit Agreement, dated as of October 17, 2005 (as amended, restated, supplemented or otherwise modified on or prior to the date hereof (the “Existing Credit Agreement”) with Holdings, the lenders party thereto (the “Existing Lenders”) and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent for such lenders, pursuant to which the Existing Lenders agreed to extend credit in the form of (a) Tranche B Term Loans (as defined in the Existing Credit Agreement) on the Closing Date in an aggregate principal amount not in excess of $860,000,000 and (b) Revolving Facility Loans (as defined in the Existing Credit Agreement) and Letters of Credit (as defined in the Existing Credit Agreement) at any time and from time to time prior to the Revolving Facility Maturity Date (as defined in the Existing Credit Agreement) in an aggregate principal amount at any time outstanding not in excess of $100,000,000; and

WHEREAS, Holdings and the Borrower have requested and the Administrative Agent and the Lenders party hereto have agreed, to amend and restate the Existing Credit Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by DBTCA as its “prime rate” and (c) 2.50%. The “prime rate” is a rate set by DBTCA based upon various factors including DBTCA’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by DBTCA shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, any ABR Revolving Loan or any Swingline Loan to the Borrower.

“ABR Revolving Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Acquisition” shall have the meaning assigned to such term in the recitals hereto.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.11(c).

“Adjusted Eurocurrency Rate” shall mean for any Interest Period with respect to a Eurocurrency Loan, a rate per annum equal to the higher of (a) 1.50% and (b) a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate		Eurocurrency Base Rate
	=	1.00 - Eurocurrency Reserve Percentage

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto (it being understood that, from and after the Amendment No. 2 Effective Date, DBTCA shall be the successor administrative agent referred to in the definition of “Administrative Agent”).

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or in such other form as may be supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 9.24.

“Affiliated Lender Assignment and Acceptance” shall have the meaning assigned to such term in Section 9.04(h)).

“Affinion International” shall mean Affinion International Holdings Limited (UK), a limited liability company incorporated in England and Wales and a Subsidiary of the Borrower.

“Affinion Investments” shall mean Affinion Investments LLC, a Delaware limited liability company and a Wholly Owned Subsidiary of the Borrower.

“Affinion Investments II” shall mean Affinion Investments II LLC (f/k/a Connexions Loyalty LLC and prior to that, Affinion Loyalty LLC), a Delaware limited liability company and a Wholly Owned Subsidiary of the Borrower.

“Affinion Investments Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the Amendment No. 3 Effective Date, on terms consistent with the Affinion Investments Intercreditor Principles (as defined in Amendment No.3) and otherwise in form and substance reasonably satisfactory to the Administrative Agent, as amended, modified or otherwise supplemented from time to time, among Affinion Investments, Affinion Investments II, the Administrative Agent, the Collateral Agent and Wells Fargo Bank, National Association, as trustee under the Affinion Investments Notes Indenture.

“Affinion Investments Notes” shall mean the Senior Subordinated Notes due 2018 issued by Affinion Investments on the Amendment No. 3 Effective Date pursuant to the Affinion Investments Notes Indenture in exchange for the Senior Subordinated Notes as contemplated by the Permitted Exchange Transactions.

“Affinion Investments Notes Documents” shall mean, collectively, the Affinion Investments Notes, the Affinion Investments Notes Indenture and any documents, supplements, instruments and agreements delivered in connection therewith.

“Affinion Investments Notes Indenture” shall mean the Indenture, dated as of the Amendment No. 3 Effective Date, among Affinion Investments, Affinion Investments II and Wells Fargo Bank, National Association, as trustee.

“Agent Parties” shall have the meaning assigned to such term in Section 9.19(c).

“Agents” shall have the meaning assigned to such term in the preamble hereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto, as amended from time to time in accordance with the terms hereof.

“Allocable Share” shall mean, as to any Redesignating Tranche B Lender, with respect to its Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date), (i) in the case of the Lead Assignee Bank (as defined in Amendment No. 4), all of its Revolving Facility Loans under, and as defined in, the Existing Credit Agreement outstanding on the Amendment No. 4 Effective Date (after giving effect to the assignments contemplated by Sections 5(b) and (c) of Amendment No. 4 but immediately prior to giving effect to the Amendment No. 4 Effective Date) and (ii) in the case of any other Redesignating Tranche B Lender, the portion of its Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) equal to its ratable share (based on the Revolving Facility Commitments held by all Redesignating Tranche B Lenders on the Amendment No. 4 Effective Date) of outstanding Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) in an aggregate principal amount equal to the remainder of $71,000,000 less the Allocable Share of the Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) of the Lead Assignee Bank as described in preceding clause (i).

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of November 20, 2012, among Holdings, the Borrower, the Lenders party thereto, the Administrative Agent and Deutsche Bank Securities Inc., as arranger of Amendment No. 1.

“Amendment No. 1 Effective Date” shall have the meaning provided in Amendment No. 1.

“Amendment No. 2” shall mean Amendment No. 2 to Amendment and Restated Credit Agreement; and Amendment No. 1 to Guarantee and Collateral Agreement and Certain Other Loan Documents, dated as of December 21, 2012.

“Amendment No. 2 Effective Date” shall have the meaning provided in Amendment No. 2.

“Amendment No. 3” shall mean Amendment No. 3 to Amended and Restated Credit Agreement; and Amendment No. 3 to the Amended and Restated Guarantee and Collateral Agreement, dated as of December 12, 2013.

“Amendment No. 3 Effective Date” shall have the meaning provided in Amendment No. 3.

“Amendment No. 4” shall mean Amendment No. 4 to the Amended and Restated Credit Agreement; Amendment No. 4 to the Amended and Restated Guarantee and Collateral Agreement; and Amendment No. 3 to the Holdings Guarantee and Pledge Agreement, dated as of May 20, 2014.

“Amendment No. 4 Effective Date” shall have the meaning provided in Amendment No. 4.

“Applicable Insurance Laws and Regulations” shall mean any laws, rules and regulations of any government or governmental authority or agency, including of any Applicable Insurance Regulatory Authority, applicable to the Insurance Business or the Insurance Subsidiaries.

“Applicable Insurance Regulatory Authority” shall mean, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state or other jurisdiction in which such Insurance Subsidiary is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created in the future and that asserts regulatory jurisdiction over such Insurance Subsidiary.

“Applicable Margin” shall mean for any day (a) with respect to any Tranche B Term Loan and Revolving Facility Loan, 5.25% per annum in the case of any Eurocurrency Loan, and 4.25% per annum in the case of any ABR Loan, (b) with respect to any Initial Second Lien Term Loan, 7.00% per annum in the case of any Eurocurrency Loan, and 6.00% per annum in the case of any ABR Loan and (c) with respect to the Commitment Fee, 0.75% per annum.

“Applicable Percentage” shall mean, (a) in respect of the Tranche B Term Loans, with respect to any Tranche B Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche B Term Loans represented by (i) such Tranche B Lender’s Tranche B Term Loan Commitment at such time and (ii) after the termination of such Tranche B Lender’s Tranche B Term Loan Commitment, the principal amount of such Tranche B Lender’s Tranche B Term Loans at such time, (b) in respect of the Initial Second Lien Term Loans, with respect to any Initial Second Lien Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Initial Second Lien Term Loans represented by the principal amount of such Initial Second Lien Term Lender’s Initial Second Lien Term Loans at such time, (c) in respect of the Other Second Lien Term Loans, with respect to any Incremental Second Lien Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Other Second Lien Term Loans represented by (i) such Incremental Second Lien Term Lender’s Incremental Second Lien Term Loan Commitment at such time and (ii) after the termination of such Incremental Second Lien Term Lender’s Incremental Second Lien Term Loan

Commitment, the principal amount of such Initial Second Lien Term Lender’s Initial Second Lien Term Loans at such time, and (d) in respect of the Revolving Facility Loans, with respect to any Revolving Facility Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility Loans represented by such Revolving Facility Lender’s Revolving Facility Commitment at such time. If the commitment of each Revolving Facility Lender to make Revolving Facility Loans and the obligation of the Issuing Bank to make L/C Advances have been terminated pursuant to Section 7.01, or if the Revolving Facility Commitments have expired, then the Applicable Percentage of each Revolving Facility Lender in respect of the Revolving Facility Loans shall be determined based on the relative amounts of the Revolving Facility Exposures of such Revolving Facility Lender in respect of the total Revolving Facility Exposure most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Tranche is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets of any of the Holdings, the Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Auction” shall have the meaning assigned to such term in Section 2.11(e).

“Auction Prepayment” shall have the meaning assigned to such term in Section 2.11(e).

“Auction Procedures” shall mean the procedures set forth in Exhibit G hereto.

“Available Free Cash Flow Amount” shall mean, at any time of determination, an amount equal to, without duplication:

(a) the Cumulative Retained Excess Cash Flow Amount on such date of determination (which may be a negative amount), plus

(b) the aggregate amount of proceeds received after the Restatement Effective Date and prior to such date of determination that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x) or (y) of the second proviso thereof (the “Below-Threshold Asset Sale Proceeds”), plus

(c) the Cumulative Equity Proceeds Amount on such date of determination, minus

(d) the cumulative amount of Investments pursuant to Section 6.04(b)(iv)(B) from and after the Restatement Effective Date and on or prior to such time, minus

(e) the cumulative amount of all dividends paid and distributions made pursuant to Sections 6.06(h) and 6.06(l) from and after the Restatement Effective Date and on or prior to such time, minus

(f) the cumulative amount of the Available Free Cash Flow Amount immediately prior to the time of such determination used to repay, repurchase, redeem, acquire, cancel or terminate Indebtedness pursuant to Section 6.09(b)(i) from and after the Restatement Effective Date and on or prior to such time;

provided, however, for purposes of determining the amount of Available Free Cash Flow Amount available for dividends and distributions under Section 6.06(h), the calculation of the Available Free Cash Flow Amount shall not include any Below-Threshold Asset Sale Proceeds to the extent the cumulative amount of such Below-Threshold Asset Sale Proceeds exceeds the sum of the cumulative amounts referred to in clauses (d), (e) and (f) above.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender at any time, an amount equal to the amount by which (a) the aggregate amount of the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Exposure of such Revolving Facility Lender at such time.

“Bank of America” shall mean Bank of America, N.A. and its successors.

“Banking Subsidiary” shall mean any Subsidiary that is an Insured Depository Institution (as defined in Section 3 of the Federal Deposit Insurance Act, 12 U.S.C. § 1813).

“BAS” shall have the meaning assigned to such term in the preamble hereto.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or managers, as applicable, of such person (or, if such person is a partnership, the board of directors or other governing body of the general partner of such person) or any duly authorized committee thereof.

“Bookrunners” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean a group of Loans of a single Type, Class and currency and made on a single date to a single Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect; provided that, immediately following the incurrence of the New Second Lien Term Loans on the Amendment No. 4 Effective Date, the term “Borrowing” shall include each consolidated “borrowing” of Redesignated Second Lien Term Loans and New Second Lien Term Loans described in Section 2.07(f).

“Borrowing Minimum” shall mean $5,000,000.

“Borrowing Multiple” shall mean $1,000,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

“Bridge Financing Documents” shall mean the Bridge Loan Agreement and the other “Loan Documents” as defined in the Bridge Loan Agreement.

“Bridge Loan Agreement” shall mean the Senior Subordinated Bridge Loan Agreement dated as of October 17, 2005 among Holdings, the Borrower, Credit Suisse, Deutsche Bank AG Cayman Islands Branch, Banc of America Bridge LLC and BNP Paribas as initial bridge lenders, and Credit Suisse, Cayman Islands Branch, as administrative agent.

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures shall not include:

(a) expenditures with funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” but for the application of the first proviso to such clause (a));

(b) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds;

(c) interest capitalized during such period;

(d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings, the Borrower or any Subsidiary) and for which none of Holdings, the Borrower or any Subsidiary has provided or is required to provide or incur or is otherwise liable for, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f) the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business; or

(g) Investments in respect of a Permitted Business Acquisition.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Administrative Agent, any applicable Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for unreimbursed L/C Disbursements, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable Issuing Bank or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to any person on a consolidated basis for any period, Interest Expense for such period, less, without duplication, the sum of (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, Holdings, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions and the Restatement Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of Holdings, the Borrower and the Subsidiaries for such period; provided, that Cash Interest Expense shall exclude any one-time financing fees paid in connection with the Transactions or Restatement Transactions or one-time amendment fees paid in connection with any amendment of this Agreement.

“Cendant” shall mean Cendant Corporation, a Delaware corporation.

A “Change in Control” shall be deemed to occur if:

(a) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were neither (a) nominated by the Board of Directors of Holdings or a Permitted Holder, (b) appointed by directors so nominated nor (c) appointed by the Fund or a Fund Affiliate; or

(b) a “change of control” shall occur under or with respect to (i) the Senior Notes, the Senior Subordinated Notes, the Affinion Investments Notes, the Extended Senior Subordinated Notes or any Permitted Refinancing Indebtedness in respect of any of the foregoing, or (ii) the Seller Preferred Equity; or

(c) Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of all issued and outstanding Equity Interests of the Borrower; or

(d) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any one or more members of the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (i) 35% or more of the Equity Interests of Holdings entitled to vote for members of the board of directors or equivalent governing body of such person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and (ii) Equity Interests with greater voting power than the Equity Interests owned by the Permitted Holders.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“CIH” shall have the meaning assigned to such term in the recitals hereto.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Facility Loans, Tranche B Term Loans, Initial Second Lien Term Loans, Other Revolving Facility Loans, Other Second Lien Term Loans or Swingline Loans and (b) any Commitment, refers to whether such Commitment is a Revolving Facility Commitment, Tranche B Commitment, New Second Lien Term Loan Commitment, Incremental Revolving Facility Commitment with respect to Other Revolving Facility Loans or Incremental Second Lien Term Loan Commitment with respect to Other Second Lien Term Loans; provided, that (i) with respect to a Borrowing of New Second Lien Term Loans incurred on the Amendment No.4 Effective Date, the New Second Lien Term Loans shall constitute a separate “Class” at the time of the incurrence thereof, and (ii) immediately after the incurrence of the New Second Lien Term Loans on the Amendment No. 4 Effective Date, all New Second Lien Term Loans and all Redesignated Second Lien Term Loans shall constitute a single “Class” of Initial Second Lien Term Loans for all purposes of this Agreement. Other Second Lien Term Loans (together with the Incremental Second Lien Term Loan Commitments in respect thereof) and Other Revolving Facility Loans (together with the Incremental Revolving Facility Commitments in respect thereof) that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” shall mean October 17, 2005.

“CMG” shall have the meaning assigned to such term in the recitals hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all “Collateral” and “Mortgaged Property” referred to in the Security Documents (including the Mortgaged Properties) and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent or any Subagent for the benefit of the Lenders.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto (it being understood that, from and after the Amendment No. 2 Effective Date, DBTCA shall be the successor collateral agent referred to in the definition of “Collateral Agent”).

“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that:

(a) on the Closing Date (or with respect to clauses (ii) and (iii) below, on the Restatement Effective Date), the Administrative Agent shall have received (i) from the Borrower and each other Loan Party a counterpart of the Guarantee and Collateral Agreement, duly executed and delivered on behalf of such person, (ii) from Holdings a counterpart of the Holdings Guarantee and Pledge Agreement, duly executed and delivered on behalf of Holdings, and (iii) (except as provided in Section 4.02(e)), from each Loan Party that directly owns any Equity Interests of a Foreign Subsidiary (other than any Foreign Subsidiary organized under the laws of an Excluded Jurisdiction), a counterpart of a Foreign Pledge Agreement, duly executed and delivered on behalf of such person;

(b) on the Closing Date (except as provided in Section 4.02(e) with respect to any Equity Interests issued by a Foreign Subsidiary), all outstanding Equity Interests of the Borrower, all other outstanding Equity Interests directly owned by any Loan Party (other than (x) the Equity Interests of a Banking Subsidiary or an Insurance Subsidiary to the extent that a pledge of such Equity Interests violates applicable law, (y) in the case of Holdings, the Equity Interests of a special purpose person the sole assets of which are the Netcentives Assets, and (z) the Equity Interests of the Unrestricted Travel Rewards Subsidiary), and all Indebtedness owing to any Loan Party (other than intercompany indebtedness, which is governed by clause (c) below) shall have been pledged pursuant to the Guarantee and Collateral Agreement (or other applicable Security Document) and the Administrative Agent shall have received certificates or other instruments representing or evidencing all such Equity Interests (other than (i) uncertificated Equity Interests, (ii) Equity Interests issued by Foreign Subsidiaries organized under the laws of a jurisdiction where receipt of such certificates or other instruments is not required for perfection of security interests in such Equity Interests and (iii) Equity Interests issued by a Foreign Subsidiary organized under the laws of an Excluded Jurisdiction) and any notes or other instruments representing such Indebtedness in excess of $10,000,000, together with stock powers, note powers or other instruments of transfer with respect thereto endorsed in blank, provided, that, (A) unless otherwise agreed by the Borrower and the Administrative Agent in any given case, in no event shall more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary be pledged to secure Obligations of the Loan Parties and (B) unless otherwise agreed by the Borrower and the Administrative Agent in any given case, none of the issued and outstanding voting Equity Interests of a Foreign Subsidiary directly owned by Affinion Investments or Affinion Investments II shall be pledged to secure Obligations of the Loan Parties, so long as not less than 65% of the total issued and outstanding voting Equity Interests of such Foreign Subsidiary are pledged by other Loan Parties;

(c) (i) all Indebtedness of Holdings, the Borrower and each Subsidiary (other than (x) intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of the Borrower and each Subsidiary, (y) any Indebtedness not exceeding $1,000,000 and (z) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party (A) shall be evidenced by a promissory note or an instrument in form satisfactory to the Administrative Agent and (B) except for (x) Indebtedness of any Foreign Subsidiary owing to the Borrower or a Domestic Subsidiary for so long as the pledge of such Indebtedness would be deemed an incurrence of Indebtedness under the Senior Notes or the Senior Subordinated Notes and (y) Indebtedness of the Borrower or any Domestic Subsidiary owing to the Borrower or a Domestic Subsidiary at any time that the pledge of such Indebtedness would be deemed an incurrence of Indebtedness under the Senior Notes Indenture or the Senior Subordinated Notes Indenture and, in each case, the Indebtedness arising from such pledge is not expressly permitted Indebtedness under the Senior Notes Indenture or the Senior Subordinated Notes Indentures as “Permitted Debt” (or similar term) and could not otherwise be incurred in accordance with the terms of the Senior Notes Indenture or the Senior Subordinated Notes Indenture, shall have been pledged pursuant to the Guarantee and Collateral Agreement (or other applicable Security Document), and (ii) the Administrative Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank (other than with respect to any such intercompany debt the perfection of the pledge of which does not require delivery to the Administrative Agent);

(d) except as otherwise contemplated by any Security Document (including with regard to deposit accounts), all documents and instruments, (including, in the United States of America, filings of Uniform Commercial Code financing statements and filings with the United States Copyright Office and the United States Patent and Trademark Office) and all other actions required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, the Second Lien Intercreditor Agreement, and the Holdings Intercreditor Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording or taken concurrently with, or promptly following, the execution and delivery of each such Security Document;

(e) except as set forth pursuant to any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(f) subject to Section 5.11(g), in the case of any person that (i) becomes a Subsidiary Loan Party after the Restatement Effective Date, the Administrative Agent shall have received from such Subsidiary Loan Party, (A) a supplement to the Guarantee and Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such person, (B) with respect to any Foreign Pledge Agreement that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of Equity Interests or Indebtedness of a Foreign Subsidiary (other than a pledge of Equity Interests of any Foreign Subsidiary that is not directly owned by it or that is organized under the laws of an Excluded Jurisdiction) owned by such Subsidiary Loan Party, a counterpart thereof, duly executed and delivered on behalf of such person, (C) such other Security Documents as may be required to be delivered pursuant to Section 5.11, and (D) evidence that any other requirements of Section 5.11 shall have been complied with and (ii) becomes such a Subsidiary Loan Party, the Administrative Agent shall have received from the parent of such Subsidiary Loan Party, (A) supplements to the applicable Security Documents pursuant to which it shall have pledged the Equity Interests in the other Subsidiaries owned by it, or other Security Documents, effecting the pledge of such Equity Interests in favor of the Administrative Agent, subject to the same exceptions and limitations as set forth in paragraph (c) above, (B) certificates and instruments representing or evidencing such Equity Interests, subject to the same exceptions and limitations as set forth in paragraph (c) above.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment, Tranche B Term Loan Commitment, New Second Lien Term Loan Commitment, Incremental Revolving Facility Commitment and/or Incremental Second Lien Term Loan Commitment, (b) with respect to the Swingline Lender, its Swingline Commitment and (c) with respect to any Issuing Bank, such Issuing Bank’s L/C Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.19(a).

“Companies” shall have the meaning assigned to such term in the recitals hereto.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit, to the extent undrawn) consisting of Capital Lease Obligations, bankers’ acceptances, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the Borrower and the Subsidiaries determined on a consolidated basis on such date.

“Consolidated Fixed Charges” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the sum, without duplication, of:

(a) the consolidated interest expense (net of interest income) to the extent it relates to Indebtedness of the Borrower and the Subsidiaries for such period, and to the extent such expense was deducted in computing Consolidated Net Income, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to obligations under any Swap Agreement, but excluding the amortization or write-off of deferred financing fees or expenses of any bridge or other financing fee in connection with the Transactions and the Restatement Transactions; plus

(b) the consolidated interest of the Borrower and the Subsidiaries that was capitalized during such period; plus

(c) any interest expense on Indebtedness of another person that is Guaranteed by the Borrower and the Subsidiaries or secured by a Lien on assets of the Borrower and the Subsidiaries, whether or not such Guarantee or Lien is called upon;

in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended and Reported as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the applicable Test Period on a Pro Forma Basis.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis, plus the amount that the provision for taxes exceeds cash taxes paid by such person and its Restricted Subsidiaries in such period; provided, however, that, without duplication,

(a) any net after-tax extraordinary or nonrecurring or unusual gains, losses, income, expense or charges (less all fees and expenses relating thereto), including, without limitation, any severance, relocation or other restructuring expenses, fees or charges actually paid in cash relating to plant, store and office closure, consolidation, downsizing and/or shutdown costs (including future lease commitments and contract termination costs with respect thereto), acquisition integration costs, and expenses or charges related to any offering of Equity Interests or debt securities of Holdings or any direct or indirect parent of Holdings, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Permitted Exchange Transactions, the Extension Transactions, the Restatement Transactions and the Transactions (including any transition-related expenses incurred before, on or after the Closing Date), in each case, shall be excluded;

(b) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated on or after the Closing Date shall be excluded;

(c) the cumulative effect of a change in accounting principles during such period shall be excluded;

(d) any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(e) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by senior management or the Board of Directors of the Borrower) shall be excluded;

(f) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of (i) indebtedness, and (ii) Swap Agreements and other derivative instruments to the extent that such gains or losses have been realized by the Borrower, in each case, shall be excluded;

(g) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period;

(h) the Net Income for such period of any subsidiary of such person (other than Affinion Investments and Affinion Investments II) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary or its equity holders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such subsidiary to such person or a subsidiary of such person (subject to the provisions of this clause (h)), to the extent not already included therein;

(i) any non-cash impairment charge or asset write-off resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;

(j) any non cash expenses realized or resulting from employee benefit plans or post employment benefit plans, long-term incentive plans or grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors and employees of such person or any of its Subsidiaries shall be excluded;

(k) any one-time non-cash compensation charges shall be excluded;

(l) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded;

(m) the effects of purchase accounting as a result of the Acquisition shall be excluded;

(n) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded (until such time as such items require an expenditure of cash);

(o) any currency translation gains and losses realized from currency remeasurements of Indebtedness, and any net loss or gain realized from any Swap Agreements for currency exchange risk, in each case, that are actually paid in cash, shall be excluded;

(p) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included; and

(q) to the extent not already reflected in Consolidated Net Income, the amount of any accrual, reserve or other charge that reduces Net Income of such person that was taken in respect of expected or actual Losses by reason of (x) any legal proceedings disclosed in the Offering Circular, including the financial statements included therein, or relating to the same facts and circumstances as disclosed, or (y) a breach or violation of law, in each case, shall be excluded; provided, that (as certified in a Certificate delivered to the Administrative Agent and signed by any two of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower) the Borrower has (i) a reasonable good faith belief that it is entitled to be indemnified by Cendant pursuant to the Purchase Agreement in respect of such Losses in an amount greater than or equal to the amount to be excluded from the calculation of Consolidated Net Income pursuant to this clause (q) and (ii) provided Cendant a notice in respect of the Borrower’s intent to seek indemnity; provided, further, that (x) if Net Income is increased as a result of any amounts received from Cendant in respect of such an indemnity and the right to be so indemnified was used in a prior period to increase Consolidated Net Income pursuant to this clause (q), such amounts received shall be excluded from Consolidated Net Income and (y) to the extent the actual indemnity received is less than the expected indemnity amount excluded in a prior period pursuant to this clause (q), Consolidated Net Income shall be reduced by the difference in the period in which such lower actual indemnity amounts are received or in which a final judgment of a court of competent jurisdiction is made that the Borrower is entitled to no indemnity.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the fiscal quarter most recently ended and Reported.

“Consolidated Total Debt” at any date shall mean (i) Consolidated Debt on such date less (ii) the Permitted Cash Amount, if any, on such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“CSS” shall have the meaning assigned to such term in the preamble hereto.

“Cumulative Equity Proceeds Amount” shall mean, at any time of determination, an amount equal to, without duplication:

(a) 100% of the aggregate net proceeds (determined in a manner consistent with the definition of “Net Proceeds”), including cash and the Fair Market Value of tangible assets other than cash, received by the Borrower after the Closing Date from the issue or sale of Equity Interests of the Borrower to Holdings (excluding, without duplication, Excluded Contributions, Excluded Equity Proceeds, Permitted Cure Securities (including the Cure Amount) and Disqualified Stock) including Equity Interests of Holdings (other than Disqualified Stock) issued upon conversion of Indebtedness or Disqualified Stock to the extent the Borrower had received the Net Proceeds of such Indebtedness or Disqualified Stock, plus

(b) 100% of the aggregate amount of contributions to the capital of the Borrower by Holdings received in cash and the Fair Market Value of tangible assets other than cash after the Closing Date (other than Excluded Contributions, Excluded Equity Proceeds, Permitted Cure Securities (including the Cure Amount) and Disqualified Stock), plus

(c) 100% of the aggregate amount received by the Borrower or any Subsidiary in cash and the Fair Market Value of tangible assets other than cash received by the Borrower or any Subsidiary after the Closing Date from:

(i) the sale or other disposition (other than to the Borrower or a Subsidiary of the Borrower) of Investments made by the Borrower and its Subsidiaries and from repurchases and redemptions of such Investments from the Borrower and its Subsidiaries by any person (other than Holdings, the Borrower or any of its Subsidiaries) to the extent the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b);

(ii) the sale (other than to the Holdings, Borrower or a Subsidiary of the Borrower) of the Equity Interests of an Unrestricted Subsidiary to the extent the Net Proceeds thereof are not required to be applied pursuant to Section 2.11(b); or

(iii) a distribution, dividend or other payment from an Unrestricted Subsidiary.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date of determination, an amount (which may be negative) equal to:

(a) the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for each Excess Cash Flow Period; plus

(b) for each Excess Cash Flow Interim Period during any Excess Cash Flow Period in which the Borrower has elected to make an Excess Cash Flow Early Prepayment, an amount equal to the Retained Percentage of the Excess Cash Flow for such Excess Cash Flow Interim Period; plus

(c) an amount (which may be negative) equal to (i) the Retained Percentage of Year To Date Excess Cash Flow for such Excess Cash Flow Period minus (ii) the aggregate of all amounts, if any, added pursuant to clause (b) above during any Excess Cash Flow Period.

“Cure Amount” shall have the meaning assigned to such term in Section 7.03(a).

“Cure Right” shall have the meaning assigned to such term in Section 7.03(a).

“Current Assets” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions and the Restatement Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv) and (a)(vi) of the definition of such term.

“DBS” shall have the meaning assigned to such term in the preamble hereto.

“DBTCA” shall mean Deutsche Bank Trust Company Americas and its successors.

“Debt Service” shall mean, with respect to Holdings, the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.23(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Discharge of First Lien Obligations” shall have the meaning assigned to the term “Discharge of First Priority Claims” in the Second Lien Intercreditor Agreement.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by their terms (or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are redeemable or exchangeable), or upon the happening of any event, (i) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), (ii) are convertible or exchangeable other than at the option of the issuer thereof for Indebtedness or Disqualified Stock or (iii) are redeemable at the option of the holder thereof (other than upon the occurrence of a Change of Control (or similar event), sale or disposition of all or substantially all of the assets of the Borrower and its Subsidiaries, or the acceleration of the Loans, subject, in each case, to the prior payment in full in cash of all Obligations), in whole or in part, in each case prior to 91 days after the Latest Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, still further, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock; provided, still further, that the Seller Preferred Equity, as in effect on the date hereof, shall not be deemed to be Disqualified Stock.

“Dividends” shall have the meaning assigned to such term in Section 6.06.

“Documentation Agent” shall have the meaning assigned to such term in the preamble hereto.

“Dollar” and “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period (without giving effect to the amount added to Net Income in calculating Consolidated Net Income for the excess of the provision for taxes over cash taxes) plus (a) the sum of without duplication:

(i) to the extent deducted or otherwise excluded in calculating Consolidated Net Income for such period, provision for taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, without duplication, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of the Borrower and the Subsidiaries in respect of such period in accordance with Section 6.06(b), which shall be included as though such amounts had been paid as income taxes directly by the Borrower or any Subsidiary; plus

(ii) to the extent deducted or otherwise excluded in calculating Consolidated Net Income for such period, Consolidated Fixed Charges of the Borrower and the Subsidiaries for such period; plus

(iii) to the extent deducted or otherwise excluded in calculating Consolidated Net Income for such period, depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash charges or expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Borrower and the Subsidiaries for such period; plus

(iv) to the extent deducted or otherwise excluded in calculating Consolidated Net Income for such period, the amount of any business optimization expenses and restructuring charges or expenses (which, for the avoidance of doubt, shall include office and plant closures, facility consolidations, retention payments and special supplemental bonus payable in connection with the Acquisition or otherwise, exit costs, severance payments, systems establishment costs or excess pension charges); provided, that the aggregate total amount of all such restructuring charges and expenses that are actually paid in cash that may be added back under this clause (iv) shall not exceed $25,000,000 for the relevant Test Period; plus

(v) [reserved];

(vi) to the extent permitted to be paid pursuant to Section 6.07(b), the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals relating to such fees and related expenses) during such period; provided, however, that such amount shall not exceed in any four-fiscal quarter period the sum of (A) greater of (x) $2,500,000, and (y) 1% of EBITDA of the Borrower and its Subsidiaries on a consolidated basis plus any deferred fees (calculated without giving effect to this clause (vi)) plus (B) 2% of the value of transactions permitted hereunder and entered into by the Borrower or any of the Subsidiaries with respect to which the Fund or any Fund Affiliate provides any of the aforementioned types of services; plus

(vii) any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the offering of the Senior Notes, Senior Subordinated Notes, and the Obligations, and (y) any amendment or other modification of the Obligations or other Indebtedness; plus

(viii) non-cash gains and losses with respect to Swap Agreements and other derivative instruments; plus

(ix) non-cash currency translation gains and losses related to currency remeasurements of Indebtedness, and any net non-cash loss or gain resulting from any Swap Agreement for currency exchange risk; minus

(b) non-cash items increasing such Consolidated Net Income for such period (excluding the recognition of deferred revenue or any non-cash items which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period and excluding amounts increasing Consolidated Net Income pursuant to clause (q) of the definition of Consolidated Net Income);

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Consolidated Fixed Charges of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Subsidiary of the Borrower will be added to (or subtracted from, in the case of non-cash items described in clause (b) above) Consolidated Net Income to compute EBITDA, (A) in the same proportion that the Net Income of such Subsidiary was added to compute such Consolidated Net Income of the Borrower, and (B) only to the extent that a corresponding amount of the Net Income of such Subsidiary would be permitted at the date of determination to be dividended or distributed to the Borrower by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Effective Yield” shall mean, as to any Loans of any Class, the effective yield on such Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders. All such determinations made by the Administrative Agent shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any person with respect to such determination absent gross negligence or willful misconduct.

“EMU Legislation” shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, directives, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Clawback Prepayment” shall mean any prepayment of principal of the Initial Second Lien Term Loans made prior to the second anniversary of the Amendment No. 4 Effective Date with Excluded Equity Proceeds received in connection with any public or private sale of Equity Interests of Holdings or any direct or indirect parent of Holdings (other than a public offering pursuant to registration statement on Form S-4 or Form S-8), provided that (x) the aggregate principal amount of such prepayment, together with the aggregate principal amount of all other prepayments of Initial Second Lien Term Loans with Excluded Equity Proceeds after the Amendment No. 4 Effective Date in connection with an Equity Clawback Prepayment, shall not exceed 35% of the aggregate principal amount of the Initial Second Lien Term Loans outstanding on the Amendment No. 4 Effective Date, (y) immediately after the occurrence of any such prepayment, the aggregate principal amount outstanding of the Initial Second Lien Term Loans is at least equal to 50% of the aggregate principal amount of the Initial Second Lien Term Loans that was outstanding on the Amendment No. 4 Effective Date and (z) any such repayment occurs within 90 days following the receipt of such Excluded Equity Proceeds.

“Equity Financing” shall mean, in connection with the consummation of the Acquisition, the issuance by Holdings of Equity Interests to the Permitted Holders and the Seller Preferred Equity to the Seller and/or its designee.

“Equity Financing Documents” shall mean, collectively, (a) the Registration Rights Agreement, dated as of October 17, 2005, between Holdings and Affinion Group Holdings, LLC, (b) the Subscription Agreement and Redemption Agreement, dated as of October 17, 2005, between Holdings and Affinion Group Holdings, LLC, (c) the Seller Warrants, and (d) the Seller Preferred Equity Documents, as the same may be amended from time to time in accordance with the terms hereof and thereof.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention, or the institution by the PBGC of proceedings, to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“euro” or “€” shall mean the currency constituted by the Treaty on the European Union and as referred to in the EMU Legislation.

“Eurocurrency Base Rate” shall mean, for such Interest Period, the rate per annum equal to the ICE Benchmark Administration LIBOR Rate (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by DBTCA and with a term equivalent to such Interest Period would be offered by DBTCA’s London Branch to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Liabilities” has the meaning specified in the definition of “Eurocurrency Reserve Percentage”.

“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

“Eurocurrency Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Adjusted Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurocurrency Revolving Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article II.

“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any Excess Cash Flow Period, EBITDA of the Borrower and the Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication,

(a) Debt Service for such Excess Cash Flow Period, reduced by the aggregate principal amount of voluntary prepayments of Consolidated Debt (other than prepayments of the Loans) that would otherwise constitute scheduled principal amortization during such Excess Cash Flow Period;

(b) the amount of any voluntary prepayment permitted hereunder of term Indebtedness (other than any Tranche B Term Loans) during such Excess Cash Flow Period, in each case to the extent not financed, or intended to be financed, using the proceeds of, without duplication, the incurrence of Indebtedness, the sale or issuance of any Equity Interests, any Cumulative Equity Proceeds Amount or any Net Proceeds not otherwise required to prepay the Loans pursuant to Section 2.11 or the definition of the term “Net Proceeds”, in each case, to the extent that the amount of such prepayment is not already reflected in Debt Service;

(c) (i) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period that are paid in cash and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder, in each case, to the extent not financed with the proceeds of, without duplication, the incurrence of Indebtedness, the sale or issuance of any Equity Interests, any component of Available Free Cash Flow Amount (which, in the case of Cumulative Retained Excess Cash Flow Amount, only to the extent attributable to a time prior to such Excess Cash Flow Period) or any Net Proceeds not otherwise required to prepay the Loans pursuant to Section 2.11 or the definition of the term “Net Proceeds” (less any amounts received in respect thereof as a return of capital);

(d) Capital Expenditures that the Borrower or any Subsidiary shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided, that (i) any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period, and (ii) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period; provided, further, that if any such Capital Expenditures so deducted are either (A) not so made in the following Excess Cash Flow Period or (B) made in the following Excess Cash Flow Period with the proceeds of, without duplication, the incurrence of Indebtedness, the sale or issuance of any Equity Interests, any component of Available Free Cash Flow Amount (which, in the case of Cumulative Retained Excess Cash Flow Amount, only to the extent attributable to a time prior to such Excess Cash Flow Period) or any Net Proceeds not otherwise required to prepay the Loans pursuant to Section 2.11 or the definition of the term “Net Proceeds”, the amount of such Capital Expenditures not so made or so financed shall be added to the calculation of Excess Cash Flow in such following Excess Cash Flow Period;

(e) Taxes paid in cash by Holdings, the Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving the Foreign Subsidiaries; provided, that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period;

(f) an amount equal to any increase in Working Capital of the Borrower and the Subsidiaries for such Excess Cash Flow Period;

(g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of EBITDA or Cash Interest Expense;

(h) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by the Borrower to Holdings during such Excess Cash Flow Period and permitted dividends paid by any Subsidiary to any person other than the Borrower or any of the Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06 (other than any permitted dividends or distributions made under Section 6.06(e);

(i) without duplication of any exclusions to the calculation of Consolidated Net Income or EBITDA, amounts paid in cash during such Excess Cash Flow Period on account of (A) items that were accounted for as noncash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining EBITDA of the Borrower and the Subsidiaries in a prior Excess Cash Flow Period and (B) reserves or accruals established in purchase accounting;

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith to the extent that the income or gain realized from the transaction giving rise to such Net Proceeds exceeds the aggregate amount of all such mandatory prepayments and Capital Expenditures made with such Net Proceeds, and

(k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by the Borrower and the Subsidiaries or did not represent cash received by the Borrower and the Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period, plus, without duplication,

(a) an amount equal to any decrease in Working Capital of the Borrower and the Subsidiaries for such Excess Cash Flow Period;

(b) all proceeds received during such Excess Cash Flow Period of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings);

(c) all amounts referred to in clause (c) or (d) above to the extent funded with, without duplication, (i) the proceeds of the sale or issuance of Equity Interests of, or capital contributions to, the Borrower after the Restatement Effective Date, (ii) any amount that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” if not so spent or (iii) any component of Available Free Cash Flow Amount (which, in the case of Cumulative Retained Excess Cash Flow Amount, only to the extent attributable to a time prior to such Excess Cash Flow Period), in each case to the extent there is a corresponding deduction from Excess Cash Flow above;

(d) to the extent any permitted Capital Expenditures referred to in clause (d) above and the delivery of the related equipment do not occur in the following Excess Cash Flow Period specified in the certificate of the Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in such following Excess Cash Flow Period;

(e) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense;

(f) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period, except to the extent such gain consists of Net Proceeds subject to Section 2.11(c);

(g) to the extent deducted in the computation of EBITDA, cash interest income; and

(h) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (x) such items represented cash received by the Borrower or any Subsidiary or (y) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period;

provided, that for purposes of calculating Excess Cash Flow in connection with any Excess Cash Flow Early Prepayment of Tranche B Term Loans to be made in accordance with

Section 2.11(a)(ii) or Cumulative Retained Excess Cash Flow Amount for any Excess Cash Flow Interim Period, Excess Cash Flow Period as used in this definition shall be deemed to be Excess Cash Flow Interim Period.

“Excess Cash Flow Early Prepayment” shall have the meaning assigned to such term in Section 2.11(a)(ii).

“Excess Cash Flow Interim Period” shall mean during any Excess Cash Flow Period, the one, two or three quarter period (taken as one accounting period) for which an Excess Cash Flow Early Prepayment has been made (or calculated and not required to be made) (a) commencing on the later of (i) the end of the immediately preceding Excess Cash Flow Period and (ii) if an Excess Cash Flow Early Prepayment shall have previously been made during such Excess Cash Flow Period, the end of the immediately preceding Excess Cash Flow Interim Period during such Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the fiscal year) during such Excess Cash Flow Period for which financial statements are available.

“Excess Cash Flow Period” shall mean (a) the fiscal year of the Borrower ending on December 31, 2011, and (b) each fiscal year of the Borrower ended thereafter; provided, that solely for purposes of determining the Available Free Cash Flow Amount, such period shall be (i) the period taken as one accounting period beginning on January 1, 2010, and ending on December 31, 2010, and (ii) each fiscal year of the Borrower ended thereafter.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Holdings Notes” shall mean Holdings’ 11.625% Senior Notes due 2015.

“Excluded Contributions” shall mean the Permitted Investments or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Borrower) received by the Borrower from:

(a) contributions in respect of its common stock and

(b) the sale (other than to a Subsidiary of the Borrower or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any of its Subsidiaries) of Equity Interests (other than Disqualified Stock) of the Borrower to Holdings, in each case, as designated as Excluded Contributions pursuant to an Officer’s Certificate executed by a Responsible Officer of the Borrower; provided, that, notwithstanding anything to the contrary, Excluded Contributions shall not include any amounts included in Cumulative Equity Proceeds Amount, any Excluded Equity Proceeds and any Permitted Cure Securities (including the Cure Amount).

“Excluded Equity Proceeds” shall mean the net proceeds (determined in a manner consistent with the definition of “Net Proceeds”) received by Holdings or a direct or indirect parent of Holdings from the sales and issuance of its Equity Interests (other than Disqualified Stock), so long as (a) all such proceeds are contributed in cash to the Borrower, (b) none of such proceeds are included in Cumulative Equity Proceeds Amount (or otherwise in the calculation of Available Free Cash Flow Amount), Excluded Contributions or Cure Amount, and (c) such Equity Interests are not Permitted Cure Securities.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01 (as amended or waived from time to time).

“Excluded Jurisdictions” shall mean any jurisdiction in which a Foreign Subsidiary is formed or organized to the extent that (a) the perfection of the pledge of Equity Interests in such Foreign Subsidiary pursuant to a Foreign Pledge Agreement requires the consent or approval of any Governmental Authority in such jurisdiction and such consent or approval is not readily obtainable in the ordinary course, or violates applicable law, or (b) such Foreign Subsidiary, taken on a consolidated basis with its subsidiaries, is an Immaterial Subsidiary.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, the following taxes, including interest, penalties or other additions thereto:

(a) income taxes imposed on (or measured by) its net income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, in each case including any political subdivision thereof,

(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above,

(c) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.17(e) (other than as a result of a change in law), and

(d) any withholding tax that is in effect and would apply to amounts payable hereunder by the Borrower at the time such Lender becomes a party to this Agreement (or designates a new Lending Office),

except, in the case of clause (d) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.

“Existing Agent” shall mean Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), in its capacity as “Administrative Agent” under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement).

“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Existing Lenders” shall have the meaning assigned to such term in the recitals hereto.

“Existing Letters of Credit” shall mean each letter of credit issued pursuant to the Existing Credit Agreement and set forth on Schedule 1.01(a).

“Extended Revolving Facility Commitment Amount” shall mean, with respect to any Extending Revolving Facility Lender, the principal amount of Revolving Facility Commitments under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) that such Lender elects to “continue” and “extend” as “Revolving Facility Commitments” hereunder on the Amendment No. 4 Effective Date (after giving effect to the termination of Revolving Facility Commitments on such date pursuant to Section 5(d) of the Amendment No. 4) pursuant to its Revolving Facility Extension Election. The Extended Revolving Facility Commitment Amount of each Extending Revolving Facility Lender is set forth on its Revolving Facility Extension Election. The aggregate amount of the Lenders’ Extended Revolving Facility Commitment Amounts as of Amendment No. 4 Effective Date (after giving effect to the termination of Revolving Facility Commitments on such date pursuant to Section 5(d) of the Amendment No. 4) is $80,000,000.

“Extended Senior Subordinated Notes” shall mean the Senior Subordinated Notes due 2018 issued by the Borrower to Affinion Investments on the Amendment No. 3 Effective Date pursuant to the Extended Senior Subordinated Notes Indenture in connection with the Permitted Exchange Transactions.

“Extended Senior Subordinated Notes Documents” shall mean, collectively, the Extended Senior Subordinated Notes, the Extended Senior Subordinated Notes Indenture and any documents, supplements, instruments and agreements delivered in connection therewith.

“Extended Senior Subordinated Notes Indenture” shall mean the Indenture, dated as of the Amendment No. 3 Effective Date, among the Borrower, the Subsidiary Loan Parties, Wells Fargo Bank, National Association, as trustee and Wilmington Trust, National Association, as holder agent.

“Extended Tranche B Allocated Amount” shall mean, with respect to each Extending Tranche B Lender, the amount determined by the Administrative Agent and the Borrower as the final amount of such Extending Tranche B Lender’s Tranche B Term Loans on the Amendment No. 4 Effective Date and notified to each such Lender by the Administrative Agent promptly following the Amendment No. 4 Effective Date. The “Extended Tranche B Allocated Amount” of any Extending Tranche B Lender shall not exceed (but may be less than) the amount requested by such Extending Tranche B Lender in its Tranche B Term Loan Extension Election. All such determinations made by the Administrative Agent and the

Borrower shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders, and the Administrative Agent shall have no liability to any person with respect to such determination absent gross negligence or willful misconduct.

“Extending Revolving Facility Lender” shall mean each Revolving Facility Lender under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) that has executed and delivered, in its capacity as an “Extending Revolving Facility Lender”, a counterpart of the Amendment No. 4 to the Administrative Agent in accordance with the terms thereof.

“Extending Tranche B Lender” shall mean each Tranche B Term Lender under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) that has executed and delivered, in its capacity as an “Extending Tranche B Lender”, a counterpart of the Amendment No. 4 to the Administrative Agent in accordance with the terms thereof.

“Extension Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents on Amendment No. 4 Effective Date, including (a) the execution and delivery of Amendment No. 4 and the Second Lien Intercreditor Agreement on the Amendment No. 4 Effective Date, (b) the incurrence of New Second Lien Term Loans on the Amendment No. 4 Effective Date, (c) the extensions and designations on the Amendment No. 4 Effective Date as contemplated by Section 2.01(d), (d) the assignment of certain Loans (under, and as defined in, this Agreement immediately prior to giving effect to Amendment No. 4 ) of Extending Revolving Facility Lenders, Non-Extending Revolving Facility Lenders and Non-Extending Tranche B Lenders on the Amendment No. 4 Effective Date as contemplated by Sections 5(c) and 5(b) of Amendment No. 4, and (e) the payment of all fees and expenses in connection therewith to be paid on, prior to or subsequent to the Amendment No. 4 Effective Date and owing in connection with the foregoing.

“Fair Market Value” shall mean, with respect to any asset or property, the price that could be negotiated in an arms’-length transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBTCA on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean that certain Administrative Agent Fee Letter, dated as of December 21, 2012, by and among Holdings, the Borrower and Deutsche Bank Trust Company Americas ( as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First Lien Cap Amount” means 15% of the sum of the aggregate principal amount of all Revolving Facility Commitments and all Tranche B Term Loans outstanding on the Amendment No. 4 Effective Date (in each case, after giving effect to the Extension Transactions).

“First Lien Facilities” shall mean, collectively, (i) the revolving credit facilities represented by the Revolving Facility Commitments and the Incremental Revolving Facility Commitments (and the related Revolving Facility Loans, the Incremental Revolving Facility Loans and other Revolving Facility Exposure), (ii) the swingline facility provided pursuant to Section 2.04 evidenced by the Swingline Commitments (and the related Swingline Loans and other Swingline Exposure), (iii) the letter of credit facility provided pursuant to Section 2.05 (and the related Letters of Credit and other L/C Exposure), and (iv) the term facility represented by the Tranche B Term Loans.

“First Lien Lender” shall mean each Revolving Facility Lender, the Swingline Lender, each Tranche B Term Lender and each Issuing Bank.

“First Lien Loans” shall mean the Revolving Facility Loans, the Swingline Loans and the Tranche B Term Loans.

“First Lien Obligations” shall have the meaning assigned to the term “First Priority Credit Agreement Obligations” in the Second Lien Intercreditor Agreement.

“First Lien Prepayment Fee” shall have the meaning assigned to such term in Section 2.12(d).

“Flow Through Entity” shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Pledge Agreement” shall mean a pledge or charge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent; provided, that, (A) unless the Borrower and the Administrative Agent otherwise agree in any given case, in no event shall more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary be pledged to secure Obligations of the Loan Parties and (B) unless otherwise agreed by the Borrower and the Administrative Agent in any given case, none of the issued and outstanding voting Equity Interests of a Foreign Subsidiary directly owned by Affinion Investments or Affinion Investments II shall be pledged to secure Obligations of the Loan Parties, so long as not less than 65% of the total issued and outstanding voting Equity Interests of such Foreign Subsidiary are pledged by other Loan Parties.

“Foreign Subsidiary” shall mean any Subsidiary (together with its successors) that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to each Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean (i) Apollo Overseas Partners V, L.P., (ii) Apollo Netherlands Partners V(A), L.P., (iii) Apollo Netherlands Partners (V)(B), L.P., (iv) Apollo German Partners V GmbH KG & Co., and (v) Apollo Investment Fund V, L.P.

“Fund Affiliate” shall mean (a) each Affiliate of the Fund that is neither a “portfolio company”, whether or not controlled, nor a company controlled by a “portfolio company” or in which a “portfolio company” has made an investment (including joint ventures) and (b) any individual who is a partner or employee of the Fund.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided, that any reference to the application of GAAP in Sections 3.13(a), 3.13(b), 3.20, 5.03, 5.07 and 6.02(e), to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality, regulator or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time, among the Borrower and each Subsidiary Loan Party, the Administrative Agent and the Collateral Agent.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Holdings Credit Agreement” shall mean the Credit Agreement dated as of January 31, 2007, among Holdings, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent and Bank of America Securities LLC, as syndication agent, as in effect on the Restatement Effective Date, and as amended from time to time thereafter.

“Holdings Indebtedness” shall mean any Indebtedness incurred by Holdings under and pursuant to the Holdings Credit Agreement (or any Permitted Refinancing Indebtedness in respect of the foregoing).

“Holdings Guarantee and Pledge Agreement” shall mean the Guarantee and Pledge Agreement, in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time, among Holdings, the Administrative Agent and the Collateral Agent.

“Holdings Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form attached as Exhibit B to Amendment No. 3, dated as of the Amendment No. 3 Effective Date, as amended, modified or otherwise supplemented from time to time, among Holdings, the Administrative Agent, the Collateral Agent and Wells Fargo Bank, National Association, as trustee and collateral agent under the New Holdings Notes (as defined in the Offering Memo).

“Honor Date” shall have the meaning assigned to such term in Section 2.05.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended and Reported, have assets with a value in excess of 5% of the Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date and (b) taken together with all Unrestricted Subsidiaries designated pursuant to clause (ii) of the definition thereof and all other Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended and Reported, did not have assets with a value in excess of 10% of the Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date; provided, that (i) for purposes of the definition of “Excluded Jurisdiction”, the assets and revenues of such Subsidiary shall be deemed to include all assets and revenues of such Subsidiary’s Subsidiaries on a consolidated basis and (ii) any Subsidiary that is a “Significant Subsidiary” as such term (or any similar term) is used in the Senior Notes Indenture, the Senior Subordinated Notes Indenture, the Extended Senior Subordinated Notes Indenture or the Affinion Investments Notes Indenture (or any definitive agreement governing Permitted Refinancing Indebtedness in respect of any of the foregoing) shall not be an “Immaterial Subsidiary” hereunder. Each Immaterial Subsidiary shall be set forth in Schedule 1.01(b), and the Borrower shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Borrower may determine).

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.20.

“Incremental Amount” shall mean, at any time, the excess, if any, of (a) the Incremental General Amount plus the Incremental Refinancing Amount over (b) the aggregate amount of all Incremental Term Loan Commitments (as defined in this Agreement prior to giving effect to Amendment No. 4), Incremental Second Lien Term Loan Commitments and Incremental Revolving Facility Commitments established prior to such time pursuant to Section 2.20 (it being understood that $250,000,000 of such Incremental Term Loan Commitments have been established as of the Amendment No. 4 Effective Date).

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Second Lien Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental General Amount” shall mean the greater of (a) $300,000,000 and (b) EBITDA for the period of four consecutive fiscal quarters most recently ended as of the last day of the fiscal quarter of the Borrower most recently ended and Reported. As of the Amendment No. 4 Effective Date, $250,000,000 of Loans have been incurred pursuant to Section 2.20 in reliance on the Incremental General Amount.

“Incremental Refinancing Amount” shall mean $455,000,000, plus any unpaid accrued interest and premium (including tender premium) with respect to Indebtedness that is purchased, redeemed, retired, acquired, cancelled or terminated with the proceeds of Loans incurred pursuant to Section 2.20 and original issue discounts, underwriting discounts, defeasance costs, fees, commissions and expenses, as applicable.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Revolving Facility Loans to the Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Facility Loan.

“Incremental Revolving Facility Loans” shall mean Revolving Facility Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Revolving Facility Loans may be made in the form of additional Revolving Facility Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Facility Loans.

“Incremental Second Lien Term Lender” shall mean a Lender with an Incremental Second Lien Term Loan Commitment or an outstanding Incremental Second Lien Term Loan.

“Incremental Second Lien Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Second Lien Term Loans to the Borrower.

“Incremental Second Lien Term Loans” shall mean term loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Second Lien Term Loans may be made in the form of additional Initial Second Lien Term Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Assumption Agreement, Other Second Lien Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such person of Indebtedness of others, (f) all Capital Lease Obligations of such person, (g) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements,

(h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (i) the principal component of all obligations of such person in respect of bankers’ acceptances and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock). The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof; provided, however, that, notwithstanding the foregoing, solely for purposes of calculating the financial covenant in Section 6.10 (including Pro Forma Compliance) or calculating any financial ratio, Indebtedness shall be deemed not to include (i) contingent obligations incurred in the ordinary course of business, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) with respect to the Borrower, the Seller Preferred Stock, whether or not reflected as a liability of the Borrower on the balance sheet of the Borrower, as in effect as of the Restatement Effective Date and as permitted to be amended pursuant to Section 6.08(b), so long as the Borrower and its Subsidiaries do not have any obligations or liabilities in respect thereof, contingent or otherwise, (v) obligations to make payments in respect of money backed guarantees offered to customers in the ordinary course of business, (vi) obligations to make payments to one or more insurers in respect of profit sharing arrangements entered into in the ordinary course of business, or (vii) any Indebtedness of Holdings deemed to be Indebtedness of the Borrower on its balance sheet under GAAP but for which the Borrower and its Subsidiaries do not have any obligations or liabilities, contingent or otherwise.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean the persons identified in writing to the Administrative Agent by the Borrower on the Closing Date, and as may be identified in writing to the Administrative Agent by the Borrower from time to time thereafter, with the written consent of the Administrative Agent, by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to Agent that are to be no longer considered “Ineligible Institutions”).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum, dated March, 2010, as modified or supplemented prior to the Restatement Effective Date.

“Initial Second Lien Term Lender” shall mean each New Second Lien Term Lender and each Redesignating Second Lien Term Lender.

“Initial Second Lien Term Loans” shall mean the New Second Lien Term Loans and the Redesignated Second Lien Term Loans.

“Initial Second Lien Term Loan Maturity Date” shall mean October 31, 2018.

“Insurance Business” shall mean one or more aspects of the business of soliciting, administering, selling, issuing or underwriting insurance or reinsurance.

“Insurance Reserves” shall mean all reserves required by Applicable Insurance Laws and Regulations to by maintained by any company engaged in the Insurance Business, including, without limitation, adequate reserves for incurred losses and incurred loss adjustment expenses, whether or not reported.

“Insurance Subsidiary” shall mean any Subsidiary that is licensed by any Applicable Insurance Regulatory Authority to conduct, and conducts, an Insurance Business.

“Intellectual Property Security Agreement” shall mean the Assignment of Intellectual Property Security Agreement, in the form of Exhibit F, as amended, supplemented or otherwise modified from time to time, among Holdings, the Borrower and each Subsidiary Loan Party and the Administrative Agent.

“Intercreditor Agreement” shall mean the Holdings Intercreditor Agreement, the Second Lien Intercreditor Agreement and/or the Affinion Investments Intercreditor Agreement, as the context may require.

“Intercreditor Agreement Supplement” has the meaning provided in Section 8.11.

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) EBITDA to (b) Cash Interest Expense of the Borrower and the Subsidiaries, in each case, for the applicable period of four consecutive fiscal quarters of the Borrower, all determined on a consolidated basis in accordance with GAAP.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Term Borrowing or Revolving Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of, without duplication, (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) net payments and receipts (if any) pursuant to interest rate hedging obligations, and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees, (b) capitalized interest of such person, whether paid or accrued, and (c) commissions, discounts, yield and other fees and charges incurred for such period in connection with any receivables financing of such person or any of its subsidiaries that are payable to persons other than Holdings, the Borrower and the Subsidiaries.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter (being the last day of March, June, September and December of each year).

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months thereafter, if at the time of the relevant Borrowing, all Lenders agree to make interest periods of such length available), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) the Borrower may, with the consent of the Administrative Agent, elect to have an interest period of less than a month with respect to any Eurocurrency Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning set forth in Section 6.04.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall have the meaning set forth in Section 2.05(a).

“Issuing Bank” shall mean each Issuing Bank set forth on Schedule 2.05 and each other Issuing Bank designated pursuant to Section 2.05(j), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble hereto.

“JPM” shall have the meaning assigned to such term in the preamble hereto.

“Latest Maturity Date” shall mean, at any date of determination, the latest final stated maturity date applicable to any Class of Loans or Commitments hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” shall mean, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05. The initial aggregate amount of the L/C Commitments of all Issuing Banks is $50,000,000.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Facility Lender at any time shall be its Applicable Percentage of the total L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04, Section 2.20 or Amendment No. 4, including, as applicable the Swingline Lender, and in respect of Letters of Credit, each Issuing Bank.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the Borrower.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05 and shall include the Existing Letters of Credit.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any applicable Issuing Bank.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, the Resignation and Assignment Agreement, Amendment No. 1, Amendment No. 2 Amendment No. 3, Amendment No. 4, the Second Lien Intercreditor Agreement, the Affinion Investments Intercreditor Agreement, Holdings Intercreditor Agreement and any promissory note issued under Section 2.09(e), and solely for the purposes of 7.01(c) hereof, the Fee Letter; provided, that the Holdings Intercreditor Agreement shall not constitute a “Loan Document” for purposes of Section 9.09 if the amendment, restatement, waiver, supplement or other modification thereto constitutes an Intercreditor Agreement Supplement.

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans (and shall include any Loans under the Incremental Revolving Facility Commitments or Incremental Second Lien Term Loan Commitments).

“Local Time” shall mean New York City time.

“Losses” shall have the meaning assigned to such term in Section 6.01(v).

“Majority Lenders” of any Tranche shall mean, at any time, Lenders under such Tranche having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Tranche and unused Commitments under such Tranche at such time.

“Make Whole Premium Amount” shall mean, with respect to any Initial Second Lien Term Loan subject to a prepayment or a Repricing Transaction on any date of calculation, the excess of (i) the present value on the second Business Day preceding such date of (x) the prepayment price to prepay in full such Initial Second Lien Term Loan (including any prepayment premium payable pursuant to Section 2.12(e)) on the second anniversary of the Amendment No. 4 Effective Date plus (y) all interest that would have accrued on such Initial Second Lien Term Loan from the date of calculation through the second anniversary of the Amendment No. 4 Effective Date (excluding accrued but unpaid interest to the date of such calculation), computed using a discount rate equal to the Treasury Rate as of such calculation date plus 50 basis points over (ii) the then outstanding principal amount of such Initial Second Lien Term Loan.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of Holdings and the Borrower on the Restatement Effective Date together with (a) any new directors of Holdings or the Borrower whose election by such Boards of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors on the Restatement Effective Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of Holdings or the Borrower hired at a time when the directors on the Restatement Effective Date together with the directors so approved constituted a majority of the directors of Holdings.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean the existence of any event, development or circumstance that, subsequent to December 31, 2009, has had or could reasonably be expected to have a material adverse effect on (a) the business, property, operations or condition of the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any material Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of Holdings, the Borrower or any Subsidiary in an aggregate principal amount exceeding $40,000,000.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.10.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean each real property encumbered by a Mortgage pursuant to Section 5.11.

“Mortgages” shall mean the mortgages, debentures, hypothecs, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered pursuant to Section 5.11, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Holdings, the Borrower or any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Netcentives Assets” shall mean the portfolio of patents that relate to online award redemption programs, which expire on December 14, 2015.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends minus an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such person or any parent of such person in respect of a period in accordance with Section 6.06(b)(i) as if such amounts had been paid as income taxes directly by such person but only to the extent such amounts have not already been accounted for as taxes reducing the net income (loss) of such person.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by any Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of the Borrower or any Subsidiary Loan Party (other than those pursuant to Section 6.05(a), (b), (c), (e), (f) (except to the extent of any cash consideration), (g), (i), (j), or (m)) net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) Taxes paid or payable as a result thereof; provided, that, if no Event of Default exists, the Borrower or any Subsidiary may deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly after receipt of any such proceeds setting forth the Borrower’s or such Subsidiary’s intention to use, or to commit to use, any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiary Loan Parties or to make investments in Permitted Business Acquisitions or Investments permitted by Section 6.04, in each case, if such certificate shall have been delivered, within twelve months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent (A) not so used (or committed to be used) within such twelve-month period or (B) if committed to be used within such twelve-month period, not so used within 18 months of such receipt); provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $5,000,000 and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $10,000,000; provided, still further, that pending such reinvestment, such proceeds may be applied to temporarily reduce outstanding Revolving Facility Loans; and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by any Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or the Borrower or any Affiliate of either of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Fund.

“New Second Lien Term Lender” shall mean a Lender with a New Second Lien Term Loan Commitment and/or an outstanding New Second Lien Term Loan.

“New Second Lien Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make New Second Lien Term Loans hereunder on the Amendment No. 4 Effective Date, expressed as an amount representing the maximum aggregate permitted principal amount of the New Second Lien Term Loans to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.08. The initial amount of each Lender’s New Second Lien Term Loan Commitment is set forth on Schedule 2.01 to Amendment No. 4. The aggregate amount of the Lenders’ New Second Lien Term Loan Commitments as of the Amendment No.4 Effective Date is $47,125,000.

“New Second Lien Term Loans” shall mean the term loans made by the Lenders with a New Second Lien Term Loan Commitment to the Borrower pursuant to clause (d)(i) of Section 2.01.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Extending Revolving Facility Lender” shall mean each Revolving Facility Lender under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) which is not an Extending Revolving Facility Lender.

“Non-Extending Tranche B Term Lender” shall mean each Tranche B Term Lender under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) which is not an Extending Tranche B Lender.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Obligations” shall, unless otherwise indicated, have the meaning assigned to the term “Loan Document Obligations” in the Guarantee and Collateral Agreement.

“Offering Circular” shall mean the offering circular dated October 3, 2005 prepared in connection with the offering of the Senior Notes.

“Offering Memo” shall mean the Offering Memo, as defined in Amendment No. 3.

“OID” shall have the meaning assigned to such term in Section 2.20(b).

“Other Revolving Facility Loans” shall have the meaning assigned to such term in Section 2.20(a).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

“Other Second Lien Term Lender” shall mean a Lender with an Other Second Lien Term Loan Commitment or an outstanding Other Second Lien Term Loan.

“Other Second Lien Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Other Second Lien Term Loans to the Borrower.

“Other Second Lien Term Loans” shall have the meaning assigned to such term in Section 2.20(a).

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(r).

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate with respect to Borrower, in a form reasonably satisfactory to the Administrative Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) in, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition) if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer by the acquirer or an Affiliate of the acquirer; and (b) immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) (A) the Borrower and the Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition, calculated as of the last day of the most recently ended and Reported fiscal quarter, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information for such Subsidiary or assets, and (B) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01); and (iv) to the extent required by Section 5.11, the Collateral and Guarantee Requirement will be satisfied with respect to such acquired person and the equity interests of such acquired person.

“Permitted Cash Amount” shall mean, as of any date of determination, an amount equal to the aggregate total amount of all Unrestricted Cash and Permitted Investments held by the Borrower and its Subsidiaries on such date; provided that during the two-year period commencing on the Restatement Effective Date, the “Permitted Cash Amount” shall be an amount equal to the lesser of $50,000,000, and the actual aggregate total amount of all Unrestricted Cash and Permitted Investments held by the Borrower and its Subsidiaries; provided, further, that the aggregate amount of Unrestricted Cash and Permitted Investments of all Subsidiaries that are not Loan Parties hereunder which may be included in any calculation of “Permitted Cash Amount” shall be an amount equal to the lesser of $15,000,000, and the actual amount of Unrestricted Cash and Permitted Investments held by the non-Loan Party Subsidiaries.

“Permitted Cure Security” shall mean Equity Interests of Holdings (other than Disqualified Stock) issued to effect a Cure Right as contemplated by Section 7.03.

“Permitted Exchange Transactions” shall mean the Permitted Exchange Transactions, as defined in Amendment No. 3.

“Permitted Holder” shall mean each of (a) the Fund and the Fund Affiliates and (b) the Management Group, with respect to not more than 10% of the total voting power of the Equity Interests of Holdings or the Borrower.

“Permitted Holdings Liens” shall mean (i) Liens on the Collateral (as defined in the Holdings Guarantee and Pledge Agreement) securing permitted Indebtedness of Holdings, so long as (x) such Liens are subordinated to the Liens on the Collateral (as defined in the Holdings Guarantee and Pledge Agreement) securing the Obligations pursuant to the Holdings Intercreditor Agreement and (y) the security documents relating to such Liens are substantially the same as the Holdings Guarantee and Pledge Agreement (except for the inclusion of a guaranty and with such other differences as are reasonably satisfactory to the Administrative Agent) and (ii) Liens on any other assets of Holdings securing permitted Indebtedness of Holdings (other than the Second Lien Term Loans).

“Permitted Investments” shall mean:

(a) U.S. Dollars, Sterling, euros, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the government of, or any agency or instrumentality thereof, the United States of America, Mexico or any member state of the European Union, in each case, with maturities not exceeding two years after the date of acquisition;

(c) in the case of any Foreign Subsidiary, securities issued or directly and fully guaranteed or insured by the government of, or any agency or instrumentality thereof, in each case with maturities not exceeding 270 days after the date of acquisition and held by it from time to time in the ordinary course of business;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits and demand deposits (in their respective local currencies), in each case with any commercial bank having capital and surplus in excess of $500,000,000 or the foreign currency equivalent thereof and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency);

(e) repurchase obligations for underlying securities of the types described in clauses (b) and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper issued by a corporation (other than an Affiliate of Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency) and in each case maturing within one year after the date of acquisition;

(g) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P in each case with maturities not exceeding two years from the date of acquisition;

(h) Indebtedness issued by persons (other than the Fund or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency) in each case with maturities not exceeding two years from the date of acquisition; and

(i) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and original issue discounts, underwriting discounts, fees, commissions and expenses), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced; provided that, in the case of a Refinancing of the Extended Senior Subordinated Notes or the Affinion Investments Notes (or any previous refinancing of the foregoing constituting Permitted Refinancing Indebtedness), such Indebtedness shall not be subject to the requirements of this clause (c) if, at the time of the incurrence thereof, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after the incurrence of such Indebtedness and giving effect to any related transaction, on a Pro Forma Basis, the Consolidated Leverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall not exceed 5.00 to 1.00, (d) no Permitted Refinancing Indebtedness shall have obligors that are not Loan Parties hereunder, or greater guarantees or security, than the Indebtedness being Refinanced, (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of Indebtedness of Foreign Subsidiaries that are not Loan Parties otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced, and (f) in the case of the Senior Notes, the Senior Subordinated Notes, the Extended Senior Subordinated Notes or the Affinion Investments Notes (or any Permitted Refinancing in respect of the foregoing), has no scheduled amortization, payments of principal, sinking fund payments or similar scheduled payments, other than regularly scheduled payments of interest.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Holdings, the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.19(b).

“Pledged Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement or a Foreign Pledge Agreement, as applicable.

“Presumed Tax Rate” shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (a) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (b) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition, Investment, disposition, merger, amalgamation or consolidation (including the Transactions and the Restatement Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any designation of any Unrestricted Subsidiary as a Subsidiary, and any restructurings of the business of Holdings, the Borrower or any of the Subsidiaries that Holdings, the Borrower or any of its Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Sections 2.11(b), 2.20(c), 6.01, 6.02, 6.06 or 6.09, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens or dividend is consummated) and (ii) (A) for any designation of an Unrestricted Subsidiary as a Subsidiary, effect shall be given to such designation and all other such designations of Unrestricted Subsidiaries as Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the applicable designation of an Unrestricted Subsidiary as a Subsidiary, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower, to reflect operating expense reductions, other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the Restatement Transactions) in the 12 month period following the consummation of the pro forma event. The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

“Pro Forma Closing Balance Sheet” shall have the meaning assigned to such term in Section 3.05(a)(i).

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower shall be in pro forma compliance with the covenant set forth in Section 6.10 as of the date of such determination (calculated on a Pro Forma Basis and giving pro forma effect to the event giving rise to such determination).

“Projections” shall mean the projections of the Borrower and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Restatement Effective Date.

“Public Lender” shall have the meaning assigned to such term in Section 9.19(b).

“Purchase Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Qualifying IPO” shall mean an underwritten public offering of the Equity Interests of Holdings or any direct or indirect parent of Holdings which generates cash proceeds of at least $50,000,000.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Redesignated Second Lien Term Loan Allocated Amount” shall mean, with respect to each Redesignating Second Lien Term Lender, the amount determined by the Administrative Agent and the Borrower as the final amount of such Redesignating Second Lien Term Lender’s Redesignated Second Lien Term Loans on the Amendment No. 4 Effective Date and notified to each such Lender by the Administrative Agent promptly following the Amendment No. 4 Effective Date. The “Redesignated Second Lien Term Loan Allocated Amount” of any Redesignating Second Lien Term Lender shall not exceed (but may be less than) the amount requested by such Redesignating Second Lien Term Lender in its Second Lien Term Loan Redesignation Election. All such determinations made by the Administrative Agent and the Borrower shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders, and the Administrative Agent shall have no liability to any person with respect to such determination absent gross negligence or willful misconduct. The aggregate amount of the Lenders’ Redesignated Second Lien Term Loan Allocated Amounts as of Amendment No. 4 Effective Date is $377,875,000.

“Redesignated Second Lien Term Loans” shall mean the term loans resulting from the redesignation of Tranche B Term Loans under, as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) as described in Section 2.01(d)(iii).

“Redesignated Tranche B Allocated Amount” shall mean, with respect to each Redesignating Tranche B Lender, the principal amount of Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) redesignated as “Redesignated Tranche B Term Loans” pursuant to its Tranche B Term Loan Redesignation Election. The aggregate amount of the Lenders’ Redesignated Tranche B Allocated Amounts as of Amendment No. 4 Effective Date is $71,000,000.

“Redesignated Tranche B Term Loans” shall mean the term loans resulting from the redesignation of Revolving Facility Loans under, as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) as described in Section 2.01(d)(iv).

“Redesignating Second Lien Term Lender” shall mean each Tranche B Term Lender under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) that has executed and delivered, in its capacity as a “Redesignating Second Lien Term Lender”, a counterpart of the Amendment No. 4 to the Administrative Agent in accordance with the terms thereof.

“Redesignating Tranche B Lender” shall mean each Revolving Facility Lender under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) that has executed and delivered, in its capacity as a “Redesignating Tranche B Lender”, a counterpart of the Amendment No. 4 to the Administrative Agent in accordance with the terms thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such person and of such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Reported” shall mean, with respect to any fiscal quarter or Excess Cashflow Period of the Borrower, the delivery to the Administrative Agent of the financial statements required to be delivered with respect to the end of such fiscal quarter or such Excess Cashflow Period under Section 5.04(a) or (b), as applicable.

“Repricing Transaction” means any repayment, refinancing, substitution or replacement, in whole or in part, of principal of outstanding Tranche B Term Loans or Initial Second Lien Term Loans, as the case may be, directly or indirectly, from the net proceeds of any Indebtedness of Holdings, the Borrower or any of its Subsidiaries having an Effective Yield that is less than the Effective Yield of the Tranche B Term Loans or the Initial Second Lien Term Loans, as the case may be, including, without limitation, as may be effected through any Incremental Second Lien Term Loans or any other new or additional loans under this Agreement or by an amendment of any provisions of this Agreement relating to the Effective Yield of the Tranche B Term Loans or the Initial Second Lien Term Loans, as the case may be, including any replacement of a Non-Consenting Lender in connection with a required assignment pursuant to Section 2.19 but excluding any repayment, refinancing, substitution or replacement of outstanding Tranche B Term Loans or Initial Second Lien Term Loans, as the case may be, in connection with a Qualifying IPO, Change in Control or Transformative Acquisition.

“Required First Lien Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans and Second Lien Term Loans) outstanding, (b) L/C Exposure, (c) Swingline Exposure and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Loans (other than Swingline Loans and Second Lien Term Loans) outstanding, (x) L/C Exposure, (y) Swingline Exposure and (z) the total Available Unused Commitments at such time. The Loans, L/C Exposure, Swingline Exposure and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required First Lien Lenders at any time.

“Required Lenders” shall mean, at any time, the Lenders constituting (x) the Required First Lien Lenders and (y) the Required Second Lien Lenders, at such time.

“Required Second Lien Lenders” shall mean, at any time, Lenders having Second Lien Term Loans outstanding that represent more than 50% of all Second Lien Term Loans outstanding at such time. The Second Lien Term Loans of any Defaulting Lender shall be disregarded in determining Required Second Lien Lenders at any time.

“Required Secured Creditors” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period (or Excess Cash Flow Interim Period), 50%; provided, that (a) if the Senior Secured Leverage Ratio calculated as of the end of any Excess Cash Flow Period (or Excess Cash Flow Interim Period) is (i) less than or equal to 2.50 to 1.00, the Required Percentage shall be 25% and (ii) less than or equal to 1.75 to 1.00, the Required Percentage shall be 0% and (b) with respect to any Excess Cash Flow Period (or Excess Cash Flow Interim Period) or portion thereof occurring during the fiscal year ended December 31, 2010, the Required Percentage shall be 0%.

“Resignation and Assignment Agreement” shall mean that certain Resignation and Assignment Agreement, dated as of December 21, 2012, among Holdings, the Borrower, the other Loan Parties, Bank of America, as Existing Agent (as defined therein) and DBTCA, as Successor Agent (as defined therein).

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restatement Effective Date” shall mean April 9, 2010.

“Restatement Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents on the Restatement Effective Date, (b) the initial borrowings hereunder and the application of the proceeds thereof; and (c) the payment of all fees and expenses in connection therewith to be paid on, prior to or subsequent to the Restatement Effective Date and owing in connection with the foregoing.

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period (or Excess Cash Flow Interim Period), (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period (or Excess Cash Flow Interim Period).

“Revolving Availability Period” shall mean, with respect to the Revolving Facility Commitments, the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the Revolving Facility Commitments.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to any Revolving Facility Lender, such Lender’s commitment to make Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Facility Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments (x) as of the Restatement Effective Date is $125,000,000 and (y) as of Amendment No. 4 Effective Date is $80,000,000.

“Revolving Facility Exposure” shall mean, at any time, the sum of the aggregate principal amount of the Revolving Facility Loans outstanding at such time and the aggregate L/C Exposure at such time; provided, that for purposes of Sections 2.01(b), 2.04(a)(ii), 2.05(b)(ii), 2.08(b)(ii) and 2.11(d), “Revolving Facility Exposure” shall also include the aggregate Swingline Exposure at such time. The Revolving Facility Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the total Revolving Facility Exposure at such time.

“Revolving Facility Extension Election” shall mean, as to any Extending Revolving Facility Lender, its request to extend the final stated maturity date of all or a portion of its Revolving Facility Commitments under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) as set forth in its signature page to Amendment No. 4.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Exposure, or an Incremental Revolving Facility Lender.

“Revolving Facility Loans” shall mean a loan made by a Revolving Facility Lender pursuant to Section 2.01(b) and Other Revolving Facility Loans. Each Revolving Facility Loan shall be a Eurocurrency Loan or an ABR Loan.

“Revolving Facility Maturity Date” shall mean January 29, 2018.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Cap Amount” means 15% of the sum of (i) the aggregate principal amount of all Initial Second Lien Term Loans outstanding on Amendment No. 4 Effective Date (after giving effect to the Extension Transactions) plus (ii) the aggregate principal amount of all repayments of Initial Second Lien Term Loans (other than Incremental Second Lien Term Loans) after the Amendment No. 4 Effective Date.

“Second Lien Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form attached as Exhibit I of this Agreement, dated as of the Amendment No. 4 Effective Date, as amended, modified or otherwise supplemented from time to time, among the Borrower, the other Loan Parties, the Administrative Agent and the Collateral Agent.

“Second Lien Obligations” shall have the meaning assigned the term “Second Priority Credit Agreement Obligation” in the Second Lien Intercreditor Agreement.

“Second Lien Prepayment Fee” shall have the meaning assigned to such term in Section 2.12(e).

“Second Lien Term Lender” shall mean each Initial Second Lien Term Lender and each Other Second Lien Term Lender.

“Second Lien Term Loan Redesignation Election” shall mean, as to any Redesignating Second Lien Term Lender, its request to redesignate all or a portion of its Tranche B Term Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) as “Redesignated Second Lien Term Loans” as set forth in its signature page to Amendment No. 4.

“Second Lien Term Loans” shall mean the Initial Second Lien Term Loans and the Other Second Lien Term Loans.

“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Holdings Guarantee and Pledge Agreement, the Foreign Pledge Agreements, the Intellectual Property Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11, in each case, as amended from time to time in accordance with the terms hereof and thereof.

“Security Trust Deed” shall mean a security trust deed entered into between the Administrative Agent, as security trustee thereunder, and the applicable grantors thereunder, in form and substance reasonably acceptable to the Administrative Agent.

“Seller” shall have the meaning assigned to such term in the recitals hereto.

“Seller Preferred Equity” shall mean the Seller Preferred Stock, as amended from time to time in accordance with the terms hereof and thereof.

“Seller Preferred Equity Documents” shall mean the certificate of designation governing the Seller Preferred Stock and the Securityholder Rights Agreement dated as of October 17, 2005, among Holdings, Affinion Group Holdings, LLC and Cendant, in each case as amended from time to time in accordance with the terms hereof and thereof.

“Seller Preferred Stock” shall mean the Series A Redeemable Exchangeable Preferred Stock issued by Holdings on October 17, 2005, plus any accrued and unpaid dividends paid-in-kind with respect to the Seller Preferred Stock from and after the Closing Date.

“Seller Warrants” shall mean the Warrant to Purchase Common Stock of Holdings dated October 17, 2005, or any warrant or warrants issued in connection with the partial exercise thereof, in each case as amended from time to time in accordance with the terms hereof and thereof.

“Senior Notes” shall mean (i) $270,000,000 in initial aggregate principal amount of 10.125% Senior Notes due 2013 yielding gross cash proceeds of $266,387,400 on or prior to the Closing Date, and such additional 10.125% Senior Notes due 2013 or Senior Notes with the same terms other than coupon and maturity date, which may be the same as or later than (but not earlier than) the maturity date of 10.125% Senior Notes due 2013, (ii) $34,000,000 in initial aggregate principal amount of 10.125% Senior Notes due 2013 issued on May 3, 2006, and (iii) $150,000,000 in initial aggregate principal amount of 10.125% Senior Notes due 2013 issued on June 5, 2009.

“Senior Notes Documents” shall mean the Senior Notes, the Senior Notes Indentures and any documents, supplements, instruments and agreements delivered in connection therewith.

“Senior Notes Indentures” shall mean the (i) indenture, dated as of October 17, 2005, among the Borrower, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., and (ii) indenture, dated as of June 5, 2009, among the Borrower, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., in each case, as amended and supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Debt” at any date shall mean the aggregate principal amount of Consolidated Total Debt of the Borrower and its Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness that in each case is then secured by Liens on property or assets of the Borrower and its Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) and both such Consolidated Total Debt and the Liens securing the same are not subordinated to the First Lien Obligations, or the Liens securing the same, respectively.

“Senior Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Senior Secured Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended and Reported as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Senior Subordinated Notes” shall mean $355,500,000 in initial aggregate principal amount of 11.5% Senior Subordinated Notes due 2015 issued by the Borrower on April 26, 2006 pursuant to the Senior Subordinated Notes Indenture.

“Senior Subordinated Notes Documents” shall mean, collectively, the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and any documents, supplements, instruments and agreements delivered in connection therewith.

“Senior Subordinated Notes Due Date” shall mean October 15, 2015.

“Senior Subordinated Notes Indenture” shall mean the indenture, dated as of April 26, 2006, among the Borrower, the subsidiary guarantors parties thereto and Wells Fargo National Bank, N.A., as trustee.

“Similar Business” shall mean any business or activity of the Borrower or any of its Subsidiaries currently conducted or proposed as of the Restatement Effective Date, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof, or is complementary, incidental, ancillary or related thereto.

“Statutory Reserves” shall mean, with respect to any currency, the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve percentages shall, in the case of U.S. Dollar-denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Sterling” or “£” shall mean the lawful money of the United Kingdom.

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower other than any Unrestricted Subsidiary.

“Subsidiary Loan Party” shall mean each Wholly Owned Subsidiary of the Borrower that is a Domestic Subsidiary other than (a) Safecard Services Insurance Co., (b) any Banking Subsidiary, (c) any Unrestricted Subsidiary and (d) to the extent prohibited Applicable Insurance Laws and Regulations, any Insurance Subsidiary.

“Subsidiary Spin-off” shall mean each Subsidiary listed on Schedule 1.01(c).

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit C-2.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The initial aggregate amount of the Swingline Commitments is $30,000,000.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” shall mean DBTCA, in its capacity as a lender of Swingline Loans.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans of a given Class.

“Term Loans” shall mean Tranche B Term Loans and Second Lien Term Loans.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended and Reported (taken as one accounting period).

“Total Secured Debt” at any date shall mean the aggregate principal amount of Consolidated Total Debt of the Borrower and its Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness that in each case is then secured by Liens on property or assets of the Borrower and its Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Total Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Total Secured Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended and Reported as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Tranche” shall mean a category of Commitments and extensions of credits thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the Revolving Facility Commitments and the Revolving Facility Loans, (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans, (c) the New Second Lien Term Loan Commitments and the Initial Second Lien Term Loans and (d) each Other Second Lien Term Loan Commitment of a given Class and the corresponding Other Second Lien Term Loans relating thereto.

“Tranche B Lender” shall mean a Lender with a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.

“Tranche B Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Term Loans hereunder on the Restatement Effective Date, expressed as an amount representing the maximum aggregate permitted principal amount of the Tranche B Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment, as applicable. The aggregate amount of the Lenders’ Tranche B Term Loan Commitments as of the Restatement Effective Date (immediately prior to termination on such date pursuant to Section 2.08(a)) is $875,000,000.

“Tranche B Term Loan Extension Election” shall mean, as to any Extending Tranche B Lender, its request to extend the final stated maturity date of all or a portion of its Tranche B Term Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) as set forth in its signature page to Amendment No. 4.

“Tranche B Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a).

“Tranche B Term Loan Maturity Date” shall mean April 30, 2018.

“Tranche B Term Loan Redesignation Election” shall mean, as to any Redesignating Tranche B Lender, its request to redesignate its Allocable Share of its Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to the Amendment No. 4 Effective Date) as “Redesignated Tranche B Term Loans” as set forth in its signature page to Amendment No. 4.

“Tranche B Term Loans” shall mean (x) at all times on or prior to the Amendment No. 4 Effective Date, the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01 and (y) on and after Amendment No. 4 Effective Date, (i) the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01 and continued

as “Tranche B Term Loans” pursuant to Section 2.01(d)(ii) and (ii) the Redesignated Tranche B Term Loans. The aggregate principal amount of Tranche B Term Loans outstanding as of Amendment No. 4 Effective Date is $775,000,000.

“Transaction Documents” shall mean the Purchase Agreement and all material exhibits and schedules thereto and all agreements expressly contemplated thereby, the Loan Documents, the Senior Notes Documents, the Bridge Financing Documents and/or, as applicable, the Senior Subordinated Notes Documents and the Equity Financing Documents, in each case as amended from time to time in accordance with the terms hereof and thereof.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the Acquisition; (b) the execution and delivery of the Loan Documents (as defined in the Existing Credit Agreement) and the initial borrowings hereunder; (c) the Equity Financing; (d) the issuance, and initial purchase, of the Senior Notes; (e) the funding of the loans under the Bridge Financing Documents (and the refinancing thereof with Senior Subordinated Notes and Senior Notes); and (e) the payment of all fees and expenses in connection therewith to be paid on, prior to or subsequent to the Closing Date and owing in connection with the foregoing.

“Transformative Acquisition” shall mean any acquisition by the Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Rate” shall mean, as of the applicable payment date, the yield to maturity as of such payment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) most nearly equal to the period from such payment date to the second anniversary of the Amendment No. 4 Effective Date; provided; however, that if the period from such prepayment date to the second anniversary of the Amendment No. 4 Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurocurrency Rate and ABR.

“UBS” shall have the meaning assigned to such term in the preamble hereto.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05.

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean (i) any subsidiary of the Borrower identified on Schedule 1.01(d) hereto and (ii) any additional subsidiary of the Borrower designated as such by the Borrower that, together with Affinion Developments, LLC and all other Unrestricted Subsidiaries designated pursuant to this clause (ii), constitutes in the aggregate less than 10% of (A) aggregate EBITDA on a trailing twelve months’ basis and (B) Consolidated Total Assets at such date of determination, calculated as of the last day of the most recently ended and Reported fiscal quarter; provided, that, at any time an Unrestricted Subsidiary designation pursuant to preceding clause (ii) causes the aggregate EBITDA or aggregate assets test set forth above to no longer be satisfied, the Unrestricted Subsidiary or Unrestricted Subsidiaries, as applicable, that has or have either the highest sales or the largest book value of assets, as applicable, of all such Unrestricted Subsidiaries as of the last day of the most recently ended and Reported fiscal quarter shall automatically constitute a Subsidiary and cease to constitute an Unrestricted Subsidiary and the Borrower shall promptly cause the appropriate Security Documents to be executed and delivered to the Administrative Agent (such that, following such conversion of each such Unrestricted Subsidiary to a Subsidiary, the Collateral and Guarantee Requirement shall be satisfied and the remaining Unrestricted Subsidiaries shall satisfy this definition); provided, further that (x) the EBITDA attributable to Banking Subsidiaries that are Unrestricted Subsidiaries shall not be included in the foregoing determination, only so long as the cumulative amount of Investments made by the Borrower and its Subsidiaries in Banking Subsidiaries does not exceed $20,000,000 in the aggregate and (y) the Borrower may not designate either Affinion Investments or Affinion Investments II as an Unrestricted Subsidiary.

“Unrestricted Travel Rewards Subsidiary” shall mean the Unrestricted Subsidiary of the Borrower the sole asset of which is a copy (but not the original) of the source code for the loyalty program established and/or to be established by Travel Rewards, Inc., a Delaware corporation.

“U.S.A. Patriot Act” shall mean the U.S.A. Patriot Act, Title III of Pub.L. 107-56 (signed into law October 26, 2001).

“U.S. Dollars” or “$” shall mean lawful money of the United States of America.

“U.S. Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the Borrower.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Year To Date Excess Cash Flow” shall mean, at any time of determination with respect to any Excess Cash Flow Period, the Excess Cash Flow for the period commencing on the end of the immediately preceding Excess Cash Flow Period and ending on, as applicable, the last day of the most recent Excess Cash Flow Interim Period during such Excess Cash Flow Period or the last day of such Excess Cash Flow Period.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or other document or agreement shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that either the Required First Lien Lenders or Required Second Lien Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.03. Effectuation of Transfers. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, Restatement Transactions, the Permitted Exchange Transactions and the Extension Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

SECTION 1.04. Currency Translation. For purposes of determining compliance as of any date with Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 or 6.07, amounts incurred or outstanding in currencies other than U.S. Dollars shall be translated into U.S. Dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the Borrower. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in U.S. Dollars in Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 or 6.07 or paragraph (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

SECTION 1.05. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall at all times be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein:

(a) each Tranche B Lender agrees to make Tranche B Term Loans to the Borrower in U.S. Dollars on the Restatement Effective Date from its U.S. Lending Office in a principal amount equal to 99.0% of its Tranche B Term Loan Commitment (and the remaining 1.0% of each Tranche B Lender’s Tranche B Term Loan Commitment shall be retained by such Tranche B Lender); provided, that for the avoidance of doubt, the principal amount of each Tranche B Term Loan made hereunder shall be an amount equal to 100% of the applicable Tranche B Lender’s Tranche B Term Loan Commitment;

(b) each Revolving Facility Lender agrees from time to time during the Revolving Availability Period to make Revolving Facility Loans in U.S. Dollars to the Borrower from its U.S. Lending Office in an aggregate principal amount that will not result in such Lender’s Revolving Facility Exposure exceeding such Lender’s Revolving Facility Commitment;

(c) each Lender having an Incremental Second Lien Term Loan Commitment or an Incremental Revolving Facility Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Second Lien Term Loans to the Borrower and/or Incremental Revolving Facility Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Second Lien Term Loan Commitment or Incremental Revolving Facility Commitment, as the case may be;

(d) (i) each New Second Lien Term Lender agrees to make New Second Lien Term Loans to the Borrower in U.S. Dollars on the Amendment No. 4 Effective Date from its U.S. Lending Office in a principal amount equal to its New Second Lien Term Loan Commitment, (ii) each Extended Tranche B Lender agrees that a portion of such Lender’s Tranche B Term Loans under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) equal to such Lender’s Extended Tranche B Allocated Amount shall be continued as Tranche B Term Loans hereunder on the Amendment No. 4 Effective Date, (iii) each Redesignating Second Lien Term Lender agrees that a portion of such Lender’s Tranche B Term Loans under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) equal to such Lender’s Redesignated Second Lien Term Loan Allocated Amount shall be redesignated as “Redesignated Second Lien Term Loans” hereunder on the Amendment No. 4 Effective Date, (iv) each Redesignating Tranche B Lender agrees that a portion of such Lender’s Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) equal to such Lender’s Redesignated Tranche B Allocated Amount shall be redesignated as “Redesignated Tranche B Term Loans” hereunder on the Amendment No. 4 Effective Date, and (v) each Extended Revolving Facility Lender agrees that a portion of such Lender’s Revolving Facility Commitment under, and as defined in, this Agreement (immediately prior to giving effect to Amendment No. 4) equal to such Lender’s Extended Revolving Facility Commitment Amount shall be continued as a Revolving Facility Commitment hereunder on the Amendment No. 4 Effective Date (after giving effect to any reduction thereof on such date as contemplated by Section 5(d) of Amendment No. 4); and

(e) within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments).

(b) Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs or taxes resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that (i) each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided, that there shall not at any time be more than a total of (i) ten Eurocurrency Borrowings outstanding under each Class of Term Loans and (ii) ten Eurocurrency Borrowings outstanding under each Class of Revolving Facility Loans or Other Revolving Facility Loans.

(d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date, the Tranche B Term Loan Maturity Date, the Initial Second Lien Term Loan Maturity Date or other final stated maturity date of any other Class of Loans, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request (as provided in Section 9.01) by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Term Loan Borrowing, not later than 12:00 p.m., Local Time, one Business Day before the date of the proposed Borrowing, and (c) in the case of an ABR Revolving Borrowing, not later than 10:00 a.m., Local Time, on the day of the proposed Borrowing; provided, that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class of such Borrowing;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Revolving Facility Borrowing is specified, then the requested Revolving Facility Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans in U.S. Dollars to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding the Swingline Commitment or (ii) the Revolving Facility Exposure exceeding the total Revolving Facility Commitments; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Each Swingline Borrowing shall be in an amount that is an integral multiple of $500,000, and not less than $1,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by telecopy), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m., Local Time, in its sole discretion, on any Business Day require the Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Revolving Facility Lender, specifying in such notice such Revolving Facility Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s Applicable Percentage of such Swingline Loan or Loans (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan). Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.05, from time to time on any Business day during the Revolving Availability Period and prior to the date that is thirty days prior to the Revolving Facility Maturity Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and to honor drawings of Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any issuance of any Letter of Credit, (x) the total Revolving Facility Exposure shall not exceed the total Revolving Facility Commitments, (y) the Revolving Facility Exposure of any Lender shall not exceed such Lender’s respective Revolving Facility Commitment, and (z) the L/C Exposure shall not exceed the aggregate L/C Commitments. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the issuance or amendment of such Letter of Credit so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Effective Date shall be subject to the terms and conditions hereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit (collectively, the “Issuer Documents”), the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the applicable Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the stated amount thereof; (C) the expiry date thereof (and any “evergreen” renewals, if any, including the terms thereof); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as such Issuing Bank may require. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Bank or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4.01 shall not then be satisfied, then, subject to the terms and conditions hereof, such applicable Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable Issuing Bank under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the applicable Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of ABR Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.01 (other than the delivery of a Borrowing Request). Any notice given by the applicable Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.05(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of ABR Loans because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate specified in Section 2.13. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

(iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable Issuing Bank.

(v) Each Lender’s obligation to make Loans or L/C Advances to reimburse the applicable Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Bank, the Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.01 (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), then, without limiting the other provisions of this Agreement, the applicable Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the applicable Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the applicable Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 9.07 (including pursuant to any settlement entered into by the applicable Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Banks for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable

Issuing Bank under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of the Issuing Banks. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. Neither any Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required First Lien Lenders or the Required Second Lien Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither any Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

(h) Certain Conditions. No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Bank from issuing the Letter of Credit, or any Law applicable to the applicable Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Bank shall prohibit, or request that the applicable Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the applicable Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the applicable Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the applicable Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which the applicable Issuing Bank in good faith deems material to it;

(ii) the issuance of the Letter of Credit would violate one or more policies of the applicable Issuing Bank applicable to letters of credit generally;

(iii) the Letter of Credit is to be denominated in a currency other than Dollars; or

(iv) any Lender is at that time a Defaulting Lender, unless the applicable Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the applicable Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.23(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit obligations as to which the applicable Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(i) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Facility Maturity Date; provided, that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the applicable date referred to in clause (a) of this Section 2.05).

(j) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(k) Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate up to four Lenders (in addition to DBTCA and Bank of America (for so long as Bank of America remains an Issuing Bank hereunder), each of which agrees (in its sole discretion) to act in such capacity and each of which is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(l) Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each month, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding month, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written (or, with respect to any Issuing Bank, if the Administrative Agent so agrees with respect to such Issuing Bank, telephonic) confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any L/C Disbursement in respect of any Letter of Credit issued, the date of such L/C Disbursement and the amount of such L/C Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such L/C Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided, that L/C Advances made to finance a L/C Borrowing pursuant to Section 2.05(b)(ii) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date and at the time required by Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the

Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (as provided in Section 9.01) by telephone, in the case of an election that would result in a Borrowing, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting outstanding credit extension is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such

Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of either the Required First Lien Lenders or the Required Second Lien Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing of First Lien Loans or Second Lien Term Loans, as applicable, may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing of First Lien Loans or Second Lien Term Loans, as applicable, shall be converted to an ABR Borrowing of the applicable Class at the end of the Interest Period applicable thereto.

(f) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) the Interest Periods with respect to each Borrowing of Tranche B Term Loans under, and as defined in, this Agreement (immediately prior to Amendment No. 4 Effective Date) shall terminate, (ii) the Interest Periods with respect to each Borrowing of Revolving Facility Loans under, and as defined in, this Agreement (immediately prior to Amendment No. 4 Effective Date) shall terminate, (iii) the New Second Lien Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans as set forth in the applicable Borrowing Request, (iv) the occurrence of the Amendment No. 4 Effective Date shall be deemed to give rise to a new “Borrowing” of Redesignated Second Lien Term Loans which shall be added to (and thereafter be deemed to constitute a part of) the Borrowing of New Second Lien Term Loans described in preceding clause (iii), with such newly deemed Borrowing to be deemed to be subject to (1) an Interest Period which commences on the Amendment No. 4 Effective Date and ends on the last day of the Interest Period applicable to such Borrowing of New Second Lien Term Loans to which it is so added and (2) the same Adjusted Eurocurrency Rate applicable to the Borrowing of New Second Lien Term Loans to which it is so added, (v) the occurrence of the Amendment No. 4 Effective Date shall be deemed to give rise to a new “Borrowing” of Tranche B Term Loans (including Redesignated Tranche B Term Loans) and (vi) in connection with the foregoing, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that (i) all Initial Second Lien Term Lenders participate in each Borrowing of Initial Second Lien Term Loans (after giving effect to the incurrence of the New Second Lien Term Loans and redesignation of the Redesignated Second Lien Term Loans) on a pro rata basis (based upon the then outstanding principal amount of all Initial Second Lien Term Loans held by the Initial Second Lien Term Lenders at such time) and (ii) all Tranche B Lenders participate in each Borrowing of Tranche B Term Loans (after giving effect to the continuations and redesignations contemplated by the Extensions Transactions) on a pro rata basis (based upon the then outstanding principal amount of all Tranche B Term Loans held by the Tranche B Lenders at such time).

SECTION 2.08. Termination and Reduction of Commitments. (a)(i) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date.

(ii) The Tranche B Term Loan Commitments shall terminate on the Restatement Effective Date (immediately after the incurrence of Tranche B Term Loans on such date).

(iii) The New Second Lien Term Loan Commitments shall terminate on the Amendment No. 4 Effective Date (immediately after the incurrence of New Second Lien Term Loans on such date).

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments), except in connection with a reduction of the Revolving Facility Commitments on the Amendment No. 4 Effective Date as contemplated by Section 5(d) of Amendment No. 4 and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the total Revolving Facility Exposure would exceed the total Revolving Facility Commitments; provided further that, the Borrower may terminate the unused Revolving Facility Commitments of any Defaulting Lender at any time, or from time to time, in any amounts and without a pro rata reduction of the Revolving Facility Commitments of the other Lenders.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class pursuant to this Section 2.08 shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class; provided however that the reduction of the Revolving Facility Commitments among the Revolving Facility Lenders on the Amendment No. 4 Effective Date shall be applied as contemplated by Section 5(d) of Amendment No. 4.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan of such Lender to the Borrower on the Revolving Facility Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender to the Borrower as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan to the Borrower on the Revolving Facility Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence, currencies and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Repayment of Term Loans and Revolving Facility Loans.

(a) (i) Subject to the other paragraphs of this Section, the Borrower shall repay Tranche B Term Loans prior to 2:00 p.m., Local Time, on each date set forth below in the aggregate principal amount set forth for such Borrowings opposite such date (each such date being referred to as a “Tranche B Term Loan Installment Date”):

Date	Tranche B Term Loans to Be Repaid
June 30, 2010	$2,187,500
September 30, 2010	$2,187,500
December 31, 2010	$2,187,500
March 31, 2011	$2,187,500
June 30, 2011	$2,187,500
September 30, 2011	$2,187,500
December 31, 2011	$2,187,500
March 31, 2012	$2,187,500
June 30, 2012	$2,187,500
September 30, 2012	$2,187,500
December 31, 2012	$2,187,500
March 31, 2013	$2,187,500
June 30, 2013	$2,187,500
September 30, 2013	$2,187,500

Date	Tranche B Term Loans to Be Repaid
December 31, 2013	$2,187,500
March 31, 2014	$2,187,500
June 30, 2014	$1,937,500
September 30, 2014	$1,937,500
December 31, 2014	$1,937,500
March 31, 2015	$1,937,500
June 30, 2015	$1,937,500
September 30, 2015	$1,937,500
December 31, 2015	$1,937,500
March 31, 2016	$1,937,500
June 30, 2016	$1,937,500
September 30, 2016	$1,937,500
December 31, 2016	$1,937,500
March 31, 2017	$1,937,500
June 30, 2017	$1,937,500
September 30, 2017	$1,937,500
December 31, 2017	$1,937,500
March 31, 2018	$1,937,500
Tranche B Term Loan Maturity Date	$744,000,000

To the extent not previously paid, outstanding Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date. If any payment under this clause (i) shall be due on a day that is not a Business Day, the date for payment shall be the next preceding Business Day.

(ii) In the event that any Incremental Second Lien Term Loans are made on an Increased Amount Date, the Borrower shall repay such Incremental Second Lien Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement.

(iii) To the extent not previously paid, outstanding Initial Second Lien Term Loans shall be due and payable on the Initial Second Lien Term Loan Maturity Date. If any payment under this clause (iii) shall be due on a day that is not a Business Day, the date for payment shall be the next preceding Business Day.

(b) To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the Revolving Facility Maturity Date; provided, that any Other Revolving Facility Loans shall be due and payable as set forth in the relevant Incremental Assumption Agreement.

(c) Subject to Section 2.23, prepayment of the Loans from:

(i) all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(a)(ii) and Section 2.11(c) to be applied to prepay Tranche B Term Loans shall be applied (A) to reduce in order of maturity the next twelve unpaid quarterly scheduled amortization payments under paragraph (a)(i) above in respect of the Tranche B Term Loans, and (B) thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments in respect of the Tranche B Term Loans; and

(ii) any optional prepayments of the Tranche B Term Loans pursuant to Section 2.11(a)(i) shall be applied to the remaining installments thereof as directed by the Borrower.

(d) Prior to any repayment of any Loan or Loans hereunder, the Borrower shall select the Borrowing or Borrowings constituting such Loan or Loans to be repaid or reduced and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection (i) in the case of an ABR Term Loan Borrowing, not later than 12:00 p.m., Local Time, one Business Day before the scheduled date of such repayment, (ii) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., Local Time, three Business Days before the scheduled date of such repayment or reduction and (iii) in the case of an ABR Revolving Borrowing, not later than 10:00 a.m. local time, on the day of such repayment. Subject to Section 2.23, any mandatory prepayment of Term Loans (i) made pursuant to Section 2.11(b) shall be applied (A) first, towards repayment in full of all outstanding Tranche B Term Loans and (B) second, after repayment in full of all outstanding Tranche B Term Loans, towards repayment in full of all outstanding of Second Lien Term Loans of each Class, pro rata based on the aggregate principal amount of outstanding Loans of each such Class and (ii) made pursuant to Sections 2.11(a)(ii) or 2.11(c) shall be applied towards repayment of the Tranche B Term Loans. In the case of prepayments under Section 2.11(a)(i), the Borrower may (subject to the proviso in Section 2.11(a)(i)) in its sole discretion select the Borrowing or Borrowings to be prepaid. Except as otherwise provided in Section 2.11(e), each repayment of a Borrowing within any Class shall be applied ratably to the Loans in such Class included in the repaid Borrowing. Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 p.m., Local Time, on the scheduled date of such repayment. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid and any fees required pursuant to Section 2.12(d) or (e). Notwithstanding anything herein to the contrary (but in any event subject to Section 2.16), the Borrower may rescind any notice of prepayment pursuant to Section 2.11(a)(i), if such prepayment would have resulted from a refinancing or repayment of the facilities under this Agreement (whether through the incurrence of other Indebtedness, issuance of Equity Interests or otherwise), which refinancing or repayment shall not be consummated or shall otherwise be delayed, or condition such prepayment pursuant to Section 2.11(a)(i) on the consummation of such refinancing or repayment.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right, in its sole discretion (i) at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16 and except for the First Lien Prepayment Fee and the Second Lien Prepayment Fee payable pursuant to Sections 2.12 (d) and

(e), respectively), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d), provided that the Borrower may not prepay any Second Lien Term Loans (in whole or part) unless such prepayment is (x) made after the Discharge of First Lien Obligations or (y) permitted under Section 6.09(b)(i) and (ii) during any fiscal year, not later than 45 days after the end of any Excess Cash Flow Interim Period, to prepay the Tranche B Term Loans in whole or in part in accordance with Sections 2.10(c) and (d), without premium or penalty (but subject to Section 2.16), in an amount equal to (the “Excess Cash Flow Early Prepayment”) the amount by which (A) the Required Percentage of Year to Date Excess Cash Flow as of the last of day of such Excess Cash Flow Interim Period exceeds (B) the sum of the aggregate principal amount of (1) voluntary prepayments of Tranche B Term Loans previously made pursuant to this Section 2.11(a) (including Excess Cash Flow Early Prepayments for a prior Excess Cash Flow Interim Period in such fiscal year), and (2) permanent voluntary reductions of Revolving Facility Commitments pursuant to Section 2.08(b) to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid pursuant to Section 2.11(a), in each case, during such fiscal year; provided, that (x) if the amount in clause (B) exceeds the amount in clause (A), the amount of Tranche B Term Loans to be prepaid in connection with such Excess Cash Flow Prepayment shall be zero, (y) not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Interim Period under Section 5.04(b), the Borrower will deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth the calculation thereof in reasonable detail, and (z) no more than two Excess Cash Flow Early Prepayments may be made in respect of any fiscal year.

(b) All Net Proceeds shall be applied promptly after receipt thereof to prepay Term Loans in accordance with paragraphs (c) and (d) of Section 2.10; provided, that no prepayments of the Term Loans shall be required hereunder from Net Proceeds pursuant to clause (b) of the definition thereof if, on the date of receipt thereof, and after giving effect to the repayment, redemption, incurrence, issuance or sale of any Indebtedness in connection with any transaction giving rise to such Net Proceeds on a Pro Forma Basis (but without netting any Net Proceeds therefrom in the calculation thereof), the Senior Secured Leverage Ratio, calculated as of the last day of the fiscal quarter most recently ended and Reported, shall be less than or equal to 2.00 to 1.00.

(c) Not later than 90 days after the end of each Excess Cash Flow Period (or such later date, if any, on which the Borrower is permitted to deliver annual audited statements under Section 5.04(a), commencing with the Excess Cash Flow Period beginning on January 1, 2011), the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and an amount equal to the amount by which (A) the Required Percentage of such Excess Cash Flow exceeds (B) the sum of (1) the aggregate principal amount of voluntary prepayments of Tranche B Term Loans pursuant to Section 2.11(a)(i), (2) permanent voluntary reductions of Revolving Facility Commitments pursuant to Section 2.08(b) to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid pursuant to Section 2.11(a), and (3) the aggregate principal amount of Excess Cash Flow Early Prepayments pursuant to Section 2.11(a)(ii), in each case, during such Excess Cash Flow Period, shall be applied to prepay Tranche B Term Loans in accordance with paragraphs (c) and (d) of Section 2.10; provided, that if the amount in clause (B) exceeds the amount in clause (A), no such prepayment of Tranche B Term Loans shall be required. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment and the calculation thereof in reasonable detail; provided, that no prepayments of the Tranche B Term Loans shall be required hereunder from Excess Cash Flow and no such certificate need to be delivered if the Senior Secured Leverage Ratio on the last day of the Borrower’s then most recently completed and Reported Excess Cashflow Period was less than or equal to 1.75 to 1.00 unless any Excess Cash Flow Early Prepayments were made during such Excess Cash Flow Period.

(d) In the event and on such occasion that the total Revolving Facility Exposure exceeds the total Revolving Facility Commitments, the Borrower shall prepay Revolving Facility Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit Cash Collateral in an account with the Collateral Agent pursuant to Section 2.22) in an aggregate amount equal to such excess.

(e) Notwithstanding anything to the contrary contained in this Section 2.11 or any other provision of this Agreement, the Borrower may prepay any Class or Classes of outstanding Term Loans, at a discount to par pursuant to one or more auctions (each, an “Auction”) on the following basis (any such prepayment, an “Auction Prepayment”):

(i) The Borrower may only prepay Second Lien Term Loans pursuant to an Auction after the Discharge of First Lien Obligations or if the Auction Prepayment would otherwise constitute a permitted prepayment with respect to such Second Lien Term Loans under Section 6.09(b)(i).

(ii) All Term Lenders (other than Defaulting Lenders) of the applicable Class or Classes shall be permitted (but not required) to participate in each Auction. Any such Lender who elects to participate in an Auction may choose to offer all or part of such Lender’s Term Loans of the applicable Class for prepayment.

(iii) Each Auction Prepayment shall be subject to the conditions that (A) the Administrative Agent shall have received a certificate to the effect that (I) immediately prior to and after giving effect to the Auction Prepayment, no Default shall have occurred and be continuing, (II) as of the date of the Auction Notice (as defined in Exhibit G), the Borrower is not in possession of any material non-public information with respect to Holdings or any of its Subsidiaries that either (x) has not been disclosed to the Lenders (other than Lenders that do not wish to receive material non-public information with respect to Holdings or any of its Subsidiaries) prior to such date or (y) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, (1) a Lender’s decision to participate in any Auction or (2) the market price of the Term Loans subject to such Auction, and (III) each of the conditions to such Auction Prepayment has been satisfied, (B) immediately prior to and after giving effect to the Auction Prepayment, the sum of the unused Revolving Facility

Commitments plus Unrestricted Cash and cash equivalents held by Loan Parties shall not be less than $50,000,000, (C) each offer of prepayment made pursuant to this Section 2.11(e) must be in an amount not less than $1,000,000, (D) no Auction Prepayment shall be made from the proceeds of any Revolving Facility Loan or Swingline Loan, and (E) any Auction Prepayment shall be offered to all Lenders with Tranche B Term Loans (or, after the discharge of First Lien Obligations or if such prepayment of Second Lien Term Loans is then permitted under Section 6.09(b)(i), Second Lien Term Loans) on a pro rata basis.

(iv) All Term Loans prepaid by the Borrower pursuant to this Section 2.11(e) shall be accompanied by all accrued interest on the par principal amount so prepaid to, but not including, the date of the Auction Prepayment. Auction Prepayments shall not be subject to Section 2.16. The par principal amount of Tranche B Term Loans prepaid pursuant to this Section 2.11(e) shall be applied pro rata to reduce the remaining scheduled installments of principal thereof pursuant to Section 2.10(a)(i).

(v) Each Auction shall comply with the Auction Procedures and any such other procedures established by the Administrative Agent in its reasonable discretion and agreed to by the Borrower.

(vi) This Section 2.11(e) shall neither (A) require the Borrower to undertake any Auction nor (B) limit or restrict the Borrower from making voluntary prepayments of Term Loans in accordance with Section 2.11(a).

SECTION 2.12. Fees. (a) The Borrower agrees to pay to each Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Facility Commitments of all the Revolving Facility Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Revolving Facility Lender during the preceding quarter (or shorter period commencing with the Restatement Effective Date or ending with the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated), which shall accrue at a rate equal to the Applicable Margin. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Revolving Facility Lender shall commence to accrue on the Restatement Effective Date and shall cease to accrue on the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated as provided herein.

(b) The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender, through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Applicable Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Restatement Effective Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Borrowings effective for each day in such period; provided, however, that any L/C Participation Fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Bank pursuant to Section 2.22 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.23(a)(iv), with the balance of such fee, if any, payable to the Issuing Bank for its own account, and (ii) to each Issuing Bank, for its own account, (x) three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily average stated amount of such Letter of Credit (or as otherwise agreed with such Issuing Bank), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter (the “Administrative Agent Fees”).

(d) In connection with any Repricing Transaction that is consummated in respect of all or any portion of the Tranche B Term Loans on or after the Amendment No. 4 Effective Date but on or prior to the one year anniversary of the Amendment No. 4 Effective Date, the Borrower shall pay to each Tranche B Term Lender a fee (the “First Lien Prepayment Fee”) equal to 1.00% of the aggregate principal amount of the Tranche B Term Loans of such Tranche B Term Lender subject to such Repricing Transaction.

(e) If (x) the Borrower makes a voluntary prepayment of all or any portion of Initial Second Lien Term Loans pursuant to Section 2.11(a)(i) or a mandatory prepayment of all or any portion of Initial Second Lien Term Loans pursuant to Section 2.11(b) from the receipt of Net Proceeds pursuant to clause (b) of the definition thereof or (y) any Repricing Transaction is consummated in respect of all or any portion of the Initial Second Lien Term Loans (including an assignment of all or any portion of an Initial Second Lien Term Loan held by a Non-Consenting Lender pursuant to Section 2.19(c)), in each case, on or after the Amendment No. 4 Effective Date but on or before the fourth anniversary of the Amendment No. 4 Effective Date, the Borrower shall pay each Lender whose Initial Second Lien Term Loans are subject to such prepayment or Repricing Transaction, a fee (“the Second Lien Prepayment Fee”) equal to: (i) if such prepayment or Repricing Transaction occurs on or prior to the second anniversary of the Amendment No. 4 Effective Date, the Make Whole Premium Amount applicable to the aggregate principal amount Initial Second Lien Term Loans subject to such prepayment or Repricing Transaction, (ii) if such prepayment or Repricing Transaction occurs after the second anniversary of the Amendment No. 4 Effective Date but on or prior to the third anniversary of the Amendment No. 4 Effective Date, 2.00% on the aggregate principal amount of Initial Second Lien Term Loans subject to such prepayment or Repricing Transaction and (iii) if such prepayment or Repricing Transaction occurs after the third anniversary of the Amendment No. 4 Effective Date but on or prior to the fourth anniversary of the Amendment No. 4 Effective Date, 1.00% on the aggregate principal amount of Initial Second Lien Term Loans subject to such prepayment or Repricing Transaction, with any such fee to be paid on the date of such prepayment or the consummation of such Repricing Transaction; provided, however, that, no Make Whole Premium Amount shall be payable pursuant sub-clause (i) of this Section 2.12(e) in connection with an Equity Clawback Prepayment made by the Borrower, so long as (in lieu thereof) the Borrower pays a fee to each Initial Second Lien Term Lender equal to the interest rate then applicable to a Second Lien Term Loan maintained as a Eurocurrency Loan (i.e., 7.00% plus the Adjusted Eurocurrency Rate then in effect) on the aggregate principal amount of the Initial Second Lien Term Loans of such Lender subject to such Equity Clawback Prepayment.

(f) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13. Interest . (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, then (i) such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (B) in the case of any other amount, 2.00% plus the interest rate that would have applied had such amount, during the period of non-payment, constituted an ABR Loan, and (ii) all other principal of any Loan then outstanding hereunder shall bear interest at a rate of 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.09.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the Revolving Facility Commitments, (iii) in the case of the Tranche B Term Loans, on the Tranche B Term Loan Maturity Date and (iv) in the case of the Initial Second Lien Term Loans, on the Initial Second Lien Term Loan Maturity Date ; provided, that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All computations of interest for ABR Loans when the ABR is determined by DBTCA’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency, on any day:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining any applicable Adjusted Eurocurrency Rate for such currency for such Interest Period for such day; or

(b) the Administrative Agent is advised by the Required First Lien Lenders or Required Second Lien Lenders (as applicable) that any applicable Adjusted Eurocurrency Rate for such currency for such Interest Period for such day will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing, for such Interest Period or such day;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in such currency, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or Issuing Bank; or

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder or under any other Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax or backup withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by such Borrower to permit such payments to be made without such withholding tax or at a reduced rate; provided, that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other person.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Unless otherwise specified, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in U.S. Dollars, except as otherwise expressly provided herein. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans of a given Tranche, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon under any Tranche than the proportion received by any other Lender under such Tranche, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders under such Tranche to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under such Tranche ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans under such Tranche; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to (x) any payment made pursuant to and in accordance with the express terms of this Agreement (including, without limitation, Section 2.11(e) or the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.22, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Disbursements or Swingline Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (A) (1) in the case of Loans, the Federal Funds Effective Rate, (2) in the case of any other amounts denominated in U.S. Dollars, the Federal Funds Effective Rate, and (3) in the case of any other amount denominated in a currency other than U.S. Dollars, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the applicable conditions set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.05(d) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.05(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.05(d).

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (iv) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.04, and (v) such assignment does not conflict with any applicable Laws. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c) If any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 9.09 requires the consent of all the Lenders affected and with respect to which the Required First Lien Lenders and/or the Required Second Lien Lenders (as may be required by Section 9.09 in any given case) shall have granted their consent (any such Lender referred to above, a “Non-Consenting Lender”), then so long as no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (i) replace any such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank) or (ii) require such Non-Consenting Lender to assign all of its Term Loans hereunder or all of its Revolving Facility Commitments or Revolving Facility Loans hereunder to one or more assignees reasonably acceptable to the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank);

provided, that (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced, including obligations arising under Section 2.16 as a result of such replacement, and/or all Obligations of the Borrower owing to such Non-Consenting Lender in respect of any Loans required to be assigned shall be paid in full to such Non-Consenting Lender concurrently with such assignment (including all fees payable to such Non-Consenting Lender in accordance with Sections 2.12(d) and (e)), and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

SECTION 2.20. Incremental Commitments. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Second Lien Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount from one or more Incremental Second Lien Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Second Lien Term Loans and/or Incremental Revolving Facility Loans, as the case may be, in their own discretion; provided, that each Incremental Second Lien Term Lender and/or Incremental Revolving Facility Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Second Lien Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Second Lien Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”) and (iii) (a) whether such Incremental Second Lien Term Loan Commitments are to be Initial Second Lien Term Loan Commitments or commitments to make term loans with pricing and/or amortization terms different from the Initial Second Lien Term Loans (“Other Second Lien Term Loans”) and/or (b) whether such Incremental Revolving Facility Commitments are to be Revolving Facility Commitments or commitments to make revolving loans with pricing and/or amortization terms different from the Revolving Facility Loans (“Other Revolving Facility Loans”).

(b) The Borrower and each Incremental Second Lien Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Second Lien Term Loan Commitment of such Incremental Second Lien Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Second Lien Term Loans and/or Incremental Revolving Facility Loans to be made thereunder; provided, that (i)(A) the Other Second Lien Term Loans shall rank pari passu in right of payment and of security with, and except as to pricing, amortization and maturity, shall have the same terms as, the Initial Second Lien Term Loans and (B) the Other Revolving Facility Loans shall rank pari passu in right of payment and of security with the Tranche B Term Loans and Revolving Facility Loans and (except as to pricing and maturity) shall have the same terms as the Revolving Facility Loans, (ii) the final maturity date of (A) any Other Second Lien Term Loans shall be no earlier than the Initial Second Lien Term

Loan Maturity Date and/or (B) any Other Revolving Facility Loans shall be no earlier than the Revolving Facility Maturity Date, (iii) the weighted average life to maturity of any Other Second Lien Term Loans shall be no shorter than the weighted average life to maturity of the Initial Second Lien Term Loans, (iv) the Other Revolving Facility Loans shall require no scheduled amortization or mandatory commitment reductions prior to the Revolving Facility Maturity Date, (v) only Incremental Second Lien Term Loans may be incurred with respect to the Incremental Refinancing Amount, and such Incremental Second Lien Term Loans incurred with respect to the Incremental Refinancing Amount shall only be used to purchase, prepay, repay, redeem, retire, acquire, cancel or terminate Senior Notes or any Permitted Refinancing Indebtedness in respect thereof, and (vi) in the event that the Applicable Margin for any Other Second Lien Term Loans or Other Revolving Facility Loans is more than 50 basis points greater than the Applicable Margin for the Initial Second Lien Term Loans or Revolving Facility Loans, as applicable, then the Applicable Margin for the Initial Second Lien Term Loans or Revolving Facility Loans, as applicable, shall be increased to the extent necessary so that the Applicable Margin for the Other Second Lien Term Loans or Other Revolving Facility Loans is no more than 50 basis points greater than the Applicable Margin for the Initial Second Lien Term Loans or Revolving Facility Loans, as applicable; provided further, that in determining the Applicable Margin applicable to the Initial Second Lien Term Loans, Revolving Facility Loans, Other Second Lien Term Loans and Other Revolving Facility Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the arrangers (or their affiliates) of such loans shall be excluded and (z) if the Adjusted Eurocurrency Rate “floor” applicable to the Other Second Lien Term Loans or Other Revolving Facility Loans is higher than the Adjusted Eurocurrency Rate “floor” applicable to the Initial Second Lien Term Loans or Revolving Facility Loans, as applicable, the amount of such difference shall be deemed to be an increase to the Applicable Margin for the Other Second Lien Term Loans or Other Revolving Facility Loans for purposes of determining compliance with this clause (vi). The Effective Yield of the Initial Second Lien Term Loans and the Revolving Facility Loans as of the Amendment No. 4 Effective Date shall be (and is hereby deemed to be) 8.56% and 6.81%, respectively, after taking account of the Applicable Margins, applicable “floors” and the upfront and consent fees payable in connection with Amendment No. 4. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Second Lien Term Loan Commitments and/or Incremental Revolving Loan Commitments evidenced thereby as provided for in Section 9.09(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Second Lien Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.20 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the

Borrower, (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation as required by the relevant Incremental Assumption Agreement and consistent with those delivered on the Restatement Effective Date under Section 4.02 and such additional documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably require to assure that the Incremental Second Lien Term Loans and/or Incremental Revolving Facility Loans are secured by the Collateral ratably with (A) in the case of the Incremental Second Lien Term Loans, the Initial Second Lien Term Loans and (B) in the case of the Incremental Revolving Facility Loans, the Revolving Facility Loans, (iii) the Borrower would be in Pro Forma Compliance, calculated as of the last day of the most recently ended and Reported fiscal quarter, after giving effect to such Incremental Second Lien Term Loan Commitment and/or Incremental Revolving Facility Commitments and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date, (iv) in the case of any Incremental Second Lien Term Loans incurred with respect to the Incremental Refinancing Amount (to purchase, repay, prepay, redeem, retire, acquire, cancel or terminate any Senior Notes or any Permitted Refinancing Indebtedness in respect thereof), the Total Secured Leverage Ratio, after giving effect to such Incremental Second Lien Term Loan Commitment and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date (but without netting the cash proceeds of such Loans in making such calculation) shall not be greater than 3.50:1.00, and (v) in the case of any Incremental Second Lien Term Loans or Incremental Revolving Facility Commitments incurred with respect to the Incremental General Amount, the Total Secured Leverage Ratio, after giving effect to such Incremental Second Lien Term Loans or Incremental Revolving Facility Commitment and the application of the proceeds therefrom on such date (and assuming that the entire amount of any Incremental Revolving Facility Commitments has been borrowed and without netting the cash proceeds of any such Loans in making such calculation), shall not be greater than 3.50:1:00.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Second Lien Term Loans and/or Incremental Revolving Facility Loans (other than Other Second Lien Term Loans or Other Revolving Facility Loans), when originally made, are included in each Borrowing of outstanding Term Loans or Revolving Facility Loans under the same Tranche on a pro rata basis, and the Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

SECTION 2.21. Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Restatement Effective Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.22. Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or any Issuing Bank if, as of the expiration date for all Letters of Credit set forth in Section 2.05(c), any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all L/C Exposure.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at DBTCA. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of the Administrative Agent, the applicable Issuing Bank and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.22(c). If at any time the Administrative Agent or the Collateral Agent determines that Cash Collateral is subject to any right or claim of any person other than the Collateral Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, then (i) the Borrower (solely to the extent that the applicable Cash Collateral was provided by the Borrower), or (ii) the relevant Defaulting Lender (solely to the extent that the applicable Cash Collateral was provided by such Defaulting Lender) will, promptly upon demand by the Administrative Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.22 or Sections 2.04, 2.05, 2.11, 2.23 or 7.01 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific Letter of Credit obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.04(b)(ii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.22 may be otherwise applied in accordance with Section 7.01), and

(y) the person providing Cash Collateral and the Issuing Bank or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.23. Defaulting Lenders

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.09.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Bank or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. The Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), and (y) shall be limited in its right to receive L/C Participation Fees as provided in Section 2.12(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.23(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants that:

SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrower and each of the Subsidiaries (a) is a limited liability company, unlimited liability company, corporation or partnership duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Restatement Transactions, the Permitted Exchange Transactions and the Extension Transactions (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership action required to be obtained by Holdings, the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any limited liability company or operating agreements) or by-laws of Holdings, the Borrower or any such Subsidiary Loan Parties, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary Loan Parties is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary Loan Parties, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) except to the extent set forth in the applicable Foreign Pledge Agreements, any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Restatement Transactions, except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents, approvals, registrations or filings with respect to which the failure to be obtained or made could not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.

SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders:

(i) The unaudited pro forma condensed combined balance sheet as of December 31, 2009 (the “Pro Forma Closing Balance Sheet”) of the Borrower, together with its combined subsidiaries (in each case including the notes thereto), copies of which have heretofore been furnished to each Lender, which have been prepared giving effect to the Restatement Transactions (as if such events had occurred on such date). The Pro Forma Closing Balance Sheet has been prepared in good faith based on assumptions believed by Holdings and the Borrower to have been reasonable as of the date of delivery thereof (it being understood that such assumptions are based on good faith estimates of certain items and that the actual amount of such items is subject to change). The Pro Forma Closing Balance Sheet presents fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated subsidiaries as at December 31, 2009, assuming that the events specified in the second preceding sentence had actually occurred at such date.

(ii) The audited combined balance sheets of the Borrower and its combined Subsidiaries as at December 31, 2008 and December 31, 2009 and the related combined statements of operations, changes in combined equity and cash flows of the Borrower and its combined Subsidiaries for the fiscal years ended December 31, 2008 and December 31, 2009, in each such case, copies of which have heretofore been furnished to each Lender, which have been prepared in accordance with GAAP applied consistently throughout the periods involved and Regulation S-X under the Securities Act of 1933, as amended, and present fairly the financial condition and results of operations of the Borrower and its combined Subsidiaries, as of and on such dates set forth on such financial statements.

(b) Except as set forth in Schedule 3.05(b), as of the Restatement Effective Date, none of the Borrower or the Subsidiaries has any material Guarantees, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in the preceding clauses (a)(i) and (ii). During the period from December 31, 2009, to and including the Restatement Effective Date there has been no disposition by Holdings, the Borrower or any of its subsidiaries of any material part of its business or property that has not been disclosed to the Administrative Agent.

SECTION 3.06. No Material Adverse Change or Material Adverse Effect. Since December 31, 2009, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and valid record fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title, interests or easements could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets held in fee simple are free and clear of Liens, other than Liens expressly permitted by Section 6.02 or arising by operation of law.

(b) Each of the Borrower and the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be considered to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Each of the Borrower and the Subsidiaries owns or possesses, or could obtain ownership or possession of or rights under, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the their businesses, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) As of the Restatement Effective Date, none of the Borrower or the Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Restatement Effective Date.

(e) None of the Borrower or the Subsidiaries is obligated on the Restatement Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.

SECTION 3.08. Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Restatement Effective Date the name and jurisdiction of incorporation, formation or organization of each direct and indirect subsidiary of Holdings. Except as set forth on Schedule 3.08(a), as of the Restatement Effective Date, all of the issued and outstanding Equity Interests of each subsidiary of Holdings is owned directly by Holdings or by another subsidiary.

(b) As of the Restatement Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings, the Borrower or any of the Subsidiaries, except rights of employees to purchase Equity Interests of Holdings or as set forth on Schedule 3.08(b).

SECTION 3.09. Litigation; Compliance with Laws. (a) As of the Restatement Effective Date, there are no actions, suits or proceedings at law or in equity or, to the knowledge of the Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting Holdings or the Borrower or any of its subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Restatement Transactions or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Restatement Transactions. As of the date of any Borrowing after the Restatement Effective Date, there are no actions, suits or proceedings at law or in equity or, to the knowledge of the Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting Holdings or the Borrower or any of its subsidiaries or any business, property or rights of any such person which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of Holdings, the Borrower, the Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10. Federal Reserve Regulations. (a) None of Holdings, the Borrower or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin

Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or the Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

SECTION 3.12. Use of Proceeds. The Borrower will use the proceeds of the Tranche B Term Loans borrowed on the Restatement Effective Date, to refinance Indebtedness under the Existing Credit Agreement, for the payment of fees and expenses payable in connection with the Restatement Transactions and for working capital needs and other general corporate purposes (including, without limitation, for Permitted Business Acquisitions and to make Permitted Investments). The Borrower will use the proceeds of the Revolving Facility Loans, the New Second Lien Term Loans and the Swingline Loans for working capital needs and other general corporate purposes (including, without limitation, for Permitted Acquisitions and to make Permitted Investments). The Borrower will use the proceeds of the Letters of Credit solely to support payment obligations incurred by the Borrower and its Subsidiaries.

SECTION 3.13. Tax Returns. Except as set forth on Schedule 3.13:

(a) Each of Holdings, the Borrower and the Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects, including, without limitation, relating to all periods or portions thereof ending on or prior to the Restatement Effective Date and (ii) has timely paid or caused to be timely paid all Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments, including, without limitation, relating to all periods or portions thereof ending on or prior to the Restatement Effective Date that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(b) Other than as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Restatement Effective Date, with respect to each of Holdings, the Borrower and the Subsidiaries, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other Taxing authority.

SECTION 3.14. No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning Holdings, the Borrower, the Subsidiaries, the Restatement Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Restatement Transactions or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Restatement Effective Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b) Any Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Restatement Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such Projections and estimates were furnished to the Lenders and as of the Restatement Effective Date, and (ii) as of the Restatement Effective Date, have not been modified in any material respect by the Borrower.

SECTION 3.15. Employee Benefit Plans. (a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth on Schedule 3.15: (i) each of Holdings, the Borrower, the Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable law; no Reportable Event has occurred during the past five years as to which Holdings, the Borrower, a Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (ii) no Reportable Event has occurred during the past five years as to which Holdings, the Borrower, a Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) the present value of all benefit liabilities under each Plan of Holdings, the Borrower, the Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, does not exceed the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan), as of the last annual valuation dates applicable thereto for which valuations are available, does not exceed the value of the assets of all such underfunded Plans; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) none of Holdings, the Borrower, the Subsidiaries or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

(b) Each of Holdings, the Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

(c) None of Holdings, the Borrower or any of the Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme that is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993), and none of Holdings, the Borrower or any of the Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 39 and 43 of the Pensions Act 2004) such an employer, other than any such scheme, connection or association that could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.16. Environmental Matters. Except as disclosed on Schedule 3.16 and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of the Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened, that allege a violation of or liability under any applicable Environmental Laws, in each case relating to the Borrower or any of the Subsidiaries, (ii) each of the Borrower and the Subsidiaries has obtained and maintained all permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) there has been no material written environmental assessment or audit conducted since January 1, 2005, by the Borrower or any of the Subsidiaries of any property currently owned or leased by the Borrower or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the date hereof, (iv) no Hazardous Material is located at, on or under any property currently or, to the knowledge of the Borrower, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of the Subsidiaries under any applicable Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of the Subsidiaries under any Environmental Laws, and (v) there are no written agreements in which the Borrower or any of the Subsidiaries has expressly assumed or undertaken responsibility, and such assumption or undertaking of responsibility has not expired or otherwise terminated, for any liability or obligation of any other person arising under or relating to applicable Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

SECTION 3.17. Security Documents. (a) Each of the Guarantee and Collateral Agreement and the Holdings Guarantee and Pledge Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent intended to be created thereby. In the case of the Pledged Collateral described in the Guarantee and Collateral Agreement and the Holdings Guarantee and Pledge Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement (other than the Intellectual Property (as defined in the Guarantee and Collateral Agreement)), when financing statements and other filings specified on Schedule 6 of the Perfection Certificate in appropriate form are filed in the offices specified on Schedule 6 of the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in (to the extent required thereby), all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except, in the case of Collateral other than Pledged Collateral, Liens expressly permitted by Section 6.02 and Liens having priority by operation of law).

(b) When the Intellectual Property Security Agreement is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic Intellectual Property (to the extent intended to be created thereby), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors thereunder after the Closing Date) except Liens permitted by Section 6.02 and Liens having priority by operation of Law.

(c) Each Foreign Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof to the fullest extent permissible under applicable law. In the case of the Pledged Collateral described in a Foreign Pledge Agreement, when certificates representing such Pledged Collateral (if any) are delivered to the Collateral Agent, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, (subject to Section 6.02) prior and superior in right to any other person except Liens having priority by operation of the law governing such Foreign Pledge Agreement.

(d) The Mortgages executed and delivered after the Closing Date pursuant to Section 5.11 shall be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of a person pursuant to Liens expressly permitted by Section 6.02 and Liens having priority by operation of law.

(e) After taking the actions specified for perfection therein, each Security Document (excluding the Foreign Pledge Agreements, the Guarantee and Collateral Agreement, the Holdings Guarantee and Pledge Agreement and the Mortgages, each of which is covered by another paragraph of this Section 3.17), when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral subject thereto (to the extent intended to be created thereby), and will constitute a fully perfected Lien on and security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto (to extent required thereby), prior and superior to the rights of any other person, except for rights secured by Liens expressly permitted by Section 6.02 and Liens having priority by operation of law.

(f) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, other than to the extent set forth in the applicable Foreign Pledge Agreements, none of the Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18. Location of Real Property. Schedule 3.18 lists completely and correctly as of the Restatement Effective Date all material real property owned by Holdings, the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Restatement Effective Date, Holdings, the Borrower and the Subsidiary Loan Parties own in fee all the real property set forth as being owned by them on such Schedule 3.18.

SECTION 3.19. Solvency. (a) Immediately after giving effect to the Restatement Transactions on the Restatement Effective Date, (i) the sum of the assets of the Borrower (individually) and Holdings, the Borrower and the Subsidiaries on a consolidated basis, both at a fair valuation and at present fair salable value, exceeds the liabilities, including contingent, subordinated, unmatured, unliquidated, and disputed liabilities of the Borrower (individually) and Holdings, the Borrower and the Subsidiaries on a consolidated basis, respectively; (ii) the Borrower (individually) and Holdings, the Borrower and the Subsidiaries on a consolidated basis, respectively, have sufficient capital with which to conduct their business; and (iii) the Borrower (individually) and Holdings, the Borrower and the Subsidiaries on a consolidated basis have not incurred debts beyond their ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) a right to an equitable remedy for breach of performance to the extent such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

(b) Neither of Holdings or the Borrower intends to, or believes that it or any Subsidiary Loan Party will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary Loan Party and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary Loan Party.

SECTION 3.20. Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings, the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (c) all payments due from Holdings, the Borrower or any of the Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary to the extent required by GAAP; and (d) Holdings, the Borrower and the Subsidiaries are in compliance with all applicable laws, agreements, policies, plans and programs relating to employment and employment practices. Except as set forth on Schedule 3.20, consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is bound.

SECTION 3.21. Insurance. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the Subsidiaries as of the Restatement Effective Date. As of such date, such insurance is in full force and effect. Such insurance complies with the requirements of this Agreement and the other Loan Documents and the Borrower believes that the insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries is adequate.

SECTION 3.22. Senior Debt. The Obligations constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof) under the Senior Subordinated Notes Indenture, the Extended Senior Subordinated Notes Indenture and the Affinion Investments Notes Indenture, including any Permitted Refinancing Indebtedness in respect of the Senior Subordinated Notes, the Extended Senior Subordinated Notes and the Affinion Investments Notes.

SECTION 3.23. No Violation. (a) None of Holdings, the Borrower or any Subsidiary is (a) a party to any agreement or instrument, or subject to any corporate restriction, that, individually or in the aggregate, has resulted, or could reasonably be expected to result, in a Material Adverse Effect or (b) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any of Holdings, the Borrower or any Subsidiary is a party that, individually or in the aggregate, has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

SECTION 3.24. Holdings Indebtedness. As of the Restatement Effective Date, and prior to giving effect to the Restatement Transactions, Holdings’ only Indebtedness is the Indebtedness set forth on Schedule 3.24.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.05(b).

(b) The representations and warranties set forth in the Loan Documents that are qualified by materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the date of such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any (i) increase in the stated amount of such Letter of Credit or (ii) extension of the expiration of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified by materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, as of such earlier date).

(c) At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any (i) increase in the stated amount of such Letter of Credit or (ii) extension of the expiration of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

Each Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any (i) increase in the stated amount of such Letter of Credit or (ii) extension of the expiration of such Letter of Credit) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. Restatement Effective Date. On the Restatement Effective Date:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Restatement Effective Date, a favorable written opinion of Akin Gump Strauss Hauer and Feld, LLP, special counsel for Holdings, the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, dated the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, and addressed to each Issuing Bank on the Restatement Effective Date, the Administrative Agent and the Lenders, covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and each of Holdings, the Borrower and the other Loan Parties hereby instructs its counsel to deliver such opinions.

(c) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent, to the Lenders and to each Issuing Bank on the Restatement Effective Date.

(d) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(i) a copy of the certificate or articles of incorporation or formation, limited liability agreement, partnership agreement or other constituent or governing documents, including all amendments thereto, of each Loan Party, (a) if applicable in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official), and (b) otherwise, (i) certified by the Secretary or Assistant Secretary of each such Loan Party or other person duly authorized by the constituent documents of such Loan Party or (ii) otherwise in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders;

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party or other person duly authorized by the constituent documents of such Loan Party dated the Restatement Effective Date and certifying:

(A) that attached thereto is a true and complete copy of the by-laws (or limited liability company agreement, articles of association, partnership agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Restatement Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below;

(B) that attached thereto is a true and complete copy of resolutions (or equivalent authorizing actions) duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Restatement Effective Date;

(C) that the certificate or articles of incorporation, by-laws, limited liability company agreement, articles of association, partnership agreement or other equivalent constituent and governing documents of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(D) as to the incumbency and specimen signature of each officer or other duly authorized person executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and

(E) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party; and

(iii) a certification of another officer or other duly authorized person as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer or other person duly authorized by such Loan Party executing the certificate pursuant to clause (ii) above.

(e) The elements of the Collateral and Guarantee Requirement required to be satisfied on the Restatement Effective Date shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such filings (or similar documents) are permitted by Section 6.02 or have been released; provided that, to the extent that it is not practicable for the requirements of clause (iii) of clause (a) of the definition of “Collateral and Guarantee Requirement” to be satisfied on or prior to the Restatement Effective Date, then such requirements may be satisfied following the Restatement Effective Date in accordance with Section 5.11(h).

(f) On the Closing Date, after giving effect to the Restatement Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (i) Indebtedness permitted pursuant to Section 6.01, (ii) in the case of Holdings, the Indebtedness under the Holdings Credit Agreement, and Guarantees of Indebtedness under the Loan Documents, and (iii) the Seller Preferred Equity of Holdings.

(g) The Joint Lead Arrangers shall have received a customary certificate in from a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Restatement Transactions and the other transactions contemplated hereby, are solvent.

(h) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Restatement Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Shearman & Sterling LLP and U.S. and local and foreign counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(i) The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.02 of this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

ARTICLE V

Affirmative Covenants

Each of Holdings (solely with respect to Section 5.01(a) and Section 5.06) and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, each of Holdings (solely with respect to Section 5.01(a) and Section 5.06) and the Borrower will, and will cause each of the Material Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (i) except as otherwise expressly permitted under Section 6.05, and (ii) except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided, that Subsidiaries that are Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Subsidiary Loan Parties unless such liquidation is otherwise permitted by Section 6.05(b).

(b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, unless the failure to do so would not result, in each case, in a Material Adverse Effect, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, and (iii) at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02. Insurance. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, taking into account the general degree to which such companies are leveraged, and maintain such other insurance as may be required by law or any other Loan Document.

(b) Cause all such property and property casualty insurance policies to be endorsed or otherwise amended to include appropriate loss payable endorsements, including, with respect to Mortgaged Properties, a “standard” or “New York” lender’s loss payable endorsement, in each case, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Restatement Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the other Loan Parties under such policies directly to the Administrative Agent; cause all such policies to provide that none of the Borrower, the Administrative Agent or any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably (in light of a Default or a material development in respect of the insured property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Administrative Agent; cause each such policy to provide that it shall not be canceled, lapsed (including for nonrenewal) or terminated upon less than 30 days’ prior written notice (or 10 days’ prior written notice in the case of any failure to pay any premium due thereunder) thereof by the insurer to the Administrative Agent; deliver to the Administrative Agent, prior to the cancellation, lapse (including for nonrenewal) or termination of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c) Notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by Holdings, the Borrower or any of the Subsidiaries; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders, the Issuing Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrower, on behalf of itself and behalf of each of its subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any Issuing Bank and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrower and the Subsidiaries or the protection of their properties.

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto, and (c) the failure to make such payment and discharge could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K or, if applicable, such longer period permitted under Rule 12b-25 under the Exchange Act) after the end of each fiscal year, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and, commencing with the fiscal year ending December 31, 2010, setting forth in comparative form the corresponding figures for the prior fiscal year, and (ii) management’s discussion and analysis of significant operational and financial developments during such fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect, other than solely with respect to, or resulting solely from, an upcoming maturity of any Tranche under this Agreement) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of Annual Reports on Form 10-K of the Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein);

(b) within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q or, if applicable, such longer period permitted under Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending March 31, 2010 (it being agreed that such deliverables shall be furnished no later than the date such requirements are complied with under the Senior Notes Indenture), (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Responsible Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the delivery by the Borrower of Quarterly Reports on Form 10-Q of the

Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein);

(c) (i) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Responsible Officer of the Borrower (A) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) setting forth computations in reasonable detail demonstrating compliance with the covenant contained in Section 6.10, or that compliance is not then required in accordance with the terms of Section 6.10, and (C) setting forth the calculation and uses of Available Free Cash Flow Amount for the fiscal period then ended if the Borrower shall have used the Available Free Cash Flow Amount for any purpose during such fiscal period, and (ii) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other reports and statements filed by Holdings, the Borrower or any of its subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or any website operated by the SEC containing “EDGAR” database information;

(e) if, as a result of any change in accounting principles and policies from those applied in the preparation of the financial statements referred to in Section 3.05(a)(ii) for the fiscal year ended December 31, 2009, the consolidated financial statements of the Borrower and its subsidiaries delivered pursuant to paragraph (a) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) above following such change, a schedule prepared by a Responsible Officer on behalf of the Borrower reconciling such changes to what the financial statements would have been without such changes;

(f) within 90 days after the beginning of each fiscal year, a detailed consolidated quarterly budget for such fiscal year and, as soon as available, significant revisions, if any, of such budget and quarterly projections with respect to such fiscal year, including a description of underlying assumptions with respect thereto (collectively, the “Budget”);

(g) upon the reasonable request of the Administrative Agent, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (g) or Section 5.11(f);

(h) promptly, a copy of all reports submitted to the Board of Directors (or any committee thereof) of any of Holdings, the Borrower or any Subsidiary in connection with any material interim or special audit made by independent accountants of the books of Holdings, the Borrower or any Subsidiary;

(i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of its subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

(j) promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate, concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of its subsidiaries as to which an adverse determination is reasonably probable and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to Holdings, the Borrower or any of its subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

(d) the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.10, or to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08. Payment of Obligations. Pay its material Indebtedness and other material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit only as contemplated in Section 3.12.

SECTION 5.10. Compliance with Environmental Laws. Comply with all Environmental Laws applicable to its operations and properties; and comply with and obtain and renew all material permits, licenses and other approvals required pursuant to Environmental Law for its operations and properties, except, in each case with respect to this Section 5.10, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.11. Further Assurances; Additional Security. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (including any real property (other than real property covered by Section 5.11(c) below) or improvements thereto or any interest therein) that has an individual Fair Market Value in an amount, or if purchase price therefor is, greater than $2,500,000 is acquired by Holdings, the Borrower or any other Loan Party after the Restatement Effective Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and other than assets that (i) are subject to secured financing arrangements containing restrictions permitted by Section 6.09(c) pursuant to which a Lien on such assets securing the Obligations is not permitted or (ii) are not required to become subject to the Liens of the Administrative Agent pursuant to Section 5.11(g) or the Security Documents), cause such asset to be subjected to a Lien securing the Obligations pursuant to appropriate Security Documents and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 5.11, all at the expense of the Loan Parties, subject to paragraph (g) below.

(c) Promptly notify the Administrative Agent of the acquisition of, and, upon the written request of the Administrative Agent, grant and cause each of the Subsidiary Loan Parties to grant to the Administrative Agent security interests and mortgages in, such real property of the Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages (other than assets that (i) are subject to permitted secured financing arrangements containing restrictions permitted by Section 6.09(c), pursuant to which a Lien on such assets securing the Obligations is not permitted or (ii) are not required to become subject to the Liens of the Administrative Agent pursuant to Section 5.11(g) or the Security Documents), to the extent acquired after the Restatement Effective Date and having a value or purchase price at the time of acquisition in excess of $2,500,000 pursuant to documentation in such form as is reasonably satisfactory to the Administrative Agent (each, an “Additional Mortgage”) and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are permitted by Section 6.02 or arising by operation of law, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. With respect to each such Additional Mortgage, the Borrower shall deliver, or cause the applicable Subsidiary Loan Party to deliver, to the Administrative Agent contemporaneously therewith a title insurance policy or policies or marked up unconditional binder of title insurance, paid for by the Borrower or the applicable Loan Party, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02 and Liens arising by operation of law, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and a survey if reasonably available with respect to property outside the United States.

(d) In connection with (i) the formation or acquisition of any direct or indirect Domestic Subsidiary of Holdings or the Borrower or any direct Foreign Subsidiary of any Loan Party or (ii) any existing direct or indirect subsidiary of Holdings or the Borrower becoming a Subsidiary Loan Party, within ten Business Days after the date of such formation, acquisition or Subsidiary becoming a Subsidiary Loan Party, notify the Administrative Agent and the Lenders thereof and, within 20 Business Days after such date or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such subsidiary and with respect to any Equity Interest in or Indebtedness of such subsidiary owned by or on behalf of any Loan Party, subject to Section 5.11(g).

(e) If any newly formed or acquired or any existing subsidiary of Holdings or the Borrower becomes a “first tier” Foreign Subsidiary that is a Material Subsidiary of any Loan Party, within ten Business Days after the date such subsidiary becomes such a “first tier” Foreign Subsidiary, notify the Administrative Agent and the Lenders thereof and, within 20 Business Days after such date or such longer period as the Administrative Agent shall agree (or such later date as may be the first practicable date because of delays caused by foreign legal requirements, despite diligent efforts on the part of the Loan Parties), cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such subsidiary owned by or on behalf of any Loan Party, subject to Section 5.11(g).

(f) (i) Furnish to the Administrative Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure or (C) in any Loan Party’s organizational identification number; provided, that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the applicable Secured Parties (to the extent intended to be created by the Security Documents) and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.11 need not be satisfied with respect to (i) any real property held by the Borrower or any of the Subsidiaries as a lessee under a lease, (ii) any Equity Interests acquired after the Restatement Effective Date in accordance with this Agreement if, and to the extent that, and for so long as (A) such Equity Interests constitute less 100% of all applicable Equity Interests of such person and the persons holding the remainder of such Equity Interests are not Affiliates, (B) doing so would violate or require a consent (that could not be readily obtained without undue burden on the Loan Parties) under applicable law or regulations or a contractual obligation binding on such Equity Interests, including with regard to any Insurance Subsidiary and any future Banking Subsidiary and (C) such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Equity Interests, (iii) any assets acquired after the Restatement Effective Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Lien permitted pursuant to Section 6.02(i) or (j), (iv) any Unrestricted Subsidiary and (v) any Subsidiary or asset with respect to which the Administrative Agent determines that the cost of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.11 with respect thereto exceeds the value of the security afforded thereby; provided, that, upon the reasonable request of the Administrative Agent, Holdings and the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (ii) and (iii) above.

(h) In the event that any requirement set forth in Section 4.02(e) (as it pertains to clause(a)(iii) of the definition of “Collateral and Guarantee Requirement”) has not been satisfied in full on or prior to the Restatement Effective Date, cause such requirement to be satisfied as promptly as practicable after the Restatement Effective Date and, in any event, cause all such requirements to be satisfied not later than five Business Days following the Restatement Effective Date (or such later date, as the Administrative Agent may agree, in its sole discretion, because of delays despite diligent efforts).

SECTION 5.12. Fiscal Year; Accounting. In the case of the Borrower, cause its fiscal year to end on December 31.

SECTION 5.13. Rating. In the case of the Borrower, use commercially reasonable efforts to maintain (i) public ratings (but not any specific rating) from each of Moody’s and S&P for the Term Loans, (ii) a public corporate credit rating of the Borrower (but not any specific rating) from S&P and (iii) a public corporate family rating of the Borrower (but not any specific rating) from Moody’s.

SECTION 5.14. Lender Meetings. In the case of the Borrower, upon the request of the Administrative Agent, (a) participate in a meeting of the Administrative Agent and the Lenders once during each fiscal year to be held at such time and location as may be agreed upon by the Borrower and the Administrative Agent, and (b) to the extent that the Borrower has not already participated in or scheduled a similar conference call for such quarter in connection with the delivery of its financial statements under the Senior Notes, the Senior Subordinated Notes, the Extended Senior Subordinated Notes and/or the Affinion Investments Notes, participate in a telephonic conference call with the Administrative Agent and the Lenders quarterly at such time as may be agreed upon by the Borrower and the Administrative Agent.

SECTION 5.15. Compliance with Material Contracts. Perform and observe all of the terms and conditions of each material agreement to be performed or observed by it, maintain each such material agreement in full force and effect, enforce each such material agreement in accordance with its terms, except where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

ARTICLE VI

Negative Covenants

Each of Holdings (solely with respect to Sections 6.08(b) and 6.09) and the Borrower covenants and agrees with each Lender that, on and after the Restatement Effective Date, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, Holdings will not (solely with respect to Sections 6.08(b) and 6.09) and the Borrower will not, and will not cause or permit any of the Material Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness (other than intercompany Indebtedness) of the Subsidiaries existing, or incurred pursuant to facilities existing, on the Restatement Effective Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or, without duplication, replacements of such facilities that would constitute Permitted Refinancing Indebtedness with respect to such facilities if all Indebtedness available to be incurred thereunder were outstanding on the date of such replacement;

(b) Indebtedness created hereunder and under the other Loan Documents; provided that, prior to the Discharge of First Lien Obligations, Liens on the Collateral securing the Second Lien Obligations shall at all times be subject to the Second Lien Intercreditor Agreement;

(c) Indebtedness of the Borrower and the Subsidiaries pursuant to Swap Agreements permitted by Section 6.12;

(d) Indebtedness of the Borrower and the Subsidiaries owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case, provided in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04(b), and (ii) Indebtedness of the Borrower to any

Subsidiary and Indebtedness of any other Loan Party to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness of the Borrower and the Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, reasonably required in the conduct of the business (giving effect to any growth or expansion of such business permitted hereunder), including those incurred to secure health, safety, insurance and environmental obligations of the Borrower and its Subsidiaries as conducted in accordance with good and prudent business industry practice and otherwise as permitted by the Loan Documents;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (i) such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days of notification to the Borrower of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h) (i) Indebtedness of a Subsidiary acquired after the Restatement Effective Date or a person merged into or consolidated with the Borrower or any Subsidiary after the Restatement Effective Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness, in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, that the aggregate principal amount of such Indebtedness at the time of, and after giving effect to, such acquisition, merger or consolidation, such assumption or such incurrence, as applicable (together with Indebtedness outstanding pursuant to this paragraph (h) or paragraph (i) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03), would not exceed $115,000,000 in the aggregate;

(i) (i) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, (ii) any Permitted Refinancing Indebtedness in respect thereof, and (iii) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03, collectively, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to paragraph (h) of this Section 6.01 or this paragraph (i) and the Remaining Present Value of leases permitted under Section 6.03) would not exceed $115,000,000 in the aggregate;

(j) Indebtedness in respect of (i) the Senior Notes outstanding on the Restatement Effective Date, (ii) the Senior Subordinated Notes outstanding on the Amendment No. 3 Effective Date, (iii) the Affinion Investments Notes outstanding on the Amendment No. 3 Effective Date, (iv) the Extended Senior Subordinated Notes outstanding on the Amendment No. 3 Effective Date and (v) any Permitted Refinancing Indebtedness incurred to Refinance such Senior Notes, Senior Subordinated Notes Affinion Investments Notes or Extended Senior Subordinated Notes;

(k) other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount at any time outstanding pursuant to this paragraph (k) not in excess of $110,000,000;

(l) Guarantees by the Borrower or any Subsidiary of any Indebtedness of the Borrower or any Subsidiary expressly permitted to be incurred under this Agreement; provided, that, notwithstanding anything to the contrary in this Section 6.01, (i) the Borrower and the Subsidiary Loan Parties shall not Guarantee the Indebtedness of any Subsidiary that is not a Subsidiary Loan Party unless such Guarantee is permitted under Section 6.04, (ii) any Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated in right of payment to other Indebtedness of such person shall be expressly subordinated in right of payment to the Obligations on terms not less favorable to the Lenders than the subordination terms of such other Indebtedness, (iii) no Subsidiary shall Guarantee the Senior Notes, the Senior Subordinated Notes, the Extended Senior Subordinated Notes or the Affinion Investments Notes (or Permitted Refinancing Indebtedness in respect of any of the foregoing), unless such Subsidiary is also a Subsidiary Loan Party in compliance with the Collateral and Guarantee Requirement, (iv) neither Affinion Investments nor Affinion Investments II shall Guarantee the Senior Notes or any other obligations under the Senior Notes Documents (or any Permitted Refinancing in respect thereof) and (v) no Subsidiary (other than Affinion Investments II) shall Guarantee the Affinion Investment Notes Documents;

(m) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition, in each case, to the extent such obligation or transaction is permitted by this Agreement;

(n) reimbursement and similar obligations of Subsidiaries in respect of letters of credit or bank guarantees (other than Letters of Credit issued pursuant to Section 2.05) having an aggregate face amount not in excess of $12,000,000;

(o) Indebtedness of the Borrower and the Subsidiaries supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(p) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(q) to the extent constituting Indebtedness, all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01;

(r) Indebtedness of the Borrower and the Subsidiaries incurred under lines of credit or overdraft facilities extended by one or more financial institutions reasonably acceptable to the Administrative Agent or by Lenders and, in each case, established for the Borrower’s and such Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(b) and in the Security Documents (it being understood, however, that for a period of 90 consecutive days during each fiscal year of the Borrower the outstanding principal amount of Indebtedness under the Overdraft Line shall not exceed $30,000,000);

(s) deposits raised by any Material Subsidiary that is subject to state and/or federal banking regulations that constitute Indebtedness owing to such depositor and any discounts or borrowing by such Material Subsidiary;

(t) up to $50,000,000 in aggregate principal amount of Indebtedness of Foreign Subsidiaries that are not Loan Parties at any time outstanding; provided, that to the extent that the terms of such Indebtedness are permitted hereunder, any increase in the amount of such Indebtedness as a result of capitalized or paid-in-kind interest or accreted principal on such Indebtedness pursuant to such terms shall not constitute a further issuance or incurrence of Indebtedness for purposes of this Section 6.01(t);

(u) Indebtedness consisting of earn-outs and obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Business Acquisitions or any other Investment permitted hereunder;

(v) Indebtedness incurred by the Borrower or any of its Subsidiaries to fund losses, damages, liabilities, claims, costs and expenses (including attorney’s fees, interest, penalties, judgments and settlements, collectively, “Losses”), by reason of any litigation disclosed in this Agreement (including the schedules hereto) or the Offering Circular, including the financial statements included therein, or relating to the same facts and circumstances as disclosed; provided, that, as certified in an Officer’s Certificate executed by a Responsible Officer of the Borrower (i) the Borrower has provided to Cendant a notice in respect of such losses and has a reasonable good faith belief that it its entitled to be indemnified by Cendant pursuant to the Purchase Agreement in respect of such losses and (ii) the Indebtedness incurred pursuant to this clause (v) is in an amount equal to or less than the amount of the losses for which indemnification is claimed; provided, further, that (i) after 30 days of the Borrower receiving funds in satisfaction of such indemnity or (ii) if Cendant gives written notice to the Borrower or any Subsidiary

Loan Party that it disputes the Borrower’s entitlement to such indemnity with respect to such losses and (A) such dispute is not challenged by the Borrower within 30 days of receipt of such notice or (B) there is a final judgment of a court of competent jurisdiction confirming that the Borrower is not entitled to such indemnity, which judgment is not discharged, waived or stayed for a period of 60 days, any amounts incurred pursuant to this clause (v) in respect of such indemnity that remain outstanding shall no longer be permitted under this clause (v) and shall be deemed to be incurred on such date;

(w) Indebtedness consisting of an unsecured corporate purchase card program in an aggregate amount at any time outstanding pursuant to this paragraph (w) not in excess of $45,000,000; and

(x) (i) other Indebtedness incurred by the Borrower or any Subsidiary Loan Party, so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, on a Pro Forma Basis, (x) the Consolidated Leverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall not exceed 5.00 to 1.00, and (y) the Interest Coverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall not be less than 2.00 to 1.00, and (ii) Permitted Refinancing Indebtedness in respect thereof.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Borrower or any Subsidiary of the Borrower) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Subsidiaries existing on the Restatement Effective Date and set forth on Schedule 6.02(a); provided, that (i) such Liens shall secure only those obligations that they secure on the Restatement Effective Date (and Permitted Refinancing Indebtedness in respect thereof permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary and (ii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(b) any Lien created under the Loan Documents, the Overdraft Line or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage; provided, however, in no event shall the holders of the Indebtedness under the Overdraft Line have the right to receive proceeds in respect of a claim in excess of $30,000,000 in the aggregate, together with (i) any accrued and unpaid interest in respect of Indebtedness under the Overdraft Line and (ii) any accrued and unpaid fees and expenses owing by the Subsidiaries under the Overdraft Line, from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents;

(c) any Lien on any property or asset of the Borrower or any Subsidiary (i) securing Indebtedness or Permitted Refinancing Indebtedness permitted by

Section 6.01(h) or (ii) acquired after the Restatement Effective Date in a transaction permitted by this Agreement; provided, that such Lien (A) does not apply to any other property or assets of Holdings, the Borrower or any of the Subsidiaries not securing such Indebtedness or other obligations owing to the same financier as the financier of such Indebtedness or other obligations or to any person to which such financier has assigned such Indebtedness or other obligations, at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness incurred prior to such date and which Indebtedness is permitted hereunder, such Indebtedness owing to the same financier as the financier of such Indebtedness at the date of the acquisition, that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (B) such Lien is not created in contemplation of or in connection with such acquisition, (C) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness” and (D) in the case of clause (ii) of this Section 6.02(c), (x) after giving effect to any such Lien and the incurrence of Indebtedness, if any, secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) on a Pro Forma Basis, the Senior Secured Leverage Ratio, calculated as of the last day of the most recently ended and Reported fiscal quarter, shall be less than or equal to 2.75 to 1.00, (y) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (z) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with public utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by Holdings, the Borrower or any Subsidiary in the ordinary course of business, including those incurred to secure health, safety, insurance and environmental obligations in the ordinary course of business;

(h) zoning restrictions, survey exceptions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on or agreements dealing with the use of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided, that (i) such security interests secure Indebtedness permitted by Section 6.01(i) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition or construction, including transaction costs incurred by the Borrower or any Subsidiary in connection with such acquisition, and (iv) such security interests do not apply to any other property or assets of Holdings, the Borrower or any Subsidiary (other than to accessions to such equipment or other property or improvements but not to other parts of the property to which any such improvements are made); provided, further, that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender; provided, further, that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender; provided, still further, that such security interest shall not be required to secure Indebtedness under Section 6.01(i), if (A) after giving effect to any such Lien and the incurrence of Indebtedness secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) on a Pro Forma Basis, the Senior Secured Leverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall be less than or equal to 3.00 to 1.00 (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement;

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j); provided, that such Liens, to the extent that they secure aggregate amounts of more than $40,000,000, shall be discharged within 60 days of the creation thereof;

(l) other Liens with respect to property or assets of the Borrower or any Subsidiary not constituting, or required to constitute, Collateral for the Obligations; provided that (i) after giving effect to any such Lien and the incurrence of Indebtedness, if any, secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) on a Pro Forma Basis, the Senior Secured Leverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall be less than or equal to 3.00 to 1.00 (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement;

(m) Liens disclosed by the title insurance policies delivered on or subsequent to the Restatement Effective Date and pursuant to Section 5.11 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(n) any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(p) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(q) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f), (k) or (n) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(r) licenses of intellectual property and software that are not material to the conduct of any of the business lines of the Borrower and the Subsidiaries and the value of which does not constitute a material portion of the assets of the Borrower and its Subsidiaries, taken as a whole, and such license does not materially interfere with the ordinary course of conduct of the business of the Borrower or any of its Subsidiaries;

(s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(t) Liens on the assets of a Foreign Subsidiary that is not a Loan Party that secure Indebtedness of such Foreign Subsidiary that is permitted to be incurred under Section 6.01;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder with respect to any acquisition that would constitute an Investment permitted by this Agreement;

(v) Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(w) Liens in favor of the Borrower or any Subsidiary Loan Party;

(x) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(y) Liens of franchisors in the ordinary course of business not securing Indebtedness;

(z) Liens on not more than $12,000,000 of deposits securing Swap Agreements permitted to be incurred under Section 6.12;

(aa) Liens securing insurance premium financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(bb) Liens incurred to secure cash management services in the ordinary course of business; provided, that such Liens are not incurred in connection with, and do not secure, any borrowings or Indebtedness;

(cc) deposits or other Liens with respect to property or assets of the Borrower or any Subsidiary; provided, that such property and assets shall have an aggregate fair market value (valued at the time of creation of the Liens) of not more than $18,000,000 at any time; and

(dd) leases and subleases not constituting Capital Lease Obligations of real property not material to the conduct of any business line of the Borrower and its Subsidiaries granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

Notwithstanding the foregoing, (i) no Liens shall be permitted to exist, directly or indirectly, on (a) Pledged Collateral and (b) any Indebtedness of the Borrower or any Subsidiary to the Borrower or a Domestic Subsidiary (unless such Indebtedness shall have become subject to a first priority Lien securing the Obligations but subject, in the case of Second Lien Obligations, to the terms of the Second Lien Intercreditor Agreement), other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties and Liens permitted by Section 6.02(d) or (p) and (ii) no Liens over any deposit account of the Borrower or any Subsidiary Loan Party not in favor of the Administrative Agent for the benefit of the Secured Parties other than Liens permitted by Sections 6.02(b), (d), (f), (g), (k), (o)(i), (o)(ii), (p) or (bb) shall be perfected.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that (a) a Sale and Lease-Back Transaction shall be permitted with respect to property (i) owned by the Borrower or any Domestic Subsidiary that is acquired after the Restatement Effective Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property, or (ii) owned by any Foreign Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to paragraphs (h) and (i) of Section 6.01 and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03) would not exceed $115,000,000 in the aggregate.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), in any other person, except:

(a) Investments by Holdings in the Equity Interests of the Borrower at any time, which Equity Interests will constitute Pledged Collateral;

(b) (i) Investments by (x) the Borrower or the Subsidiaries in other Subsidiaries and Unrestricted Subsidiaries effective as of the Restatement Effective Date as set forth on Schedule 6.04 and (y) the Borrower in Affinion Developments, LLC outstanding on the Amendment No. 3 Effective Date; (ii) Investments by the Borrower or any Subsidiary Loan Party in the Borrower or any Subsidiary Loan Party; (iii) Investments by any Foreign Subsidiary that is not a Subsidiary Loan Party in any Foreign Subsidiary that is not a Subsidiary Loan Party; and (iv) Investments by the Borrower or any Subsidiary Loan Party in any Subsidiary not otherwise permitted in clause (ii) above or in any Similar Business in an aggregate amount for all such Investments made or deemed made pursuant to this Section 6.04(b)(iv) not to exceed (A) the greater of (x)

$115,000,000 and (y) 5% of Consolidated Total Assets plus (B) an amount not to exceed the Available Free Cash Flow Amount on the date of such Investment as elected by the Borrower to be applied to this Section 6.04(b)(iv)(B), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available Free Cash Flow Amount immediately prior to such election and the amount thereof elected to be so applied; provided, that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations shall not be included in calculating the limitation in this Section 6.04(b) at any time;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e) (i) loans and advances to employees of Holdings, the Borrower or any Subsidiary in the ordinary course of business not to exceed $20,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

(f) (i) accounts receivable arising, and trade credit granted, in the ordinary course of business, (ii) any securities received in satisfaction or partial satisfaction of defaulted accounts receivable from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (iii) any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Swap Agreements permitted pursuant to Section 6.12;

(h) Investments existing on the Restatement Effective Date and set forth on Schedule 6.04;

(i) Investments resulting from pledges and deposits referred to in Sections 6.02(f), (g), (k), (s) and (u);

(j) additional Investments by the Borrower or any of its Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this Section 6.04(j) that are at that time outstanding (after giving effect to the sale of Investments made pursuant to this Section 6.04(j) to the extent the proceeds of such sale received by the Borrower and its Subsidiaries consists of cash and Permitted Investments), not to exceed the greater of (x) $130,000,000 and (y) 5% of Consolidated Total Assets of the Borrower at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(k) Investments constituting Permitted Business Acquisitions;

(l) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(m) intercompany loans and other Investments between Foreign Subsidiaries that are not Loan Parties;

(n) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(o) (i) the Acquisition and (ii) (x) Investments made by the Borrower or any of its Subsidiaries on the Amendment No. 3 Effective Date in the form of contributions of Equity Interests of various Subsidiaries of the Borrower as contemplated by the Permitted Exchange Transactions and (y) Investments made by the Borrower in Affinion Investments and Affinion Investments II on the Amendment No. 3 Effective Date to pay fees and expenses incurred by Affinion Investments and Affinion Investments II in connection with the consummation of the Permitted Exchange Transactions;

(p) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(q) Investments of a Subsidiary acquired after the Restatement Effective Date or of a person merged into or consolidated with a Subsidiary in accordance with Section 6.05 after the Restatement Effective Date to the extent that (i) such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation, and (iii) such Investments were in existence on the date of such acquisition, merger or consolidation; and

(r) Investments received substantially contemporaneously in exchange for Equity Interests of Holdings; provided, that (i) no Change of Control would result therefrom, and (ii) such Equity Interests do not constitute Disqualified Stock;

(s) Investments in joint ventures not in excess of $18,000,000 in the aggregate;

(t) Guarantees by (i) the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Subsidiary Loan Party in the ordinary course of business and (ii) any Foreign Subsidiary of operating leases (other than Capital Lease Obligations) or of obligations that do not constitute Indebtedness, in each case, entered into by any Foreign Subsidiary in the ordinary course of business;

(u) Investments made with Excluded Contributions;

(v) Investments in a Banking Subsidiary not in excess of $18,000,000;

(w) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04); and

(x) Investments in Foreign Subsidiaries in the form of intercompany loans made by the Borrower or any of its Domestic Subsidiaries with the proceeds of royalty payments received by the Borrower or its Domestic Subsidiaries from Foreign Subsidiaries in an aggregate amount not to exceed $35,000,000 in any fiscal year of the Borrower (it being understood, for the avoidance of doubt, that any Investment of the type described in this clause (x) made prior to the Amendment No. 4 Effective Date in reliance on a different clause of this Section 6.04 may be reclassified on or after the Amendment No. 4 Effective Date as Investments made under this clause (x)).

The amount of Investments made or deemed made pursuant to Section 6.04(b)(iv) and Section 6.04(j) shall be valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof, but after deducting any return of capital actually received by the Borrower or the respective Subsidiary Loan Parties in respect of investments or loans theretofore made after the Restatement Effective Date by them pursuant to such Sections or, in the case of Guarantees made by them pursuant to such Sections, after deducting any reduction in the amount thereof without having made payment thereunder.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all of any division, unit or business of any other person, except that this Section shall not prohibit:

(a) (i) the lease, purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary, (ii) the acquisition of any other asset in the ordinary course of business by the Borrower or any Subsidiary, (iii) the sale of obsolete or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately thereafter no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Domestic Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or Subsidiary Loan Party receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party or (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than the Borrower) in accordance with Section 5.01(a)(ii) if the Borrower determines in good faith that such liquidation, change in form or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party shall be made in compliance with Section 6.07 and the aggregate gross proceeds of any such sales, transfers, leases or other dispositions plus the aggregate gross proceeds of any or all assets sold, transferred or leased in reliance upon paragraph (h) below shall not exceed, in any fiscal year of the Borrower, the greater of $110,000,000 and 5% of Consolidated Total Assets as of the end of the immediately preceding fiscal year;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Liens permitted by Section 6.02 and Dividends permitted by Section 6.06;

(f) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and the Subsidiaries as a whole, as determined in good faith by the management of the Borrower, which in the event of a swap with a Fair Market Value in excess of (x) $15,000,000 shall be evidenced by a certificate from a Responsible Officer of the Borrower and (y) $35,000,000 shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower;

(g) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(h) sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided, that the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (h) plus the aggregate gross amount of such proceeds in reliance upon clause (i) in the proviso to Section 6.05(c) above shall not exceed, in any fiscal year of the Borrower, the greater of $110,000,000 and 5% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided, further, that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(i) any Permitted Business Acquisition or merger or consolidation in order to effect a Permitted Business Acquisition; provided, that following any such merger or consolidation (i) involving the Borrower, the Borrower is the surviving corporation, (ii) involving a Domestic Subsidiary, the surviving or resulting entity shall be a Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Wholly Owned Subsidiary;

(j) non-exclusive licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Subsidiary in the ordinary course of business and other licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Subsidiary that are not material to the conduct of any of the business lines of the Borrower and the Subsidiaries, and the value of which does not constitute a material portion of the assets of the Borrower and its Subsidiaries, taken as a whole, and that are not material to the ordinary course of conduct of the business of the Borrower or any of its Subsidiaries;

(k) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(l) sales, leases or other dispositions of inventory, equipment or other assets (excluding Equity Interests, assets constituting a business division, unit, line of business, all or substantially all of the assets of any Material Subsidiary, Sale and Lease-Back Transactions and receivables) of the Borrower and the Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries; provided, that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(m) the sale, transfer or other disposition by the Borrower or any of its Subsidiaries of the Netcentives Assets to Holdings or any Affiliate of Holdings on the Closing Date, including pursuant to Section 6.06(g);

(n) any Subsidiary Spin-off, to the extent Net Proceeds received are used to repay the Loans in accordance with Section 2.11(b) or, subject to Section 6.09, to repay or redeem the Senior Notes, the Senior Subordinated Notes, the Extended Senior Subordinated Notes, the Affinion Investment Notes or the Second Lien Term Loans; and

(o) any sale of Equity Interests in, or other securities of, an Unrestricted Subsidiary.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (except as permitted to Loan Parties pursuant to Section 6.05(c)) unless such disposition is for Fair Market Value, and (iii) no sale, transfer or other disposition of assets with a Fair Market Value of more than $2,000,000 shall be permitted by paragraph (a), (d), (h) or (l) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided, that for purposes of clause (i), the amount of any secured Indebtedness of the Borrower or any Subsidiary or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets shall be deemed to be cash.

SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make, directly or indirectly, any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary of the Borrower to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests of the person redeeming, purchasing, retiring or acquiring such shares) (any of the foregoing dividends, distributions, redemptions, repurchases, retirements, other acquisitions or setting aside of amounts, “Dividends”); provided, however, that:

(a) (i) any Subsidiary may declare and pay dividends to, or make other distributions to, the Borrower or any Subsidiary that is a direct parent of such Subsidiary and, if not a Wholly Owned Subsidiary, to each other direct owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests; and (ii) to the extent permitted by Section 6.04, any Subsidiary that is not a Wholly Owned Subsidiary may repurchase its Equity Interests from any owner of the Equity Interests of such Subsidiary that is not the Borrower or a Subsidiary;

(b) the Borrower may declare and pay dividends or make other distributions to Holdings in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings and actual Tax liabilities of Holdings for the consolidated group of which Holdings is parent to the extent that Holdings, and not the Borrower, (A) files a consolidated U.S. federal tax return that includes the Borrower and its Subsidiaries in an amount not to exceed the amount that the Borrower and its Subsidiaries would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if the Borrower and its Subsidiaries had paid such taxes directly as a stand-alone taxpayer or stand-alone group, and (B) actually pays, or will pay, as the consolidated tax payor, such taxes for the Borrower and its Subsidiaries, it being agreed that if such dividends and distributions are paid to Holdings and Holdings does not make such consolidated tax payments on the date when the Borrower and its subsidiaries are required to pay such taxes, such failure shall be an Event of Default that shall continue until all such taxes are paid, (ii) fees and expenses related to any public offering or private placement of equity securities of Holdings that is not consummated and maintaining the corporate existence of the special purpose Unrestricted Subsidiary formed to own the Netcentives Assets, (iii) other fees and expenses in connection with the maintenance of its existence and its ownership of the Borrower, and (iv) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, in order to permit Holdings to make (A) payments permitted by Section 6.07(b) and (B) interest payments in respect of Indebtedness of Holdings permitted by Section 6.09 (other than Guarantees of Indebtedness of the Borrower or any of its Subsidiaries);

(c) the Borrower may declare and pay dividends or make other distributions to Holdings in order to enable Holdings to purchase or redeem Equity Interests of Holdings (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Holdings, the Borrower or any of the Subsidiaries or by any Plan upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of dividends for such purchases or redemptions under this Section 6.06(c) shall not exceed (i) in any fiscal year (A) $15,000,000 (plus any amounts carried over from prior years, up to $30,000,000 in the aggregate) plus (B) Excluded Equity Proceeds received from directors, consultants, officers or employees of Holdings, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements as set forth in a certificate of a Responsible Officer of the Borrower, which, if not used in any fiscal year, may be carried forward to any fiscal calendar year, and (ii)amounts received in respect of key man life insurance policy proceeds;

(d) any person may make noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any person may make additional dividends or other distributions in an aggregate amount with all other Dividends and other distributions made pursuant to this clause (e) not to exceed $40,000,000;

(f) any person may make distributions to minority shareholders of any subsidiary that is acquired pursuant to a Permitted Business Acquisition pursuant to appraisal or dissenters’ rights with respect to shares of such subsidiary held by such shareholders;

(g) the Borrower may declare and pay dividends to Holdings (i) on the Closing Date consisting solely of the Netcentives Assets or (ii) from amounts received from a concurrent dividend or other distribution or other concurrent payment from the special purpose Unrestricted Subsidiary formed to own the Netcentives Assets for so long as such person remains an Unrestricted Subsidiary; provided, that no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(h) the Borrower may elect to declare and pay dividends to Holdings in an amount not to exceed the excess, if any, of the Available Free Cash Flow Amount, such election to be specified as provided in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of (x) the aggregate total amount of all Dividends paid to Holdings pursuant to this clause (h) and pursuant to clause (l) of this Section 6.06 from the Restatement Effective Date through the date of such election, and (y) Available Free Cash Flow Amount immediately prior to such election and the amount thereof elected to be so applied; provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and any related transactions (including, without limitation, the incurrence of any Indebtedness), and (ii) for any such Dividend, immediately after giving effect to the payment of such Dividend and any related transactions (including, without limitation, the incurrence of any Indebtedness) on a Pro Forma Basis (x) the Consolidated Leverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall not exceed 5.00 to 1.00, and (y) the Interest Coverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall not be less than 2.00 to 1.00;

(i) the Borrower or any Subsidiary may make any Dividend on the Closing Date used to fund the Transactions and the fees and expenses related thereto or made in connection with the consummation of the Transactions as described in the Offering Circular (including payments made pursuant to or as contemplated by the Transaction Documents, as in effect on the Closing Date);

(j) the Borrower or any Subsidiary may make payments of cash, or dividends, distributions or advances to allow such person to make payments of cash, in lieu of the issuance of fractional shares upon exercise of warrants or upon the conversion or exchange of Equity Interests of such person; provided, however, that the aggregate amount of such payments, dividends, distributions or advances shall not exceed $5,000,000; and

(k) after a Qualifying IPO, the Borrower may make Dividends to Holdings so that Holdings or any parent entity may make Dividends to its equity holders in an amount equal to 6.0% per annum of the net proceeds from any public offering of Equity Interests of the Borrower, Holdings or any parent entity; and

(l) the Borrower may declare and pay dividends to Holdings to enable Holdings to make payments or purchases in respect of any Indebtedness of Holdings; provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and any related transactions (including, without limitation, the incurrence of any Indebtedness), and (ii) other than with respect to payments or purchases in respect of the Existing Holdings Notes that remain outstanding after the consummation of the Permitted Exchange Transactions on the Amendment No. 3 Effective Date, for any such Dividend, immediately after giving effect to the payment of such Dividend and any related transactions (including, without limitation, the incurrence of any Indebtedness) on a Pro Forma Basis, the Consolidated Leverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall not exceed 5.00 to 1.00.

SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise expressly permitted (or required) with such Affiliates or holders under this Agreement or (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate; provided, that this clause (ii) shall not apply to (A) the payment to the Fund of the monitoring and management and transaction fees and expenses referred to in paragraph (b) below or fees and expenses payable on the Closing Date, (B) the indemnification of directors of Holdings, the Borrower or the Subsidiaries in accordance with customary practice or (C) to the extent otherwise permitted under this Agreement (each of which shall not be prohibited by this Section 6.07), the following:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, deferred compensation agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings;

(ii) loans or advances to employees of Holdings, the Borrower or any of the Subsidiaries in accordance with Section 6.04(e);

(iii) transactions among the Borrower and the Subsidiary Loan Parties and transactions among the Subsidiary Loan Parties;

(iv) the payment of fees and indemnities to directors, officers, employees and consultants of Holdings, the Borrower and the Subsidiaries in the ordinary course of business;

(v) the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, the Transaction Documents, agreements set forth on Schedule 6.07 and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (v) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date;

(vi) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions, as described herein or contemplated by the Transaction Documents;

(vii) any employment agreements entered into by Holdings, the Borrower or any of the Subsidiaries in the ordinary course of business;

(viii) transactions permitted by, and complying with, the provisions of, Section 6.04;

(ix) transactions permitted by, and complying with, the provisions of, Section 6.05;

(x) transactions permitted by, and complying with the provisions of, Section 6.06;

(xi) any purchase by the Permitted Holders or any director, officer, employee or consultant of the Borrower or Holdings of Equity Interests of Holdings or any contribution by Holdings to, or purchases of, equity capital of the Borrower; provided that any Equity Interests of the Borrower shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Holdings Guarantee and Pledge Agreement;

(xii) provided no Default or Event of Default shall have occurred and be continuing or would result therefrom, payments by Holdings, the Borrower or any of the Subsidiaries to the Fund or any Fund Affiliate made for any customary financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of Holdings, in good faith;

(xiii) payments or loans (or cancellation of loans) to employees or consultants that are (A) approved by a majority of the Board of Directors or the managing member of the Borrower in good faith, (B) made in compliance with applicable law and (C) otherwise permitted under this Agreement;

(xiv) transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(xv) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower and Holdings from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate;

(xvi) subject to paragraph (b) below, the payment of all fees, expenses, bonuses and awards related to the Transactions and expressly required by the Purchase Agreement and the payment of any fees to the Fund or any Fund Affiliate to the extent contemplated by the Offering Circular on the Closing Date and thereafter, as otherwise permitted by Section 6.07(b);

(xvii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries;

(xviii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

(xix) transactions between Holdings, the Borrower or any of its Subsidiaries and any person that is an Affiliate solely by virtue of having a director who is also a director of Holdings, the Borrower or any direct or indirect parent company of the Borrower, provided, however, that such director abstains from voting as a director of Holdings or the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person;

(xx) intercompany transactions for the purpose of improving the consolidated tax efficiency of the Borrower and the Subsidiaries;

(xxi) the termination of management agreements and payments in connection therewith at the net present value of future payments;

(xxii) transactions among Subsidiaries that are not otherwise prohibited under this Agreement;

(xxiii) entering into tax sharing agreements or arrangements approved by the Board of Directors of Holdings or the Borrower;

(xxiv) any agreements or arrangements between a third party and an Affiliate of the Borrower that are acquired or assumed by the Borrower or any Subsidiary in connection with an acquisition or merger of such third party (or assets of such third party) by or with the Borrower or any Subsidiary; provided, that (A) such acquisition or merger is permitted under this Agreement and (B) such agreements or arrangements are not entered into in contemplation of such acquisition or merger or otherwise for the purpose of avoiding the restrictions imposed by this Section 6.07; and

(xxv) any contribution to the capital of the Borrower by Holdings.

(b) Make any payment of or on account of monitoring or management or similar fees payable to the Fund or any Fund Affiliate unless no Default or Event of Default has occurred and is continuing and the aggregate amount of such payments in any fiscal year does not exceed the sum of (i) the lesser of (x) $3,500,000 and (y) 2% of EBITDA of the Borrower and the Subsidiaries on a consolidated basis for the immediately preceding fiscal year, plus (ii) any deferred fees, plus (iii) 2% of the value of transactions with respect to which the Fund or any Fund Affiliate provides any transaction, advisory or other services; provided, that this Section 6.07(b) shall not restrict the payment of any fees to the Fund or any Fund Affiliate on the Closing Date to the extent contemplated by the Offering Circular.

SECTION 6.08. Business of Holdings, the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than:

(a) in the case of the Borrower and any Material Subsidiary, (i) any business or business activity conducted by any of them on the Restatement Effective Date and any business or business activities incidental or related thereto, (ii) any business or business activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Restatement Transactions, (iii) any business or business activity that the senior management of the Borrower deems beneficial for the Borrower or such Subsidiary, (iv) any business or business activity of any person acquired pursuant to a Permitted Business Acquisition or (v) the formation and maintenance of one or more Banking Subsidiaries; and

(b) in the case of Holdings, (i) ownership of the Equity Interests in the Borrower and Equity Interests of a special purpose person formed to own the Netcentives Assets, together with activities directly related thereto, and (A) Holdings shall own no assets other than such Equity Interests, its books and records, deposit accounts of Holdings existing prior to the Restatement Effective Date, any replacement deposit accounts or additional deposit accounts entered into in the ordinary course of Holdings’ business, all cash deposits held therein, and cash paid to Holdings in accordance with the terms hereof, and (B) Holdings shall not grant a Lien on any of its assets other than Liens created pursuant to the Loan Documents, Permitted Holdings Liens and ordinary course Liens incurred under customary deposit account agreements entered into by Holdings with respect to deposit accounts existing prior to the Restatement Effective Date (and any replacement deposit accounts entered into in the ordinary course of Holdings’ business); (ii) performance of its obligations under and in connection with the Loan Documents, the Purchase Agreement and the other agreements contemplated by the Purchase Agreement, the Holdings Credit Agreement (and the documentation entered into by Holdings with respect to any Permitted Refinancing Indebtedness in respect of the Holdings Credit Agreement), and any Indebtedness incurred by Holdings; (iii) issuance of Equity Interests; (iv) activities in connection with the ownership of the Equity Interests of a special purpose person formed to own the Netcentives Assets, including the sale or disposition thereof; (v) as otherwise required by law; and (vi) holding any cash received in accordance with the terms hereof and investing such proceeds in Permitted Investments. Notwithstanding anything contained in this clause (b), Holdings shall be permitted to incur Indebtedness, incur Permitted Holdings Liens and to engage in any business activity necessary or incidental to the performance of its obligations under any such Indebtedness permitted to be incurred by Holdings, including, but not limited to, opening or closing deposit accounts, transferring cash between accounts, making payments of principal, interest and fees thereunder, purchasing or acquiring such Indebtedness and providing required notices.

(c) in the case of Affinion Investments, (i) ownership of the Extended Senior Subordinated Notes (and Permitted Refinancing Indebtedness in respect thereof) and the Equity Interests in Foreign Subsidiaries of the Borrower owned on the Amendment No. 3 Effective Date representing, in the case of any such “first-tier” Foreign Subsidiary, not more than 35% of the voting power and economic value of all of the issued and outstanding Equity Interests of such Foreign Subsidiary (other than as required by applicable local law), together with activities directly related thereto (including receiving and holding any distributions or dividends with respect to such Equity Interests), and (A) Affinion Investments shall own no assets other than such Extended Senior Subordinated Notes (and Permitted Refinancing Indebtedness in respect thereof), such Equity Interests, its books and records, deposit accounts existing prior to the Amendment No. 3 Effective Date, any replacement deposit accounts or additional deposit accounts entered into in the ordinary course of its business, all cash deposits held therein, and cash paid to Affinion Investments pursuant to the Extended Senior Subordinated Notes Documents (and the documentation governing Permitted Refinancing Indebtedness in respect thereof), (B)

Affinion Investments shall not grant a Lien on any of its assets other than Liens created pursuant to the Loan Documents and ordinary course Liens incurred under customary deposit account agreements entered into by Affinion Investments with respect to deposit accounts existing prior to the Amendment No. 3 Effective Date (and any replacement deposit accounts entered into in the ordinary course of its business) and Liens permitted pursuant to Section 6.02(d) and (C) Affinion Investments shall not incur any Indebtedness other than under, and pursuant to, the Loan Documents and the Affinion Investments Notes Documents (and the documentation governing Permitted Refinancing Indebtedness in respect thereof); (ii) performance of its obligations under and in connection with the Loan Documents, the Extended Senior Subordinated Notes Documents (and the documentation governing Permitted Refinancing Indebtedness in respect thereof) and the Affinion Investment Notes Documents (and the documentation entered into by Affinion Investments with respect to any Permitted Refinancing Indebtedness in respect of the Affinion Investments Notes); (iii) issuance of its Equity Interests; (iv) as otherwise required by law; (v) holding any cash received pursuant to the Extended Senior Subordinated Notes Documents (and the documentation governing Permitted Refinancing Indebtedness in respect thereof) and investing such proceeds in Permitted Investments and/or applying the same to make payments under the Affinion Investments Notes Documents (and the documentation governing Permitted Refinancing Indebtedness in respect thereof); (vi) the sale, transfer lease or other disposition of its assets in accordance with Section 6.05 to a Person other than Holdings or any of its Subsidiaries (and the ownership of any assets acquired with the Net Proceeds of such sale, transfer, lease or other disposition pursuant to the exercise of permitted reinvestment rights in accordance with this Agreement (including Section 2.11(b))), together with activities directly related thereto; and (vii) paying dividends and making other distributions to its parents in accordance with, and to the extent permitted by, Section 6.06.

(d) in the case of Affinion Investments II, (i) ownership of Equity Interests in Affinion International owned on the Amendment No. 3 Effective Date representing, not more than 17.5% of the voting power and economic value of all of Affinion International’s issued and outstanding Equity Interests (other than as required by applicable local law), together with activities directly related thereto (including receiving and holding any distributions or dividends with respect to such Equity Interests), and (A) Affinion Investments II shall own no assets other than such Equity Interests, its books and records, deposit accounts existing prior to the Amendment No. 3 Effective Date, any replacement deposit accounts or additional deposit accounts entered into in the ordinary course of its business and all cash deposits held therein, (B) Affinion Investments II shall not grant a Lien on any of its assets other than Liens created pursuant to the Loan Documents and ordinary course Liens incurred under customary deposit account agreements entered into by Affinion Investments II with respect to deposit accounts existing prior to the Amendment No. 3 Effective Date (and any replacement deposit accounts entered into in the ordinary course of its business) and Liens permitted pursuant to Section 6.02(d) and (C) Affinion Investments II shall not incur any Indebtedness other than under, and pursuant to, the Loan Documents and the Affinion Investments Notes Documents (and the documentation governing Permitted Refinancing Indebtedness in respect thereof); (ii) performance of its obligations under and in connection with the Loan Documents and the Affinion Investment Notes Documents (and the documentation entered into by Affinion Investments II with respect to any Permitted Refinancing Indebtedness in respect of the Affinion Investments Notes); (iii) issuance of its Equity Interests; (iv) as otherwise required by law; (v) the sale, transfer lease or other disposition of its assets in accordance with Section 6.05 to a Person other than Holdings or any of its Subsidiaries (and the ownership of any assets acquired with the Net Proceeds of such sale, transfer, lease or other disposition pursuant to the exercise of permitted reinvestment rights in accordance with this Agreement (including Section 2.11(b))), together with activities directly related thereto; and (vi) paying dividends and making other distributions to its parents in accordance with, and to the extent permitted by, Section 6.06.

SECTION 6.09. Limitation on Modifications and Payments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders the articles or certificate of incorporation or by-laws or limited liability company operating agreement or other organizational documents of the Borrower or any of the Subsidiaries or amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner if such granting or termination shall be materially adverse to the Lenders, the Purchase Agreement.

(b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Second Lien Term Loans, the Senior Subordinated Notes, the Extended Senior Subordinated Notes or the Affinion Investment Notes (or any Permitted Refinancing Indebtedness in respect of the foregoing) or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Second Lien Term Loans, the Senior Subordinated Notes, the Extended Senior Subordinated Notes, the Affinion Investment Notes or any Permitted Subordinated Indebtedness (or any Permitted Refinancing Indebtedness in respect of the foregoing), except for (A) Refinancing with Permitted Refinancing Indebtedness in respect thereof permitted by Sections 6.01(j) and 6.01(x), (B) payments of regularly scheduled interest, other than payments in respect of the Senior Subordinated Notes, the Extended Senior Subordinated Notes, the Affinion Investment Notes or Permitted Subordinated Indebtedness (or any Permitted Refinancing Indebtedness in respect of the foregoing) prohibited by the subordination provisions thereof, (C) to the extent this Agreement is then in effect, principal on the scheduled maturity date thereof, subject to any subordination provisions applicable thereto, (D) purchases, redemptions, retirement, acquisition, cancellation or termination of any Senior Subordinated Notes that remain outstanding on the Amendment No. 3 Effective Date after consummation of the Permitted Exchange Transactions, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and (E) in the case of the Senior Subordinated Notes, the exchange of Senior Subordinated Notes for the Affinion Investments Notes as contemplated by the Permitted Exchange Transactions; provided, however, that Holdings or the Borrower may at any time and from time to time repay, repurchase, redeem, acquire, cancel or terminate all or any portion of the Second Lien Term Loans, the Senior Subordinated Notes, the Extended Senior Subordinated

Notes or the Affinion Investment Notes (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) without duplication, (v) with the net proceeds of any Indebtedness incurred by Holdings, which have been contributed in cash as common equity to the Borrower (so long as the same do not increase the Cumulative Equity Proceeds Amount and the Available Free Cash Flow Amount), (w) with Excluded Equity Proceeds not otherwise used for any other purpose, as set forth in a certificate of a Responsible Officer of the Borrower, (x) through the exchange of Equity Interests of Holdings (other than Disqualified Stock), (y) in an aggregate amount not to exceed the Available Free Cash Flow Basket Amount on the date of such election as elected by the Borrower to be applied pursuant to this clause (b)(i), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available Free Cash Flow Amount immediately prior to such election and the amount thereof elected to be so applied, and (z) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and, immediately after giving effect thereto on a Pro Forma Basis, the Senior Secured Leverage Ratio, calculated as of the last day of the most recently completed and Reported fiscal quarter, shall not exceed 2.00 to 1.00, with the Net Proceeds of any Subsidiary Spin-off to the extent not applied to repay Loans in accordance with Section 2.11(a); provided, further, that (A) with respect to clauses (y) and (z) of the immediately preceding proviso of this clause (b)(i), at the time of such repayment, repurchase, redemption, acquisition, cancellation or termination and after giving effect thereto and to any borrowing in connection therewith, the Consolidated Leverage Ratio on a Pro Forma Basis, calculated as of the last day of the most recently completed and Reported fiscal quarter, does not exceed 5.00 to 1.00 and no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) any Second Lien Term Loans so repurchased or acquired shall be immediately cancelled.

(ii) Amend or modify, or permit the amendment or modification of, any provision of the Senior Notes Documents, the Senior Subordinated Notes Documents, the Extended Senior Subordinated Notes Documents and the Affinion Investments Notes Documents (and any Permitted Refinancing Indebtedness in respect of the foregoing), the Seller Preferred Equity, or any agreement (including any document relating to the Seller Preferred Equity) relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders and (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c) Enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by any Material Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by Holdings, the Borrower or any Loan Party, or any Subsidiary required to be a Loan Party, pursuant to the Security Documents, in each case, other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) (i) restrictions imposed by applicable law, (ii) restrictions on the payment of dividends and distributions and the making of cash advances, contractual or otherwise, imposed on Banking Subsidiaries and Insurance Subsidiaries, and (iii) restrictions on the pledge of the direct Equity Interests of Banking Subsidiaries and Insurance Subsidiaries under applicable laws;

(B) other than with respect to Holdings, contractual encumbrances or restrictions (1) in effect on the Restatement Effective Date with respect to Liens permitted under Section 6.02(a) or as otherwise disclosed on Schedule 6.09(c), (2) on the granting of Liens pursuant to the Senior Notes Documents and the Senior Subordinated Notes Documents (including any Permitted Refinancing Indebtedness in respect of any of the foregoing) incurred in compliance with Section 6.01, in each case, no less favorable to the Lenders than those restrictions set forth in the Senior Notes Indenture and the Senior Subordinated Notes Indenture on the Restatement Effective Date, (3) on the granting of Liens pursuant to the Extended Senior Subordinated Notes Documents and any Permitted Refinancing Indebtedness in respect thereof incurred in compliance with Section 6.01, in each case, no less favorable to the Lenders than those restrictions set forth in the Extended Senior Subordinated Notes Indenture on the Amendment No. 3 Effective Date, (4) pursuant to the Affinion Investments Notes Documents and any Permitted Refinancing Indebtedness in respect thereof incurred in compliance with Section 6.01, in each case, no less favorable to the Lenders than those restrictions set forth in the Affinion Investements Notes Indenture on the Amendment No. 3 Effective Date, (5) pursuant to documentation related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Restatement Effective Date that does not expand the scope of any such encumbrance or restriction or make such restriction more onerous or (6)pursuant to documentation related to any permitted renewal, extension or refinancing of the Extended Senior Subordinated Notes or the Affinion Investments Notes that does not expand the scope of any such encumbrance or restriction or make such restriction more onerous than existed thereunder on the Amendment No. 3 Effective Date;

(C) any restriction on the Equity Interests or assets of a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such Equity Interests or assets permitted under Section 6.05 pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to the assets of, or the Equity Interests in, joint ventures entered into in the ordinary course of business;

(E) other than with respect to Holdings, any restrictions imposed by any agreement relating to Indebtedness permitted by Section 6.01 and secured by a Lien permitted by Section 6.02 to secure such Indebtedness to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(G) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 applicable to the asset to be sold pending the consummation of such sale;

(J) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(K) customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business that impose restrictions on the property subject to such lease; or

(L) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary and such restriction does not apply to the Borrower or any other Material Subsidiary or any of their respective assets.

SECTION 6.10. Senior Secured Leverage Ratio. With respect to the First Lien Facilities only, except with the written consent of the Required First Lien Lenders, permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to exceed 4.25:1.00.

SECTION 6.11. [Reserved].

SECTION 6.12. Swap Agreements. Enter into any Swap Agreement other than (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities (including currency risks), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, the Borrower or any Subsidiary.

SECTION 6.13. Designated Senior Debt. Designate any other Indebtedness as “Designated Senior Debt” (or the equivalent thereof) under the Senior Subordinated Notes Indenture, the Extended Senior Subordinated Notes Indenture or the Affinion Investments Notes Indenture, including any Permitted Refinancing Indebtedness in respect of the Senior Subordinated Notes, the Extended Senior Subordinated Notes or the Affinion Investments Notes, in each case, other than the Obligations under this Agreement.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Borrower or any other Loan Party;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) any default shall be made in the due observance or performance by the Borrower of any covenant or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.09 or in Article VI ; provided that an Event of Default under Section 6.10 shall not constitute an Event of Default for purposes of any Second Lien Term Loan unless and until the Required First Lien Lenders have actually declared all First Lien Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Required Second Lien Lenders declare an Event of Default with respect to Section 6.10;

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary Loan Party of any covenant or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (a) results in any Material Indebtedness becoming due prior to its scheduled maturity or (b) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, the Borrower or any Subsidiary shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any of its subsidiaries, or of a substantial part of the property or assets of

Holdings, the Borrower or any of its subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, moratorium, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of its subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any of its subsidiaries or (iii) the winding-up or liquidation of Holdings, the Borrower or any of its subsidiaries (except, in the case of any subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, moratorium, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of its subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any of its subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by Holdings, the Borrower or any Subsidiary Loan Party or any Material Subsidiary to pay one or more final judgments aggregating in excess of $40,000,000, which judgments are not discharged or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

(k) (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan, (iii) the Borrower, a Subsidiary or any ERISA Affiliate shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (iv) any other event or condition shall occur or exist with respect to a Plan or a Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(l) (i) any Loan Document shall for any reason be asserted in writing by Holdings, the Borrower or any Subsidiary Loan Party (or, in the case of any Security Document with respect to the pledge of Equity Interests of the Borrower, the pledgor thereunder) not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to the Borrower and the Subsidiary Loan Parties on a consolidated basis or the Equity Interests of the Borrower, shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party (or, in the case of any Security Document with respect to the pledge of Equity Interests of the Borrower, the pledgor thereunder) not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement, the relevant Security Document, the Second Lien Intercreditor Agreement or the Holdings Intercreditor Agreement and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Guarantee and Collateral Agreement and the Holdings Guarantee and Pledge Agreement, or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by Holdings, the Borrower or any material Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings, the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

(m) the Obligations shall fail to constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof) under the Senior Subordinated Notes Indenture, the Extended Senior Subordinated Notes Indenture and the Affinion Investments Notes Indenture, including any Permitted Refinancing Indebtedness in respect of the Senior Subordinated Notes, the Extended Senior Subordinated Notes and the Affinion Investments Notes;

then, and in every such event (other than an event with respect to any Loan Party described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, (A) the Administrative Agent, at the request of the Required First Lien Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the First Lien Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the First Lien Loans then outstanding so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document constituting First Lien Obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand Cash Collateral pursuant to Section 2.22; and in any event with respect to any Loan Party described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the First Lien Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document constituting First Lien Obligations, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.22, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (B) the Administrative Agent, at the request of the Required Second Lien Lenders (except, with respect to an Event of Default under Section 7.01(d) due solely to the Borrower’s failure to observe the covenant contained in Section 6.10 , only in the circumstances contemplated by, and in accordance with the terms of, Section 7.01(d)), shall, by notice to the Borrower, at the same or different times, declare the Second Lien Term Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Second Lien Term Loans then outstanding so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document constituting Second Lien Obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Loan Party described in paragraph (h) or (i) above, the principal of the Second Lien Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document constituting Second Lien Obligations, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02. Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i) or (j) of Section 7.01, any reference in any such clause to any subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

SECTION 7.03. Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the covenant set forth in Section 6.10, until the expiration of the 10th day subsequent to the date the certificate calculating the covenant set forth in Section 6.10 is required to be delivered pursuant to Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to its capital, and, in each case with respect to Holdings, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Holdings or the Borrower of such Cure Right, the calculation of EBITDA as used in the covenant set forth in Section 6.10 shall be recalculated giving effect to the following pro forma adjustments:

(i) EBITDA shall be increased, solely for the purpose of measuring the covenant set forth in Section 6.10 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the covenant set forth in Section 6.10, the Borrower shall be deemed to have satisfied the requirements of the covenant set forth in Section 6.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenant set forth in Section 6.10 that had occurred shall be deemed cured for the purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (ii) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and (iii) for purposes of this Section 7.03, the Cure Amount utilized shall be no greater than the amount required for purposes of complying with the covenant set forth in Section 6.10.

ARTICLE VIII

The Agents

SECTION 8.01. Appointment and Authority. (a) Each of the Lenders and each Issuing Bank hereby irrevocably appoints DBTCA to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.04(d), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) Each of the Lenders and each Issuing Bank hereby acknowledges and ratifies the resignation of the Existing Agent as “Administrative Agent” (as defined in the Existing Credit Agreement), and waives any notice period and other succession provisions applicable thereto. Notwithstanding the resignation of the Existing Agent, the Existing Agent shall be entitled to the benefits of all provisions of this Article VIII and of Article IX (including Section 9.05(b)), as though the Existing Agent were the Administrative Agent under the Loan Documents), as if set forth in full herein, with respect to all actions taken or omitted to be taken by it in connection with its compliance with the terms of this Agreement and the terms of that certain Successor Agent Agreement, dated on or about the date hereof, among the Borrower, the Existing Agent and the Successor Agent.

SECTION 8.02. Rights as a Lender. (a) The person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or that the Administrative Agent is required to exercise as directed in writing by the Required First Lien Lenders, the Required Second Lien Lenders or the Required Secured Creditors (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required First Lien Lenders, the Required Second Lien Lenders or the Required Secured Creditors (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.09) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or an Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or an Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Secured Creditors shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and the Administrative Agent further agrees that for the 30 day period immediately following its notice of resignation, it will not appoint a successor unless the Borrower shall have consented to such successor, such consent not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Secured Creditors and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in its capacity as Collateral Agent holding collateral security on behalf of any Secured Parties, it shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Banks directly, until such time as the Required Secured Creditors appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by DBTCA as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring the Swingline Lender shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents, and (c) at the sole election of the retiring Administrative Agent, in its capacity as an Issuing Bank, either (i) the retiring Administrative Agent, in its capacity as an Issuing Bank, shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents, and the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit or (ii) the retiring Administrative Agent, in its capacity as an Issuing Bank, shall remain party to this Agreement as an Issuing Bank, and in such capacity shall continue to have all of the rights and obligations of an “Issuing Bank” under this Agreement and the other Loan Documents with respect to each Letter of Credit previously issued by such Issuing Bank and outstanding at the time of its resignation as Administrative Agent (including, without limitation, the right to receive Issuing Bank Fees pursuant to Section 2.12(b)), but shall not be required to issue any new (or renew or extend any existing) Letters of Credit.

SECTION 8.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder

SECTION 8.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Agents or Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or an Issuing Bank hereunder.

SECTION 8.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Borrowing shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Banks to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Banks any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Banks to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Banks in any such proceeding.

SECTION 8.10. Guarantee and Collateral Agreement. (a) The Lenders and the Issuing Banks irrevocably authorize the Collateral Agent, at its option and in its discretion, to:

(i) release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Collateral Agent and the Issuing Banks shall have been made), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) subject to Section 9.09, if approved, authorized or ratified in writing by each of the Required First Lien Lenders and the Required Second Lien Lenders (or, in the circumstances contemplated by the Second Lien Intercreditor Agreement, the Required Secured Creditors);

(ii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02.

(b) The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any guarantor from its obligations under the Guarantee and Collateral Agreement if such person ceases to be a Subsidiary Loan Party as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, each of the Required First Lien Lenders and the Required Second Lien Lenders (or, in the circumstances contemplated by the Second Lien Intercreditor Agreement, the Required Secured Creditors) will confirm in writing the Administrative Agent’s or Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any guarantor from its obligations under the Guarantee and Collateral Agreement.

SECTION 8.11. Additional Indebtedness. In connection with the incurrence by Holdings of additional Indebtedness to be secured by a Permitted Holdings Lien and permitted by Section 6.08 of this Agreement, at the request of Holdings, the Administrative Agent (including in its capacity as “collateral agent” under the Loan Documents) agrees to execute and deliver such amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Holdings Intercreditor Agreement (each, an “Intercreditor Agreement Supplement”) in form and substance reasonably satisfactory to the Borrower and the Administrative Agent. The Lenders and each of the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent to take any action contemplated by the preceding sentence, and any such Intercreditor Agreement Supplement shall be effective for all purposes of the Loan Documents.

SECTION 8.12. Limitation on Agents’ Responsibilities with Respect to Second Lien Lenders. The obligations of the Collateral Agent and the Administrative Agent to the Second Lien Term Lenders under the Loan Documents shall be limited as provided in the Second Lien Intercreditor Agreement.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, to its address set forth on Schedule 9.01(a)(i), with a copy to Apollo Investment Fund V, L.P., 9 West 57th Street, New York, New York 10019, Attention: Matthew H. Nord;

(ii) if to the Administrative Agent, Collateral Agent, Swingline Lender or DBTCA, as Issuing Bank, to the applicable address as set forth on Schedule 9.01(a)(ii); and

(iii) if to an Issuing Bank (other than DBTCA), to it at the address or telecopy number set forth separately in writing.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Notices and other communications to the Lenders and each Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or any Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Each of the Borrower, the Administrative Agent, each Issuing Bank and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Bank and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to the Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) The Administrative Agent, each Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder other than pursuant to a merger permitted by Section 6.05(b) or (i) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 9.04(b), participations in Letter of Credit obligations and in Swingline Loans) at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld); provided, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other person or in connection with the initial syndication of the Loans; provided, that any liability of the Borrower to an assignee that is an Approved Fund or affiliate of the assigning Lender under Section 2.15 or 2.17 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment;

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of (i) in the case of a Tranche B Term Loan, all or any portion of such Tranche B Term Loan to a Tranche B Lender, an Affiliate of a Tranche B Lender or an Approved Fund of such Tranche B Lender and (ii) in the case of a Second Lien Term Loan, all or any portion of such Second Lien Term Loan to a Second Lien Term Lender, an Affiliate of a Second Lien Term Lender or an Approved Fund of such Second Lien Term Lender; and

(C) the Swingline Lender and the Issuing Bank; provided, that the consent of the Issuing Bank shall not be required if such assignment is an assignment of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under a given Tranche, the amount of the Commitments or Loans of the assigning Lender under a given Tranche subject to each such assignment (determined as of the trade date specified in the Assignment and Acceptance with respect to such assignment or, if no trade date is so specified, as of the date such Assignment and Acceptance is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than (x) $1,000,000 in respect of Term Loans, and (y) $5,000,000 in respect of the Revolving Facility Loans, unless each of the Borrower and the Administrative Agent otherwise consent; provided that simultaneous assignments to two or more Related Funds or by two or more Related Funds to a single Assignee shall be treated as one assignment for purposes of the minimum assignment requirement, and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Commitment);

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which may be waived or reduced at the Administrative Agent’s sole discretion); provided, that (i) assignments pursuant to Section 2.19 shall not require the signature of the assigning Lender to become effective and (ii) any such processing and recordation fee in connection with assignments pursuant to Section 2.19 shall be paid by the Borrower or the assignee;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms; and

(D) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Exposure owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register, information regarding the designation, and revocation of the designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (a) such Lender’s obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clause (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.09(b) and (2) directly affects such Participant and (y) no other agreement with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d) Any Lender may, without the consent of the Administrative Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is a Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, at its expense and upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.04(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Notwithstanding the foregoing, no assignment may be made or participation sold to (i) a natural person, (ii) an Ineligible Institution without the prior written consent of the Borrower or (iii) any Defaulting Lender or any of its subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (ii). Upon the request of any Lender, the Administrative Agent shall inform such Lender as to whether an actual proposed Participant or Assignee is an Ineligible Institution.

(h) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Affiliate Lender; provided that:

(i) no Default or Event of Default has occurred or is continuing or would result therefrom;

(ii) the assigning Lender and Affiliate Lender purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit H hereto (an “Affiliated Lender Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(iii) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Facility Commitments or Revolving Facility Loans to any Affiliate Lender;

(iv) no Term Loan of a given Class may be assigned to an Affiliate Lender pursuant to this Section 9.04(h) if, after giving effect to such assignment, Affiliate Lenders in the aggregate would own Term Loans of such Class with a principal amount in excess of 25% of the principal amount of all Term Loans of such Class then outstanding; and

(v) Affiliate Lenders will be subject to the restrictions specified in Section 9.24.

(i) Resignation as an Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time DBTCA assigns all of its Revolving Facility Commitment and Revolving Facility Loans pursuant to Section 9.04(b), DBTCA may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Bank and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as an Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of DBTCA as an Issuing Bank or Swingline Lender, as the case may be. If DBTCA resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all unreimbursed L/C Disbursements with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.05(c)). If DBTCA resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(b). Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of a retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Banks shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to DBTCA to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent and its Affiliates in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated)

(including reasonable fees, charges and disbursements of counsel for the Administrative Agent), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender and each Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank), in connection with the enforcement or protection of their rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or the Letters of Credit issued hereunder, including all such out-of-pocket costs incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank, each Lender, their respective Affiliates and each of their respective directors, trustees, officers, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, charges and disbursements (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Restatement Transactions and the other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (x) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment, satisfaction and discharge of any of the Obligations, the resignation of the Administrative Agent or any Issuing Bank or the Swingline Lender, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable no later than ten Business Days after written demand therefor, accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction

(d) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the applicable Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or applicable Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (d) are subject to the provisions of Section 2.18(f).

SECTION 9.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and subject to the terms of the Second Lien Intercreditor Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Borrower or any other Subsidiary against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

SECTION 9.07. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement

SECTION 9.08. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.09. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except as provided in Section 2.20 and Sections 4(a)(ii) and 4(b) of Amendment No. 4, or (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Required First Lien Lenders and the Required Second Lien Lenders (except with respect to any waiver, amendment or modification contemplated by Section 9.09(b)(ix) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Second Lien Lenders)

and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required First Lien Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement without the prior written consent of each Lender directly affected thereby; provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii) extend, waive or reduce the amount of any scheduled installment of principal or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend or modify the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, or require any Lender to make available Interest Periods longer than six months without its consent, without the prior written consent of the each Lender adversely affected thereby,

(v) amend or modify the provisions of this Section or the definition of the term “Required Lenders”, “Required First Lien Lenders”, “Required Second Lien Lenders”, “Required Secured Creditors” (as provided herein and in the Second Lien Intercreditor Agreement) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of each of the Required First Lien Lenders and the Required Second Lien Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, Required First Lien Lenders, Required Second Lien Lenders and Required Secured Creditors on substantially the same basis as the applicable Loans and Commitments are included on the Amendment No. 4 Effective Date),

(vi) release all or substantially all the Collateral or release any of Holdings, the Borrower or any other Subsidiary Loan Party from its Guarantee under the Guarantee and Collateral Agreement or Holdings Guarantee and Pledge Agreement, as applicable, unless, in the case a Subsidiary Loan Party, all or substantially all of the Equity Interests of such Subsidiary Loan Party are sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender (but subject to the terms of the Second Lien Intercreditor Agreement),

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights of First Lien Lenders or Second Lien Term Lenders participating in any Class of First Lien Loans or Second Lien Term Loans, as the case may be, differently from those of First Lien Lenders or Second Lien Term Lenders participating in another Class of First Lien Loans or Second Lien Term Loans, as the case may be, without the consent of the Majority Lenders participating in the adversely affected Class (it being agreed that the Required First Lien Lenders or the Required Second Lien Lenders, as the case may be, may waive, in whole or in part, any prepayment required by Section 2.11 so long as the application of any prepayment still required to be made is not changed),

(viii) effect any waiver, amendment or modification of Section 5.02 of the Guarantee and Collateral Agreement, Section 4.02 of the Holdings Guarantee and Pledge Agreement, or any comparable provision of any other Security Document, in a manner that materially adversely affects the rights in respect of payments or collateral of Lenders, without the consent of each Lender so affected,

(ix) amend, waive or otherwise modify any term or provision of Section 6.10, Section 7.01(d) (solely as it relates to Sections 6.10), Section 7.03 or the definition of “Senior Secured Leverage Ratio” (or any of its component definitions (as used in such Section but not as used in other Sections of this Agreement)), without the written consent of the Required First Lien Lenders; it being understood that only the written consent of the Required First Lien Lenders, and not any other Lenders, will be required for such amendment, waiver or modification, and

(x) effect any waiver, amendment or modification of the terms of (A) any Security Document that (1) materially and adversely affects the rights and benefits of the Second Lien Lenders or (2) has the effect of removing assets subject to the Lien of Security Documents or (B) any Intercreditor Agreement, in each case without the consent of the Required Second Lien Lenders (provided that clause (A) shall not apply to any release of Collateral or any Loan Party (or the termination of such Security Document) effected in accordance with the requirements of this Agreement, such Security Agreement and/or the Second Lien Intercreditor Agreement, so long as there is a corresponding release of the Lien securing the First Lien Obligations);

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or an Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.09 and any consent by any Lender pursuant to this Section 9.09 shall bind any Assignee of such Lender.

(c) Without the consent of the Syndication Agent, the Documentation Agents or any Joint Lead Arranger or Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any other waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e) Subject to the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required First Lien Lenders, the Required Second Lien Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share (i) in the case of any such credit facilities to be secured on a pari passu basis with the First Lien Loans, ratably in the benefits of this Agreement and the other Loan Documents with the Tranche B Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (ii) in the case of any such credit facilities to be secured (or treated as secured) on a junior basis to the First Lien Loans and a pari passu basis with the Second Lien Term Loans, ratably in the benefits of this Agreement and the other Loan Documents with the Second Lien Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required First Lien Lenders, Required Second Lien Lenders and Required Secured Creditors, as applicable.

(f) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Second Lien Term Loan Commitments or Incremental Revolving Facility Commitments on substantially the same basis as the Initial Second Lien Term Loans or Revolving Facility Loans, as applicable.

(g) Notwithstanding anything to the contrary contained in this Section 9.09, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term

Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (b) the Effective Yield for such Replacement Term Loans shall not be higher than the Effective Yield for such Refinanced Term Loans, unless the final stated maturity of such Replacement Term Loans is at least one year later than the final stated maturity of such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Term Loans prior to the time of such incurrence), (d) any Replacement Term Loans have a final stated maturity equal to or later than the final stated maturity date of the Refinanced Term Loans at the time of such refinancing, (e) any Replacement Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayment made by the Borrower pursuant to Section 2.11 with any Class of Term Loans that ranks pari passu as to security with such Replacement Term Loans (and junior basis as to any Class of Term Loans that ranks senior as to security with such Replacement Term Loans) and (f) all other terms applicable to such Replacement Term Loans (excluding pricing, interest, fees, rate floors, call, premiums and maturity date, subject to preceding clauses (b), (c) and (d)) shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing.

(h) Notwithstanding anything to the contrary contained in this Section 9.09, if at any time after Amendment No 4 Effective Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required First Lien Lenders or the Required Second Lien Lenders within five Business Days following receipt of notice thereof.

(i) Notwithstanding anything to the contrary contained in this Section 9.09, any waiver, amendment or modification of this Agreement that (x) in the absence of this clause (i) would require the consent of both the Required First Lien Lenders and the Required Second Lien Lenders and (y) by its terms affects solely the rights, benefits, duties or obligations under this Agreement of one Class of Lenders and not any other Class of Lenders may, in each case, be effected by an agreement or agreements in writing entered into by the Borrower and Majority Lenders of such affected Class of Lenders (together with any other individual Lender directly affected thereby whose consent would be required by the first and second provisos appearing in Section 9.09(b)).

(j) Notwithstanding anything to the contrary contained in this Section 9.09, no Lender consent is required to effect any amendment, modification or supplement to any Intercreditor Agreement pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral (including any Incremental Commitment) for the purpose of adding the holders of such Indebtedness (or their representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such

Intercreditor Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

(k) Notwithstanding anything to the contrary contained in this Section 9.09 (but without prejudice to Section 9.09(b)(ii) in the case of clause (iii) below), this Agreement and the other Loan Documents may be amended, restated, supplemented and/or otherwise modified with the written consent of the Administrative Agent, Holdings, the Borrower and the Required First Lien Lenders (and without the consent of any Second Lien Term Lender), in order to (i) increase the interest rate or yield applicable to the First Lien Facilities, including by increasing the Applicable Margin or similar component of the interest rate, by modifying the method of computing interest applicable to the First Lien Facilities (including by creating any new interest rate “floors”) or paying additional upfront fees, consent fees or original issue discount on or with respect to the First Lien Facilities, (ii) increase a letter of credit, unused commitment, facility or utilization fee or other fees having similar effect under the First Lien Facilities, (iii) increase or add one or more “first lien” credit facilities hereunder not otherwise constituting Incremental Revolving Facility Commitments and secured on a pari passu basis with the First Lien Facilities, so long as the aggregate principal amount of Indebtedness under all such additional credit facilities does not exceed the First Lien Cap Amount (it being understood that this sub-clause (iii) shall not be construed to limit the Borrower’s right to request Incremental Revolving Facility Commitments pursuant to Section 2.20, which are not subject to the limitation set forth in this sub-clause (iii)) and/or (iv) in the case of the addition of credit facilities as provided in preceding sub-clause (iii), include appropriately the Lenders holding such credit facilities in the determination of the Required First Lien Lenders and the Required Secured Creditors.

(l) Notwithstanding anything to the contrary contained in this Section 9.09 (but without prejudice to Section 9.09(b)(ii) in the case of clause (ii) below), this Agreement and the other Loan Documents may be amended, restated, supplemented and/or otherwise modified with the written consent of the Administrative Agent, Holdings, the Borrower and the Required Second Lien Lenders (and without the consent of any First Lien Lender), in order to (i) increase the interest rate or yield applicable to the Second Lien Term Loans, including by increasing the Applicable Margin or similar component of the interest rate, by modifying the method of computing interest applicable to the Second Lien Term Loans (including by creating any new interest rate “floors”) or paying additional upfront fees, consent fees or original issue discount on or with respect to the Second Lien Term Loans, (ii) increase or add one or more “second lien” credit facilities hereunder not otherwise constituting Incremental Second Lien Term Loans and secured on a pari passu basis with the Second Lien Term Loans, so long as the aggregate principal amount of Indebtedness under all such additional credit facilities does not exceed the Second Lien Cap Amount (it being understood that this sub-clause (ii) shall not be construed to limit the Borrower’s right to request or incur Incremental Second Lien Term Loans pursuant to Section 2.20, which are not subject to the limitation set forth in this sub-clause (ii)) and/or (iii) in the case of the addition of credit facilities as provided in preceding sub-clause (ii), include appropriately the Lenders holding such credit facilities in the determination of the Required Second Lien Lenders and the Required Secured Creditors.

SECTION 9.10. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.11. [Reserved].

SECTION 9.12. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.

SECTION 9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.14. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Without limiting the foregoing provisions of this Section 9.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile (or other electronic) transmission pursuant to procedures approved by the Administrative Agent shall be as effective as delivery of a manually signed original.

SECTION 9.16. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.17. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any other Loan Party or their properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.18. Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.18 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.18), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (c) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.18), (d) in order to enforce its rights under any Loan Document in a legal proceeding, (e) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.18), (f) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (g) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, or (h) subject to an agreement containing provisions substantially the same as those of this Section.

SECTION 9.19. Direct Website Communications.

(a) Delivery. (i) Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document but only to the extent requested by the Administrative Agent. Nothing in this Section 9.18 shall prejudice the right of the Agents, the Joint Lead Arrangers or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii) The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address set forth in Section 9.01 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the

Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (a) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (b) that the foregoing notice may be sent to such e-mail address.

(b) Posting. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make the Communications available to the Lenders and each Issuing Bank by posting the Communications on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such person’s securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Communications that may be distributed to the Public Lenders and that (w) all such Communications shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, each Issuing Bank and the Lenders to treat such Communications as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Communications constitute Information, they shall be treated as set forth in Section 11.07); (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(c) Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 9.20. Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party (other than the Equity Interests of the Borrower) to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement, then the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such assets or Equity interests, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction not prohibited by this Agreement and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party’s obligations or Holdings’ obligations, as applicable, under the Guarantee and Collateral Agreement or the Holdings Guarantee and Pledge Agreement. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnities and expense reimbursement obligations to the extent no claim therefor has been made) are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of the Borrower shall no longer be deemed to be made once such Equity Interests or asset or subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of.

SECTION 9.21. Power of Attorney. Each Lender (including the Swingline Lender) and each Issuing Bank hereby (i) authorizes the Administrative Agent as its agent and attorney-in-fact to execute and deliver, on behalf of and in the name of such Lender or Issuing Bank (or Affiliate), all and any Loan Documents (including Security Documents) and related documentation, (ii) authorizes the Administrative Agent to appoint any further agents or attorneys-in-fact to execute and deliver, or otherwise to act, on behalf of and in the name of the Administrative Agent for any such purpose and (iii) authorizes the Administrative Agent to delegate its powers under this power of attorney and to do any and all acts and to make and receive all declarations that are deemed necessary or appropriate to the Administrative Agent.

SECTION 9.22. U.S.A. Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the U.S.A. Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the U.S.A. Patriot Act.

SECTION 9.23. No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the other Agents are arm’s-

length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger, and the other Agents, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers, and the other Agents each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other person and (B) neither the Administrative Agent, the Joint Lead Arrangers, nor any of the other Agents has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, and the other Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers, nor any of the other Agents has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers, and the other Agents with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.24. Affiliate Lenders. (a) Subject to clause (b) below, each Lender who is a Fund or an Affiliate of the Fund (an “Affiliate Lender”), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document, or (iii) direction to the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clause (i), (ii) or (iii) of the first proviso of Section 9.09(b) or that adversely affects such Affiliate Lender (in its capacity as a Lender) in any material respect as compared to other Lenders, shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Subject to clause (b) below, the Borrower and each Affiliate Lender hereby agrees that if a case under Title 11 of the United States Code is commenced against the Borrower with respect to any plan of reorganization that does not adversely affect any Affiliate Lender in any material respect as compared to other Lenders (in its capacity as a Lender), the vote of any Affiliate Lender with respect to any such plan of reorganization of the Borrower or any Affiliate of the Borrower shall not be counted. Subject to clause (b) below, each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent, the Collateral Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent, the Collateral Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.

SECTION 9.25. Effect of Amendment and Restatement. (a) On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect except to evidence (i) the incurrence by the Borrower of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Restatement Effective Date), (ii) the representations and warranties made by Holdings and the Borrower prior to the Restatement Effective Date (which representations and warranties shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Restatement Effective Date) and (iii) any action or omission performed or required to be performed pursuant to such Existing Credit Agreement prior to the Restatement Effective Date (including any failure, prior to the Restatement Effective Date, to comply with the covenants contained in such Existing Credit Agreement). The parties hereto acknowledge and agree that (A) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Restatement Effective Date and which remain outstanding, (B) the “Obligations” are in all respects continuing (as amended and restated hereby and which are hereinafter subject to the terms herein), (C) the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby, and (D) each party which was a Lender under, and as defined in, the Existing Credit Agreement and which is not a Lender hereunder shall be deemed to have ratably assigned all of its Loans and Commitments under, and as defined in, the Existing Credit Agreement to the Lenders under this Agreement on the Restatement Effective Date.

(b) On and after the Restatement Effective Date, (i) all references to the “Credit Agreement”, “therein”, “thereof”, “thereunder” or words of similar import when referring to the Existing Credit Agreement in the Loan Documents (other than this Agreement) shall mean and shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Restatement Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Credit Agreement as amended and restated hereby.

(c) Each Loan Party hereby acknowledges and agrees, as of the date hereof, for itself and for each of its Subsidiaries, that it does not have any claims, offsets, counterclaims, cross-complaints, defenses or demands of any kind or nature whatsoever under or relating to the Existing Credit Agreement, the other “Loan Documents” (as defined in the Existing Credit Agreement) or any of the obligations existing thereunder that could be asserted to reduce or eliminate all or any part of the obligation of any Loan Party to pay any amounts owed thereunder, or to assert any claim for affirmative relief or damages against the “Administrative Agent” thereunder or any lender party thereto.

(d) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

SECTION 9.26. Other Liens on Collateral; Terms of Intercreditor Agreements; Etc. (a) THE LOAN PARTIES, THE AGENTS, THE LENDERS AND THE OTHER PARTIES HERETO ACKNOWLEDGE THAT THE EXERCISE OF CERTAIN OF THE AGENTS’ RIGHTS AND REMEDIES HEREUNDER MAY BE SUBJECT TO, AND RESTRICTED BY, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. EXCEPT AS SPECIFIED HEREIN, NOTHING CONTAINED IN THE INTERCREDITOR AGREEMENTS SHALL BE DEEMED TO MODIFY ANY OF THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL REMAIN IN FULL FORCE AND EFFECT. EACH LENDER HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT (I) LIENS SHALL BE CREATED ON CERTAIN COLLATERAL UNDER, AND AS DEFINED IN, THE HOLDINGS GUARANTEE AND PLEDGE AGREEMENT THAT SHALL BE REQUIRED TO BE SUBJECT TO THE SUBORDINATION PROVISIONS (TO THE EXTENT APPLICABLE) OF THE HOLDINGS INTERCREDITOR AGREEMENT AND (II) LIENS ON THE COLLATERAL SECURING THE SECOND LIEN LOAN OBLIGATIONS SHALL BE REQUIRED TO BE SUBJECT TO THE SUBORDINATION PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENTS ALSO HAVE OTHER PROVISIONS WHICH ARE BINDING UPON THE LENDERS AND THE OTHER SECURED PARTIES PURSUANT TO THIS AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF SUCH INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENTS, ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENTS.

(c) THE PROVISIONS OF THIS SECTION 9.26 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENTS, THE FORMS OF WHICH ARE ATTACHED AS EXHIBITS TO AMENDMENT NO. 3 OR AMENDMENT NO. 4, AS APPLICABLE. REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT.

Exhibit A to Exhibit B to Exhibit 10.1

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

1.    This Assignment and Acceptance the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

2.    For an agreed consideration the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

a.	Assignor: _____________________

b.	Assignee:[1] _____________________________________________________
[and is an Affiliate/Approved Fund of [Identify Lender]]

c.	Borrower: Affinion Group Inc.

d.	Administrative Agent: Deutsche Bank Trust Company Americas, as Administrative Agent under the Credit Agreement

[1]	Assignee cannot be an Ineligible Institution or an Affiliate Lender.

e.	Credit Agreement: Amended and Restated Credit Agreement dated as of April 9, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), Affinion Group, Inc., a Delaware corporation the “Borrower”), the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent (“DBTCA” or, together with any successor administrative agent, in such capacity, the “Administrative Agent”) and as collateral agent (together with any successor collateral agent appointed pursuant thereto, in such capacity, the “Collateral Agent”) for the Lenders, Credit Suisse Securities Inc. (“CSS”), as syndication agent (in such capacity, the “Syndication Agent”), Deutsche Bank Securities Inc. (“DBS”), J.P. Morgan Securities Inc. (“JPM”) and UBS Securities LLC (“UBS”) as documentation agents (in such capacity, each, a “Documentation Agent” and collectively, the “Documentation Agents”), Bank of America Securities LLC (“BAS”) and CSS, as joint lead arrangers (in such capacity, each, a “Joint Lead Arranger” and together, the “Joint Lead Arrangers”) and BAS, CSS, DBS, JPM and UBS, as joint bookrunners (in such capacity, each, a “Bookrunner” and collectively, the “Bookrunners”).

f.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitments/Loans Assigned	Percentage Assigned of Commitments/Loans[2]

Revolving Facility Loan			%

Tranche B Term Loan			%

Second Lien Term Loan			%

Effective Date: _________________, ___, 20__. [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented3 to and accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS,AS ADMINISTRATIVE AGENT

By:
Name:
Title:

[Consented[4] to:]

AFFINION GROUP INC.

By:
Name:
Title:

[Consented[5] to:]

[NAME]

[3]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.
[4]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.
[5]	Consents of Issuing Bank and Swingline Bank to be included to the extent required by Section 9.04(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is not an “Affiliate Lender”, as such term is defined in the Credit Agreement and (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

A-1-1

3.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

A-1-2

Exhibit C – 1 to Exhibit B to Exhibit 10.1

[FORM OF]

BORROWING REQUEST

Deutsche Bank Trust Company Americas,

as Administrative Agent for the Lenders

60 Wall Street

New York, NY 10005

Attention: Maxeen Jacques

Telephone: 904-527-6411

Telecopier: 732-380-3355

Attention: __________

Fax: ___________

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of April 9, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), Affinion Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent (“DBTCA” or, together with any successor administrative agent, in such capacity, the “Administrative Agent”) and as collateral agent (together with any successor collateral agent appointed pursuant thereto, in such capacity, the “Collateral Agent”) for the Lenders, Credit Suisse Securities Inc. (“CSS”), as syndication agent (in such capacity the “Syndication Agent”), Deutsche Bank Securities Inc. (“DBS”) J.P. Morgan Securities Inc. (“JPM”) and UBS Securities LLC (“UBS”), as documentation agents (in such capacity, each, a “Documentation Agent” and collectively, the “Documentation Agents”), Bank of America Securities LLC (“BAS”) and CSS, as joint lead arrangers (in such capacity, each, a “Joint Lead Arranger” and together, the “Joint Lead Arrangers”) and BAS, CSS, DBS, JPM and UBS, as joint bookrunners (in such capacity, each, a “Bookrunner” and collectively, the “Bookrunners”). Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Borrowing Request and the Borrower hereby requests Borrowings under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowings requested hereby:

(A)	Class of Borrowing: [Revolving Facility] [New Second Lien Term Loans] [Other Revolving Facility Loans] [Other Second Lien Term Loans]

(B)	Aggregate Amount of Borrowing[6]: _______________________________

[6]	In an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(c) of the Credit Agreement.

C-1-1

(C)	Date of Borrowing (which shall be a Business Day): _________________

(D)	Type of Borrowing (ABR or Eurocurrency): ________________________

(E)	Interest Period (if a Eurocurrency Borrowing)[7]: _____________________

(F)	Location and number of Borrower’s account to which proceeds of Borrowing are to be disbursed:

__________________________________

The Borrower named below hereby represents and warrants that the conditions specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement are satisfied.8

Very truly yours,

AFFINION GROUP, INC.

By:

Name:
Title:

[7]	Which must comply with the definition of “Interest Period” and in the case of Revolving Borrowing end not later than the Revolving Facility Maturity Date.

[8]	To be included in Borrowing Notices after the Closing Date.

C-1-2

Exhibit H to Exhibit B to Exhibit 10.1

[FORM OF]

AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

1.     This Affiliated Lender Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] the “Assignor”) and [Insert name of Affiliate Lender] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

2.     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

g.	Assignor:___________________

h.	Assignee[1]

i.	Borrower: Affinion Group Inc.

j.	Administrative Agent: Deutsche Bank Trust Company Americas, as Administrative Agent under the Credit Agreement

k.	Credit Agreement: Amended and Restated Credit Agreement dated as of April 9, 2010 (as amended, restated, supplemented, waived or otherwise modified from

[1]	Assignee must be an Affiliate Lender

time to time, the “Credit Agreement”), among Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), Affinion Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent (“DBTCA” or, together with any successor administrative agent, in such capacity the “Administrative Agent”) and as collateral agent (together with any successor collateral agent appointed pursuant thereto, in such capacity, the “Collateral Agent”) for the Lenders, Credit Suisse Securities Inc. (“CSS”), as syndication agent (in such capacity, the “Syndication Agent”), Deutsche Bank Securities Inc. (“DBS”), J.P. Morgan Securities Inc. (“JPM”) and UBS Securities LLC (“UBS”) as documentation agents (in such capacity each a “Documentation Agent”) and collectively, the “Documentation Agents”), Bank of America Securities LLC (“BAS”) and CSS, as joint lead arrangers (in such capacity, each, a “Joint Lead Arranger” and together, the “Joint Lead Arrangers”) and BAS CSS DBS, JPM and UBS, as joint bookrunners (in such capacity, each, a “Bookrunner” and collectively, the “Bookrunners”).

1	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitments/Loans Assigned	Percentage Assigned of Commitments/ Loans[2]
Tranche B Term Loan			%
Other Term Loan			%
Second Lien Term Loan

Effective Date:__________________, 20________. [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth to at least 9 decimals as a percentage of the Commitment/Loans of all Lenders thereunder

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:
ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented3 to and accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
AS ADMINISTRATIVE AGENT AND SWINGLINE LENDER

By:
Name:
Title:

[Consented[4] to:]

AFFINION GROUP INC.

By:
Name:
Title:

[3]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement

[4]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE

4.	Representations and Warranties

4.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority and has taken all action necessary to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder (iii) the financial condition of Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

4.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Affiliate Lender, (iii) no Default or Event of Default has occurred or is continuing or would result from the consummation of the transactions contemplated by this Assignment and Acceptance, (iv) after giving effect to this Assignment and Acceptance, the aggregate principal amount of all Term Loans held by all Affiliate Lenders constitutes less than 25% of the aggregate principal amount of all Term Loans then outstanding, (v) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (vi) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. For the avoidance of doubt, Lenders shall not be permitted to assign Revolving Facility Commitments or Revolving Facility Loans to any Affiliate Lender.

5    Payments. From and after the Effective Date the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but

A-1

excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

6.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with the law of the State of New York.

Affinion – Form of Affiliated Lender Assignment and Acceptance

A-2

Exhibit I to Exhibit B to Exhibit 10.1

INTERCREDITOR AGREEMENT

Dated as of

May 20, 2014,

among

AFFINION GROUP HOLDINGS, INC.,

AFFINION GROUP, INC.,

as Borrower,

THE SUBSIDIARY LOAN PARTIES,

THE LENDERS PARTY HERETO,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF

AMERICA, N.A.),

as Administrative Agent and Collateral Agent

i

8.3	Amendments; Waivers	24
8.4	Information Concerning Financial Condition of Holdings and its Subsidiaries	25
8.5	Certain Successors	25
8.6	Application of Payments	25
8.7	Marshalling of Assets	25
8.8	Purchase Option in Favor of Second Priority Secured Parties	25
8.9	Notices	29
8.10	Further Assurances	30
8.11	Governing Law	30
8.12	Binding on Successors and Assigns; No Third Party Beneficiaries	30
8.13	Specific Performance	30
8.14	Section Titles; Time Periods	31
8.15	Counterparts	31
8.16	Authorization	31
8.17	Effectiveness	31
8.18	Provisions Solely to Define Relative Rights	31
8.19	Exclusive Means of Exercising Rights under this Agreement	31
8.20	Right of the Collateral Agent to Continue	32
8.21	Interpretation	32
8.22	Forum Selection and Consent to Jurisdiction	33
8.23	WAIVER OF RIGHT TO TRIAL BY JURY	33
8.24	No Contest	33
8.25	Intercreditor Agreements	33
Section 9.	Priority of Payments with respect to Affinion Investments Realization Proceeds	34
9.1	Agreement to Subordinate with respect to Affinion Investments Realization Proceeds	34
9.2	Receipt of Affinion Investments Realization Proceeds	34
9.3	When Distribution Must Be Paid Over	34
9.4	Notice	35
9.5	Subrogation	35
9.6	Subordination May Not Be Impaired by Obligors	35
9.7	Distribution to Collateral Agent	36
9.8	Rights of Collateral Agent	36
9.9	Authorization to Effect Subordination	36

ii

SECOND LIEN INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of May 20, 2014, is among AFFINION GROUP HOLDINGS, INC., a Delaware corporation (“Holdings”), AFFINION GROUP, INC., a Delaware corporation (the “Borrower”), each Subsidiary Loan Party (as defined in the Credit Agreement described below) party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor to BANK OF AMERICA, N.A), as administrative agent for the Lenders (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Person or Persons from time to time party thereto as lenders, the Administrative Agent, the Collateral Agent and Holdings previously entered into a certain Amended and Restated Credit Agreement, dated as of April 9, 2010 (as so amended and restated and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Collateral Agent and certain other parties have entered into that certain Amendment No. 4 to the Amended and Restated Credit Agreement; Amendment No. 4 to the Amended and Restated Guarantee and Collateral Agreement; and Amendment No. 3 to the Holdings Guarantee and Pledge Agreement, dated as of the date hereof (the “Amendment No. 4”), pursuant to which the Extension Transactions shall be consummated, including the redesignation of certain of the Tranche B Term Loans (as defined in the Credit Agreement immediately prior to giving effect to the Amendment No. 4) as Initial Second Lien Term Loans; and

WHEREAS, Holdings, the Borrower and each Subsidiary Loan Party have granted to the Collateral Agent, for the benefit of the Secured Parties, security interests in the Collateral (as hereinafter defined) as security for the payment and performance of the Obligations.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. As used in this Agreement, (i) except as provided in clause (ii) below, capitalized terms shall have the meanings as provided to them in the Credit Agreement and (ii) the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms indicated):

“Administrative Agent” shall include, in addition to the Administrative Agent defined in the preamble, any successor thereto appointed by the Required Secured Creditors exercising substantially the same rights and powers.

“Affinion Investments Realization Proceeds” shall have the meaning given to the term “Realization Proceeds” in the Affinion Investments Intercreditor Agreement.

“Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, NY or the state where any of the Collateral Agent’s or the Administrative Agent’s office for notices pursuant to Section 8.9 is located.

“Collateral” means any property, real, personal or mixed, of any Obligor in which the Collateral Agent or any Secured Party has a security interest pursuant to any Security Document.

“Collateral Agent” shall include, in addition to the Collateral Agent defined in the preamble, any successor thereto appointed by the Required Secured Creditors exercising substantially the same rights and powers.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Credit Agreement” is defined in the first recital; provided that the term “Credit Agreement” shall also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior Credit Agreement).

“Defaulting Creditor” is defined in Section 8.8(d).

“DIP Financing” is defined in Section 6.1.

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“Discharge of First Priority Claims” means, except to the extent otherwise provided in Section 6.4, the occurrence of each of the following: (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding in respect of an Obligor whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents (other than Second Priority Claims) and, with respect to letters of credit outstanding thereunder, if any, termination thereof or delivery of cash collateral or backstop letters of credit in respect thereof and for the full amount thereof (or such greater amount as may be required under the Loan Documents) in compliance with such Loan Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder and (ii) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the Administrative Agent to the Collateral Agent of a written notice that the Discharge of First Priority Claims has occurred.

“Discharge of Second Priority Claims” means, except to the extent otherwise provided in Section 6.4, the occurrence of each of the following: (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding in respect of an Obligor, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents under, or in connection with, the Second Lien Term Loans, after or concurrently with termination of all commitments to extend credit thereunder and (ii) any other Second Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the Administrative Agent to the Collateral Agent of a written notice that the Discharge of Second Priority Claims has occurred.

“Eligible Purchaser” is defined in Section 8.8(a).

“First Priority Ancillary Obligations” means all Obligations (other than Second Priority Claims) that do not constitute First Priority Credit Agreement Obligations.

“First Priority Claims” means (a) all First Priority Credit Agreement Obligations and (b) all First Priority Ancillary Obligations. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding of such Obligor, accrue) after the commencement of an Insolvency Proceeding of an Obligor in accordance with and at the rate specified in the relevant Loan Document (including guaranty obligations in respect thereof), whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, First Priority Claims shall include the fees, expenses, disbursements and indemnities of the Collateral Agent (including guaranty obligations in respect thereof) arising on or prior to the Discharge of First Priority Claims. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of an

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Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing, the Second Priority Claims will not constitute First Priority Claims even if any proceeds thereof are used to repay any First Priority Claims.

“First Priority Credit Agreement Obligations” means all “Loan Document Obligations” as defined in the Guarantee and Collateral Agreement and all other Obligations under the Loan Documents, in each case, arising under or in connection with the First Lien Facilities but excluding any Second Priority Claims and the obligations described in clauses (b) and (c) of the definition of “Obligations” contained in the Guarantee and Collateral Agreement.

“First Priority DIP Cap Amount” means the sum of: (i) $50,000,000 and (ii) 125% of the sum of the aggregate principal amount of all Revolving Facility Commitments and all Tranche B Term Loans outstanding on the Amendment No. 4 Effective Date (in each case, after giving effect to the Extension Transactions).

“First Priority Issuing Bank” means “Issuing Bank” as defined in the Credit Agreement.

“First Priority Letter of Credit” means “Letter of Credit” as defined in the Credit Agreement.

“First Priority Liens” means all Liens over the Collateral that secure the First Priority Claims.

“First Priority Secured Party” means, at any time, each Secured Party that holds a First Priority Claim at such time, in its capacity as a holder of such First Priority Claim.

“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement dated as of April 9, 2010, among the Borrower, each Subsidiary of the Borrower party thereto, the Administrative Agent and the Collateral Agent, as so amended and restated and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holdings” is defined in the preamble.

“Insolvency Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to such Person as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding

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with respect to such Person as a debtor or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Junior Priority Bankruptcy Payments” is defined in Section 6.2.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property).

“Non-Conforming Plan of Reorganization” any Plan of Reorganization whose provisions are inconsistent with or in contravention of the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the Lien priorities of Section 2.1), the provisions of Section 4 or the provisions of Section 6.

“Obligations” has the meaning given to such term in the Guarantee and Collateral Agreement and including, with respect to sub-clauses (b) and (c) of the definition thereof, such obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Obligors” means, collectively, Holdings, the Borrower and each Subsidiary Loan Party.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding in respect of Holdings and/or any other Obligor, as the context may require.

“Recovery” is defined in Section 6.4.

“Required Secured Creditors” means (a) prior to the Discharge of First Priority Claims, the Required First Lien Lenders and (b) after the Discharge of First Priority Claims, the Required Second Lien Lenders.

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“Second Priority Claims” means all Second Priority Credit Agreement Obligations. Second Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding of such Obligor, accrue) after the commencement of an Insolvency Proceeding in respect of an Obligor in accordance with and at the rate specified in the relevant Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, Second Priority Claims shall include the fees, expenses, disbursements and indemnities of the Collateral Agent (including guaranty obligations in respect thereof) arising after the Discharge of First Priority Claims (but not those arising on or prior to the Discharge of First Priority Claims). To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of an Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Credit Agreement Obligations” means all “Loan Document Obligations” as defined in the Guarantee and Collateral Agreement and all other Obligations under the Loan Documents, in each case, to the extent solely arising under or in connection with the Second Lien Term Loans.

“Second Priority Liens” means all Liens over the Collateral that secure Second Priority Claims.

“Second Priority Secured Party” means, at any time, each Secured Party that holds a Second Priority Claim at such time, in its capacity as a holder of such Second Priority Claim.

“Secured Claims” means, collectively, the First Priority Claims and the Second Priority Claims.

“Secured Parties” has the meaning given to such term in the Guarantee and Collateral Agreement.

“Secured Swap Agreement” means any Swap Agreement the obligations of which constitute First Priority Claims.

“Shared Liens” means all Liens over the Collateral that secures (or is intended to secure) both First Priority Claims and Second Priority Claims.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than

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securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Unasserted Contingent Obligations” shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (a) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (b) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Use of Cash Collateral” is defined in Section 6.1.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, document or other writing herein shall be construed as referring to such agreement, document or other writing as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent that such successors and assigns are permitted pursuant to the applicable agreement, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretation promulgated thereunder and (h) underscored references to Sections or clauses shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

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Section 2. Lien Priorities.

2.1 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Lien granted to the Collateral Agent, any Secured Party, or any other Person on the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures obligations relating to the period, before or after the commencement of any Insolvency Proceeding in respect of any Obligor) and notwithstanding (i) any provision of the UCC or any other applicable law or the Loan Documents, or any defect or deficiency in, or failure to attach or perfect any aspect or portion of any Shared Lien, to the contrary, (ii) the fact that any Shared Lien may have been subordinated, voided, avoided, set aside, invalidated or lapsed or (iii) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, an Obligor in respect of a First Priority Claim or a Second Priority Claim or any holder of such claims, the Collateral Agent on behalf of itself and the Second Priority Secured Parties hereby agrees that: (A) any Lien on the Collateral securing any First Priority Claim now or hereafter held by the First Priority Secured Parties shall be senior (or deemed senior) in priority in all respects to any Lien on the Collateral securing the Second Priority Claims; (B) any Lien on the Collateral now or hereafter securing any Second Priority Claim regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate (or deemed junior and subordinate) in priority in all respects to all Liens on the Collateral securing the First Priority Claims; and (C) the interests of the Second Priority Secured Parties in, and the rights of the Second Priority Secured Parties with respect to, the Shared Liens on the Collateral, and the proceeds of the enforcement thereof, shall be subordinated to the interests of the First Priority Secured Parties in, and the rights of the First Priority Secured Parties with respect to, the Shared Liens. All Liens on the Collateral securing the First Priority Claims shall be and remain first in priority in all respects to all Liens on the Collateral securing the Second Priority Claims for all purposes, whether or not such Liens securing the First Priority Claims are subordinated to any Lien securing any other obligation of any Obligor. The parties hereto acknowledge and agree that it is their intent that the First Priority Claims (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second Priority Claims (and the security therefor).

2.2 Prohibition on Contesting Liens. Each of the Collateral Agent and the Administrative Agent, on behalf of itself and the other Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, perfection or enforceability of (a) the First Priority Claims (b) the Second Priority Claims or (c) the Shared Liens of the Secured Parties in the Collateral securing the First Priority Claims and the Second Priority Claims.

2.3 Nature of First Priority Credit Agreement Obligations. Each of the Collateral Agent and the Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledges that a portion of the First Priority Claims are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed without affecting the lien subordination or other provisions of this Agreement.

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Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) The provisions of this clause (a) are subject to clauses (e) and (f) below in this Section 3.1. (i) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, no Second Priority Secured Party will, and neither the Collateral Agent nor the Administrative Agent will on behalf of solely the Second Priority Secured Parties or at the direction of any Second Priority Secured Party (and each such Person hereby waives any right to) (A) exercise or seek to exercise any rights or remedies (including the exercise of any right of setoff or any right under any lockbox agreement or account control agreement and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts) with respect to any Collateral, (B) institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, any exercise of any right under any control agreement in respect of a deposit account, securities account, security entitlement or other investment property constituting Collateral (including, without limitation, any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), (C) exercise any other rights or remedies relating to the Collateral under the Loan Documents, (D) contest, protest or object to any foreclosure proceeding or other action brought by any First Priority Secured Party or the Collateral Agent or Administrative Agent acting on behalf, or at the direction of a First Priority Secured Party or (E) object to the forbearance by any First Priority Secured Party (or the Collateral Agent or the Administrative Agent acting on behalf, or at the direction of a First Priority Secured Party) from bringing or pursuing any foreclosure proceeding or action or any other exercise of any right or remedy relating to the Collateral; and (ii) so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the First Priority Secured Parties or the Collateral Agent and Administrative Agent acting on behalf, or at the direction of a First Priority Secured Party shall have the exclusive right to enforce rights, exercise remedies (including the exercise of any right of setoff, any right to credit bid or any right under any lockbox agreement or account control agreement and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), refrain from enforcing or exercising remedies, make determinations in connection with any enforcement of rights and remedies regarding release or disposition of, or restrictions with respect to, the Collateral, and otherwise enforce the rights and remedies of a secured creditor under the UCC and the bankruptcy laws of any applicable jurisdiction without the consent of or any consultation with any Second Priority Secured Party; provided that with respect to clauses (i) and (ii) above, (1) in any Insolvency Proceeding commenced by or against an Obligor, any Second Priority Secured Party may file a claim or statement of interest with respect to the Second Priority Claims, (2) the Collateral Agent

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may, if directed to do so by the Required Second Lien Lenders, take any action not adverse to the Shared Liens on the Collateral securing the First Priority Claims or the rights of any First Priority Secured Party to exercise remedies in respect thereof in order to establish, preserve, or perfect (but not enforce) the rights of the Second Priority Secured Parties in the Collateral, (3) any Second Priority Secured Party (and/or the Collateral Agent on its behalf) shall be entitled to (u) file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the Second Priority Claims, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (v) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of an Obligor arising under the Bankruptcy Code (excluding exercising the right, if any, to file an involuntary petition against Holdings), any similar law or any applicable non-bankruptcy law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor, and, specifically, that no Second Priority Secured Party shall be entitled to assert (or direct the Administrative Agent or the Collateral Agent to assert on its behalf) any right or interest of an unsecured creditor (or otherwise), of any kind or nature, in respect of any Use of Cash Collateral, DIP Financing or sale of any assets of an Obligor, in each case to which holders of a majority of First Priority Claims have consented), (w) exercise any rights and remedies as an unsecured creditor against an Obligor in accordance with the Loan Documents and applicable law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert (or direct the Administrative Agent or the Collateral Agent to assert on its behalf) any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v), (x) bid (but only for cash, and not by way of credit bid or otherwise) for or purchase (but only for cash, and not by way of credit bid or otherwise) Collateral at any private or judicial foreclosure upon such Collateral initiated by any secured party in respect thereof, (y) file any notice of or vote any claim in any Insolvency Proceeding of an Obligor but solely in accordance with Section 6.7 of this Agreement and (z) file any proof of claim and other filings, appear and be heard on any matter in connection therewith and make any arguments and motions that are, in each case, not inconsistent with the other terms of this Agreement, with respect to the Second Priority Claims and the Collateral (it being understood that no Second Priority Secured Party shall be entitled to assert (or direct the Administrative Agent or the Collateral Agent to assert on its behalf) any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v), and (4) nothing herein shall be construed to limit or impair in any way the right of any Second Priority Secured Party to receive any remaining Collateral and proceeds of Collateral after the Discharge of First Priority Claims has occurred. In exercising rights and remedies with respect to the Collateral, the First Priority Secured Parties (and the Administrative Agent and the Collateral Agent on their behalf upon the direction of the Required First Lien Lenders) may enforce the provisions of the Loan Documents and exercise remedies thereunder, all in such order and in such manner as such First Priority Secured Parties may determine in the exercise of their sole discretion except that, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Secured Parties may enforce the provisions of the Loan Documents and exercise remedies thereunder, and the Required First Lien Lenders may direct the Collateral

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Agent and the Administrative Agent to enforce the provisions of the Loan Documents and exercise remedies hereunder on their behalf, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the Collateral Agent, the Administrative Agent and the other First Priority Secured Parties (or, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Collateral Agent, the Administrative Agent and the other Second Priority Secured Parties) to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

(b) (i) Until the Discharge of First Priority Claims has occurred, each of the Second Priority Secured Parties, agrees that it will not, in connection with the exercise of any right or remedy (including the exercise of any right of setoff or any right under any lockbox agreement or account control agreement with respect to any Collateral (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived until after the Discharge of First Priority Claims any right to) take or receive any Collateral or any proceeds of Collateral.

(ii) Without limiting the generality of the foregoing clause (i), unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso in the second sentence of clause (a) of Section 3.1, the sole right of the Second Priority Secured Parties as secured parties with respect to the Collateral is to hold the benefit of a perfected Shared Lien on the Collateral, subject to the prior interests and rights of the First Priority Secured Parties with respect to such Shared Liens, pursuant to the Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Claims has occurred.

(c) Holdings agrees that it will not, and will not permit any of its Subsidiaries to, in connection with the exercise of any right or remedy with respect to any Collateral by any Second Priority Secured Party or the Collateral Agent or the Administrative Agent on behalf of any Second Priority Secured Party, transfer, deliver or pay, as applicable, to any Second Priority Secured Party or the Collateral Agent or the Administrative Agent on behalf of any Second Priority Secured Party, any Collateral or any proceeds of Collateral unless and until the Discharge of First Priority Claims has occurred.

(d) (i) Each of the Collateral Agent and the Administrative Agent, on behalf of the Second Priority Secured Parties, agrees that none of the Collateral Agent or the Administrative Agent (on behalf of the Second Priority Secured Parties) or the Second Priority Secured Parties will (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to) take any action (other than as provided in Section 3.1(a)) that would hinder or cause to delay any exercise of remedies undertaken by any First Priority Secured Party or the Collateral Agent or the Administrative Agent on behalf of any other First Priority Secured Party under the Loan Documents as secured parties in respect of any Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

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(ii) Each Second Priority Secured Party, hereby irrevocably, absolutely and unconditionally waives any and all rights it may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner (including by judicial foreclosure, non-judicial foreclosure, strict foreclosure or otherwise) in which the holders of First Priority Claims (or the Collateral Agent or the Administrative Agent on their behalf) seek to enforce the Shared Liens granted in any of the Collateral except that there shall be no waiver of the obligation, if any, of the Collateral Agent or the Administrative Agent to dispose of the Collateral in a “commercially reasonable” manner within the meaning of any applicable UCC.

(iii) Each of the Collateral Agent and the Administrative Agent, on behalf of itself and the Second Priority Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Loan Document (other than this Agreement) is intended to restrict in any way the rights and remedies of the First Priority Secured Parties (or the Collateral Agent or the Administrative Agent acting on their behalf) with respect to the Collateral as set forth in this Agreement and the Loan Documents.

(e) Notwithstanding anything to the contrary in preceding clauses (a) through (d) of this Section 3.1, at any time while (i) a payment default exists in respect of any Second Priority Claims pursuant to Section 7.01(b) or (c) under the Credit Agreement or (ii) after the acceleration of the maturity of all then outstanding Second Priority Claims in accordance with the terms of the Credit Agreement, and in either case so long as 180 days have elapsed after notice thereof (and requesting that enforcement action be taken with respect to the Collateral) has been received by the Collateral Agent and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Required Second Lien Lenders may, but only if the Collateral Agent is not then already pursuing enforcement proceedings with respect to the Collateral (with any determination of which Collateral to proceed against, and in what order, to be made by the Collateral Agent in its reasonable judgment but taking into account its obligations under the Loan Documents and generally under law to the First Priority Secured Parties and the Second Priority Secured Parties), direct the Collateral Agent to enforce the Shared Liens on the Collateral granted pursuant to the Security Documents, provided that any Collateral or any proceeds of Collateral received by the Collateral Agent or any other Second Priority Secured Party, as the case may be, in connection with the enforcement of such Shared Liens shall be applied in accordance with Section 4.

(f) The Collateral Agent, the Administrative Agent, the other First Priority Secured Parties and the other Second Priority Secured Parties, hereby agree that only the Required Secured Creditors shall be permitted to direct or instruct the Collateral Agent and the Administrative Agent to issue a payment blockage or similar notice pursuant to the Senior Subordinated Notes Indenture, the Extended Senior Subordinated Notes Indenture or the Affinion Investments Notes Indenture (or any Permitted Refinancing Indebtedness in respect of the foregoing) and the Collateral Agent and the Administrative Agent, on behalf of the Secured Parties, hereby agree that no other First Priority Secured Party or Second Priority Secured Party shall issue or direct (other than such Persons collectively constituting the Required Secured Creditors at such time) the Collateral Agent or the Administrative Agent to issue such payment blockage or similar notice.

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3.2 Cooperation. Subject to the proviso appearing in the second sentence of Section 3.1(a), each Second Priority Secured Party, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not, and shall be deemed to have waived any right to, and it shall not direct the Collateral Agent or the Administrative Agent to, commence, or join with any Person in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien with respect to Collateral held by it under any Loan Document.

Section 4. Payments.

4.1 Application of Proceeds. The Administrative Agent shall promptly apply the cash proceeds, moneys or balances received in connection with any collection, disposition or sale of Collateral, as well as any Collateral consisting of cash, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, as follows:

(i) FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including without limitation all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent under any Loan Document on behalf of any Obligor, any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, and all other fees, indemnities and other amounts owing or reimbursable to the Administrative Agent or the Collateral Agent under any Loan Document in its capacity as such;

(ii) SECOND, to payment of all fees, indemnities and other amounts (other than principal and interest) payable to each First Priority Issuing Bank in capacity as such pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution and of any amount required to be paid to a First Priority Issuing Bank by any Revolving Facility Lender pursuant to Section 2.05(c) of the Credit Agreement and not paid by such Revolving Facility Lender (which shall be payable to the Administrative Agent if the Administrative Agent advanced such payment to the Issuing Bank in anticipation of such payment by such Revolving Facility Lender and otherwise, to the Issuing Bank);

(iii) THIRD, to the payment in full of the First Priority Claims (the amounts so applied to be distributed among the First Priority Secured Parties pro rata in accordance with the respective amounts of their First Priority Claims on the date of any such distribution, which in the case of First Priority Letters of Credit, shall be paid by deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the First Priority Secured Parties, an amount in cash in U.S. Dollars equal to the aggregate L/C Exposure as of such date plus any accrued and unpaid interest thereon);

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(iv) FOURTH, after the Discharge of First Priority Claims, to the payment in full of the Second Priority Claims (the amounts so applied to be distributed among the Second Priority Secured Parties pro rata in accordance with the respective amounts of their Second Priority Claims on the date of any such distribution); and

(v) FIFTH, after the Discharge of First Priority Claims and the Discharge of Second Priority Claims, to the Obligors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

4.2 Payments Over. Except as expressly provided in Section 6.8, so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof received by any Second Priority Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement or any distribution received on account of or by virtue of any Shared Lien on the Collateral in any Insolvency Proceeding in respect of an Obligor (including any distribution on account of or otherwise by virtue of any Shared Lien on the Collateral under any Plan of Reorganization) shall, be segregated and held in trust and forthwith paid over to the Collateral Agent for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsement, or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsement as agent for any Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Claims has occurred. For the avoidance of doubt, the Second Priority Claims shall not be reduced or satisfied by any amounts or distributions required to be paid over to the Administrative Agent or the Collateral Agent pursuant hereto.

Section 5. Other Agreements.

5.1 Releases .

(a) The Second Priority Secured Parties hereby agree that, at any time prior to the Discharge of First Priority Claims, in connection with (i) the exercise of any remedies by a First Priority Secured Party or by the Collateral Agent on behalf of a First Priority Secured Party, in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral or (ii) any sale, lease, exchange, transfer or

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other disposition of any Collateral permitted under the terms of the Loan Documents, the Collateral Agent may, on behalf of the Secured Parties, release any of the Shared Liens on any part of the Collateral with no further consent or action of any Second Priority Secured Party, and the Second Priority Secured Parties hereby irrevocably authorize the Collateral Agent and the Administrative Agent to execute and deliver, at the expense of Holdings, such termination statements, releases and other documents as the Collateral Agent, the Administrative Agent and any Obligor (in the case of an Obligor, to the extent permitted by the Loan Documents) may reasonably request to effectively confirm such release at the expense of the Obligors.

(b) Until the Discharge of First Priority Claims occurs, each of the Second Priority Secured Parties, hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Person or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion (as directed by the Administrative Agent in writing), for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.

5.2 [Reserved].

5.3 [Reserved].

5.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Loan Documents and applicable law only to the extent set forth in the proviso appearing in the second sentence of Section 3.1(a) hereof. Nothing in this Agreement shall prohibit the receipt by any Second Priority Secured Party of any payment of interest and principal on the Second Priority Claims, together with any reimbursable fees and expenses and other amounts due in respect thereof, so long as such receipt is not (a) the direct or indirect result of the exercise by any Second Priority Secured Party of rights and remedies as a secured creditor in respect of the Second Priority Claims or enforcement of any Lien, in either case in contravention of this Agreement, or (b) a distribution in any Insolvency Proceeding of an Obligor on account of or otherwise by virtue of any Lien (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization), other than as permitted by Section 6.8 hereof. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Second Priority Claims, such judgment lien shall be subject to the terms of this Agreement to the same extent as the other Liens securing the Second Priority Claims (created pursuant to the Security Documents) are subject to the terms of this Agreement. Nothing in this Agreement modifies any right or remedy the holders of First Priority Claims or, after the Discharge of First Priority Claims has occurred, the holders of Second Priority Claims may have with respect to the Collateral.

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Section 6. Insolvency Proceedings

6.1 Finance and Sale Issues.

(a) Until the Discharge of First Priority Claims has occurred, if an Obligor shall be subject to any Insolvency Proceeding and the Administrative Agent, on behalf, or at the direction, of the First Priority Secured Parties, shall desire to permit the use of cash collateral arising from the Collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) under Section 363 of the Bankruptcy Code (“Use of Cash Collateral”) or to permit such Obligor to obtain financing, whether from the First Priority Secured Parties, any other Person, or any combination thereof, under Section 364 of the Bankruptcy Code secured by any Collateral (“DIP Financing”), then each Second Priority Secured Party, agrees that (i) it shall not be entitled to raise (and will not raise), but instead shall be deemed to have otherwise irrevocably, absolutely, and unconditionally waived any right to raise, any objection to such Use of Cash Collateral or DIP Financing (and instead will be deemed to have consented to such Use of Cash Collateral or DIP Financing), (ii) it shall not be entitled to request (and will not request) adequate protection or any other relief in connection therewith (except as expressly agreed by the Administrative Agent (acting at the direction of the Required First Lien Lenders) or to the extent permitted by Section 6.2), and (iii) to the extent the Liens are granted in connection with such Use of Cash Collateral or such DIP Financing (including adequate protection Liens), the Liens granted for the benefit of the Second Priority Secured Parties shall be junior in priority to the Liens granted for the benefit of the First Priority Secured Parties in connection with such Use of Cash Collateral or such DIP Financing and to the extent both the First Priority Secured Parties and Second Priority Secured Parties are granted a common Lien, the interests of the Second Priority Secured Parties’ Lien shall be junior in priority to the interests of the First Priority Secured Parties in such Lien on the same basis as the interests of the Second Priority Secured Parties are junior in priority to the interests of the First Priority Secured Parties under this Agreement. Each of the Second Priority Secured Parties agrees that none of them shall offer to provide, administer or syndicate any DIP Financing to an Obligor unless (i) the application of the proceeds of such DIP Financing would result in the Discharge of First Priority Claims or (ii) consented to by the Administrative Agent acting on the directions of the Required First Lien Lenders. Notwithstanding the foregoing, none of the foregoing provisions of this Section 6.1(a) shall be binding on the Second Priority Secured Parties to the extent that the sum of the then outstanding principal amount of any First Priority Credit Agreement Obligations and any DIP Financing exceeds the First Priority DIP Cap Amount (after giving effect to the concurrent Refinancing of any First Priority Credit Agreement Obligations).

(b) Until the Discharge of First Priority Claims has occurred, the Second Priority Secured Parties, in any Insolvency Proceeding in respect of an Obligor, shall not be entitled to oppose (and shall not oppose) (1) any sale or disposition of any assets or property of such Obligor constituting Collateral, or (2) any procedure governing sale or disposition of any assets or property of such Obligor constituting Collateral, in each case that is supported by the Administrative Agent (acting at the direction of the Required First Lien Lenders), and the Second Priority Secured Parties will be deemed to have consented under Section 363 of the Bankruptcy Code to any such sale, and any procedure for such sale (and

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in each case any motion in support hereof), supported by such First Priority Secured Parties and to have consented to the release of their Liens in such assets so long as and to the extent that (i) the First Priority Secured Parties shall have likewise consented to such release and (ii) the Liens shall attach to the proceeds of any Collateral sold or disposed of in the priorities set forth herein. For the avoidance of doubt, and without limitation of the generality of the foregoing, in any Insolvency Proceeding in respect of any Obligor, the Second Priority Secured Parties irrevocably waive any right to object to any sale, or any procedure for sale, or any motion for sale or for bid procedures regarding the sale, of any Collateral under Section 363 of the Bankruptcy Code on the grounds of inadequate time for marketing of such asset, inopportune time for sale of such asset (based on market conditions or otherwise), inadequate purchase price/value to be received for such asset, or any expense reimbursement, break-up fee or other condition or covenant contained in any stalking horse bid for such asset.

6.2 Adequate Protection. If and only if directed to do so by Second Priority Secured Parties holding at least a majority of the principal amount of the Second Priority Claims, the Administrative Agent or the Collateral Agent, acting on behalf of the Second Priority Secured Parties, may, subject to the following sentence, seek or request adequate protection in the form of a Lien on any additional collateral. The Second Priority Secured Parties may only seek or request adequate protection in the form of a Lien on any additional collateral in connection with, or arising as a result of, the Collateral to the extent that the First Priority Secured Parties have also received such adequate protection in the form of a Lien (including by way of objecting to any DIP Financing that does not provide for such Lien) on such additional collateral and any Lien so received by the Second Priority Secured Parties thereon will be junior ( or deemed junior) in priority to any Lien granted to the First Priority Secured Parties (including any adequate protection Lien in favor of the First Priority Secured Parties) and any Lien securing such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are, or are intended to be, junior in priority to the First Priority Liens under this Agreement and subject in all respects to the release obligations set forth in this Agreement, including in Section 5.1 and Section 6.1 hereof. If the Second Priority Secured Parties are granted post-petition interest and/or adequate protection payments which are referable to, or granted as a result of, the Second Priority Secured Parties’ Lien over the Collateral, including for the avoidance of doubt, as a result of the Second Priority Secured Parties being secured parties with respect to the Shared Liens over the Collateral, in an Insolvency Proceeding in respect of an Obligor (“Junior Priority Bankruptcy Payments”), such amounts shall be deemed Collateral, shall be turned over to the Collateral Agent for the benefit of First Priority Secured Parties in accordance with Section 4.2 hereof and shall be applied according to the terms thereof (regardless of whether or not any order of a bankruptcy court authorizing and/or directing any Junior Priority Bankruptcy Payments shall expressly provide for such direct payment to the Collateral Agent.

6.3 No Waiver. Subject to Section 3.1(a), nothing contained herein shall prohibit or in any way limit the Collateral Agent-or the Administrative Agent (acting on behalf of First Priority Secured Parties) or any other First Priority Secured Party from objecting in any Insolvency Proceeding in respect of an Obligor or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Loan Documents or otherwise. Subject to Section 3.1(a), following the Discharge of First Priority Claims, nothing contained herein shall prohibit or in

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any way limit any Second Priority Secured Party (or the Collateral Agent or Administrative Agent on behalf, or at the direction, of the Second Priority Secured Parties) from objecting in any Insolvency Proceeding in respect of an Obligor.

6.4 Reinstatement. If, in any Insolvency Proceeding in respect of an Obligor or otherwise, all or part of any payment with respect to the First Priority Claims previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law) (a “Recovery”), then the First Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. If any Second Priority Secured Party is required in any Insolvency Proceeding of an Obligor or otherwise to turn over any Recovery, then the Second Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Post-Petition Interest. No Second Priority Secured Party shall oppose or seek to challenge any claim by the Collateral Agent, the Administrative Agent or any other First Priority Secured Party for allowance or payment in any Insolvency Proceeding of an Obligor of the First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Lien on the Collateral, without regard to the existence of the Second Priority Liens on the Shared Collateral, such value to be determined without regard to the existence of the Second Priority Liens on the Collateral.

6.6 Separate Classification. Each of the Collateral Agent and the Administrative Agent, on behalf of itself, the First Priority Secured Parties and the Second Priority Secured Parties, acknowledge and agree that

(a) the grants of Liens in respect of the Collateral pursuant to the Security Documents are intended to constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral as a result of the priorities created pursuant to this Agreement, the First Priority Claims and the Second Priority Claims are fundamentally different from one another and must be separately classified in any Plan of Reorganization proposed or confirmed in an Insolvency Proceeding of an Obligor.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, contrary to the intention of the parties, the claims of the First Priority Secured Parties and/or the Second Priority Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of first priority and second priority secured claims), then (i) each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1

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and 4.1, all distributions shall be made as if there were separate classes of first priority and second priority secured claims against the Obligors in respect of the Collateral and (ii) the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Loan Documents arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding of an Obligor, and reimbursement of all fees and expenses of the Collateral Agent’s and the Administrative Agent’s respective attorneys, financial consultants, and other agents) before any distribution is made to the Second Priority Secured Parties, with the Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the Collateral Agent for the benefit of First Priority Secured Parties amounts otherwise received or receivable by them in respect of or by virtue of the Shared Liens to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

6.7 Voting for Plan of Reorganization. The First Priority Secured Parties and the Second Priority Secured Parties, in each case in such capacity, shall be entitled to vote to accept or reject any Plan of Reorganization in connection with any Insolvency Proceeding of an Obligor so long as such Plan of Reorganization is a Conforming Plan of Reorganization and shall be entitled to vote to reject any such Plan of Reorganization that is a Non-Conforming Plan of Reorganization; provided that each of the Collateral Agent and the Administrative Agent, on behalf of the other Second Priority Secured Parties, agrees that none of the Second Priority Secured Parties, in such capacity, shall be entitled to take any action or vote in any way that supports any Non-Conforming Plan of Reorganization or to object to a Plan of Reorganization to which the requisite holders of First Priority Claims have consented on the grounds that any sale of Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization by any Second Priority Secured Party, in such capacity, shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Administrative Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn.

6.8 X Clause. Notwithstanding Section 4.2 hereof or any other provision of this Agreement, regardless of whether a Discharge of First Priority Claims shall occur in connection with a confirmed Plan of Reorganization, the Second Priority Secured Parties shall be permitted to receive or retain any debt or equity securities or other obligations of an Obligor to be distributed to them under any such confirmed Plan of Reorganization on account of or otherwise by virtue of their interest in the Liens on the Collateral (collectively, a “Plan Distribution”), so long as (i) any lien granted on the Collateral to secure such Plan Distributions shall be junior in priority to any liens granted to secure any Plan Distribution to the First Priority Secured Parties under any such Plan of Reorganization on account of the interest of the First Priority Secured Parties in the Liens to the same extent as the Second Priority Liens are, or are intended to be, junior in priority to the First Priority Liens on the Collateral hereunder and such liens shall otherwise be subject to the terms and conditions of this Agreement (or an analogous agreement)

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and the Second Priority Claims shall be junior to the First Priority Claims to the same extent as provided in, and shall be subject to provisions substantially similar to, Section 9, and (ii) any Plan Distribution received by a Second Priority Secured Party shall not be entitled to receive cash interest (but may accrue interest or contain pay-in-kind interest) and any Plan Distribution may not be subject to amortization, redemption or other principal or preference paydown, in each case prior to the Discharge of First Priority Claims (including by way of full payment of any First Priority Claims with cash payment on any Plan Distribution received by the First Priority Secured Parties); provided, however, that, absent a Discharge of First Priority Claims, any Plan Distribution received by a Second Priority Secured Party under a Plan of Reorganization which does not satisfy the criteria set forth in clauses (i) and (ii) above, shall be turned over to the Administrative Agent for the benefit of First Priority Secured Parties in accordance with Section 4.2.

6.9 Determination of Distributions on Account of Lien on Collateral. For the purposes of this Agreement, including for the purposes of Sections 4.2, 5.4, and 6.8 hereof, there shall be a presumption that any distribution to or for the benefit of the Second Priority Secured Parties under any Plan of Reorganization for an Obligor shall be on account of or by virtue of the Shared Liens on the Collateral. The Second Priority Secured Parties, shall have the burden of rebutting that presumption, and of proving the portion (if any) of any distribution under any Plan of Reorganization to, or for the benefit of, the Second Priority Secured Parties that does not consist of proceeds of (or is not otherwise on account of or by virtue of) such Lien on the Collateral, in each case by clear and convincing evidence.

6.10 Plan of Reorganization. No Second Priority Secured Party (or any Person on their behalf) will sponsor, fund or otherwise facilitate, or support or vote in favor of in an Insolvency Proceeding of an Obligor, any Plan of Reorganization that does not contemplate the payment in full, in cash of the First Priority Claims upon the effective date of such Plan of Reorganization unless the Administrative Agent, on behalf of the First Priority Secured Parties, shall have otherwise consented. Neither the Administrative Agent (on behalf of the Second Priority Secured Parties) nor any other Second Priority Secured Party will raise or support any objection to any Plan of Reorganization on the basis that the rate of interest payable on any Plan Distribution to the First Priority Secured Parties is excessive or over-compensatory.

Section 7. Reliance; Waivers; etc.

7.1 Reliance. Each of the Collateral Agent and the Administrative Agent, on behalf of the Second Priority Secured Parties, acknowledges that the Second Priority Secured Parties have, independently and without reliance on the Collateral Agent, the Administrative Agent or any other First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own decision to enter into the Credit Agreement, any other applicable Loan Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decisions in taking or not taking any action under the Credit Agreement, any such other Loan Document or this Agreement.

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7.2 No Warranties or Liability. Each of the Collateral Agent and the Administrative Agent, on behalf of the Second Priority Secured Parties, acknowledges and agrees that the holders of First Priority Claims (and the Collateral Agent and the Administrative Agent on their behalf) have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Loan Documents or the ownership of any Collateral or the perfection or priority of any Lien thereon. The holders of First Priority Claims will be entitled to manage and supervise their respective loans and extensions of credit to the Borrower and the other Obligors in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate, and the holders of First Priority Claims may manage their loans and extensions of credit without regard to any right or interest that any Second Priority Secured Party may have in the Collateral or otherwise, except as otherwise provided in this Agreement, the Credit Agreement or the other Loan Documents. None of the Collateral Agent, the Administrative Agent or any other First Priority Secured Party shall have any duty to any Second Priority Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Obligor, regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) To the fullest extent permitted under applicable law, no right of the Collateral Agent, the Administrative Agent, the First Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of an Obligor or by any act or failure to act by any First Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Loan Documents, regardless of any knowledge thereof which the Collateral Agent, the Administrative Agent or the First Priority Secured Parties, or any of them, may have or be otherwise charged with. To the fullest extent permitted under applicable law, no right of the Second Priority Secured Parties (or the Collateral Agent or Administrative Agent acting on their behalf) to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of an Obligor or by any act or failure to act by any Second Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Loan Documents, regardless of any knowledge thereof which the Second Priority Secured Parties (or the Collateral Agent or Administrative Agent) may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the Loan Documents), the First Priority Secured Parties and any of them may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, any Second Priority Secured Party, without incurring any liability to any Second Priority Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Priority Secured Party is affected, impaired or extinguished thereby), do any one or more of the following:

(i) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing, subject to any express rights of the Second Priority Secured Parties hereunder or under the other Loan Documents (including the First Priority DIP Cap Amount applicable to First Lien Claims);

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(ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the First Priority Claims or any security therefor or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims), without any restriction as to the amount, tenor or terms of any such increase or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the holders of First Priority Claims, the First Priority Claims or any of the Loan Documents, subject to any express rights of the Second Priority Secured Parties hereunder or under the other Loan Documents (including the First Priority DIP Cap Amount applicable to First Lien Claims);

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to the First Priority Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First Priority Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sum by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order; and

(v) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Collateral and any security or any liability of any Obligor to the holders of First Priority Claims or any liability incurred directly or indirectly in respect thereof.

(c) Each of the Collateral Agent and the Administrative Agent, on behalf the Second Priority Secured Parties, also agrees, to the fullest extent permitted under applicable law, that no First Priority Secured Party shall have any liability to any of them, and each of them, to the fullest extent permitted under applicable law, hereby waives any claim against any First Priority Secured Party, arising out of any action which such holders of First Priority Claims may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, the Collateral. Each of the Second Priority Secured Parties, agrees that none of the First Priority Secured Parties (or the Administrative Agent and the Collateral Agent acting on their behalf) shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Collateral, the First Priority Claims or otherwise.

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(d) Each of the Second Priority Secured Parties and the Collateral Agent and the Administrative Agent, on behalf of other Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar right a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Loan Document or any setting aside or avoidance of any Lien;

(b) any change in the time, manner or place of payment of, or in any other terms of, any First Priority Claim or Second Priority Claim, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Loan Documents;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of any First Priority Claim or Second Priority Claim or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Obligor; or

(e) any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the First Priority Claims or Second Priority Claims or of any First Priority Secured Party or Second Priority Secured Party in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Loan Documents, the provisions of this Agreement shall govern and control.

8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of lien priority and, where applicable, payment subordination. Each of the Second Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any right it may have under applicable law to revoke (or direct the Collateral Agent or the Administrative Agent on its behalf to revoke) this Agreement or any provisions hereof.

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8.3 Amendments; Waivers. (a) No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Collateral Agent and the Administrative Agent (at the direction of the Required Lenders), and, subject to the immediately following sentence, the Borrower and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

(b) Notwithstanding anything in Section 8.3(a) to the contrary, this Agreement may be amended, restated, modified and/or supplemented from time to time in writing by the Borrower and the Administrative Agent, in order to: (i) add additional Persons to this Agreement who then hold, or are the duly authorized trustees, agents or representatives of Persons who then hold, additional classes of Indebtedness that constitute, or are intended to constitute, a class of Secured Claims, including the holders of (or the duly authorized trustees, agents or representatives of the holders of) Indebtedness incurred for the purposes of refinancing an existing class of Secured Claims, and (ii) provide the holders of such additional Indebtedness the comparable rights, benefits and obligations as the holders of existing Secured Claims have under this Agreement provided that, (x) the proposed amendments shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, (y) the incurrence of the additional Indebtedness shall constitute a class of Secured Claims permitted by the terms of the Credit Agreement (as certified by the Borrower), and (z) the Borrower agrees to pay all costs and expenses incurred by the Administrative Agent in connection with the consummation of the proposed amendments.

8.4 Information Concerning Financial Condition of Holdings and its Subsidiaries. Each of the First Priority Secured Parties and the Second Priority Secured Parties, as separate groups of secured creditors, shall be responsible for keeping themselves informed of (i) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First Priority Claims or the Second Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the First Priority Claims or the Second Priority Claims.

8.5 Certain Successors. Each successor Collateral Agent shall execute and deliver a counterpart of and become a party to this Agreement (but the failure to execute such counterpart shall not diminish such Person’s obligations under this Agreement).

8.6 Application of Payments. Subject to the terms of the Loan Documents, all payments received by the holders of First Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the holders of First Priority Claims, in their sole discretion, deem appropriate. Following the Discharge of First Priority Claims and

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until the Discharge of Second Priority Claims has occurred, all payments received by the holders of Second Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Claims as the holders of Second Priority Claims, in their sole discretion, deem appropriate.

8.7 Marshalling of Assets. Each of the Second Priority Secured Parties and the Collateral Agent on behalf of the Second Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Second Priority Secured Party may have at any time under applicable law or otherwise to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Liens.

8.8 Purchase Option in Favor of Second Priority Secured Parties. (a) Without prejudice to the enforcement of remedies to the First Priority Secured Parties (or the Administrative Agent or the Collateral Agent on their behalf), any Person or Persons (in each case who must meet all eligibility standards contained in all relevant Loan Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second Priority Credit Agreement Obligations as being entitled to exercise all default purchase options as to the Second Priority Credit Agreement Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First Priority Secured Parties), at any time during the exercise period described in clause (c) below of this Section 8.8, all, but not less than all, of the First Priority Claims (other than the First Priority Claims of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First Priority Claims outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 8.8, all commitments pursuant to any then outstanding Loan Document, Secured Swap Agreement and cash management agreement constituting First Priority Claims shall have terminated and all Secured Swap Agreements and such cash management agreements shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 8.8(a) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First Priority Claims (including unreimbursed amounts drawn in respect of First Priority Letters of Credit, but excluding the undrawn amount of then outstanding First Priority Letters of Credit), the greater of (I) 100% and (II) the then current market-based price, of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), plus (B) in the case of any Secured Swap Agreement and cash management agreement constituting First Priority Claims, the aggregate amount then owing to each counterparty thereunder pursuant to the terms of the respective Secured Swap Agreement or cash management agreement (as the case may be), including, in the case of Secured Swap Agreements, without limitation all amounts owing to such counterparties as a result of the termination (or early termination) thereof plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase that are then due and payable to the First Priority Secured Parties pursuant to the terms of the Loan Documents, Secured Swap Agreements and cash management agreement constituting First Priority Claims; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to (i) reimburse each issuing lender (or any

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First Priority Secured Party required to pay same) for all amounts thereafter drawn with respect to any First Priority Letters of Credit constituting First Priority Credit Agreement Obligations which remain outstanding after the date of any purchase pursuant to this Section 8.8, together with all facing fees and other amounts which may at any future time be owing to the respective First Priority Issuing Bank with respect to such First Priority Letters of Credit, and (ii) pay over to the First Priority Secured Parties any amounts recovered by such Eligible Purchasers on account of any acceleration prepayment premiums or penalties with respect to the First Priority Claims;

(2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First Priority Claim or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Priority Claim or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by any Loan Document, Secured Swap Agreement or cash management agreements constituting First Priority Claims, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First Priority Claims); provided that the purchase price in respect of any outstanding First Priority Letter of Credit that remains undrawn on the date of purchase shall be payable in cash as and when such First Priority Letter of Credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;

(3) with such purchase accompanied by a deposit by the Eligible Purchaser or Eligible Purchasers of cash collateral under the sole dominion and control of the Collateral Agent or its designee in an amount equal to 110% of the sum of the aggregate undrawn amount of all then outstanding First Priority Letters of Credit pursuant to the Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the First Priority Letters of Credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to a First Priority Issuing Bank with respect to any First Priority Letter of Credit, the Collateral Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any Letter of Credit, the Collateral Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the Collateral Agent as described in this clause (3) which exceed 110% of the sum of the aggregate undrawn amount of all then outstanding First Priority Letters of Credit and the aggregate facing and similar fees (to the respective First Priority Issuing Banks) which will accrue thereon through the stated maturity of the then outstanding First Priority Letters of Credit (assuming no drawings thereon before

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stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all First Priority Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited by the Eligible Purchaser or Eligible Purchasers as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;

(4) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Collateral Agent (on behalf of the related Second Priority Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 8.8;

(5) with all amounts payable to the various First Priority Secured Parties in respect of the assignments described above to be distributed to them by the Collateral Agent in accordance with their respective holdings of the First Priority Claims; and

(6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Collateral Agent (with the cost of such counsel to be paid by the Obligors or, if the Obligors do not make such payment, by the respective Eligible Purchaser or Eligible Purchasers, who shall have the right to obtain reimbursement of same from the Obligors); it being understood and agreed that the Collateral Agent and each other First Priority Secured Party shall retain all rights to indemnification as provided in the relevant Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 8.8. The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the Collateral Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any First Priority Letter of Credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the Collateral Agent (who shall pay the respective Issuing Bank) the amount of deficiency.

(b) The right to exercise the purchase option described in Section 8.8(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the Collateral Agent by an Eligible Purchaser. Neither the Collateral Agent nor any First Priority Secured Party shall have any disclosure obligation to any Eligible Purchaser or any other Second Priority Secured Party in connection with any exercise of such purchase option.

(c) The right to purchase the First Priority Claims as described in this Section 8.8 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date occurring three (3) Business

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Days after the first to occur of (x) the date of the acceleration of the final maturity of the First Priority Credit Agreement Obligations, (y) the occurrence of the final maturity of the First Priority Credit Agreement Obligations or (z) the occurrence of an Insolvency Proceeding with respect to an Obligor which constitutes an event of default under the Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency Proceeding constituting an event of default has not been rescinded or cured within such ten (10) Business Day period, and so long as any unpaid amounts constituting First Priority Claims remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the ninetieth (90th) day after the start of the period described in clause (1) above.

(d) The obligations of the First Priority Secured Parties to sell their respective First Priority Claims under this Section 8.8 are several and not joint and several. To the extent any First Priority Secured Party (a “Defaulting Creditor”) breaches its obligation to sell its First Priority Claims under this Section 8.8, nothing in this Section 8.8 shall be deemed to require the Collateral Agent or any other First Priority Secured Party to purchase such Defaulting Creditor’s First Priority Claims for resale to the holders of Second Priority Credit Agreement Obligations and in all cases, the Collateral Agent and each First Priority Secured Party complying with the terms of this Section 8.8 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First Priority Claims.

(e) Each Obligor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 8.8 (so long as they meet all eligibility standards contained in all relevant Loan Documents, Secured Swap Agreements and cash management agreements constituting First Priority Claims, other than obtaining the consent of any Obligor to an assignment to the extent required by such Loan Documents) for purposes of all Loan Documents, Secured Swap Agreements and cash management agreements constituting First Priority Claims and hereby agrees that no further consent from such Obligor shall be required.

8.9 Notices. (a) All notices to the First Priority Secured Parties or the Second Priority Secured Parties permitted or required under this Agreement may be sent to the Administrative Agent (with a copy to the Collateral Agent). All notices to the Obligors permitted or required under this Agreement may be sent to the Borrower. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission or other electronic means). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address as set forth below each party’s name in this Section, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

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Deutsche Bank Trust Company Americas (in its capacity as the Collateral Agent and the Administrative Agent)

Deutsche Bank Trust Company Americas

Address: 60 Wall Street; 25th Floor

New York, New York 10005

Facsimile: (904) 746 4860

Email: sara.pelton@db.com

Affinion Group Holdings, Inc. (as Holdings)

Affinion Group Holdings, Inc.

Address: 6 High Ridge Park

Stamford, CT 06905

Facsimile: (203) 956 1206

Email: bfisher@affiniongroup.com

8.10 Further Assurances. Each of the Administrative Agent, on behalf of itself, the other First Priority Secured Parties and the Second Priority Secured Parties and each Obligor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other party may reasonably request to effect the terms of this Agreement (including, in the case of the Administrative Agent, to direct the Collateral Agent to do the same).

8.11 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Binding on Successors and Assigns; No Third Party Beneficiaries This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, the Administrative Agent, the other First Priority Secured Parties (including to the benefit of any successors to the First Priority Secured Parties by virtue of any refinancing), the other Second Priority Secured Parties (including to the benefit of any successors to the Second Priority Secured Parties by virtue of any refinancing), and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon each Obligor and its respective successors and assigns; provided that no Obligor nor any respective successor or assign thereof shall be entitled to enforce any provision of this Agreement (other than any provision hereof expressly preserving any right of an Obligor under any Loan Document).

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8.13 Specific Performance Each of the Collateral Agent and the Administrative Agent may demand specific performance of this Agreement. The Second Priority Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by or on behalf of any First Priority Secured Party (other than the defense that the obligation for which specific performance is being sought has been performed in accordance with this Agreement). Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding of an Obligor, the Collateral Agent and the Administrative Agent acting on behalf, or at the direction, of the First Priority Secured Parties may seek such relief as if it were the “holder” of the claims of the Second Priority Secured Parties under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Second Priority Secured Parties.

8.14 Section Titles; Time Periods The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.15 Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding of an Obligor. Consistent with, but not in limitation of, the preceding sentence, each of the Collateral Agent and the Administrative Agent, on behalf of itself, the First Priority Secured Parties and the Second Priority Secured Parties, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor in any Insolvency Proceeding of such Obligor.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Collateral. No Obligor nor any other creditor thereof shall have any right hereunder. Nothing in this Agreement is intended to or shall impair the absolute and unconditional obligations of Holdings, the Borrower or each other Obligor to pay the First Priority Claims and the Second Priority Claims, in each case as and when the same shall become due and payable in accordance with their terms. Without prejudice to the terms of this Agreement and except (i) as provided in Sections 6.6 and 9 and (ii) as it concerns the relative rights of the holders of the First Priority Claims and the Second Priority Claims with respect to the Collateral (and the

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proceeds thereof) and the Liens created thereon, nothing herein shall be construed as governing the relative ranking of the Obligors payment obligation with respect to the First Priority Claims and the Second Priority Claims or as subordinating the Second Priority Claims to the First Priority Claims as to right of payment. Each provision hereunder applicable to the First Priority Secured Parties and the Second Priority Secured Parties shall be applicable to, and binding upon them, solely in their respective capacities as such.

8.19 Exclusive Means of Exercising Rights under this Agreement. The First Priority Secured Parties and the Second Priority Secured Parties shall be deemed, pursuant to the Loan Documents, to have irrevocably appointed the Administrative Agent as their agent hereunder. Consistent with such appointment, the First Priority Secured Parties and the Second Priority Secured Parties further shall be deemed to have agreed that only the Administrative Agent (and not any individual claimholder or group of claimholders) as agent for the First Priority Secured Parties or the Second Priority Secured Parties, as the case may be, or any of the Administrative Agent’s agents (including the Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that (i) First Priority Secured Parties holding obligations in respect of hedging agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the Loan Documents or Secured Swap Agreements and any such individual First Priority Secured Party may act against such cash collateral, and (iii) First Priority Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them. Specifically, but without limiting the generality of the foregoing, each First Priority Secured Party or group of First Priority Secured Parties and each Second Priority Secured Party or group of Second Priority Secured Parties shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency Proceeding of an Obligor or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

8.20 Right of the Collateral Agent to Continue. Any Person serving as Collateral Agent shall be entitled to continue, including to continue to perform his, her or its rights, obligations and duties, on behalf of the First Priority Secured Parties notwithstanding whether any such Person has served or is serving as the Collateral Agent on behalf of the Second Priority Secured Parties. Without limiting the generality of the preceding sentence of this Section 8.20, any Person serving as Collateral Agent on behalf of the First Priority Secured Parties shall be entitled to continue to so serve in such capacity (including to continue to perform any of such Collateral Agent’s rights, obligations, and/or duties) on behalf of the First Priority Secured Parties even if any such Person has resigned as the Collateral Agent on behalf of the Second Priority Secured Parties, but such resignation has not become effective for any reason, including because a successor Collateral Agent on behalf of the Second Priority Secured Parties has not been appointed or has accepted such appointment, without any liability to any of the Second Priority Secured Parties by virtue of any such resignation and any of the circumstances relating in any manner whatsoever to such resignation.

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8.21 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, each of the Collateral Agent and the Administrative Agent, and is the product of those Persons on behalf of themselves and the First Priority Secured Parties and the Second Priority Secured Parties. Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of the extent of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

8.22 Forum Selection and Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.

8.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.23 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.24 No Contest. Each of the Collateral Agent and the Administrative Agent, on behalf of the Second Priority Secured Parties, agrees that none of them shall contest, in an Insolvency Proceeding of an Obligor or otherwise, the enforceability of any provision of this Agreement.

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8.25 Intercreditor Agreements. THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE OTHER PARTIES HERETO ACKNOWLEDGE THAT THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE OTHER PARTIES THERETO ARE PARTIES TO THE HOLDINGS INTERCREDITOR AGREEMENT AND THE AFFINION INVESTMENTS INTERCREDITOR AGREEMENT. THE APPLICATION OF ANY DISTRIBUTIONS, PROCEEDS (FROM THE ENFORCEMENT OF COLLATERAL OR THE EXERCISE OF REMEDIES OR OTHERWISE) OR ANY OTHER AMOUNT BY THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TOWARDS SATISFACTION OF THE SECURED CLAIMS, AND THE RIGHTS OF THE SECURED PARTIES TO SUCH PROCEEDS, DISTRIBUTIONS OR OTHER AMOUNTS, SHALL BE SUBJECT TO THE TERMS OF THIS AGREEMENT (INLCUDING, WITHOUT LIMITATION, TO THE EXTENT CONSTITUTING PROCEEDS FROM THE ENFORCEMENT OF THE SHARED LIENS ON THE COLLATERAL, SECTION 2.1, AND TO THE EXTENT CONSTITUTING AFFINION INVESTMENTS REALIZATION PROCEEDS, SECTION 9.1).

Section 9. Priority of Payments with respect to Affinion Investments Realization Proceeds.

9.1 Agreement to Subordinate with respect to Affinion Investments Realization Proceeds. Each of Affinion Investments, Affinion Investments II, the Administrative Agent, the Collateral Agent, and each Second Priority Secured Party agrees that, prior to the Discharge of First Priority Claims, the Second Priority Claims shall be subordinated in right of payment with respect to Affinion Investments Realization Proceeds (irrespective of whether or not any Secured Parties have a valid and perfected Lien in such Affinion Investments Realization Proceeds), to the extent and in the manner provided in this Section 9, to the prior payment in full of all First Priority Claims (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed (including interest that accrues on or after the commencement of any Insolvency Proceeding of any Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Insolvency Proceeding)), and that the subordination effected by this Section 9 is for the benefit of the First Priority Secured Parties.

9.2 Receipt of Affinion Investments Realization Proceeds.

Unless a contemporaneous Discharge of First Priority Claims has occurred, any Affinion Investments Realization Proceeds received by any Second Priority Secured Party will be paid forthwith over and delivered to the Collateral Agent, including post-petition interest, fees or expenses (whether or not a claim for post-petition interest is allowed in any such Insolvency Proceeding) for application, in accordance with Section 4.1 of this Agreement, to the payment of all First Priority Claims remaining unpaid to the extent necessary to pay such First Priority Claims in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the First Priority Secured Parties.

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9.3 When Distribution Must Be Paid Over.

In the event that any Second Priority Secured Party receives any Affinion Investments Realization Proceeds as payment of any Second Priority Claims at a time when such payment is prohibited by this Section 9, such payment will be held by such Second Priority Secured Party, as applicable, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the Collateral Agent for application to the payment of all First Priority Claims remaining unpaid to the extent necessary to pay such First Priority Claims in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the First Priority Secured Parties.

The Collateral Agent will not be deemed to owe any fiduciary duty to the First Priority Secured Parties, and will not be liable to any First Priority Secured Parties if the Collateral Agent pays over or distributes to or on behalf of other Second Priority Secured Parties or any Obligor or any other Person money or assets to which any First Priority Secured Parties are then entitled by virtue of this Section 9.3, except if such payment is made as a result of the willful misconduct or gross negligence of the Collateral Agent.

The Administrative Agent, the Collateral Agent and each Second Priority Secured Party acknowledges that the above arrangements pursuant to this Section 9 will result in the subordination of the Second Priority Claims in right of payment to the First Priority Claims with respect to any Affinion Investments Realization Proceeds to the extent provided herein. The Collateral Agent and the Second Priority Secured Parties agree that the subordination of the Second Priority Claims under this Agreement shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

9.4 Notice.

Affinion Investments and Affinion Investments II will promptly notify the Administrative Agent and the Collateral Agent of any facts known to them that would cause a payment of any Second Priority Claims to violate this Section 9, but failure to give such notice will not affect the subordination of the Second Priority Claims to the First Priority Claims solely in respect of any Affinion Investments Realization Proceeds as provided in this Section 9.

9.5 Subrogation.

After the Discharge of First Priority Claims and until the Discharge of Second Priority Claims, the Second Priority Secured Parties will be subrogated (equally and ratably with all other Indebtedness pari passu in right of payment with the Second Priority Claims) to the rights of the First Priority Secured Parties to receive distributions of any Affinion Investments Realization Proceeds applicable to First Priority Claims to the extent that distributions otherwise payable to the Second Priority Secured Parties have been applied to the payment of First Priority Claims; provided that the Administrative Agent, the Collateral Agent and the Second Priority Secured Parties acknowledge and agree that any amounts paid over or delivered to the First Priority Secured Parties pursuant to this Section 9 may reduce their rights to receive distributions otherwise payable to the Second Priority Secured Parties without there being an equal amount of remaining claims to which the Second Priority Secured Party may be subrogated. A distribution of any Affinion Investments Realization Proceeds to First Priority Secured Parties that otherwise would have been made to Second Priority Secured Parties is not, as between a Obligor and the Second Priority Secured Parties, a payment by such Obligors on the Second Priority Claims.

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9.6 Subordination May Not Be Impaired by Obligors.

No right of any First Priority Secured Party to enforce the subordination of the Second Priority Claims under this Section 9 may be impaired by any act or failure to act by Affinion Investments, Affinion Investments II or any other Obligor or any Second Priority Secured Party or by the failure of Affinion Investments, Affinion Investments II or any other Obligor or any Second Priority Secured Party to comply with the terms of any Loan Documents.

9.7 Distribution to Collateral Agent.

Upon any payment or distribution of Affinion Investments Realization Proceeds of any Obligor referred to in this Section 9, (i) the Collateral Agent will be entitled to apply to a court of competent jurisdiction to make an order or decree in respect of the amount of any Affinion Investments Realization Proceeds and any other matters in respect of this Section 9.7 and (ii) the Collateral Agent and the Second Priority Secured Parties will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other Person making any distribution to the Collateral Agent or to the Second Priority Secured Parties for the purpose of ascertaining the Persons entitled to participate in such distribution, the First Priority Secured Parties and other Indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

9.8 Rights of Collateral Agent.

Notwithstanding the provisions of this Section 9 or any other provision of the Loan Documents, the Collateral Agent will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Collateral Agent, and the Collateral Agent may continue to make payments on the applicable Second Priority Claims, unless the Collateral Agent has received at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Second Priority Claims to violate this Section 9. Only an Obligor or the Collateral Agent may give the notice. Nothing in this Section 9 will impair the claims of, or payments to, the Collateral Agent under or pursuant the Loan Documents.

9.9 Authorization to Effect Subordination.

Each Second Priority Secured Party, by the Second Priority Secured Party’s acceptance thereof, authorizes and directs the Collateral Agent on such Second Priority Secured Party’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 9, and appoints the Collateral Agent to act as such Second Priority

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Secured Party’s attorney-in-fact for any and all such purposes. If the Collateral Agent (acting on behalf of the First Priority Secured Parties) does not file a proper proof of claim or proof of debt at least 30 days before the expiration of the time to file such claim, the Collateral Agent (acting at the direction of the Required Second Lien Lenders) is hereby authorized to file an appropriate claim for and on behalf of the Second Priority Secured Parties.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF AMERICA N.A.), as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF AMERICA N.A.), as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Additional Signature Pages Follow]

Signature page to Affinion Second Lien Intercreditor Agreement

AFFINION GROUP HOLDINGS, INC., as Holdings

By:
Name:
Title:

AFFINION GROUP, INC., as Borrower

By:
Name:
Title:

Signature page to Affinion Second Lien Intercreditor Agreement

AFFINION BENEFITS GROUP, LLC
AFFINION BRAZIL HOLDINGS I, LLC
AFFINION BRAZIL HOLDINGS II, LLC
AFFINION DATA SERVICES, INC.
AFFINION GROUP, LLC
AFFINION INVESTMENTS, LLC, by its member:
AFFINION GROUP, INC.
AFFINION INVESTMENTS II, LLC
AFFINION PUBLISHING, LLC
BREAKFIVE, LLC
CARDWELL AGENCY, INC.
CCAA CORPORATION
CONNEXIONS LOYALTY, INC.
CONNEXIONS LOYALTY ACQUISITION, LLC
CONNEXIONS LOYALTY TRAVEL SOLUTIONS LLC
CUC ASIA HOLDINGS, by its partners:
TRILEGIANT CORPORATION
TRILEGIANT RETAIL SERVICES, INC.
GLOBAL PROTECTION SOLUTIONS, LLC
INTERNATIONAL TRAVEL FULFILLMENT LLC
LIFT MEDIA, LLC
LONG TERM PREFERRED CARE, INC.
LOYALTY TRAVEL AGENCY LLC
TRAVELERS ADVANTAGE SERVICES, LLC
TRILEGIANT AUTO SERVICES, INC.
TRILEGIANT CORPORATION
TRILEGIANT INSURANCE SERVICES, INC.
TRILEGIANT RETAIL SERVICES, INC.
WATCHGUARD REGISTRATION SERVICES, INC.
WEBLOYALTY HOLDINGS, INC.
WEBLOYALTY.COM, INC.

By:
Name:
Title:

Signature page to Affinion Second Lien Intercreditor Agreement

Exhibit C

AMENDED GUARANTEE AND COLLATERAL AGREEMENT

[See Attached.]

Exhibit C to Exhibit 10.1

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

dated and effective as of

April 9, 2010

among

AFFINION GROUP, INC.,

each Subsidiary of the Borrower identified herein,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF

AMERICA, N.A.)

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

		Page
	ARTICLE I.

	Definitions

SECTION 1.01.	Credit Agreement	2

SECTION 1.02.	Other Defined Terms	2

	ARTICLE II.

	Guarantee

SECTION 2.01.	Guarantee	6

SECTION 2.02.	Guarantee of Payment	6

SECTION 2.03.	No Limitations, Etc	6

SECTION 2.04.	Reinstatement	8

SECTION 2.05.	Agreement To Pay; Subrogation	8

SECTION 2.06.	Information	9

SECTION 2.07.	Maximum Liability	9

SECTION 2.08.	Payment Free and Clear of Taxes	9

SECTION 2.09.	Affinion Investments Guarantee Cap	9

	ARTICLE III.

	Pledge of Securities

SECTION 3.01.	Pledge	10

SECTION 3.02.	Delivery of the Pledged Collateral	11

SECTION 3.03.	Representations, Warranties and Covenants	11

SECTION 3.04.	Registration in Nominee Name; Denominations	13

SECTION 3.05.	Voting Rights; Dividends and Interest, etc	14

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Affinion – Amended and Restated Guarantee and Collateral Agreement

		Page
	ARTICLE IV.

	Security Interests in Personal Property

SECTION 4.01.	Security Interest	16

SECTION 4.02.	Representations and Warranties	18

SECTION 4.03.	Covenants	20

SECTION 4.04.	Other Actions	23

SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	24

	ARTICLE V.

	Remedies

SECTION 5.01.	Remedies Upon Default	25

SECTION 5.02.	Application of Proceeds	27

SECTION 5.03.	Grant of License to Use Intellectual Property	27

SECTION 5.04.	Securities Act, etc	28

SECTION 5.05.	Registration, etc	28

	ARTICLE VI.

	Indemnity, Subrogation and Subordination

SECTION 6.01.	Indemnity and Subrogation	29

SECTION 6.02.	Contribution and Subrogation	29

SECTION 6.03.	Subordination	30

	ARTICLE VII.

	Miscellaneous

SECTION 7.01.	Notices	30

SECTION 7.02.	Security Interest Absolute	30

SECTION 7.03.	Limitation By Law	31

SECTION 7.04.	Binding Effect; Several Agreement	31

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Affinion – Amended and Restated Guarantee and Collateral Agreement

		Page

SECTION 7.05.	Successors and Assigns	32

SECTION 7.06.	Agents’ Fees and Expenses; Indemnification	32

SECTION 7.07.	Collateral Agent Appointed Attorney-in-Fact	33

SECTION 7.08.	GOVERNING LAW	33

SECTION 7.09.	Waivers; Amendment	33

SECTION 7.10.	WAIVER OF JURY TRIAL	34

SECTION 7.11.	Severability	34

SECTION 7.12.	Counterparts	34

SECTION 7.13.	Headings	35

SECTION 7.14.	Jurisdiction; Consent to Service of Process	35

SECTION 7.15.	Termination or Release	35

SECTION 7.16.	Additional Subsidiaries	36

SECTION 7.17.	Right of Set-off	36

SECTION 7.18.	Terms of Intercreditor Agreements; Etc.	36

Schedules

Schedule I	[Reserved.]
Schedule II	Capital Stock; Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit I	Form of Supplement to the Amended and Restated Guarantee and Collateral Agreement

Exhibit II	Form of Perfection Certificate

-iv-

Affinion – Amended and Restated Guarantee and Collateral Agreement

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated and effective as of April 9, 2010 (this “Agreement”), among AFFINION GROUP, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower identified herein as a party (each, a “Subsidiary Party”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF AMERICA, N.A.), as Administrative Agent (together with any successor administrative agent appointed pursuant to the Credit Agreement, in such capacity, the “Administrative Agent”) and as Collateral Agent (together with any successor collateral agent appointed pursuant to the Credit Agreement, in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

WHEREAS, the Borrower, Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), the lenders party thereto, Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (the “Existing Agent”) for such lenders and the other parties thereto entered into a Credit Agreement, dated as of October 17, 2005 (as amended prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, Holdings, the Borrower, the Subsidiaries of the Borrower party thereto, and the Existing Agent entered into that certain Guarantee and Collateral Agreement, dated as of October 17, 2005 (as amended prior to the date hereto, the “Existing G&C Agreement”);

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto (the “Lenders”) are entering into an Amended and Restated Credit Agreement, dated as of the date hereof, which amends and restates the Existing Credit Agreement in its entirety and provides for the Lenders to provide loans to the Borrower from time to time (such Credit Agreement as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to make Loans, and each Issuing Bank to issue Letters of Credit, to the Borrower in accordance with the terms of the Credit Agreement;

Accordingly, the parties hereto agree that the Existing G&C Agreement is amended and restated in full as follows:

Affinion – Amended and Restated Guarantee and Collateral Agreement

ARTICLE I.

Definitions

SECTION 1.01. Credit Agreement. i) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(a) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Affinion Investments Guarantee Cap” shall mean, at any time, the excess of (x) the greater of (i) $1,257.5 million and (y) the maximum principal amount of Indebtedness under the Credit Agreement permitted to be incurred under the Affinion Investments Notes Indenture at such time over (y) the aggregate principal amount of First Lien Loans and unused Commitments under the First Lien Facilities at such time.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Control Agreement” means a securities account control agreement, a deposit account control agreement, or a commodity account control agreement, as applicable, enabling the Collateral Agent to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

Affinion – Amended and Restated Guarantee and Collateral Agreement

“Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing Agent” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing G&C Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC.

“Guarantors” means the Subsidiary Guarantors.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of

Affinion – Amended and Restated Guarantee and Collateral Agreement

whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Restatement Effective Date with a counterparty that is a Lender under the Credit Agreement or an Affiliate of a Lender under the Credit Agreement as of the Restatement Effective Date or (ii) is entered into after the Restatement Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and is otherwise permitted under the Credit Agreement and (c) the due and punctual payment and performance of all obligations of the Borrower and any of its subsidiaries in respect of overdrafts and related liabilities owed to Bank of America, N.A. and Deutsche Bank Trust Company Americas (or any other Person designated by the Borrower as a provider of cash management services and entitled to the benefit of this Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements) permitted by Section 6.01(r) of the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each Pledgor.

“Permitted Liens” means any Lien permitted by Section 6.02 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

Affinion – Amended and Restated Guarantee and Collateral Agreement

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean the Borrower and each Guarantor.

“Requirement of Law” means, with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations (including, without limitation, the Communications Act of 1934, as amended, and the written rules and regulations of the FCC) of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or which such Person or any of its property is subject.

“Second Lien Loan Document Obligations” has the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Secured Parties” means (a) the Lenders (and any Affiliate of a Lender or any other Person designated by the Borrower as a provider of cash management services to which any obligation referred to in clause (c) of the definition of the term “Obligations” is owed), (b) the Collateral Agent, (c) the Administrative Agent, (d) each Issuing Bank, (e) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Party” has the meaning assigned to such term in the preamble of this Agreement, which includes any Subsidiary under Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

Affinion – Amended and Restated Guarantee and Collateral Agreement

ARTICLE II.

Guarantee

SECTION 2.01. Guarantee. Subject to Section 2.09, each Guarantor unconditionally guarantees to the Administrative Agent, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent (including in its individual capacity) or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 or as expressly provided in Section 2.09, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). The obligations of each Guarantor under or in respect of this Agreement are independent of the Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower under or in respect of the Loan Documents, or any other amendment or waiver of, any consent to departure from, any

Affinion – Amended and Restated Guarantee and Collateral Agreement

rescission or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the taking, exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Obligations;

(iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations of the Borrower under the Loan Documents;

(v) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(vi) any failure of any Secured Party to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(vii) the failure of any other Person to execute or deliver this Agreement, any supplement required under Section 7.16, or the terms of any other Loan Document or the release or reduction of liability of any other Guarantor or other guarantor or surety with respect to the Obligations;

(viii) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations),

(ix) any illegality, lack of validity or enforceability of any Obligation or any Loan Document or any agreement or instrument relating to the Obligations,

(x) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation (other than the payment in full in cash of all the Obligations),

(xi) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,

Affinion – Amended and Restated Guarantee and Collateral Agreement

(xii) and any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety.

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Collateral Agent, the Administrative Agent and the other Secured Parties may, at their election (but subject to the Second Lien Intercreditor Agreement), foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.01 and this Section 2.03 are knowingly made in contemplation of such benefits.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid

Affinion – Amended and Restated Guarantee and Collateral Agreement

Obligation, subject to the terms of the Second Lien Intercreditor Agreement. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, or other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Maximum Liability. Each Guarantor, and by its acceptance of this Agreement, the Administrative Agent, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent, the Collateral Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.02).

For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 7.01(h) or (i) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

SECTION 2.08. Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower and Holdings are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

SECTION 2.09. Affinion Investments Guarantee Cap. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, so long as the debt covenant in the Affinion Investments Notes Indenture limiting the aggregate principal amount of Indebtedness under the Credit Agreement that may be guaranteed by Affinion Investments and Affinion Investments II remains in effect, the guarantee made by each of Affinion Investments and Affinion Investments II hereunder in respect of the Second Lien Loan Document Obligations shall be limited at any time to the Affinion Investments Guarantee Cap at such time.

Affinion – Amended and Restated Guarantee and Collateral Agreement

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided, that the Pledged Stock shall not include (i)(A) unless otherwise agreed by the Borrower and the Collateral Agent in any given case, more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, which pledge shall be duly noted on the share register, if any, of such Foreign Subsidiary and (B) unless otherwise agreed by the Borrower and the Collateral Agent in any given case, any of the issued and outstanding voting Equity Interests of a Foreign Subsidiary directly owned by Affinion Investments or Affinion Investments II, so long as not less than 65% of the total issued and outstanding voting Equity Interests of such Foreign Subsidiary constitute Pledged Stock of one or more other Pledgors hereunder, (ii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.11 of the Credit Agreement need not be satisfied by reason of Section 5.11(g) of the Credit Agreement, (iv) any Equity Interests of a Subsidiary to the extent that, as of the Restatement Effective Date, and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on or relating to such Equity Interest permitted to exist under the Credit Agreement or (v) any Equity Interests of a person that is not directly or indirectly a Subsidiary; (b)(i) the debt securities listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05, all payments of principal or interest, dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, all subscription warrants, rights or options issued thereon or with respect thereto and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

Affinion – Amended and Restated Guarantee and Collateral Agreement

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. ii) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(a) Each Pledgor will cause any Indebtedness for borrowed money having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $1,000,000 (other than (i) intercompany current liabilities incurred in connection with the cash management operations and intercompany sales of the Borrower and the Subsidiaries permitted by the Credit Agreement or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person and evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement.

(b) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Pledgors, hereby jointly and severally, represent, warrant and covenant, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);

Affinion – Amended and Restated Guarantee and Collateral Agreement

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not the Borrower, a Subsidiary or an Affiliate of the Borrower or any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledge Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not the Borrower, a Subsidiary or an Affiliate of the Borrower or any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) as of the Restatement Effective Date, none of the Equity Interests in limited liability companies or partnerships that are pledged by the Pledgors hereunder constitutes a security under Section 8-103 of the Uniform Commercial Code or the corresponding code or statute of any other applicable jurisdiction;

(d) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the Uniform Commercial Code in the State of New York or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered 30 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected, first priority security interest;

(e) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

Affinion – Amended and Restated Guarantee and Collateral Agreement

(f) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(g) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(h) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(i) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder;

(j) by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including Pledged Stock of any domestic Subsidiary and any foreign stock covered by a Foreign Pledge Agreement) are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Liens permitted under the Credit Agreement or arising by operation of law, as security for the payment and performance of the Obligations; and

(k) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 3.05. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities or Article 9 Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities or Article 9 Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral or Article 9 Collateral, as applicable, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

Affinion – Amended and Restated Guarantee and Collateral Agreement

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent or the Administrative Agent to the Borrower of the Collateral Agent’s and/or Administrative Agent’s intention to exercise its rights hereunder and under the Credit Agreement, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i) and subclause (ii) of Section 6.06(b) of the Credit Agreement and such amounts are required by Holdings for the stated purposes thereof. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (other than any Event of Default under Section 7.01(h) or (i) of the Credit Agreement); provided, that, unless otherwise directed by the Required Secured Creditors, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default (other than any Event of Default under Section 7.01(h) or (i) of the Credit Agreement) to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

Affinion – Amended and Restated Guarantee and Collateral Agreement

ARTICLE IV.

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all Commercial Tort Claims;

(xiii) to the extent not included in the definition of “General Intangibles”, all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security;

Affinion – Amended and Restated Guarantee and Collateral Agreement

(xiv) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, (b) any assets with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.11 of the Credit Agreement need not be satisfied by reason of Section 5.11(g) of the Credit Agreement, (c) any Equity Interests, the pledge of which is governed by Section 3.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose or (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property.” Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party.

Affinion – Amended and Restated Guarantee and Collateral Agreement

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent, the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the Schedules hereto.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Restatement Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Restatement Effective Date in the case of filings, recordings or registrations required by Section 5.11 of the Credit Agreement), and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the

Affinion – Amended and Restated Guarantee and Collateral Agreement

United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens or Liens arising by operation of law.

(d) The Article 9 Collateral is owned by the Guarantors free and clear of any Lien, other than Permitted Liens or Liens arising by operation of law. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $500,000 as of the Restatement Effective Date except as indicated on the Perfection Certificate.

(f) Except as set forth in the Perfection Certificate, as of the Restatement Effective Date, all Accounts owned by the Pledgors have been originated by the Pledgors and all Inventory owned by the Pledgors has been acquired by the Pledgors in the ordinary course of business.

Affinion – Amended and Restated Guarantee and Collateral Agreement

(g) As to itself and its Intellectual Property Collateral:

(i) The Intellectual Property Collateral set forth on Schedule III includes all of the Patents, domain names, Trademarks, Copyrights and IP Agreements owned by such Pledgor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Pledgor’s knowledge, is valid and unenforceable, except as could not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as could not reasonably be expected to have a Material Adverse Effect.

(iii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which could reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as could reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

SECTION 4.03. Covenants. Each Pledgor agrees to promptly notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are

Affinion – Amended and Restated Guarantee and Collateral Agreement

required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the benefit of the Secured Parties (subject to the terms of the Second Lien Intercreditor Agreement). Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $1,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Borrower has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, including, if such inaccuracy arose from the omission of any items from any such Schedules, by supplementing any such Schedule hereto and the Perfection Certificate.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

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(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Collateral Agent, Administrative Agent or any other Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent, Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as permitted by the Credit Agreement.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in

Affinion – Amended and Restated Guarantee and Collateral Agreement

whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Guarantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with, respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of $1,000,000, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, (i) upon the Collateral Agent’s reasonable request and (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (ii) cause the issuer to register the Collateral Agent as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an Equity Interest in a third party and having a fair market value in excess of $500,000 now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Collateral Agent, either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to

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such Investment Property, for the benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Guarantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) requiring a Control Agreement shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $500,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a Copyright material to the of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

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(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on a semi-annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding six-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) and to maintain (i) each issued material Patent and (ii) the registrations of each material Trademark and each material Copyright, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Collateral Agent’s sole discretion) the designee of the Collateral Agent or the Collateral Agent.

ARTICLE V.

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to

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become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained after commercially reasonable efforts on the part of the applicable Pledgors to obtain such waivers) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for

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future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in accordance with Section 4.1 of the Second Lien Intercreditor Agreement.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Collateral Agent’s sole discretion) a designee of the Collateral Agent or the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all intellectual property and the right to sue for past infringement of the intellectual property. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

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SECTION 5.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 5.05. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any

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amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI.

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by (a) any other Guarantor hereunder or (b) Holdings under the Holdings Guarantee and Pledge Agreement, in respect of any Obligation or assets of any other Guarantor or Holdings shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Holdings, as applicable (the “Claiming Guarantor”), shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of Holdings and all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

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SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, reimbursement, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby unconditionally and irrevocably agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, to Holdings or to any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities).

ARTICLE VII.

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute. The obligations of each Pledgor under this Agreement are independent of any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action may be brought and prosecuted against each Pledgor to enforce this Agreement, irrespective of whether any action is brought against such Pledgor or any other Loan Party or whether such Pledgor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties hereunder, the Security Interest, the pledge, assignment and security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be irrevocable, absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any taking, exchange, release or non-perfection of any Lien on other collateral, or any taking, release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the

Affinion – Amended and Restated Guarantee and Collateral Agreement

Obligations, (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations or any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party of any of its Subsidiaries, (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party of any of its Subsidiaries, (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Pledgor waiving any duty on the part of the Secured Party to disclose such information), (g) the failure of any other Person to execute this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any other Pledgor or other grantor or surety with respect to the Obligations, and (h) any other circumstance (including, without limitation, any statute of limitations) of any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and the Collateral Agent, and thereafter shall be binding upon such party, the Administrative Agent, the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor, the Administrative Agent or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Administrative Agent hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement, and the Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by either the Administrative Agent or the Collateral Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Administrative Agent or Collateral Agent, respectively, under this Agreement. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent under the Credit Agreement by a successor Administrative Agent or Collateral Agent, respectively, that successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, pursuant hereto.

SECTION 7.06. Agents’ Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent and the Collateral Agent shall each be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, in addition to such obligations, each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Restatement Transactions, the Extension Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents (to the extent permitted thereby). The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any

Affinion – Amended and Restated Guarantee and Collateral Agreement

other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.09 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Pledgor; provided that subject to the terms of the Second Lien Intercreditor Agreement, the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or upon the

Affinion – Amended and Restated Guarantee and Collateral Agreement

effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.09 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s, expense all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided, that the Collateral Agent shall not be required to take any action under this Section 7.15(d) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.16. Additional Subsidiaries. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.11 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and subject to the Second Lien Intercreditor Agreement, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

SECTION 7.18. Terms of Intercreditor Agreements; Etc.. (a) THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE OTHER PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT IS SUBJECT TO THE TERMS OF THE AFFINION INVESTMENTS INTERCREDITOR AGREEMENT AND THE SECOND LIEN INTERCREDITOR AGREEMENT.

Affinion – Amended and Restated Guarantee and Collateral Agreement

(b) ALL RIGHTS AND OBLIGATIONS OF THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE SECOND LIEN INTERCREDITOR AGREEMENT. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS HEREOF AND OF THE SECOND LIEN INTERCREDITOR AGREEMENT, THE SECOND LIEN INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Signature Page Follows]

Affinion – Amended and Restated Guarantee and Collateral Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AFFINION GROUP, INC.

By:
Name:
Title:

Affinion – Amended and Restated Guarantee and Collateral Agreement

AFFINION BENEFITS GROUP, LLC
AFFINION BRAZIL HOLDINGS I, LLC
AFFINION BRAZIL HOLDINGS II, LLC
AFFINION DATA SERVICES, INC.
AFFINION GROUP, LLC
AFFINION INVESTMENTS, LLC, by its member:
AFFINION GROUP, INC.
AFFINION INVESTMENTS II, LLC
AFFINION PUBLISHING, LLC
BREAKFIVE, LLC
CARDWELL AGENCY, INC.
CCAA CORPORATION
CONNEXIONS LOYALTY, INC.
CONNEXIONS LOYALTY ACQUISITION, LLC
CONNEXIONS LOYALTY TRAVEL
SOLUTIONS LLC
CUC ASIA HOLDINGS, by its partners:
TRILEGIANT CORPORATION
TRILEGIANT RETAIL SERVICES, INC.
GLOBAL PROTECTION SOLUTIONS, LLC
INTERNATIONAL TRAVEL FULFILLMENT LLC
LIFT MEDIA, LLC
LONG TERM PREFERRED CARE, INC.
LOYALTY TRAVEL AGENCY LLC
TRAVELERS ADVANTAGE SERVICES, LLC
TRILEGIANT AUTO SERVICES, INC.
TRILEGIANT CORPORATION
TRILEGIANT INSURANCE SERVICES, INC.
TRILEGIANT RETAIL SERVICES, INC.
WATCHGUARD REGISTRATION SERVICES, INC.
WEBLOYALTY HOLDINGS, INC.
WEBLOYALTY.COM, INC.

By:
Name:
Title:

Affinion – Amended and Restated Guarantee and Collateral Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Affinion – Amended and Restated Guarantee and Collateral Agreement

Exhibit I

to Guarantee and

Collateral Agreement

SUPPLEMENT NO.              dated as of [            ], 20[__] (this “Supplement”), to the Amended and Restated Guarantee and Collateral Agreement dated as of April 9, 2010 (the “Guarantee and Collateral Agreement”), among AFFINION GROUP, INC., a Delaware corporation (the “Borrower”), each Subsidiary Party thereto and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (together with any successor administrative agent appointed pursuant to the Credit Agreement, in such capacity, the “Administrative Agent”) and as Collateral Agent (together with any successor collateral agent appointed pursuant to the Credit Agreement, in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

A. Reference is made to the Amended and Restated Credit Agreement dated as of April 9, 2010 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C. The Guarantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Party and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

1

Affinion – Amended and Restated Guarantee and Collateral Agreement

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent, the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent and the Collateral Agent have each executed a counterpart hereof.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent and Collateral Agent for their reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

Affinion – Amended and Restated Guarantee and Collateral Agreement

IN WITNESS WHEREOF, the New Subsidiary, the Administrative Agent and the Collateral Agent have duly executed this Supplement to the Amended and Restated Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief
Executive Office:

Affinion – Amended and Restated Guarantee and Collateral Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Affinion – Amended and Restated Guarantee and Collateral Agreement

Schedule I

to Supplement No.             to the

Amended and Restated Guarantee and

Collateral Agreement

LOCATION OF ARTICLE 9 COLLATERAL

Description	Location

Affinion – Amended and Restated Guarantee and Collateral Agreement

Schedule II to

Supplement No.

to the Amended and Restated Guarantee and

Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

Affinion – Amended and Restated Guarantee and Collateral Agreement

Exhibit D

AMENDED HOLDINGS GUARANTEE AND PLEDGE AGREEMENT

[See Attached.]

Exhibit D to Exhibit 10.1

HOLDINGS GUARANTEE AND PLEDGE AGREEMENT

dated and effective as of

April 9, 2010

among

AFFINION GROUP HOLDINGS, INC.,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF

AMERICA, N.A.),

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

		Page
ARTICLE I.

Definitions

SECTION 1.01.	Credit Agreement	1

SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

Guarantee

SECTION 2.01.	Guarantee	3

SECTION 2.02.	Guarantee of Payment	3

SECTION 2.03.	No Limitations, Etc.	3

SECTION 2.04.	Reinstatement	5

SECTION 2.05.	Agreement	6

SECTION 2.06.	Information	6

SECTION 2.07.	Maximum Liability	6

SECTION 2.08.	Payment Free and Clear of Taxes	6

ARTICLE III.

Pledge of Securities

SECTION 3.01.	Pledge	7

SECTION 3.02.	Delivery of the Pledged Collateral	7

SECTION 3.03.	Representations. Warranties and Covenants	8

SECTION 3.04.	Registration in Nominee Name; Denominations	9

SECTION 3.05.	Voting Rights’ Dividends and Interest, etc.	9

-i-

-ii-

-iii-

HOLDINGS GUARANTEE AND PLEDGE AGREEMENT dated and effective as of April 9, 2010 (this “Agreement”), among AFFINION GROUP HOLDINGS, INC., a Delaware corporation (“Holdings” or the “Guarantor”), DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANK OF AMERICA, N.A.), as Administrative Agent (together with any successor administrative agent appointed pursuant to the Credit Agreement, in such capacity, the “Administrative Agent”) and as Collateral Agent (together with any successor collateral agent appointed pursuant to the Credit Agreement, in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

WHEREAS, Holdings, Affinion Group, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto, Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (the “Existing Agent”) for such lenders and the other parties thereto entered into a Credit Agreement dated as of October 17, 2005 (as amended prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, Holdings, the Borrower, the Subsidiaries of the Borrower party thereto, and the Existing Agent entered into that certain Guarantee and Collateral Agreement dated as of October 17 2005 (as amended prior to the date hereto, the “Existing G&C Agreement”);

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto (the “Lenders”) are entering into an Amended and Restated Credit Agreement, dated as of the date hereof, which amends and restates the Existing Credit Agreement in its entirety and provides for the Lenders to provide loans to the Borrower from time to time (such Credit Agreement as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon among other things, the execution and delivery of this Agreement; and

WHEREAS, Holdings is the parent of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to make Loans, and each Issuing Bank to issue Letters of Credit, to the Borrower in accordance with the terms of the Credit Agreement;

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement, and if such terms is not defined in the Credit Agreement, then such terms shall have the meanings assigned to them in the Guarantee and Collateral Agreement (as defined in the Credit Agreement). All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term instrument” shall have the meaning specified in Article 9 of the New York UCC

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement the following terms have the meanings specified below:

“Collateral” means the Pledged Collateral

“Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing Agent” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Existing G&C Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“Guaranteed Obligations” means the “Obligations” (as defined in the Guarantee and Collateral Agreement).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Permitted Liens” means any Lien permitted by Section 6.02 and Section 6.08(b) of the Credit Agreement.

“Permitted Pledge and Guarantee Date” means the first date upon which the Holdings Credit Agreement shall be terminated and all obligations of Holdings thereunder shall be repaid, prepaid, cancelled, terminated or discharged (except those obligations that by their terms survive the termination thereof).

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3 01.

“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Subsidiary Guarantor” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

ARTICLE II.

Guarantee

SECTION 2.01. Guarantee. The Guarantor unconditionally guarantees to the Administrative Agent as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations for the benefit of the Secured Parties. The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. The Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent (including in its individual capacity) or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of the Guarantor’s obligations hereunder as expressly provided for in Section 6.16, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defence or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). The obligations of the Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations or the Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.

Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by;

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any change in the time manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower under or in respect of the Loan Documents, or any other amendment or waiver of, any consent to departure from, any rescission or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any Subsidiary Guarantor under the Guarantee and Collateral Agreement;

(iii) the failure to perfect any security interest in, or the taking, exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Obligations;

(iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations of the Borrower under the Loan Documents;

(v) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(vi) any failure of any Secured Party to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(vii) the failure of any other Person to execute or deliver this Agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Obligations;

(viii) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Guaranteed Obligations),

(ix) any illegality, lack of validity or enforceability of any of the Obligations or any Loan Document or any agreement or instrument relating to the Obligations,

(x) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any of the Obligations (other than the payment in full in cash of all the Guaranteed Obligations),

(xi) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,

(xii) and any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety.

The Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of the Guarantor hereunder

(b) To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities). The Collateral Agent, the Administrative Agent and the other Secured Parties may, at their election (but subject to the Second Lien Intercreditor Agreement), foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any other Loan Party, as the case may be, or any security. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financm2 arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.01 and this Section 2.03 are knowingly made in contemplation of such benefits

SECTION 2.04. Reinstatement. The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation, subject to the terms of the Second Lien Intercreditor Agreement. Upon payment by the Guarantor of any sums to the Administrative Agent as provided above, all rights of the Guarantor against the Borrower, or other Loan Party or any Subsidiary Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respect be subject to Article VI.

SECTION 2.06. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature scope and extent 01 the risks that the Guarantor assumes and incurs hereunder and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Maximum Liability. The Guarantor, and by its acceptance of this Agreement, the Administrative Agent, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the obligations of the Guarantor hereunder. To effectuate the foregoing intention, notwithstanding anything herein or in any other Loan Document to the contrary the Administrative Agent the Collateral Agent the other Secured Parties and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 5.02). For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 7.01 (h) or (i) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

SECTION 2.08. Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of the Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower and Holdings are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to the Guarantor, mutatis mutandis.

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Guaranteed Obligations, the Guarantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of the its right, title and interest in, to and under (a) the Equity Interests issued by the Borrower directly owned by it (including those listed on Schedule I) and any other Equity Interests issued by the Borrower obtained in the future by the Guarantor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided, that the Pledged Stock shall not include (i) to the extent applicable law requires that the Borrower issues directors’ qualifying shares, such shares or nominee or other similar snares or (ii) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.11 of the Credit Agreement need not be satisfied by reason of Section 5.11(g) of the Credit Agreement, or (iii) any Equity Interests of the Borrower to the extent that, as of the Restatement Effective Date, and for so long as ,such a pledge of such Equity Interests would violate a contractual obligation binding on or relating to such Equity Interest permitted to exist under the Credit Agreement; (b) subject to Section 3.05, all payments of dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, all subscription warrants, rights or options issued thereon or with respect thereto and all other proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 3.05, all rights and privileges of the Guarantor with respect to the securities and other property referred to in clause (a) above; and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral (a) The Guarantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities.

(b) Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Guarantor hereby represents, warrants and covenants that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the Borrower represented by such Pledged Stock and includes all Equity Interests required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);

(b) the Guarantor will cause all future Equity Interests issued by the Borrower and obtained in the future by the Guarantor to be (i) represented by a certificate and (ii) delivered pursuant to Section 3.02(b):

(c) the Pledged Stock has been duly and validly authorized and issued by the Borrower and is fully paid and nonassessable;

(d) except for the security interests granted hereunder, the Guarantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by the Guarantor (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of the Guarantor under the Loan Documents to dispose of Pledged Collateral will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(e) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) the Guarantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by the Guarantor of this Agreement, when any Pledged Securities (including Pledged Stock of any domestic Subsidiary) are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement the Collateral Agent will obtain for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Liens permitted under the Credit Agreement or arising by operation of law, as security for the payment and performance of the Guaranteed Obligations; and

(i) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the Guarantor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). The Guarantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Guarantor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. The Guarantor shall use its commercially reasonable efforts to cause the Borrower to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of the Borrower for certificates of smaller or larger denominations

SECTION 3.05. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Guarantor of the Collateral Agent’s intention to exercise its rights hereunder:

(i) The Guarantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to the Guarantor, or cause to be executed and delivered to the Guarantor, all such proxies, powers of attorney and other instruments as the Guarantor may reasonably request for the purpose of enabling the Guarantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) The Guarantor shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, that (A) any noncash dividends or other distributions payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by the Guarantor, shall not be commingled by the Guarantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent or the Administrative Agent to the Borrower of the Collateral Agent’s and/or Administrative Agent’s intention to exercise its rights hereunder and under the Credit Agreement, all rights of the Guarantor to dividends or other distributions that the Guarantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease and all such rights shall thereupon become vested, for the benefit of the Secured Parties in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by the Guarantor contrary to the provisions of this Section 3.05 shall not be commingled by the Guarantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to the Guarantor (without interest) all dividends or other distributions that the Guarantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of the Guarantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) (i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (other than any Event of Default under Section 7.01(h) or (i) of the Credit Agreement); provided, that, unless otherwise directed by the Required Secured Creditors, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default (other than any Event of Default under Section 7.01(h) or (i) of the Credit Agreement) to permit the Guarantor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Guarantor shall have the right to exercise the voting and/or consensual rights and powers that the Guarantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV.

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Guarantor agrees to deliver each item of Pledged Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Guarantor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Pledged Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Guarantor, and the Guarantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that the Guarantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Guarantor 10 Business Days, written notice (which the Guarantor agrees is reasonable notice within the meaning of Section 9-611 of the

New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Pledged Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale and such sale may without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Pledged Collateral made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and in the case of any such failure, such Pledged Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Guarantor (all such rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 hereof without further accountability to the Guarantor therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Guarantor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Guaranteed Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Pledged Collateral, as well as any Pledged Collateral consisting of cash in accordance with Section 4.1 of the Second Lien Intercreditor Agreement.

SECTION 4.03. Securities Act, etc. In view of the position of the Guarantor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Guarantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable, Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Guarantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable. Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Guarantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.04. Registration, etc. The Guarantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its commercially reasonable efforts to take or to cause the Borrower to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. The Guarantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective offices, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Guarantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. The Guarantor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Guarantor will bear all costs and expenses of carrying out its obligations under this Section 4.04. The Guarantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.04 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 4.04 may be specifically enforced.

ARTICLE V.

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 5.03), the Borrower agrees that (a) in the event a payment shall be made by the Guarantor under this Agreement in respect of any Guaranteed Obligation of the Borrower, the Borrower shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of the Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Guaranteed Obligation of the Borrower, the Borrower shall indemnify the Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold

SECTION 5.02. Contribution and Subrogation. The Guarantor agrees (subject to Section 5.03) that, in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee and Collateral Agreement, in respect of any Guaranteed Obligation or assets of any Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Secured Party and such Subsidiary Guarantor (the “Claiming Guarantor”), shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of Holdings and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party to the Guarantee and Collateral Agreement pursuant to Section 7.16 thereof, the date of the supplement thereto executed and delivered by such Subsidiary Guarantor). The Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantor under Sections 5.01 and 5.02 and all other rights of indemnity, reimbursement, contribution or subrogation of the Guarantor under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities). No failure on the part of the Borrower or the Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations hereunder, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.

(b) The Guarantor hereby unconditionally and irrevocably agrees that all Indebtedness and other monetary obligations owed by it to any Subsidiary Guarantor shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent or unliquidated obligations or liabilities).

ARTICLE VI.

Miscellaneous

SECTION 6.01. Guarantor Acknowledgement. The Guarantor hereby acknowledges and agrees that upon the occurrence of the Permitted Pledge and Guarantee Date. the Guarantor shall provide written notice to the Administrative Agent and the Collateral Agent of the occurrence of the ‘‘Permitted Pledge and Guarantee Date”. The Guarantor further acknowledges and agrees that from and after the Permitted Pledge and Guarantee Date, the “Guaranteed Obligations” guaranteed by and secured with the Pledged Collateral as set forth herein shall (without any further action on the part of the Guarantor, any Loan Party, the Administrative Agent or the Collateral Agent) include all Obligations, including without limitation, any Loan Document Obligations incurred with respect to any Incremental Revolving Facility Loans or Incremental Second Lien Term Loans.

SECTION 6.02. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9 01 of the Credit Agreement.

SECTION 6.03. Security Interest Absolute. The obligations of the Guarantor under this Agreement are independent of any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action may be brought and prosecuted against the Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Guarantor or any other Loan Party or whether the Guarantor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties hereunder, the Security Interest, the pledge, assignment and security interest in the Pledged Collateral and all obligations of the Guarantor hereunder shall be irrevocable, absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any taking, exchange, release or non-perfection of any Lien on other collateral, or any taking, release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations or any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party of any of its Subsidiaries, (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party of any of its Subsidiaries, (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (the Guarantor waiving any duty on the part of the Secured Party to disclose such information), (g) the failure of any other Person to execute this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other grantor or surety with respect to the Obligations, and (h) any other circumstance (including, without limitation, any statute of limitations) of any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

SECTION 6.04. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 6.05. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and the Collateral Agent, and thereafter shall be binding upon such party, the Administrative Agent, the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

SECTION 6.06. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Administrative Agent or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Administrative Agent hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement, and the Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by either the Administrative Agent or the Collateral Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Administrative Agent or Collateral Agent, respectively, under this Agreement. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent under the Credit Agreement by a successor Administrative Agent or Collateral Agent, respectively, that successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, pursuant hereto.

SECTION 6.07. Agents’ Fees and Expenses; Indemnification. (a) The parties hereto that the Administrative Agent and the Collateral Agent shall each be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, in addition to such obligations, the Guarantor agrees to indemnify the Collateral Agent and the other Indemnities (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Restatement Transactions, the Extension Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Pledged Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 6 07 shall be payable on written demand therefor.

SECTION 6.08. Collateral Agent Appointed Attorney-in-Fact. The Guarantor hereby appoints the Collateral Agent the attorney-in-fact of the Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Guarantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; and (f) to use, sell, assign, transfer, pledge make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.10. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.09 of the Credit Agreement.

SECTION 6.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

SECTION 6.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 6.05. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 6.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.15. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State, or to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Guarantor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 6.16. Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent or unliquidated obligations or liabilities have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b) In connection with any termination or release pursuant to paragraph (a) of this Section 6.16 the Collateral Agent shall execute and deliver to the Guarantor, at the Guarantor’s, expense all documents that the Guarantor shall reasonably request to evidence such termination or release, including, without limitation, UCC termination statements), and will duly assign and transfer to the Guarantor, such of the Pledged Collateral that may be in the possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreements; provided, that the Collateral Agent shall not be required to take any action under this Section 6.16(b) unless the Guarantor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral and (ii) a certificate of a Responsible Officer of the Borrower or the Guarantor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 6.16 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and subject to the Second Lien Intercreditor Agreement, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 6.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

SECTION 6.18. Terms of the Second Lien Intercreditor Agreement (a) s. (a) ALL RIGHTS AND OBLIGATIONS OF THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE SECOND LIEN INTERCREDITOR AGREEMENT. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS HEREOF AND OF THE SECOND LIEN INTERCREDITOR AGREEMENT, THE SECOND LIEN INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE OTHER PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT IS SUBJECT TO THE TERMS OF THE HOLDINGS INTERCREDITOR AGREEMENT. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS HEREOF AND OF THE HOLDINGS INTERCREDITOR AGREEMENT, THE HOLDINGS INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AFFINION GROUP HOLDINGS, INC.

By:
Name:	Todd H. Siegel
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE]

Schedule I

to the Holdings Guarantee and

Pledge Agreement

Capital Stock

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No.	Quantity of Equity Interests	Percentage of Outstanding Equity Interest
Affinion Group Holdings, Inc.	Affinion Group, Inc.	Common Stock	$0.01	2	100	100%

Schedule 2.01

NEW SECOND LIEN TERM LOAN COMMITMENT SCHEDULE

New Second Lien Term Lender	New Second Lien Term Loan Commitment
DBTCA	$47,125,000
Total:	$47,125,000